As filed with the Securities and Exchange Commission on December 17, 2024
Registration No.  333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Pinstripes Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	5810	86-2556699
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
1150 Willow Road
Northbrook, IL 60062
Telephone: (847) 480-2323
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dale Schwartz
Chief Executive Officer
1150 Willow Road
Northbrook, IL 60062
Telephone: (847) 757-3812
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Mark D. Wood, Esq.
Elizabeth C. McNichol, Esq.
Katten Muchin Rosenman LLP
525 W. Monroe Street
Chicago, IL 60661
Tel: (312) 902-5200

Approximate date of commencement of proposed sale of the securities to the public: From time to time after this Registration Statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION	DATED DECEMBER 17, 2024

Pinstripes Holdings, Inc.

Secondary Offering of
Up to174,750 Shares of Pinstripes Holdings Class A Common Stock Issuable Upon Exercise of the Oaktree Tranche 2 Warrants
Up to 29,292 Shares of Pinstripes Holdings Class A Common Stock Issuable Upon Exercise of the Silverview Tranche 3 Warrants

This prospectus relates to the offer and sale from time to time by the selling securityholders identified in this prospectus, or their permitted transferees (the “Selling Securityholders”) of:
(i) up to 174,750 shares of Pinstripes Holdings, Inc., a Delaware corporation (“Pinstripes Holdings,” “we,” “us,” or “our”) Class A common stock, par value $0.0001 per share, of Pinstripes Holdings (“Pinstripes Holdings Class A Common Stock”) issuable upon exercise of the Oaktree Tranche 2 Warrants (as defined below) issued by Pinstripes Holdings to Oaktree Capital Management, L.P. (“Oaktree”) on September 3, 2024, in connection with the Oaktree Tranche 2 Loan (as defined below), pursuant to the Amended Oaktree Loan Agreement; and
(ii) up to 29,292 shares of Pinstripes Holdings Class A Common Stock issuable upon exercise of the Silverview Tranche 3 Warrants (as defined below) issued by Pinstripes Holdings to Silverview Special Situations Lending Corporate Warrants LP, Spearhead Insurance Solutions IDF, LLC — Series SCL and Silverview Special Situations Lending Corporate Warrants II LP (collectively, the “Silverview Lenders”) on on September 3, 2024, in connection with the Silverview Tranche 3 Loan (as defined below), pursuant to the Amended Silverview Loan Agreement.
The 204,042 shares of Pinstripes Holdings Class A Common Stock being offered for resale pursuant to this prospectus by the Selling Securityholders would represent approximately 0.51% of the shares of Pinstripes Holdings Class A Common Stock outstanding as of December 16, 2024 and 0.28% of the shares of Pinstripes Holdings Class A Common Stock outstanding assuming the issuance of all 32,071,319 shares of Pinstripes Holdings Class A Common Stock issuable upon full exercise of the Warrants (as defined below) and the Oaktree Tranche 1 Warrants (as defined below) and upon conversion of all outstanding shares of Pinstripes Holdings Series B Common Stock (as defined below) (which may become convertible only upon the satisfaction of the conditions described elsewhere in this prospectus).
We will bear all costs, expenses and fees in connection with the registration of the shares of Pinstripes Holdings Class A Common Stock. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their respective sales of the shares of Pinstripes Holdings Class A Common Stock.
Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the securities. The Selling Securityholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell the securities in the section entitled “Plan of Distribution.”
You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.
Pinstripes Holdings Class A Common Stock and Public Warrants (defined below) are listed on the New York Stock Exchange under the ticker symbols “PNST” and “PNST WS”. On December 13, 2024, the closing price of Pinstripes Holdings Class A Common Stock was $0.6274 per share and the closing price of the Public Warrants was $0.01 per Public Warrant. Notwithstanding any changes in the prevailing market price, certain Selling Securityholders may still experience a positive rate of return on their securities due to the lower effective purchase price at which they purchased such securities. Accordingly, there may be a higher likelihood that some or all those Selling Securityholders will sell their shares pursuant to the registration statement of which this prospectus is a part, which could increase the volatility of the market price of Pinstripes Holdings Class A Common Stock or result in a significant decline in the public trading price of Pinstripes Holdings Class A Common Stock. See “Risk Factors - Certain existing stockholders purchased securities in the Company at a price below the current trading price of such securities, and may experience a positive rate of return based on the current trading price. Future investors in our Company may not experience a similar rate of return.” You may not experience a similar rate of return should you invest in our securities, as the price at which you purchase our securities may differ from that of these Selling Securityholders. For example, based on the closing price of the Pinstripes Holdings Class A Common Stock of $0.06274 on December 13, 2024, the holders of the Oaktree Tranche 2 Warrant and the Silverview Tranche 3 Warrants would realize a potential profit of approximately $0.6174 per share and an aggregate profit of approximately $125,976 if it exercised all of the up to 204,042 shares of Pinstripes Holdings Class A Common Stock underlying the such warrants for $0.01 per share and sold all such shares of Pinstripes Holdings Class A Common Stock.
We will not receive any proceeds from the sale of the Pinstripes Holdings Class A Common Stock by the Selling Securityholders pursuant to this prospectus. We will receive any proceeds from the exercise of the Oaktree Tranche 2 Warrants and the Silverview Tranche 3 Warrants (if any) for cash, but not from the sale of the shares of Pinstripes Holdings Class A Common Stock issuable upon such exercise.
We are an “emerging growth company,” as that term is defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.
Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 7 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is  December 17, 2024.

i

ABOUT THIS PROSPECTUS
You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.
For investors outside of the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.
We may also provide a prospectus supplement or post-effective amendment to this registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus entitled “Where You Can Find More Information.” You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section entitled “Where You Can Find More Information.”

CERTAIN DEFINED TERMS
“2023 EIP Plan” means the Pinstripes Holdings, Inc. 2023 Omnibus Equity Incentive Plan.
“2024 EBITDA” means the Consolidated Net Income of the Company for the EBITDA Earnout Period, adjusted by adding thereto or (subtracting) therefrom, in each case only to the extent (and in the same proportion) deducted in determining such Consolidated Net Income and without duplication by (a) the total consolidated interest expense (net of interest income) of the Company for the EBITDA Earnout Period determined on a consolidated basis in accordance with GAAP, (b) the amortization expense of the Company for the EBITDA Earnout Period, determined on a consolidated basis in accordance with GAAP, (c) the depreciation expense of Pinstripes Holdings for the EBITDA Earnout Period, determined on a consolidated basis in accordance with GAAP, (d) the tax expense (benefit) of the Company, for the EBITDA Earnout Period, determined on a consolidated basis in accordance with GAAP, and (e) all non-cash losses (net of gains) or charges resulting from any (i) application of purchase accounting, (ii) changes in the fair value of liabilities relating to Listed Warrants or other mark-to-market adjustments, (iii) non-cash expenses (benefits) arising from grants of equity appreciation rights, equity options, restricted equity or any other equity-based compensation or equity-based incentive plan of the Company, (iv) non-cash impairment of goodwill and other long-term intangible assets, (v) unrealized non-cash losses (gains) under swap or similar contracts, (vi) unrealized noncash losses (gains) due to fluctuations in currency values, or (vii) non-cash losses (gains) resulting from any impairment of assets, in each case, for the EBITDA Earnout Period, determined on a consolidated basis in accordance with GAAP.
“A&R Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement into by and among the Company, the Sponsor Holders, and certain other Company equityholders at Closing.
“AMR Report” means the U.S. Corporate Event Market by Event Type (Conference/Seminar, Trade Shows/Exhibitions, Incentive Programs, Company Meetings, and Others), and Industry (Banking and Financial Sector, Information Technology, Real Estate and Infrastructure, Automotive, Insurance, and Others): Global Opportunity Analysis and Industry Forecast 2021-2030 report prepared by Allied Market Research.
“Banyan” means Banyan Acquisition Corporation, a Delaware corporation, prior to the consummation of the Business Combination.
“Banyan Class A Common Stock” means the Class A common stock, par value $0.0001 per share, of Banyan, outstanding prior to the consummation of the Business Combination.
“Banyan Class B Common Stock” means the Class B common stock, par value $0.0001 per share, of Banyan, outstanding prior to the consummation of the Business Combination.
“Banyan Common Stock” means, collectively, the Banyan Class A Common Stock and the Banyan Class B Common Stock.
“Private Placement Warrants” means the warrants issued to the Sponsor and the IPO Underwriters in a private placement simultaneously with the closing of the IPO.
“Brookfield” means Norwalk Land Development, LLC and its affiliates.
“Business Combination” means the transactions consummated pursuant to the Business Combination Agreement, including the Merger.
“Business Combination Agreement” means the Business Combination Agreement, dated as of June 22, 2023, as amended and restated on September 26, 2023 and on November 22, 2023, by and among Banyan, Merger Sub and Pinstripes.
“Bylaws” mean the Amended and Restated Bylaws of the Company, in effect following the Business Combination.

“Change of Control” means any transaction or series of transactions (a) constituting a merger, consolidation, reorganization or other business combination or equity or similar investment, however effected, following which either (i) the members of the board of directors of the Company immediately prior to such merger, consolidation, reorganization or other business combination or equity or similar investment do not constitute at least a majority of the board of directors of the company surviving the combination or, if the surviving company is a subsidiary, the ultimate parent thereof or (ii) the voting securities of the Company immediately prior to such merger, consolidation, reorganization or other business combination or equity or similar investment do not continue to represent or are not converted into fifty percent or more of the combined voting power of the then outstanding voting securities of the person resulting from such combination or, if the surviving company is a subsidiary, the ultimate parent thereof; or (b) the result of which is a sale of fifty percent or more of the assets of the Company to any person.
“Charter” means the Second Amended and Restated Certificate of Incorporation of the Company.
“Closing” means the closing of the Business Combination.
“Closing Date” means December 29, 2023.
“Code” means the Internal Revenue Code of 1986, as amended.
“Consolidated Net Income” means, for the EBITDA Earnout Period, the consolidated net income (or loss) of the Company determined on a consolidated basis in accordance with GAAP. For the avoidance of doubt, the revenue recognition policies and practices utilized by Pinstripes as of the date of November 22, 2023 shall be utilized for purposes of determining Consolidated Net Income.
“DGCL” means the Delaware General Corporation Law, as amended.
“Director Designation Agreement” means the director designation agreement dated as of the Closing Date, by and between the Company and Dale Schwartz.
"Earnout Shares” means the 2,500,000 shares designated as Pinstripes Holdings Series B-1 Common Stock and 2,500,000 shares designated as Pinstripes Holdings Series B-2 Common Stock, which shares are subject to the vesting and forfeiture conditions and restrictions on transfer set forth in the Charter.
“Earnout Period” means the period commencing five months after the Closing Date and ending on the fifth anniversary of the Closing Date.
“EBITDA Earnout Period” means the period starting on January 8, 2024 and ending on January 5, 2025.
“EBITDA Earnout Shares” means the 4,000,000 shares designated as Pinstripes Holdings Series B-3 Common Stock, which shares are subject to the vesting and forfeiture conditions on transfer set forth in the Charter.
“Effective Time” means the effective time of the Merger.
“ESPP” means the Pinstripes Holdings, Inc. 2023 Employee Stock Purchase Plan.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Exchange Ratio” means, for each share of Pinstripes Common Stock outstanding immediately prior to the consummation of the Business Combination (including as a result of the warrant exercises and convertible note conversions, but excluding any dissenting shares and cancelled treasury stock and shares of Pinstripes Common Stock issued in connection with the conversion of the Series I Convertible Preferred Stock), approximately 1.8486 shares of Pinstripes Holdings Class A Common Stock.
“Full-Service Restaurants: Global Strategic Business Report” means the Global Full-Service Restaurants market trends (2022 – 2030) report prepared by Global Industry Analysts Inc.
“GAAP” means U.S. generally accepted accounting principles.

“HBC US Holdings” means Hudson’s Bay Company and its affiliates.
“IAAPA Report” means the 2019 to 2023 Global Theme and Amusement Park Outlook Report prepared by the International Association of Amusement Parks Attractions.
“IBISWorld Weddings Report” means the Wedding Services in the US industry trends (2018 – 2023) report prepared by IBISWorld.
“Individual Sponsor Holders” means Bruce Lubin Kimberly Gill Rimsza, Otis Carter, George Courtot, Brett Briggs and Matt Jaffee.
“IPO” means Banyan’s initial public offering of its units, common stock and warrants pursuant to a registration statement on Form S-1 declared effective by the SEC on January 19, 2022 (SEC File Nos. 333-258599 and 333-262248).
“IPO Letter Agreement” means the letter agreement, dated January 19, 2022, by and among Banyan, the Sponsor and other parties thereto.
“IPO Underwriters” means BTIG, LLC and I-Bankers Securities, Inc.
“Lockup Agreement” means the lockup agreement, dated June 22, 2023, and entered into concurrently with the execution and delivery of the Business Combination Agreement, by and among Banyan, Pinstripes and certain security holders of Pinstripes.
“Macerich” means Macerich HHF Broadway Plaza LLC and its affiliates.
“Merger” means the merger of Merger Sub with and into Pinstripes, with Pinstripes being the surviving entity and continuing as a direct, wholly owned subsidiary of Pinstripes Holdings.
“Merger Sub” means Panther Merger Sub Inc., a Delaware corporation and direct, wholly-owned subsidiary of Banyan.
“Middleton Series I Investors” means, collectively, Middleton Pinstripes Investor LLC, a Delaware limited liability company, and Middleton Pinstripes Investor SBS LLC, a Delaware limited liability company. The Middleton Series I Investors are affiliates of Middleton Partners, an investment firm of which Keith Jaffee, who was Banyan’s Chief Executive Officer prior to the Closing, is the Chairman.
“Non-Redeeming Investors” means certain investors in Banyan who agreed not to redeem their respective shares of Banyan Class A Common Stock in connection with Banyan’s extension meeting held on April 21, 2023.
“NYSE” means the New York Stock Exchange.
“Oaktree” means Oaktree Capital Management, L.P.
“Oaktree Tranche 1 Warrants” means the warrants issued by the Company to Oaktree, in connection with the closing of the Business Combination and the Oaktree Tranche 1 Loan.
“Oaktree Tranche 2 Warrants” means the warrants issued by the Company to Oaktree on November 27, 2024, in connection with the closing of the Amended Oaktree Loan Agreement and a $3.0 million draw of the Oaktree Tranche 2 Loan.
“Oaktree Loan Agreement” means the loan agreement, dated as of December 29, 2023, by and among Pinstripes, Pinstripes Holdings, Oaktree Fund Administration, LLC, as agent and the lenders party thereto.
“Amended Oaktree Loan Agreement” means the Oaktree Loan Agreement, dated as of December 29, 2023, by an among Pinstripes, Pinstripes Holdings, Oaktree Fund Administration, LLC, as agent and the lenders party thereto, as amended by the First Amendment, dated as of September 3, 2024.
v

“Oaktree Tranche 1 Loan” means the $50.0 million loan pursuant to the Oaktree Loan Agreement.
“Oaktree Tranche 2 Loan” means the up to $50.0 million loan pursuant to the Amended Oaktree Loan Agreement.
“O’Connor/LaSalle” means LaSalle Investment Management and its affiliates.
“Pinstripes” means Pinstripes, Inc., a Delaware corporation.
“Pinstripes Affiliates” means affiliates of Pinstripes prior to the vote of the Pinstripes stockholders to approve the Business Combination.
“Pinstripes Common Stock” means the Common Stock, par value $0.01 per share, of Pinstripes outstanding prior to the Business Combination.
“Pinstripes Convertible Notes” means (a) the Convertible Note, dated June 4, 2021, by and between Pinstripes and Fashion Square Eco LP (as amended), and (b) the Convertible Note, dated June 4, 2021, by and between Pinstripes and URW US Services, Inc. (as amended) outstanding prior to the Business Combination.
“Pinstripes Holdings” refers to Banyan following the Closing of the Business Combination, including its name change from Banyan to “Pinstripes Holdings, Inc.”
“Pinstripes Holdings Board” means the board of directors of Pinstripes Holdings subsequent to the completion of the Business Combination.
“Pinstripes Holdings Common Stock” means the Common Stock, par value $0.01 per share, of Pinstripes outstanding immediately prior to the Business Combination, including the Pinstripes Common Stock issued upon conversion of the Pinstripes Preferred Stock and the Pinstripes Convertible Notes and upon the exercise of Pinstripes’ outstanding warrants.
“Pinstripes Holdings Class A Common Stock” means Pinstripes Holdings’ Class A common stock, par value $0.0001 per share.
“Pinstripes Holdings Class B Common Stock” means the Pinstripes Holdings Series B-1 Common Stock, the Pinstripes Holdings Series B-2 Common Stock and the Pinstripes Holdings Series B-3 Common Stock.
“Pinstripes Holdings Series B-1 Common Stock” means Pinstripes Holding’s Series B-1 common stock, par value $0.0001 per share, which are subject to vesting and forfeiture conditions set forth in the Charter.
“Pinstripes Holdings Series B-2 Common Stock” means Pinstripes Holding’s Series B-2 common stock, par value $0.0001 per share, which are subject to vesting and forfeiture conditions set forth in the Charter.
“Pinstripes Holdings Series B-3 Common Stock” means Pinstripes Holdings’ Series B-3 common stock, par value $0.0001 per share, which are subject to vesting and forfeiture conditions set forth in the Charter.
“Pinstripes Holdings Options” means the options to purchase Pinstripes Holdings Class A Common Stock issued to Pinstripes Affiliates in exchange for Pinstripes Options.
“Pinstripes Options” means each option to purchase Pinstripes Common Stock outstanding prior to the Business Combination.
“Pinstripes Preferred Stock” means, collectively, shares of preferred stock, par value $0.01 per share, of Pinstripes designated as “Series A Preferred Stock,” “Series B Preferred Stock,” “Series C Preferred Stock,” “Series D-1 Preferred Stock,” “Series D-2 Preferred Stock,” “Series E Preferred Stock,” “Series F Convertible Preferred Stock,” “Series G Convertible Preferred Stock,” “Series H Convertible Preferred Stock” and “Series I Convertible Preferred Stock” authorized pursuant to the Pinstripes Charter and outstanding prior to the Business Combination.

“Pinstripes Stockholders” means, collectively, the holders of Pinstripes Common Stock immediately prior to the consummation of the Business Combination.
“Private Placement Warrants” means the warrants issued to the Sponsor and the IPO Underwriters in a private placement simultaneously with the closing of the IPO.
“Public Warrants” means the warrants sold as part of the units in the IPO (whether they were purchased in the IPO or thereafter in the open market).
“Public Shares” means shares of Banyan Class A Common Stock sold in the IPO (whether they were purchased in the IPO or thereafter in the open market).
“PWC Report” means the Global Entertainment & Media Outlook: 2019 – 2023 prepared by Pricewaterhouse Coopers.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Security Holder Support Agreement” means the security holder support agreement, dated as of June 22, 2023, and entered into concurrently with the execution and delivery of the Business Combination Agreement, by and among Banyan, Pinstripes and certain security holders of Pinstripes.
“Selling Securityholders” means the persons listed in the table in the section titled “Selling Securityholders” and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of such persons’ interest in the Pinstripes Holdings Class A Common Stock or Private Placement Warrants other than through a public sale.
“Series I Amount” means the aggregate $21,266,200 investment from the Middleton Series I Investors in Pinstripes, Inc.
“Series I Financing” means the aggregate $21,266,200 investment from the Middleton Series I Investors in Pinstripes, Inc. in exchange for an aggregate of 850,648 shares of Pinstripes’ Series I Convertible Preferred Stock.
“Silverview” means Silverview Credit Partners LP, as agent for the Silverview Lenders.
“Silverview Lenders” means, collectively, Silverview Special Situations Lending Corporate Warrants LP, Spearhead Insurance Solutions IDF, LLC — Series SCL and Silverview Special Situations Lending Corporate Warrants II LP.
“Silverview Tranche 3 Warrants” means, collectively, that certain (a) Class A Common Stock Purchase Warrant, exercisable into up to 17,877 shares of Pinstripes Holdings Class A Common Stock, issued to Silverview Special Situations Lending Corporate Warrants LP on November 27, 2024, (b) the Class A Common Stock Purchase Warrant exercisable into up to 954 shares of Pinstripes Holdings Class A Common Stock, issued to Spearhead Insurance Solutions IDF, LLC - Series SCL on November 27, 2024, (c) the Class A Common Stock Purchase Warrant exercisable into up to 10,461 shares of Pinstripes Holdings Class A Common Stock, issued to Silverview Special Situations Lending Corporate Warrants II LP on November 27, 2024.
“Silverview Loan Agreement” means the loan agreement, entered into on March 7, 2023, by and among Pinstripes, Pinstripes Holdings, Silverview Credit Partners LP, as agent for the Silverview Lenders and the financial institutions and other institutional investors as parties thereto.
“Amended Silverview Loan Agreement” means that certain Silverview Loan Agreement, dated as of December 29, 2023, by and among Pinstripes, Pinstripes Holdings, Silverview Credit Partners LP, as agent for the lenders and the financial institutions and other institutional investors as parties thereto, as amended by the Sixth Amendment, dated as of September 3, 2024.

“Silverview Tranche 3 Loan” means the $2.0 million loan pursuant to the Amended Silverview Loan Agreement.
“Simon Property Group” means Simon Property Group, L.P.
“Special Meeting” refers to the special meeting of Banyan stockholders where holders of Banyan Common Stock were asked to, among other things, approve the Business Combination and adopt the Business Combination Agreement.
“Sponsor” means Banyan Acquisition Sponsor LLC, a Delaware limited liability company.
“Sponsor Letter Agreement” means the letter agreement, dated June 22, 2023, as amended on December 22, 2023.
“Subsidiary” means, with respect to a Person, any corporation or other organization (including a limited liability company or a partnership), whether incorporated or unincorporated, of which such Person directly or indirectly owns or controls a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or any organization of which such Person or any of its direct or indirect subsidiaries is, directly or indirectly, a general partner or managing member.
“Transaction” means the transactions contemplated by the Business Combination Agreement.
“Transaction Agreements” means the Business Combination Agreement, the Sponsor Letter Agreement, the Security Holder Support Agreement, the Lockup Agreement, the Director Designation Agreement, the A&R Registration Rights Agreement, the Charter, the Bylaws and all the agreements, documents, instruments and certificates entered into in connection therewith and any and all exhibits and schedules thereto.
“Transfer Agent” means Continental Stock Transfer & Trust Company.
“Vesting Shares” means the 1,830,000 of the shares of Banyan Common Stock held by the Sponsor Holders that are subject to vesting and forfeiture conditions, of which 915,000 shares are designated as Pinstripes Holdings Series B-1 Common Stock and 915,000 shares are designated as Pinstripes Holdings Series B-2 Common Stock upon the Closing.
“Warrant Agreement” means the Warrant Agreement, dated January 19, 2022, by and between Banyan and Continental Stock Transfer & Trust Company, as warrant agent.
“Warrants” means the Public Warrants and the Private Placement Warrants issued pursuant to the Warrant Agreement.
“Westfield” means Westland Garden State Plaza Limited Partnership and Westfield Topanga Owner LLC and their affiliates.

TRADEMARKS
This prospectus includes the trademarks of Pinstripes Holdings such as “Pinstripes,” which are protected under applicable intellectual property laws and are the property of Pinstripes Holdings or its subsidiaries. This prospectus also contains trademarks, service marks, trade names and copyrights of other entities, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks and trade names. The Company does not intend its use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of it by, any other companies.
MARKET AND INDUSTRY INFORMATION
This prospectus includes market and industry data and forecasts that the Company has derived from publicly available information, various industry publications, other published industry sources, the Company’s internal data and estimates and assumptions made by the Company based on such sources. Industry publications and other published industry sources generally indicate that the information contained therein was obtained from sources believed to be reliable.
Although the Company believes that these third-party sources are reliable, neither the Company nor any of its affiliates or representatives guarantees the accuracy or completeness of this information, and neither the Company nor any of its affiliates or representatives has independently verified this information. Some market data and statistical information are also based on the Company’s good faith estimates, which are derived from the Company’s management’s knowledge of its industry and such independent sources referred to above. Certain market, ranking and industry data included elsewhere in this prospectus, including the size of the Company’s total addressable market, are based on estimates of the Company’s management. These estimates have been derived from the Company’s management’s knowledge and experience in the markets in which it operates, as well as information obtained from surveys, reports by market research firms, the Company’s customers, distributors, suppliers, trade and business organizations and other contacts in the markets in which the Company operates and have not been verified by independent sources. References herein to the Company being a leader in a market or product category refer to the Company’s belief that it is a best-in-class experiential dining and entertainment brand, unless the context otherwise requires.
The Company’s internal data and estimates are based upon information obtained from trade and business organizations and other contacts in the markets in which the Company operates and the Company’s management’s understanding of industry conditions. Although the Company believes that such information is reliable, the Company has not had this information verified by any independent sources. The estimates and market and industry information provided in this prospectus are subject to change based on various factors, including those described in the section entitled “Risk Factors — Risks Related to Our Business and Operations” and elsewhere in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained in this prospectus and the documents incorporated by reference herein are “forward-looking statements” that reflect our current views with respect to future events and financial performance, business strategies, expectations for our business and any other statements of a future or forward-looking nature, constitute “forward-looking statements” for the purposes of federal securities laws. These forward-looking statements include statements about the anticipated benefits of the Business Combination and our financial conditions, results of operations, earnings outlook and prospects. Forward-looking statements appear in a number of places in this prospectus including, without limitation, in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Pinstripes Holdings” and “Information About Pinstripes Holdings”.
In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. You should not place undue reliance on these forward-looking statements in deciding how to grant your proxy or instruct how your vote should be cast or vote your shares on the proposals set forth in this prospectus. We cannot assure you that future developments affecting the Company will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to:
•our ability to recognize the anticipated benefits of the Business Combination;
•risks related to the uncertainty of the projected financial information with respect to the Company;
•the risks related to our current growth strategy and our ability to successfully open and integrate new locations;
•risks related to our substantial indebtedness;
•risks related to our ability to continue as a going concern and raise additional capital;
•the risks related to the capital intensive nature of our business, our ability to attract new customers and retain existing customers and the impact of pandemics and global economic trends, including the resulting labor shortage and inflation, on us;
•changes required in, or our success in retaining or recruiting, our officers, key employees or directors in operating as a public company;
•our ability to maintain the listing of Pinstripes Holdings Class A Common Stock and Warrants on the NYSE;
•geopolitical risk and changes in applicable laws or regulations;
•the possibility that we may be adversely affected by other economic, business, and/or competitive factors;
•our estimates of expenses and profitability;
•operational risk;
x

•litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on our resources; and
•other risks and uncertainties indicated in this prospectus, including those under the heading “Risk Factors”, and other filings that have been made or will be made with the SEC by the Company, as applicable.
The foregoing list of factors is not exhaustive and additional factors may cause actual results to differ materially from current expectations. We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus. Should one or more of these risks or uncertainties materialize, or should any of the assumptions made by us prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. In addition, there may be additional risks that we presently does not know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.
All subsequent written and oral forward-looking statements concerning matters addressed in this prospectus and attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus. We do not give any assurance that we will achieve our expectations. Investors and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which only speak as of the date made, are not a guarantee of future performance and are subject to a number of uncertainties, risks, assumptions and other factors, many of which are outside of our control. Except to the extent required by applicable law or regulation, we expressly disclaim any obligation and undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. Stockholders should be aware that the occurrence of the events described in the section titled “Risk Factors” and elsewhere in this prospectus may adversely affect the Company.

PROSPECTUS SUMMARY
This summary highlights selected information from this prospectus and does not contain all of the information that is important to you. You should read this entire document and the other documents to which we refer before you decide to invest in our securities. Unless the context indicates otherwise, references in this prospectus to the “Company,” “Pinstripes Holdings,” “we,” “us,” “our” and similar terms refer to Pinstripes Holdings, Inc. (f/k/a Banyan Acquisition Corporation) and its consolidated subsidiaries after the consummation of the Business Combination. References to “Banyan” refer to the predecessor company prior to the consummation of the Business Combination.
About Pinstripes Holdings
Pinstripes Holdings is an experiential dining and entertainment concept combining exceptional Italian-American cuisine with bowling, bocce, and private events. Our large-format community venues offer a winning combination of sophisticated fun for the consumer longing for human connectedness across generations, and we deliver a broad range of experiences, from a 300-person wedding in one of our many event spaces, to an intimate date night for two in one of our dining rooms, to a birthday party on our bowling lanes or bocce courts. This ability to offer curated and engaging experiences across a broad range of occasions enables us to generate revenue from numerous sources, including dining, bowling and bocce and private events and off-site events and catering.
As of October 13, 2024, 2024, we owned and operated 17 restaurants in ten states and Washington D.C., and employed approximately 1,700 PinMembers. Subsequent to the end of the second quarter, we opened our 18th location in Walnut Creek, CA on November 15, 2024. We are highly disciplined in our site selection process, and we design and construct large-format locations that are each 26,000 to 38,000 square feet of interior space, plus additional outdoor patio space that includes outdoor dining, bocce courts, fire-pits and decorative fountains. Each location can host over 900 guests at a time, with dining capacity of approximately 300 guests, bar capacity of 75 guests, 11 to 20 bowling lanes, 6 to 12 indoor/outdoor bocce courts and multiple private event spaces that can accommodate groups of 20 to 1,000 guests. Our locations generated average unit volumes (“AUV”), as further defined below, of $8.6 million for the fiscal year ended April 28, 2024, demonstrating the scale of our operating model and ability to tailor our space in bespoke ways. Our overall revenue growth over the past few years has primarily been driven by increases in same store sales and is expected in the future to be primarily driven by revenues from new location openings and increases in same store sales.
Recent Developments
Amended Oaktree Loan Agreement and Oaktree Tranche 2 Warrants
On December 29, 2023 (the “Oaktree Loan Closing Date”), immediately following consummation of the Business Combination, Pinstripes Holdings and the registrant entered into the Oaktree Loan Agreement with Oaktree Fund Administration, LLC, as agent and the lenders party thereto (the “Lenders), providing for the Oaktree Tranche 1 Loan. In connection with the closing of the Oaktree Tranche 1 Loan, the Lenders were granted the Oaktree Tranche 1 Warrants.
On September 3, 2024, Pinstripes, Inc. (“Pinstripes”), the Company and the other guarantors party thereto entered into the Amended Oaktree Loan Agreement, by and among Pinstripes, the Company, the other guarantors party thereto, Oaktree Fund Administration, LLC, as agent and the lenders from time to time party thereto (the “Oaktree Lenders”). The Amended Oaktree Loan Agreement provides, among things, that: (i) the Oaktree Lenders have the option, in their discretion to fund additional loans under the Oaktree Tranche 2 Loan of up to $50.0 million in any number of separate drawings (rather than $40.0 million in a single tranche as was provided for in the Oaktree Loan Agreement), (ii) the Company is obligated to grant additional Oaktree Tranche 2 Warrants on any closing of a Oaktree Tranche 2 Loan equal to the product of 2,912,500 multiplied by the quotient of (A) the total amount funded on such Tranche 2 Loan closing date by (B) $50.0 million (rather than a single additional warrant exercisable for 1,900,000 shares as was provided for in the Oaktree Loan Agreement), and (iii) the Company shall issue any Tranche 2 Warrant in a form consistent with the Oaktree Warrant Amendment described below. In connection with the Amended Oaktree Loan Agreement, the Company and Oaktree Capital Management, L.P. entered into Amendment No. 1 to the Class A Common Stock Purchase Warrants (the “Oaktree Warrant Amendment”), which eliminates the one-year lock-up restriction (subject to limited exceptions) that had existed in respect of the 2,912,500 shares of the Company’s Class A Common Stock issuable upon exercise of warrants issued by the Company to Oaktree Capital Management, L.P. in connection with the funding of the original Oaktree Tranche 1 Loan under the Oaktree Loan Agreement (as well as the same restriction that had been applicable to the transfer of the warrants themselves). Purusant to the Amended Oaktree Loan Agreement, the Oaktree Lenders funded an Oaktree Tranche 2 Loan in the amount of $3.0 million and the Company agreed to grant an Oaktree Tranche 2 Warrant exercisable for 174,750 shares of the Company’s Class A Common Stock, at an exercise price of $0.01 per share, upon the authorization of such issuance by the New York Stock Exchange. The principal payment of the Oaktree Tranche 2 Loan is due at maturity on December 29, 2028. Interest on the Oaktree Tranche 2 Loan accrues on a daily basis calculated based on a 360-day year at a rate per annum equal to (i) 12.5% payable quarterly in arrears, at the Company’s option either in cash or in kind (subject to certain procedures and conditions) prior to December 31, 2024, and thereafter solely in cash, plus (ii) 7.5% payable quarterly in arrears, at the Company’s option, either in cash or in kind (subject to certain procedures and conditions) at all times.
Amended Silverview Loan Agreement and Silverview Tranche 3 Warrants
On December 29, 2023, immediately following the consummation of the Business Combination, Pinstripes borrowed an additional $5.0 million under the Silverview Loan Agreement, dated as of March 7, 2023 by and among the Company, Silverview Credit Partners LP, and other institutional investors from time to time (as amended, supplemented, amended and restated or otherwise modified from time to time).
On September 3, 2024, Pinstripes, the Company and the other guarantors party thereto entered into the Amended Silverview Loan Agreement, by and among Pinstripes, the Company, the other guarantors party thereto, Silverview, the Silverview Lenders and other institutional investors party thereto from time to time. The Amended Silverview Loan Agreement provides for additional funds under the Silverview Tranche 3 Loan of up to $2.0 million, made on September 3, 2024 and which matures on June 7, 2027. The Silverview Tranche 3 Loan bears an interest rate per annum equal to 15.00%. The Amended Silverview Loan Agreement provides that the Company shall pay a closing and origination fee in the aggregate amount equal to 3.00% of the Silverview Tranche 3 Loan and an exit fee in the aggregate amount equal to 2.50% of the Silverview Tranche 3 Term Loan. Additionally, the Company agreed to issue the Silverview Tranche 3 Warrants, collectively exercisable for up to 29,292 shares of the Pinstripes Holdings Class A Common Stock, at an exercise price of $0.01 per share, upon the authorization of such issuance by the New York Stock Exchange.
Corporate Information
Pinstripes was founded in 2007. Banyan was incorporated on March 10, 2021 for the purpose of consummating a business combination. Banyan completed its initial public offering of its units, common stock and warrants pursuant to a registration statement on Form S-1 declared effective by the SEC on January 19, 2022 (SEC File Nos. 333-258599 and 333-262248).
Pinstripes Holdings, Inc. is a Delaware corporation. Our principal executive offices are located at 1150 Willow Road Northbrook, IL 60062 and our telephone number at that address is (847) 480-2323. Our website is located at www.pinstripes.com. We do not incorporate the information contained on, or accessible through, our corporate website into this prospectus, and you should not consider it part of this prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.
Emerging Growth Company and Smaller Reporting Company
The Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) contains provisions that, among other things, relax certain reporting requirements for qualifying public companies for up to five years or until we are no longer an emerging growth company. We qualify as an “emerging growth company” and under the JOBS Act are allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We have elected not to opt out of such extended transition period, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, the consolidated financial statements may not be comparable to those of companies that comply with new or revised accounting pronouncements as of public company effective dates.
We will remain an emerging growth company until the earlier of (1) the last day of the first fiscal year (a) following the fifth anniversary of the completion of the IPO, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of the Pinstripes Holdings Class A Common Stock that is held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter, and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our Common Stock held by non-affiliates equals or exceeds $250 million as of the end of that year’s second fiscal quarter and our annual revenues equaled or exceeded $100 million during such completed fiscal year, or (2) the market value of our Common Stock held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter. This may also make comparison of us with other public companies more difficult.

THE OFFERING

Offering and Resale of Pinstripes Holdings Class A Common Stock

Shares of Pinstripes Holdings Class A Common Stock offered by the Selling Securityholders	Up to an aggregate of 204,042 shares of Pinstripes Holdings Class A Common Stock, which consist of:

(i) up to 174,750 shares of Pinstripes Holdings Class A Common Stock issuable upon exercise, at an exercise price of $0.01 per share, of the Oaktree Tranche 2 Warrants issued by Pinstripes Holdings to Oaktree, in connection with the Oaktree Tranche 2 Loan, pursuant to the Amended Oaktree Loan Agreement; and
(ii) up to 29,292 shares of Pinstripes Holdings Class A Common Stock issuable upon exercise at an exercise price of $0.01 per share, of the Silverview Tranche 3 Warrants issued by Pinstripes Holdings to the Silverview Lenders, in connection with the Silverview Tranche 3 Loan, pursuant to the Amended Silverview Loan Agreement.

Shares of Pinstripes Holdings Class A Common Stock outstanding prior to exercise of Oaktree Tranche 2 Warrants and Silverview Tranche 3 Warrants	40,087,785 shares as of the close of business on December 16, 2024.
Shares of Pinstripes Holdings Class A Common Stock outstanding assuming exercise of all Oaktree Tranche 2 Warrants and Silverview Tranche 3 Warrants	40,291,827 shares (based on total shares outstanding as of the close of business on December 16, 2024).
Use of proceeds
We will not receive any proceeds from the sale of shares of Pinstripes Holdings Class A Common Stock by the Selling Securityholders. We will receive any proceeds from the exercise of the Oaktree Tranche 2 Warrants and the Silverview Tranche 3 Warrants (if any) for cash, but not from the sale of the shares of Pinstripes Holdings Class A Common Stock issuable upon such exercise.

Risk Factors	See “Risk Factors” and the other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

NYSE Ticker Symbols	“PNST” and “PNST WS,” for Pinstripes Holdings Class A Common Stock and the Warrants, respectively.

SUMMARY RISK FACTORS
Summary of Risk Factors
You should consider all the information contained in this prospectus in deciding how to vote for the proposals presented in this prospectus. These risks are discussed more fully in the section entitled “Risk Factors” following this summary. If any of these risks actually occur, our business, financial condition or results of operations would likely be materially adversely affected. These risks include, but are not limited to, the following:
•the experiential dining and entertainment market in which we operate is highly competitive;
•our long-term success is highly dependent on our ability to successfully identify and secure appropriate locations and timely develop and expand our operations in existing and new markets;
•we have a substantial amount of indebtedness;
•there exists substantial doubt about our ability to continue as a going concern
•disruptions or delays we may encounter in the expansion and construction of our facilities;
•we may not be able to renew real property leases on favorable terms, or at all, and our landlords may not meet their financial obligations to us, either of which may require us to close a location or relocate;
•our business may be adversely impacted by changes in consumer discretionary spending and general economic conditions in our markets or declines in the popularity of bowling and bocce;
•shortages or interruptions in the supply or delivery of food products;
•increased labor costs or shortages;
•future pandemics or natural disasters may disrupt our business, results of operations and financial condition;
•we may not achieve our target development goals, aggressive development could cannibalize existing sales and new locations may not be successful or profitable;
•food safety and food-borne illness concerns may have an adverse effect on our business;
•damage to our reputation could negatively impact our business, financial condition and results of operations;
•our dependence on a small number of suppliers for the majority of our food ingredients;
•we depend on key executive management;
•our management has identified material weaknesses in our internal control over financial reporting and may identify additional material weaknesses in the future;
•we are subject to many federal, state and local laws with which compliance is both costly and complex;
•a liquid and established trading market may not develop for the Pinstripes Holdings Class A Common Stock;
•the sales of such shares being offered in this prospectus, or the perception that these sales could occur, could cause the market price of the Pinstripes Holdings Class A Common Stock to decline significantly;
•future investors in our Company may not experience a rate of return similar to certain existing stockholders that purchased securities in the Company at a price below the current trading price;

•pursuant to the Director Designation Agreement, Dale Schwartz, our Chairman, President and Chief Executive Officer, has the right to designate a specified number of directors (initially four of seven) to the Pinstripes Holdings Board and will retain certain other governance rights so long as he continues to beneficially own a certain number of shares of Pinstripes Holdings Class A Common Stock, and his interests may conflict with ours or our stockholders’ in the future;
•if we are unable to satisfy our obligations as a public company, we would face possible delisting, which would result in a limited public market for our securities;
•we are an “emerging growth company” and a “smaller reporting company” within the meaning of the Securities Act, and this could make our securities less attractive to investors;
•if we are unable to satisfy our obligations as a public company, we would face possible delisting, which would result in a limited public market for our securities;
•a portion of our total outstanding shares were restricted from immediate resale but may be now sold into the market in the near future; and
•our business and operations could be negatively affected if we become subject to any securities litigation or stockholder activism.
You should carefully consider the risks described below, together with all of the other information included in this prospectus, before making an investment decision. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances may have an adverse effect on our business, cash flows, financial condition and results of operations. You should also carefully consider the following risk factors in addition to the other information included in this prospectus, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.” We may face additional risks and uncertainties that are not presently known to them, or that they currently deem immaterial, which may also impair their respective businesses or financial condition.

RISK FACTORS
We are subject to various risks that may materially harm our business, prospects, financial condition and results of operations. Before making an investment decision, you should carefully consider the risks described below, together with the other information included in this prospectus. Unless the context otherwise requires, any reference in the below subsection of this prospectus to the “Company,” “we,” “us,” “our” and “Pinstripes” refers to Pinstripes, Inc. and its consolidated subsidiaries prior to the consummation of the Business Combination and to Pinstripes Holdings following the consummation of the Business Combination. You should also carefully consider the following risk factors in addition to the other information included in this prospectus, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.” We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our businesses or financial condition.
Risks Related to Our Business and Operations
Our market is highly competitive. We may not be able to compete favorably in the highly competitive out-of-home and home-based entertainment and dining markets, which could adversely affect our business, results of operations and financial condition.
The experiential dining and entertainment market in which we operate is highly competitive. A substantial number of national and regional chains and independently owned restaurants and entertainment providers compete with us for customers, locations and qualified management and other staff. We also compete for corporate events, social events and other engagements, such as weddings and birthday parties, at our locations. Competitors include (i) providers of out-of-home entertainment, including other dining and entertainment businesses; (ii) other localized attraction facilities, including movie theaters, sporting events, bowling alleys, pickleball courts and nightclubs; and (iii) other private events venues, such as hotels and banquet facilities. Many of the entities operating these businesses are larger and have significantly greater financial resources, a greater number of locations, have been in business longer, have greater name recognition and are better established in the markets where our locations are situated or are planned to be situated. As a result, they may be able to invest greater resources than we can in attracting customers and succeed in attracting customers who would otherwise come to our locations. We also face competition from local establishments that offer entertainment experiences similar to ours and restaurants that are highly competitive with respect to price, quality of service, location, ambience and type and quality of food. Any efforts we may undertake to expand our entertainment offerings in order to increase our competitiveness in the out-of-home entertainment market may not be successful. We also face competition from increasingly sophisticated home-based forms of entertainment, such as internet and video gaming, home movie delivery and home food delivery. Our failure to compete favorably in these competitive markets could adversely affect our business, results of operations and financial condition.
Our long-term growth is dependent on our ability to successfully identify and secure appropriate locations and timely develop and expand our operations in existing and new markets.
One of the key means of achieving our growth strategies will be through opening and operating new locations in the United States on a profitable basis for the foreseeable future. As of October 13, 2024, we had 17 existing operational locations. On November 15, we opened our 18th location in Walnut Creek, CA. and we currently plan to open one additional new locations in fiscal year 2025. To accomplish these goals, we must identify appropriate markets where we can enter or expand, taking into account numerous factors such as the location of our current locations, demographics, traffic patterns and information gathered from our experience. We may not be able to open our planned new locations within budget or on a timely basis, if at all, given the uncertainty of these factors, which could adversely affect our business, financial condition and results of operations. Additionally, as we operate more locations, our rate of expansion relative to the size of our location base will eventually decline.
The number and timing of new locations opened during any given period may be negatively impacted by a number of factors including, without limitation:
•the identification and availability of attractive sites for new locations and the ability to negotiate suitable lease terms;

•recruitment and training of qualified personnel in local markets;
•our ability to obtain all required governmental permits, including zonal approvals, on a timely basis;
•our ability to control construction and development costs of new locations;
•competition in new markets, including competition for appropriate sites;
•the failure of landlords and real estate developers to timely deliver real estate to us;
•the proximity of potential sites to existing locations, and the impact of cannibalization on future growth; and
•the cost and availability of capital to fund construction costs and pre-opening expenses.
Further, we may not correctly analyze the suitability of a location or anticipate all of the challenges imposed by expanding our operations, and the lack of development and overall decrease in commercial real estate due to the current macroeconomic downturn may lead to increased costs for commercial real estate. In addition, as has happened when other experiential dining and entertainment concepts have tried to expand, we may find that our concept has limited appeal in new markets or we may experience a decline in the popularity of our concept in the markets in which we operate. If we do not timely open new locations, including those under construction and scheduled to open in fiscal year 2025, or if we are unable to otherwise expand in existing markets or profitably penetrate new markets, our ability to meet our growth expectations or otherwise increase our revenues and profitability may be materially harmed or we may face losses.
We may encounter disruptions or delays in the construction of our facilities, which may impair our ability to grow.
We are subject to several risks in connection with the construction of our facilities, including the availability and performance of engineers and contractors, suppliers, and consultants, the availability of funding and the receipt of required governmental approvals, licenses and permits, which could be delayed. We have previously experienced delays related to the opening of certain of our existing locations and it is possible we may experience similar delays in the future. As of October 13, 2024, we had two locations under construction and planned for opening in fiscal 2025. On November 15, we opened our 18th location in Walnut Creek, CA. We are starting construction on three additional locations in fiscal 2025 and expect the locations to be opened by the end of fiscal 2026. Any delay in the performance of any one or more of the contractors, suppliers, consultants, or other persons on whom we are dependent in connection with our construction activities, a delay in or failure to receive the required governmental approvals, licenses and permits in a timely manner or on reasonable terms or a delay in or failure in connection with the completion and successful operation of the operational elements in connection with construction could delay and negatively affect our ability to meet our growth expectations or otherwise increase our revenues and profitability. In addition, certain of our construction contracts and leases contain co-tenancy provisions that may limit our ability to open newly constructed locations if construction related to our co-tenants’ facilities has not finished. We currently anticipate higher revenues in the first and second years of operations for certain of our locations under construction compared to our historical first and second year revenues following the openings of our existing locations, due to the forecasted foot traffic we expect to have at such locations and the anticipation that the new locations will allow us to operate outdoors all year round.
There can be no assurance that current or future construction plans implemented by us will be successfully completed on time, within budget and without design defect, that the necessary personnel and equipment will be available in a timely manner or on reasonable terms to complete construction projects successfully, that we will be able to obtain all necessary governmental approvals, licenses and permits, or that the completion of the construction, the start-up costs and the ongoing operating costs will not be significantly higher than anticipated by us. Any of the foregoing factors could adversely impact our operations and financial condition.

Fixed rental payments account for a significant portion of our operating expenses, which increases our vulnerability to general adverse economic and industry conditions and could limit our operating and financial flexibility.
Payments under our operating leases account for a significant portion of our operating expenses. For example, total rental payments under operating leases were approximately $25.5 million, or 23% of our total revenues in fiscal 2023 and were $28.2 million, or 24% of our total revenues in fiscal 2024. In addition, as of April 28, 2024, we were a party to operating leases requiring future minimum lease payments of approximately $106.3 million in the aggregate through the next five years and approximately $85.9 million in the aggregate thereafter, inclusive of interest (see Note 9). We expect that we will lease any new locations we open under operating leases. Our substantial operating lease obligations could have significant negative consequences, including:
•increasing our vulnerability to general adverse economic and industry conditions;
•limiting our ability to obtain additional financing;
•requiring a substantial portion of our available cash to be applied to pay our rental obligations, thus reducing cash available for other purposes;
•limiting our flexibility in planning for or reacting to changes in our business or the industry in which we compete; and
•placing us at a disadvantage with respect to our competitors.
We depend on cash flow from operations to pay our lease obligations and to fulfill our other cash needs. If our business does not generate sufficient cash flow from operating activities and sufficient funds are not otherwise available to us from borrowings under bank loans or from other sources, we may not be able to service our operating lease obligations, grow our business, respond to competitive challenges or fund our other liquidity and capital needs.
We may not be able to renew real property leases on favorable terms, or at all, and our landlords may not meet their financial obligations to us, either of which may require us to close a location or relocate and could adversely affect our business, results of operations and financial condition.
All locations operated by us as of October 13, 2024 were operated on leased property. The leases typically provide for a base rent plus costs associated with maintenance and taxes and, in some instances, provide for the respective landlord to receive a percentage of the gross receipts above a certain threshold earned at the location governed by such lease. In the event we decide not to renew a lease at a specific location, prior written notice to the landlord is required pursuant to the timeframes prescribed in our various leases. A decision not to renew a lease for a location could be based on a number of factors, including, without limitation, an assessment of the area in which the location is situated and the nature and quality of nearby tenants. In addition, macroeconomic conditions, among other factors, may cause our landlords to be unable to obtain financing or remain in good standing under their existing financing arrangements, resulting in failures to pay required tenant improvement allowances or satisfy other lease covenants to us. We may choose not to renew, or may not be able to renew, certain of such existing leases, including if the capital investment then required to maintain the location is not justified by the return on the required investment. If we are not able to renew the leases at rents that allow such locations to remain profitable as their terms expire, the number of such locations may decrease, resulting in lower revenue from operations, or we may relocate a location (with the precise destination of such new location potentially being subject to restrictive covenants or non-compete provisions contained in certain leases), which could subject us to construction and other costs and risks, including, without limitation, the accelerated repayment of the outstanding balances of any applicable promissory notes or landlord-provided allowances and/or loans. In either case, our business, results of operations and financial condition could be adversely affected.

Increased food commodity and energy costs could decrease our location-level operating profit margins or cause us to limit or otherwise modify our menu, which could adversely affect our business, results of operations and financial condition.
Our profitability depends in part on our ability to anticipate and react to changes in the price and availability of food commodities. Prices may be affected due to market changes, increased competition, the general risk of inflation, shortages or interruptions in supply due to weather, disease or other conditions beyond our control, or other reasons. For example, since 2020, food and other commodity prices have been increasing at a rate higher than that of the recent historical inflation rate. Among other factors, COVID-19 and Russia’s invasion of Ukraine caused significant supply chain disruptions, which resulted in changes in the price or availability of certain food products. Other events could increase commodity prices or cause shortages that could affect the cost and quality of the items we buy or require us to further raise prices or limit our menu options. Additionally, the commodity markets will likely continue to increase over time if global warming trends continue and may also become volatile due to climate change and climate conditions, all of which are beyond our control and, in many instances, are extreme and unpredictable (such as more frequent and/or severe fires and hurricanes). Increases in commodity costs, combined with other more general economic and demographic conditions, could impact our pricing and negatively affect our location sales and location-level operating profit margins. From time to time, competitive conditions could limit our menu pricing flexibility. In addition, macroeconomic conditions could make additional menu price increases imprudent. There can be no assurance that future cost increases can be offset by increased menu prices or that increased menu prices will be fully absorbed by our customers without any resulting change to their visit frequencies or purchasing patterns. In addition, there can be no assurance that we will generate same location sales growth in an amount sufficient to offset inflationary or other cost pressures.
Our profitability also is adversely affected by increases in the price of utilities, such as natural gas, electricity and water, whether as a result of inflation, shortages or interruptions in supply, or otherwise. Our ability to respond to increased costs by increasing prices or by implementing alternative processes or products will depend on our ability to anticipate and react to such increases and other more general economic and demographic conditions, as well as the responses of our competitors and customers. All of these changes may be difficult to predict and many of these risks are beyond our control. Any resulting increased costs for food commodities or energy could adversely affect our business, results of operations and financial condition.
Changes in the cost of labor could harm our business.
Increases in wage and benefits costs, including as a result of increases in minimum wages and other governmental regulations affecting labor costs, may significantly increase our labor costs and operating expenses and make it more difficult to fully staff our restaurants. From time to time, legislative proposals are made to increase the minimum wage at the United States federal, state, and local levels, such as recent minimum wage increases in Cook County, Illinois and the City of Chicago, which came effective July 1, 2023, and California Assembly Bill No. 1228, which was signed into law in September 2023 and which increases the state’s minimum wage and creates a council to set minimum wages and recommend regulations to address working conditions and other matters in the broadly defined fast food industry. Because we employ a large workforce, any wage increases and/or expansion of benefits mandates will have a particularly significant impact on our labor costs. In addition, our suppliers, distributors, and business partners may be similarly impacted by wage and benefit cost inflation. For example, in April 2024, New York City announced an increase in the minimum wage for app-based food delivery workers that would be effective immediately and fully phased-in on April 1, 2025. If such trends continue, our suppliers, distributors and business partners may increase their prices for goods and services in order to offset their increasing labor costs.
In addition, Chicago has implemented a “fair workweek” ordinance, which requires food service employers to provide employees with specified notice in scheduling changes and pay premiums for changes made to employees’ schedules, among other requirements. Similar legislation may be enacted in other jurisdictions in which we operate, and in jurisdictions where we may enter in the future, and such regulatory structures, in turn, could result in missed corporate opportunities due to diverted management attention, as well as increased costs, both in terms of ongoing compliance and resolution of alleged violations. Such regulations are often complex to administer and have evolved over time and may continue to do so.

Our inability to identify qualified individuals for our workforce could slow our growth and adversely impact our ability to operate our locations.
We believe that our success depends in part upon our ability to attract, motivate and retain a sufficient number of qualified managers and team members to meet the needs of our existing locations and to staff new locations. A sufficient number of qualified individuals to fill these positions and qualifications may be in short supply in some geographic areas. Competition in those areas for qualified team members could require us to pay higher wages and provide greater benefits, especially in times of robust regional or national economic conditions. Any inability to recruit and retain qualified individuals may result in higher turnover and increased labor costs and could compromise the quality of our service, all of which could adversely affect our business, results of operations and financial condition. These factors could also delay the planned openings of new locations and could adversely impact our existing locations. Any such inability to retain or recruit qualified team members, increased costs of attracting qualified employees or delays in locations openings could adversely affect our business, results of operations and financial condition.
The COVID-19 pandemic created staffing complexities for us and other restaurant operators and, on March 15, 2020, as a result of the pandemic, all operations at our locations operating at the time were temporarily suspended. We have since reopened all of our locations in a new environment, filled with increased complexity for our employees and managers, a decreased applicant pool for all positions, safety concerns and ongoing staff call-outs and exclusions due to illness. Despite the removal of COVID-19 restrictions, there remains an aggressive competition for talent, wage inflation and pressure to improve benefits and workplace conditions to remain competitive, and the pandemic perpetuated an ongoing labor shortage and heightened labor relations issues. Due to future pandemics or natural disasters, we could experience a further shortage of labor and decrease in the pool of available qualified talent for key functions. Our existing wages and benefits programs, combined with the challenging conditions remaining after the COVID-19 pandemic, the volatile macroeconomic environment and the highly competitive wage pressure resulting from the current labor shortage, may be insufficient to attract and retain the best talent.
Furthermore, maintaining appropriate staffing and hiring and training new staff requires precise workforce planning, which has become more complex due to, among other things:
•significant staffing and hiring issues in the restaurant industry throughout the country, which were exacerbated by the COVID-19 pandemic;
•laws related to wage and hour violations or predictive scheduling, such as “fair workweek” or “secure scheduling” ordinances in certain geographic areas where we operate;
•low levels of unemployment, which have resulted in aggressive competition for talent, wage inflation and pressure to improve benefits and workplace conditions to remain competitive; and
•the so-called “great resignation” trend.
Our failure to recruit and retain new employees in a timely manner or higher employee turnover levels all could affect our ability to open new locations and grow sales at existing locations, and we may experience higher than projected labor costs.
Changes in economic conditions could materially affect our business, financial condition and results of operations.
Any significant decrease in consumer confidence, or periods of economic slowdown or recession and higher inflation rates, could lead to a curtailing of discretionary spending, which in turn could reduce our revenues and results of operations. Our business is dependent upon consumer discretionary spending and therefore, is affected by consumer confidence as well as the future performance of the economy. As a result, our results of operations are susceptible to economic slowdowns and recessions. Job losses, home foreclosures, investment losses in the financial markets, personal bankruptcies, credit card debt and home mortgage and other borrowing costs, declines in housing values, reduced access to credit, adverse economic or market conditions due to inflation and long-term changes in consumer behavior resulting from a resurgence of COVID-19 or the emergence of another unforeseen pandemic, amongst other factors, may result in lower levels of customer traffic in our locations, a decline in consumer confidence and a curtailing of consumer discretionary spending. We believe that consumers generally are more willing to make discretionary purchases during periods in which favorable economic conditions prevail. If economic conditions worsen, we could see deterioration in customer traffic or a reduction in the average amount customers spend in our locations. This could result in a reduction of staff levels, changes to our hours of operation, asset impairment charges and potential location closures, on a temporary or a permanent basis, as well as a deceleration of new location openings, any of which could adversely impact our revenues and results of operations.
Damage to our reputation could negatively impact our business, financial condition and results of operations.
Our reputation and the quality of our brand are critical to our business and success. We must protect and grow the value of our brand in order for us to continue to be successful. Any incident that erodes our reputation or consumer perception of our brand could significantly reduce its value and damage our business.
We may be adversely affected by any negative publicity, regardless of its accuracy, including with respect to:
•food safety concerns, including food tampering or contamination;
•food-borne illness incidents;
•the safety of the food commodities we use;
•customer injury and the perceived safety of our entertainment offerings;
•security breaches of confidential customer or employee information;
•employment-related claims relating to alleged employment discrimination, wage and hour violations, labor standards or healthcare and benefit issues; or
•government or industry findings concerning our locations or restaurants operated by other food service providers or others across the food industry supply chain.
Also, there has been an increase in the use of social media and other platforms for online communications that provide individuals with access to a broad audience of consumers and other interested persons. Any negative publicity may be amplified by the use of platforms that enable guests to review our entertainment offerings, restaurants and food, such as TripAdvisor and Yelp, among others. The availability of information on social media and other online communications platforms, and the impact of such information, can be virtually immediate. Many social media and other communications platforms immediately publish the content their subscribers, and participants can post often without filters or checks on the accuracy of the content posted. The opportunity for dissemination of information, including inaccurate information, is seemingly limitless and readily available. Information concerning us may be posted on such platforms at any time. Information posted may be adverse to our interests or may be inaccurate, each of which may harm our performance, prospects or business. The harm may be immediate without affording us an opportunity for redress or correction.
Ultimately, the risks associated with any such negative publicity or incorrect information cannot be completely eliminated or mitigated and may materially harm our reputation, business, results of operations and financial condition.
Food safety and food-borne illness incidents may have an adverse effect on our business by not only reducing demand but also increasing operating costs.
Food-borne illnesses and other food safety issues have occurred in the food industry in the past and could occur in the future. A negative report or negative publicity, whether related to one of our locations or to a competitor in the industry, may have an adverse impact on demand for our food and could result in decreased customer traffic to our locations, including as a result of a decrease in event bookings. A decrease in customer traffic to our locations as a result of any such health concerns or negative publicity could materially harm our reputation, business, results of operations and financial condition.
Furthermore, our reliance on third-party food suppliers and distributors increases the risk that food-borne illness incidents could be caused by factors outside of our control and that multiple locations would be affected rather than a single location. We cannot assure you that all food items will be properly maintained during transport throughout the supply chain, that such food items have not been tampered with and that our employees will identify all products that may be spoiled and should not be used in our locations. If our customers become ill from food-borne illnesses, we could be forced to temporarily close some locations. Furthermore, any instances of food contamination, whether or not at our locations, could subject us or our suppliers to a food recall pursuant to provisions enacted by the United States Food and Drug Administration (the “FDA”).
Shortages or interruptions in the supply or delivery of food products or other supplies could adversely affect our business, results of operations and financial condition.
We are dependent on frequent deliveries of food products and other supplies that meet our specifications. Shortages or interruptions in the supply of these products caused by problems in production or distribution, inclement weather, unanticipated demand or other conditions have adversely affected in the past, and could adversely affect in the future, the availability, quality and cost of ingredients, which would adversely affect our business, results of operations and financial condition.
We have one principal supplier and a limited number of other suppliers and distributors for our food products and other supplies. If our suppliers or distributors are unable to fulfill their obligations under our arrangements with them, we could encounter supply shortages and incur higher costs.
We depend on Sysco Corporation (“Sysco”) as our principal supplier of food products and on Edward Don & Company (“Edward Don”) as our principal supplier of restaurant equipment and supplies and have a limited number of other suppliers and distributors for our food products and other supplies. The cancellation of our arrangements with these suppliers or distributors or the disruption, delay or inability of these suppliers or distributors to deliver such products to our locations may adversely affect our business, results of operations and financial condition while we establish alternative distribution channels. Our current Master Services Agreement with Sysco, dated January 1, 2023 (the “Master Services Agreement”), has a three-year term and may be terminated upon the earlier of (1) ninety days written notice by either Sysco or us for a breach by the other party of any material provision of the Master Services Agreement, unless such breach is cured within such ninety day period, (2) immediately by Sysco if we fail to pay any amounts due to Sysco or if Sysco determines, in its sole judgment, that circumstances exist that will materially affect our ability to meet our financial obligations as they come due or (3) upon not less than sixty days written notice by Sysco if it determines that certain of our assumptions under the Master Services Agreement are not materially met. Our current Distribution Agreement with Edward Don, dated April 18, 2024, has an initial five-year term and is automatically renewable for successive one year periods unless either party gives the other ninety days written notice of its intent not to renew.
In addition, if our suppliers or distributors fail to comply with food safety or other laws and regulations, or face allegations of non-compliance, their operations may be disrupted. A labor strike at our suppliers or distributors could also cause their operations to be disrupted or delayed. We cannot assure you that we would be able to find replacement suppliers or distributors on commercially reasonable terms or on a timely basis, if at all.
If our suppliers or distributors are unable to fulfill their obligations under their contracts and we are unable to identify alternative sources, we could encounter supply shortages and incur higher costs, each of which could adversely affect our business, results of operations and financial condition.
Our procurement of bowling and other equipment is dependent upon a few suppliers.
Our ability to continue to procure bowling and other equipment for our existing and future locations is important to our business strategy. The number of suppliers from which we can purchase such equipment is limited. To the extent that the number of suppliers declines, we could be subject to the risk of distribution delays, pricing pressure, lack of innovation and other associated risks, which could adversely affect our business, results of operations and financial condition.
Our expansion into new markets may present increased risks due to our unfamiliarity with the area.
Some of our new locations will be situated in areas where we have little or no meaningful experience. Locations we open in new markets may take longer to reach expected sales and profit levels on a consistent basis, may be less profitable on average than our existing locations and may have higher construction, occupancy or operating costs than locations we open in existing markets. New markets may have competitive conditions, consumer tastes and discretionary spending patterns that are more difficult to predict or satisfy than our existing markets. We may need to make greater investments in advertising and promotional activity or alter our marketing strategies in new markets to build brand awareness. We may find it more difficult in new markets to hire, motivate and keep qualified employees who share our values. As a result, these new locations may be less successful or may achieve target location-level operating profit margins at a slower rate, if ever. If we do not successfully execute our plans to enter new markets or do not do so in a cost-effective manner, our business, results of operations and financial condition could be adversely affected.
As part of our growth strategy, we may pursue growing our business internationally, and the risks of doing business internationally could increase our costs, reduce our profits or disrupt our business.
As part of our growth strategy, we may pursue opening locations internationally. We currently have no international locations, and as a result, we have no experience operating our business in international markets. Our ability to expand internationally will depend on the acceptance of our dining and entertainment concept in non-U.S. markets and on the adoption of consumer trends away from traditional brick-and-mortar retailers towards experiential shopping environments in such non-U.S. markets. It will also depend on the availability of high-quality real estate in international markets and our ability to lease property on terms acceptable to us. In addition, if we expand internationally, we will become subject to the risks of doing business outside the United States, including:
•changes in foreign currency exchange rates or currency restructurings and hyperinflation or deflation in the countries in which our potential licensees may operate;
•the imposition of restrictions on currency conversion or the transfer of funds or limitations on our ability to repatriate non-U.S. earnings in a tax effective manner;
•the presence and acceptance of varying levels of business corruption in international markets;
•the ability to comply with, or the impact of complying with, complex and changing laws, regulations and policies of foreign governments that may affect investments or operations, including foreign ownership restrictions, import and export controls, tariffs, embargoes, intellectual property and licensing requirements and regulations, increases in taxes paid and other changes in applicable tax laws;
•the difficulties involved in managing an organization doing business in different countries;
•the ability to comply with, or the impact of complying with, complex and changing laws, regulations and economic and political policies of the U.S. government, including U.S. laws and regulations relating to economic sanctions, export controls and anti-boycott requirements;
•increases in anti-American sentiment and the identification of the licensed brand as an American brand;
•the effect of disruptions caused by severe weather, natural disasters, outbreak of disease or other events that make travel to a particular region less attractive or more difficult;
•political and economic instability; and
•armed conflicts, such as the ongoing conflict between Russia and Ukraine and the conflict in Israel.

Any or all of these factors may adversely affect the performance of future locations in international markets. In addition, the economy of any region in which our international locations may be located may be adversely affected to a greater degree than that of other areas of such country or the world by certain developments affecting industries concentrated in that region or country. While these factors and their potential impact are difficult to predict, any one or more of them could lower our revenues, increase our costs, reduce our profits or disrupt our business.
New locations, once opened, may not be profitable, and the performance of our existing locations may not be indicative of future results.
Our results have been, and in the future may continue to be, significantly impacted by the timing of new location openings (often dictated by factors outside of our control), including landlord and real estate developer delays, associated location pre-opening costs and operating inefficiencies, as well as changes in our geographic concentration due to the opening of new locations. Our experience has been that labor and operating costs associated with newly opened locations for the first several months of operation are generally higher than costs associated with our existing locations, both in aggregate dollars and as a percentage of the locations’ sales. We may incur additional costs in new markets, particularly for labor, as well as marketing, which may impact the profitability of those locations as compared to our existing locations. Accordingly, the volume and timing of new location openings may adversely impact our business, results of operations and financial condition.
Although we target specified operating and financial metrics, new locations may not meet these targets or may take longer than anticipated to do so. Any new locations we open may not be profitable or achieve operating results similar to those of our existing locations, which could adversely affect our business, results of operations and financial condition.
Our failure to manage our growth effectively could harm our business and operating results.
Our growth plan includes the addition of a significant number of new locations. Our existing management systems, financial and management controls and information systems may not be adequate to support our planned expansion. Our ability to manage our growth effectively will require us to continue to enhance these systems, procedures and controls and to locate, hire, train and retain management and operating personnel, particularly in new markets. We may not be able to respond on a timely basis to all of the changing demands that our planned expansion will impose on management and on our existing infrastructure, or be able to hire or retain the necessary management and operating personnel, which could harm our business, financial condition or results of operations. These demands could cause us to operate our existing business less effectively, which in turn could cause a deterioration in the financial performance of our existing locations.
Our plans to open new locations, and the ongoing need for capital expenditures at our existing locations, may require additional capital.
We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges or opportunities, including the need to open additional locations, to develop new menu items or enhance our existing menu items, to enhance our operating infrastructure, and to satisfy the costs associated with being a public company. Accordingly, we may need to engage in equity or debt financings to secure additional funds. In addition, we may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly limited, which could have a material adverse effect on our business, financial condition and results of operations.
We depend on our founder and will depend on other key personnel.
We depend on the leadership and experience of our founder and CEO, Dale Schwartz. Our development, success and growth to date has been, and we expect our future success and growth to be, highly dependent upon the personal efforts of Mr. Schwartz, and we expect our future success and growth will also be dependent on the efforts of other members of senior management and key employees. The loss of the services of Mr. Schwartz or any of our other members of senior management or key employees could adversely affect our business, results of operations and financial condition, as we may not be able to find suitable individuals to replace such personnel on a timely basis or without incurring increased costs, or at all. We do not maintain key man life insurance on Mr. Schwartz or any other key employees. We believe that our future success will depend on our continued ability to attract and retain highly skilled and qualified personnel. There is a high level of competition for experienced, successful personnel in our industry. Our inability to meet our executive staffing requirements in the future could impair our growth and harm our business.
Unionization activities could disrupt our operations and affect our profitability.
Efforts to unionize have been increasing in the restaurant and food services industry. Although none of our employees are currently covered under collective bargaining agreements, our employees may elect to be represented by labor unions in the future. If a significant number of our employees were to become unionized and collective bargaining agreement terms were significantly different from our current compensation arrangements, our business, results of operations and financial condition could be adversely affected. In addition, a labor dispute related to union organizing efforts involving some or all of our employees may harm our reputation, disrupt our operations and reduce our revenues, and resolution of disputes may increase our costs. Further, if we enter into a new market with unionized construction companies, construction and build out costs for new locations in such markets could materially increase.
Our business is subject to seasonal and quarterly fluctuations.
Our revenues are influenced by seasonal shifts in consumer spending. Typically, our average sales per location are highest in the holiday season (specifically, the period from the last week of November to the second week of January) and summer and lowest in the winter and the fall (other than during the holiday season). This seasonality is due to increases in spending and private events in the holiday season, followed by continued increased activity as weather improves in the spring and summer. The fall and winter are our lowest sales seasons due to the fact that the weather is typically deteriorating and children are returning to school. Holidays, changes in the economy, severe weather and similar conditions may impact sales volumes seasonally in some operating regions. In addition, we operate on a 52- week or 53-week fiscal year ending on the last Sunday of April. In our 52-week fiscal year, the first, second and third fiscal quarters each contain twelve weeks and the fourth fiscal quarter contains sixteen weeks. In our 53-week fiscal year, the first, second and third fiscal quarters each contain twelve weeks and the fourth fiscal quarter contains seventeen weeks. In addition, year-over-year comparisons can be affected by differences in our fiscal years. As a result of these factors and the differences among our fiscal quarters, our quarterly operating results and comparable restaurant sales, as well as our key performance measures, may fluctuate significantly from quarter to quarter and our results for any one quarter may not be indicative of any other quarter.
Because many of our locations are concentrated in local or regional areas, we are susceptible to economic and other trends and developments, including adverse weather conditions, in those areas.
Our financial performance is highly dependent on our locations in the Midwest and Northeast. As a result, adverse economic conditions in any of these areas could adversely affect our business, results of operations and financial condition. In addition, given our current geographic concentrations, negative publicity regarding any of our locations in these areas could adversely affect our business, results of operations and financial condition, as could other regional occurrences such as local strikes, terrorist attacks, crime, increases in energy prices, inclement weather or natural or man-made disasters. In particular, adverse weather conditions, such as regional winter storms, floods, severe thunderstorms and tornados, could negatively impact our results of operations. Temporary or prolonged location closures may occur and customer traffic may decline due to the actual or perceived effects of future weather-related events.
Changes in consumer preferences and buying patterns could negatively affect our results of operations.
The success of our stores depends in large part on leased properties primarily located near high-density retail areas such as regional malls, lifestyle centers, big box shopping centers and entertainment centers. We depend on a high volume of visitors at these centers to attract customers to our locations. As demographic and economic patterns change, current locations may or may not continue to be attractive or profitable. In addition, the gaming, restaurant and events aspects of our business have varying margins, and changes in consumer behavior affect our sales mix, which may affect our results of operations. E-commerce or online shopping continues to increase and negatively impact consumer traffic at traditional “brick and mortar” retail sites located in regional malls, lifestyle centers, big box shopping centers and entertainment centers, resulting in the closure of large department stores that were once the anchor tenants of shopping malls and retail centers. We are currently seeking to capitalize on the current dislocation in the retail industry by providing an alternative for consumers seeking engaging experiences. If consumer behavior does not continue to evolve in the ways we have projected or if we otherwise are unable to accomplish our goal, our sales could be negatively affected.
Our marketing strategies and channels will evolve and may not be successful.
Pinstripes is a small but growing brand. We incur costs and expend other resources in our marketing efforts to attract and retain customers. Our marketing strategy includes public relations, digital and social media, promotions, and in-location messaging, which require less marketing spend as compared to traditional marketing programs. As the number of our locations increases, and as we expand into new markets, we expect to increase our investment in advertising and consider additional promotional activities. Accordingly, in the future, we may incur greater marketing expenditures. Some of our marketing initiatives may not be successful, and marketing efforts that may have been successful in some markets may not be as successful in others, resulting in expenses incurred without the benefit of higher revenues. While we utilize an online reservation system provider, we do not generally offer reservations through the leading third-party online reservation platforms, which may reduce awareness of our brand and necessitate additional efforts to drive customers to our locations. Additionally, some of our competitors have greater financial resources, which enable them to spend significantly more on marketing and advertising than we are able to at this time. Should our competitors increase spending on marketing and advertising or our marketing funds decrease for any reason, or should our advertising and promotions be less effective than those of our competitors, our business, results of operations and financial condition could be adversely affected.
Legislation and regulations requiring the display and provision of nutritional information for our menu offerings, and new information or attitudes regarding diet and health or adverse opinions about the health effects of consuming our menu offerings, could affect consumer preferences and negatively impact our business, financial condition and results of operations.
Government regulation and consumer eating habits may impact our business as a result of changes in attitudes regarding diet and health or new information regarding the health effects of consuming our menu offerings. These changes have resulted in, and may continue to result in, the enactment of laws and regulations that impact the ingredients and nutritional content of our menu offerings, or laws and regulations requiring us to disclose the nutritional content of our food offerings.
For example, a number of states, counties and cities have enacted menu labeling laws requiring multi-unit restaurant operators to disclose certain nutritional information to customers, or have enacted legislation restricting the use of certain types of ingredients in restaurants. Furthermore, the Patient Protection and Affordable Care Act of 2010 (the “PPACA”) establishes a uniform, federal requirement for chain restaurants with 20 or more locations operating under the same name and offering substantially the same menus to post certain nutritional information on their menus. Specifically, the PPACA amended the Federal Food, Drug and Cosmetic Act to require certain chain restaurants to publish the total number of calories of standard menu items on menus and menu boards, along with a statement that puts this calorie information in the context of a total daily calorie intake. The PPACA also requires covered restaurants to provide to consumers, upon request, a written summary of detailed nutritional information for each standard menu item, and to provide a statement on menus and menu boards about the availability of this information. The PPACA further permits the FDA to require covered restaurants to make additional nutrient disclosures, such as disclosure of trans-fat content. As we expand, we anticipate we will be become subject to the requirements of the PPACA in the near future, and an unfavorable report on, or reaction to, our menu ingredients, the size of our portions or the nutritional content of our menu items could negatively influence the demand for our offerings.
We cannot make any assurances regarding our ability to effectively respond to changes in consumer health perceptions or our ability to successfully implement the nutrient content disclosure requirements and to adapt our menu offerings to trends in eating habits. The imposition of menu-labeling laws could have an adverse effect on our results of operations and financial position, as well as the hospitality industry in general.

Our insurance may not provide adequate levels of coverage against claims.
We maintain various insurance policies for employee health, workers’ compensation, general liability and property damage. Although we believe that we maintain insurance customary for businesses of our size and type, there are types of losses we may incur that cannot be insured against or that we believe are not economically reasonable to insure. Additionally, our insurance policies may be insufficient to compensate us for any losses that we may incur. Any such losses could adversely affect our business, results of operations and financial condition.
If we fail to develop and implement new technology, products and services, adapt our products and services to changes in technology and marketplace requirements, or if our ongoing efforts to upgrade our technology, products and services are not successful, we could lose customers.
Our growth strategy depends in part on developing and expanding the technological capabilities of our entertainment offerings. We may be unsuccessful in expanding our technological capabilities in connection with our bowling and bocce options. In addition, we have experienced delays in implementing certain technologies into our operations, such as projection mapping and tracer technology for our bowling lanes and bocce courts, and we may face continued delays in the future. If new technologies are developed by our competitors that displace our traditional entertainment options, we may be unsuccessful in adequately responding to customer practices and we may lose customers.
We expect to rely on third parties to develop or co-develop new technology. We may not be able to enter into such relationships on attractive terms, or at all, and these relationships may not be successful. In addition, partners, some of whom may be our competitors or potential competitors, may choose to develop competing solutions on their own or with third parties.
We may engage in merger and acquisition activities, joint ventures and other strategic ventures and investments that could require significant management attention, disrupt our business, dilute stockholder value and adversely affect our results of operations.
As part of our business strategy, we may seek to engage in merger and acquisition activities, joint ventures and other strategic ventures and investments. However, we may not be able to find suitable acquisition, joint venture or other strategic venture or investment candidates and we may not be able to complete acquisitions, joint ventures or other strategic ventures or investments on favorable terms, if at all, in the future. If we do complete acquisitions, joint ventures, strategic ventures or investments, we may not ultimately strengthen our competitive position or achieve our goals, and any acquisitions, joint ventures, strategic ventures or investments we complete could be viewed negatively by members or investors. In addition, any acquisition, joint venture, strategic venture, investment or business relationship may result in unforeseen operating difficulties and expenditures, particularly if we cannot retain the key personnel of an acquired company, including disrupting our ongoing operations, diverting management from their primary responsibilities, subjecting us to additional liabilities, increasing our expenses, and adversely impacting our business, financial condition and results of operations. The integration of acquisitions requires time and focus from our management team and may divert attention from the day-to-day operations of our business. We may not successfully integrate acquisitions we may make. Our business may be negatively impacted following an acquisition if we are unable to effectively manage our expanded operations. In addition, even if our operations are integrated successfully with acquired companies, we may not realize the full benefits of the acquisition, including the synergies, operating efficiencies or sales or growth opportunities that were anticipated.
Moreover, we may be exposed to unknown liabilities, and the anticipated benefits of any acquisition, joint venture, strategic venture, investment or business relationship may not be realized, if, for example, we fail to successfully integrate such acquisition, joint venture or strategic venture, or the technologies or products associated with such transactions, into our company. Unforeseen negative impacts of any acquisition, joint venture, strategic venture, investment or business relationship could have a negative impact on our brand, reputation, competitive position or customer relationships, or cause a diversion of management attention. To pay for any such transactions, we may have to use cash, incur debt or issue equity securities, each of which may affect our financial condition or the value of our capital stock and could result in dilution to our stockholders. If we incur more debt, our fixed obligations will increase, and we could also subject ourselves to covenants or other restrictions that could impede our ability to manage our operations and impose restrictions on our capital raising activities, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not successfully evaluate or utilize an acquired business or technology and accurately forecast the financial impact of an acquisition transaction, including accounting charges. Additionally, we may receive indications of interest from other parties interested in acquiring some or all of our business. The time required to evaluate such indications of interest could require significant attention from management, disrupting the ordinary functioning of our business, and could have an adverse effect on our business, financial condition, and results of operations.
Our current or future indebtedness could impair our financial condition and reduce the funds available to us for growth or other purposes. Our debt agreements impose certain operating and financial restrictions, with which failure to comply could result in an event of default that could adversely affect our business.
We have substantial indebtedness. As of October 13, 2024 and April 28, 2024, we had a total net indebtedness of $84.1 million and $75.5 million, respectively, under a variety of credit facilities and other instruments which include, but are not limited to, the following:
•On December 29, 2023, we borrowed $50.0 million pursuant to the Oaktree Tranche 1 Loan, which bears an interest rate per annum of 20% and matures on December 29, 2028. Under the Oaktree Tranche 1 Loan, we are subject to financial covenants, as well as to customary events of default, that, if triggered, could result in acceleration of the maturity of the Oaktree Tranche 1 Loan. The Oaktree Tranche 1 Loan contains negative covenants restricting our activities, including limitations on: dispositions; mergers or acquisitions; incurring indebtedness or liens; paying dividends or redeeming stock or making other distributions; making certain investments; and engaging in certain other business transactions.
•On March 7, 2023, we borrowed $22.5 million of the $35.0 million total available under a term loan facility (the “Silverview Facility”) with Silverview Credit Partners LP (“Silverview”), which loan bears an interest rate per annum equal to 15%, is disbursable in two tranches and matures on June 7, 2027. On July 27, 2023, September 29, 2023, October 20, 2023 and December 29, 2023, we borrowed an additional $1.0 million, $1.5 million, $5.0 million, and $5.0 million, respectively, pursuant to the Silverview Facility. Under the Silverview Facility, we are subject to financial covenants, as well as to customary events of default that, if triggered, could result in acceleration of the maturity of the Silverview Facility. The Silverview Facility contains negative covenants restricting our activities, including limitations on dispositions; mergers or acquisitions; incurring indebtedness or liens; paying dividends, redeeming stock or making other distributions; making certain investments; and engaging in certain other business transactions.
•On April 19, 2023, we borrowed $11.5 million under an equipment loan facility (the “Granite Creek Facility”) with Granite Creek Capital Partners LLC (“Granite Creek”), which loan bears an interest rate per annum equal to 12% and matures on April 19, 2028. On July 27, 2023, we borrowed an additional $5.0 million under the Granite Creek Facility. Under the Granite Creek Facility, we are subject to customary events of default that, if triggered, could result in acceleration of the maturity of the Granite Creek Facility. The Granite Creek Facility contains negative covenants restricting our activities, including limitations on: dispositions; mergers or acquisitions; incurring indebtedness or liens; paying dividends, redeeming stock or making other distributions; making certain investments; and engaging in certain other business transactions.
•In November 2019, we entered into seven notes payable with Ascentium Capital LLC with the outstanding principal of approximately $92,000 and $127,000 as of April 28, 2024 and April 30, 2023, respectively, that all mature on November 14, 2024. The notes are payable in monthly installment payments ranging from $600 and $800, including interest at the fixed rate of 8.5% as of each of April 28, 2024 and April 30, 2023.
In addition, on September 3, 2024, we borrowed an additional $3.0 million under the Oaktree Tranche 2 Loan and an additional $2.0 million under the Silverview Tranche 3 Loan. See Note 9 — “Long-term Financing Agreements” included in the notes to our consolidated financial statements included elsewhere in the prospectus for further information related to our indebtedness.

In connection with the consummation of the Business Combination, we pursued debt financing and did not consummate a PIPE financing, as originally contemplated by the Business Combination Agreement. In addition, the substantial majority of the funds remaining in the Banyan trust account were redeemed in connection with the Special Meeting. Pinstripes waived the minimum cash condition contained in the Business Combination Agreement and instead closed the Oaktree Tranche 1 Loan and borrowed an additional $5.0 million under the Silverview Facility on December 29, 2023. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” for further information related to the Oaktree Tranche 1 Loan and the increased Silverview Facility. Following the closing of the Business Combination, we had a total net indebtedness of $75.5 million, which represented a substantial increase in our indebtedness. We may seek additional debt financing as needed to support our business and pursue our growth strategy, subject to the restrictions contained in our existing debt facilities.
Our level of debt could have important consequences, including making it more difficult for us to satisfy our obligations with respect to our debt, limiting our ability to obtain additional financing to fund future working capital, capital expenditures, investments or acquisitions or other general corporate requirements, requiring a substantial portion of our cash flows to be dedicated to debt service payments instead of other purposes, thereby reducing the amount of cash flows available for working capital, capital expenditures, investments or acquisitions and other general corporate purposes, increasing our vulnerability to adverse changes in general economic, industry and competitive conditions, exposing us to the risk of increased interest rates, limiting our flexibility in planning for, and reacting to, changes in the industries in which we compete, placing us at a disadvantage compared to other, less leveraged competitors, increasing our cost of borrowing and hampering our ability to execute on our growth strategy.
If we cannot make scheduled payments on our debt, or if we breach any of the covenants in our debt agreements, we will be in default and, as a result, our lenders could declare all outstanding principal and interest to be due and payable or could terminate their commitments to lend us money and foreclose against the assets securing our borrowings, and we could be forced into bankruptcy or liquidation.
Substantial doubt about our ability to continue as a going concern
There is substantial doubt about the Company's ability to continue as a going concern and the Company’s ability to meet its current obligations, including for capital expenditures, lease obligations and continued operations as they become due within one year from the issuance date of the financial statements contained in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 13, 2024. The principal conditions leading to this conclusion are our current earnings projections, which include full year results for the stores that opened during the fiscal year ended April 28, 2024 and new store openings. In order to alleviate these conditions, management is exploring additional financing and a capital raise by the end of the fiscal third quarter. However, there can be no assurance that the Company will have the ability to raise additional capital when needed. There can be no assurance that these plans will be successfully implemented or that they will mitigate the conditions that raise substantial doubt about the Company's ability to continue as a going concern. The inability to raise sufficient additional capital would have a material adverse effect on our financial condition and likely cause the price of the Company’s common stock to decline.
Our management has identified material weaknesses in our internal control over financial reporting and may identify additional material weaknesses in the future. If we fail to remediate the material weaknesses or if we otherwise fail to establish and maintain effective control over financial reporting, our ability to accurately and timely report our financial results may be affected, and such failure may adversely affect investor confidence and business operations.
In connection with the audits of Pinstripes’ financial statements for the fiscal years ended April 28, 2024 and April 30, 2023, material weaknesses in Pinstripes’ internal control over financial reporting were identified in relation to (i) our financial statement close process, (ii) our lease accounting processes and (iii) the maintenance and accuracy of our outstanding equity information and accounting for stock based compensation. The material weakness related to our financial statement close process resulted from a lack of adequate policies, procedures, controls and sufficient technical accounting personnel to appropriately analyze, record and disclose accounting matters for routine and non-routine transactions timely and accurately. This material weakness contributed to the material weakness related to our lease accounting process, which related to the design of the controls relating to the identification and assessment of lease agreement terms and conditions, assessment of lease modifications and related accounting treatment as well as to the material weakness related to the design of controls in respect of issuing, tracking, and maintaining accurate ledgers as to authorized, issued and outstanding shares, and warrants and calculations of stock based compensation. This resulted in errors in our accounting records related to our lease obligations, occupancy costs, right of use assets and related financial statement disclosures, along with errors in share capital amounts and stock-based compensation, all of which were corrected in connection with the issuance of the consolidated audited financial statements of Pinstripes for the fiscal year ended April 30, 2023. These material weaknesses did not result in any identified material misstatements to the financial statements for the year ended April 28, 2024, but based on these material weaknesses, management concluded that at April 28, 2024, our internal control over financial reporting was not effective.
Based on our remediation efforts and related testing, we concluded that the material weakness related to stock compensation has been remediated as of July 21, 2024. The other identified material weaknesses, if not corrected, could result in a material misstatement to Pinstripes consolidated financial statements that may not be prevented or detected. Given that Pinstripes operated as a private company prior to the Business Combination, it did not have the necessary formalized processes to effectively implement review controls within its internal control over financial reporting.
Regulatory and Legal Risks
We are subject to many federal, state and local laws with which compliance is both costly and complex.
As a dining and entertainment business, we are subject to extensive federal, state and local laws and regulations, including health care legislation, building and zoning requirements and laws and regulations relating to the preparation and sale of food. Such laws and regulations are subject to change from time to time. The failure to comply with these laws and regulations could adversely affect our operating results. Typically, licenses, permits and approvals under such laws and regulations must be renewed annually and may be revoked, suspended or denied renewal for cause at any time if governmental authorities determine that our conduct violates applicable regulations. During the COVID-19 pandemic, the timeline for obtaining licenses and permits increased significantly. Difficulties or failure to maintain or obtain the required licenses, permits and approvals could adversely affect our existing locations and delay or result in our decision to cancel the opening of new locations, which would adversely affect our business, results of operations and financial condition.
The development and operation of locations depend, to a significant extent, on the selection of suitable sites, which are subject to zoning, land use, environmental, traffic and other regulations and requirements. We are also subject to licensing and regulation by state and local authorities relating to health, sanitation, safety and fire standards.
We are subject to the Americans with Disabilities Act (the “ADA”), which, among other things, requires our locations to meet federally mandated requirements for the disabled. The ADA prohibits discrimination in employment and public accommodations on the basis of disability. Under the ADA, we could be required to expend funds to design or modify our locations to provide service to, or make reasonable accommodations for the employment of, disabled persons. We are also subject to the Fair Labor Standards Act, the Immigration Reform and Control Act of 1986 and various federal and state laws governing such matters as minimum wages, overtime, unemployment tax rates, workers’ compensation rates, citizenship requirements and other working conditions. In California, we are subject to the Private Attorneys General Act, which authorizes employees to file lawsuits to recover civil penalties on behalf of themselves, other employees and the State of California for labor code violations.
The impact of current laws and regulations, the effect of future changes in laws or regulations that impose additional requirements and the consequences of litigation relating to current or future laws and regulations, or our inability to respond effectively to significant regulatory or public policy issues, could increase our compliance and other costs of doing business and, therefore, could adversely affect our business, results of operations and financial condition. Failure to comply with the laws and regulatory requirements of federal, state and local authorities could result in, among other things, revocation of required licenses, administrative enforcement actions, fines and civil and criminal liability. Compliance with all of these laws and regulations can be costly and can increase our exposure to litigation or governmental investigations or proceedings.
Our business is subject to risks related to our sale of alcoholic beverages.
We currently serve alcoholic beverages at all of our locations. Alcoholic beverage control regulations generally require our locations to apply to a state authority and, in certain locations, county or municipal authorities, for a license that must be renewed annually and may be revoked or suspended for cause at any time. Alcoholic beverage control regulations relate to numerous aspects of the daily operations of our locations, including minimum age of patrons and employees, hours of operation, advertising, trade practices, wholesale purchasing, other relationships with alcohol manufacturers, wholesalers and distributors, inventory control and handling and the storage and dispensing of alcoholic beverages. Any future failure to comply with these regulations and obtain or retain licenses could adversely affect our business, results of operations and financial condition.
We are also subject in certain states to “dram shop” statutes, which generally provide a person injured by an intoxicated person the right to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated person. Litigation against restaurant chains has resulted in significant judgments and settlements under dram shop statutes. Because these cases often seek punitive damages, which may not be covered by insurance, such litigation could adversely affect our business, results of operations and financial condition. A judgment significantly in excess of our insurance coverage or not covered by insurance could adversely affect our business, results of operations and financial condition.
Higher health care costs and labor costs could adversely affect our business, results of operations and financial condition.
Pursuant to the PPACA, we are required to provide affordable coverage, as defined in the PPACA, to all employees or otherwise be subject to a payment per employee based on the affordability criteria in the PPACA. Additionally, some states and localities have passed state and local laws mandating the provision of certain levels of health benefits by some employers. Increased health care and insurance costs could adversely affect our business, results of operations and financial condition. In addition, changes in federal or state workplace regulations could adversely affect our business, results of operations and financial condition.
We have a substantial number of hourly employees who are paid wage rates at or based on the applicable federal or state minimum wage and increases in the applicable federal or state minimum wage may increase our labor costs and the labor costs of our franchisees. Additionally, we operate in states and localities where the minimum wage is significantly higher than the federal minimum wage and in such areas our staff members receive minimum compensation equal to the state’s or locality’s minimum wage. In other geographic areas, some of our staff members may be paid a tip credit wage that is supplemented by gratuities received from our customers. We rely on our employees to accurately disclose the full amount of their tip income, and we base our Federal Insurance Contributions Act tax reporting on the disclosures provided to us by such employees. Increases in the tip credit minimum wage in these states or localities, or under federal law, may have a material adverse effect on our labor costs and financial performance. Increases in federal or state minimum wage may also result in increases in the wage rates paid for non-minimum wage positions. We may be unable to increase our menu prices in order to pass future increased labor costs on to our customers, in which case our operating margins would be negatively affected. If menu prices are increased by us or our franchisees to cover increased labor costs, the higher prices could adversely affect demand for our menu items, resulting in lower sales and decreased franchise revenues.
Various other federal and state labor laws govern our relationships with our employees and affect operating costs. These laws govern matters such as employee classifications as exempt or non-exempt, unemployment tax rates, workers’ compensation rates, overtime, family leave, safety standards, payroll taxes, minimum wage requirements, predictive and/or advanced scheduling requirements, citizenship requirements and other wage and benefit requirements for employees classified as non-exempt. Complying with these laws and regulations subjects us to substantial expense, and non-compliance could expose us to significant liabilities. In the event of legal challenges to our compliance with these laws, we could incur legal costs to defend, and we could suffer losses from, such challenges, and the amount of potential losses or costs could be significant. In addition, several states and localities in which we operate and the federal government have, from time to time, enacted minimum wage increases, changes to eligibility for overtime pay, paid sick leave and mandatory vacation accruals, among other similar requirements. These changes have increased our labor costs and may have a further negative impact on our labor costs in the future. See the risk factor entitled “Changes in the cost of labor could harm our business” for further information.
Failure to comply with environmental laws, particularly regarding waste management, may negatively affect our business.
We are subject to various federal, state and local laws and regulations concerning waste minimization, recyclables, disposal, pollution, protection of the environment and the presence, discharge, storage, handling, release and disposal of, and exposure to, hazardous or toxic substances.
These environmental laws, which typically vary significantly at the local level, provide for significant fines and penalties for noncompliance and liabilities for remediation, sometimes without regard to whether the owner or operator of the property knew of, or was responsible for, the release or presence of hazardous or toxic substances. Compliance with these regulations becomes increasingly more complicated as we expand into additional markets. Particularly in light of our focus on environmental sustainability and social impact, environmental conditions relating to the release of hazardous substances at a prior, existing or future restaurant could have an adverse effect on our brand and reputation, business, financial condition and results of operations. Further, environmental laws, and the administration, interpretation, and enforcement thereof, are subject to change and may become more stringent in the future, each of which could make our waste management more complex and have an adverse effect on our business, financial condition, and results of operations.
We rely heavily on information technology, and any material failure, weakness, interruption or breach of security could prevent us from effectively operating our business.
We rely heavily on information systems, including point-of-sale processing in our locations, for management of our supply chain, accounting, payment of obligations, collection of cash, credit and debit card transactions and other processes and procedures. Our ability to efficiently and effectively manage our business depends significantly on the reliability and capacity of these systems. Our operations depend upon our ability to manage and protect our computer equipment and systems against damage from physical theft, fire, power loss, telecommunications failure or other catastrophic events, as well as from internal and external security breaches, security vulnerabilities, viruses and other disruptive problems. The failure of these systems to operate effectively, maintenance problems, delays in or failure to remediate technical or security issues or vulnerabilities, upgrading or transitioning to new platforms, expanding our systems as we grow or a breach in security of these systems could result in interruptions to or delays in our business and customer service, a reduction in the efficiency of our operations and/or regulatory investigations or action and litigation. If our information technology systems fail or are breached, or if our business interruption insurance does not sufficiently compensate us for any losses that we may incur, our revenues and profits could be reduced and the reputation of our brand and our business could be materially adversely affected. In addition, remediation of such problems could result in significant, unplanned capital investments or changes to our operations.
Security breaches of confidential customer information, in connection with our electronic processing of credit and debit card transactions or otherwise, or confidential employee information, may adversely affect our business, results of operations and financial condition.
Our business requires the collection, transmission and retention of large volumes of customer and employee data, including credit and debit card numbers and other personally identifiable information, in various information technology systems that are maintained by third parties with whom we contract to provide services. The integrity and protection of that customer and employee data is critical to us. Further, our customers and employees have a high expectation that we and our service providers will adequately protect their personal information.
The information, security and privacy requirements imposed by governmental regulation and industry standards are increasingly demanding and rapidly changing. We need to make additional investments of capital, resources and time in order to satisfy existing requirements or changing requirements and customer and employee expectations. Even after we make such investments, our systems, policies and processes may not be able to satisfy existing requirements or changing requirements and customer and employee expectations. Efforts to hack or breach security measures, failures of systems or software to operate as designed or intended, delays in or failure to remediate technical or security issues or vulnerabilities, viruses and malware, security vulnerabilities in systems or processes, operator error or inadvertent releases of data may all threaten our and our service provider’s information systems and records. A breach in the security of our information technology systems or those of our service providers could lead to an interruption in the operation of our systems or exposure of our proprietary data, including personal information, resulting in operational inefficiencies, legal obligations, and a loss of revenues or profits. Additionally, a significant theft, loss or misappropriation of, or access to, customers’ or other proprietary data or other breach of our information technology systems could result in fines, legal claims from customers and employees, other legal proceedings, including regulatory investigations and actions, and liability for failure to comply with privacy and information security laws or industry standards, each of which could disrupt our operations and damage our reputation and otherwise adversely affect our business, results of operations and financial condition.
We may not be able to adequately protect our intellectual property, which, in turn, could harm the value of our brand and adversely affect our business, results of operations and financial condition.
Our ability to implement our business plan successfully depends in part on our ability to further build brand recognition using our trademarks, service marks, proprietary products and other intellectual property, including our name and logos and the unique character and atmosphere of our locations. We rely on trademark and trade secret laws, as well as license agreements, to protect our intellectual property. Nevertheless, our competitors may develop similar menu items and concepts, and adequate remedies may not be available in the event of an unauthorized use or disclosure of our trade secrets and other intellectual property.
The success of our business depends on our continued ability to use our existing intellectual property to increase brand awareness and further develop our brand in domestic markets. We have registered and applied to register trademarks and service marks in the United States. We may not be able to adequately protect our trademarks and service marks, and our competitors and others may successfully challenge the validity and/or enforceability of our trademarks and service marks and other intellectual property. The steps we have taken to protect our intellectual property may not be adequate.
If our efforts to maintain and protect our intellectual property are inadequate, or if any third party misappropriates, dilutes or infringes on our intellectual property, the value of our brand may be harmed, which could have a material adverse effect on our business and might prevent our brand from achieving or maintaining market acceptance.
From time to time, we may also be required to institute litigation to enforce our trademarks, service marks and other intellectual property. Such litigation could result in substantial costs and diversion of resources and could negatively affect our sales, profitability and prospects regardless of whether we are able to successfully enforce our intellectual property rights.
Third parties may also assert that we infringe, misappropriate or otherwise violate their intellectual property and may sue us for intellectual property infringement. Even if we are successful in defending ourselves in any such proceedings, we may incur substantial costs, and the time and attention of our management and other personnel may be diverted in pursuing these proceedings. If a court finds that we infringe a third party’s intellectual property, we may be required to pay damages and/or be subject to an injunction. With respect to any third party intellectual property that we use or wish to use in our business (whether or not asserted against us in litigation), we may not be able to enter into licensing or other arrangements with the owner of such intellectual property at a reasonable cost or on reasonable terms.
Changes to estimates related to our property, fixtures and equipment or operating results that are lower than our current estimates at certain locations may cause us to incur impairment charges on certain long-lived assets, which may adversely affect our business, results of operations and financial condition.
In accordance with accounting guidance as it relates to the impairment of long-lived assets, such as property and equipment and operating right-of use assets with definitive lives, we make certain estimates and projections with regard to individual location operations, as well as our overall performance, in connection with our impairment analyses for long-lived assets. The determination of related estimated useful lives and whether these long-lived assets have been impaired involves significant judgment and subjective assessments, including as to our future business performance, and is subject to factors and events over which we have no control. If an impairment indicator is deemed to exist for any location, the sum of the location’s estimated undiscounted cash flows expected to be generated by the location’s asset group would be compared to its carrying value. If the location’s carrying value exceeds its estimated undiscounted cash flows, an impairment charge is recognized in the amount by which the carrying value of the location’s asset group exceeds its fair value using the cost and income approach based on the current condition of the assets. If actual results differ from our estimated undiscounted cash flows, additional charges for long-lived asset impairments may be required in the future. For the fiscal year ended April 28, 2024, no long-lived asset impairment was recorded. For the fiscal year ended April 30, 2023, we recorded non-cash long-lived asset impairments of $2.4 million for property and equipment at a certain location. There can be no assurance that we will not record further impairment charges in future periods. If future impairment charges are significant, our reported operating results would be adversely affected.
Fluctuations in our tax obligations and effective tax rate and realization of our deferred tax assets may result in volatility of our operating results.
We are subject to income taxes federally and in various states. We record tax expense based on our estimates of future payments, which may include reserves for uncertain tax positions in multiple tax jurisdictions, and valuation allowances related to certain net deferred tax assets. At any one time, many tax years may be subject to audit by various taxing jurisdictions. The results of these audits and negotiations with taxing authorities may affect the ultimate settlement of these issues. We expect that throughout the year there could be ongoing variability in our quarterly tax rates as events occur and exposures are evaluated.
In addition, our effective tax rate in a given financial statement period may be materially impacted by a variety of factors, including, but not limited to, changes in the mix and level of earnings, varying tax rates in the different jurisdictions in which we operate, fluctuations in the valuation allowance or changes to existing accounting rules or regulations.
The U.S. government may enact significant changes to the taxation of business entities, including, among others, an increase in the corporate income tax rate and the imposition of minimum taxes or surtaxes on certain types of income. No such United States tax legislation has been proposed at this time and the likelihood of these changes being enacted or implemented is unclear. We are currently unable to predict whether such changes will occur. If such changes are enacted or implemented, we are currently unable to predict the ultimate impact on our business.
Businesses in our industry have been the target of class action lawsuits and other proceedings that are costly, divert management attention and, if successful, could result in our payment of substantial damages or settlement costs.
Our business is subject to the risk of litigation by employees, customers, suppliers, stockholders or others through private actions, class actions, administrative proceedings, regulatory actions or other litigation. The outcome of litigation, particularly class action and regulatory actions, is difficult to assess or quantify. In past years, restaurant companies have been subject to lawsuits, including class action lawsuits, alleging violations of federal and state laws regarding workplace and employment matters, discrimination and similar matters. A number of these lawsuits have resulted in the payment of substantial damages by the defendants. Similar lawsuits have been instituted from time to time alleging violations of various federal and state wage and hour laws regarding, among other things, employee meal deductions, overtime eligibility of assistant managers and failure to pay for all hours worked. While we have not been a party to any of these types of lawsuits in the past five years, there can be no assurance that we will not be named in any such lawsuit in the future or that we would not be required to pay substantial expenses and/or damages.
In the future, our customers may file complaints or lawsuits against us alleging that we are responsible for some illness or injury they suffered at or after a visit to one of our locations, including actions seeking damages resulting from food-borne illness, accidents in our locations or dram shop claims. We may also be subject to a variety of other claims from third parties arising in the ordinary course of our business, including contract claims.

Regardless of whether any claims against us are valid or whether we are liable, claims may be expensive to defend and may divert time and money away from our operations. In addition, they may generate negative publicity, which could reduce customer traffic and location sales. Although we maintain what we believe to be adequate levels of insurance, insurance may not be available at all or in sufficient amounts to cover any liabilities with respect to these or other matters. A judgment or other liability in excess of our insurance coverage for any claims or any adverse publicity resulting from claims could adversely affect our business, results of operations and financial condition.
Customer complaints or litigation on behalf of our customers or employees may adversely affect our business, results of operations or financial condition.
Our business may be adversely affected by legal or governmental proceedings brought by or on behalf of our customers or employees. In recent years, a number of restaurant companies have been subject to lawsuits, including class action lawsuits, alleging violations of federal and state law regarding workplace and employment matters, discrimination and similar matters, and a number of these lawsuits have resulted in the payment of substantial damages by the defendants. We could also face potential liability if we are found to have misclassified certain employees as exempt from the overtime requirements of the federal Fair Labor Standards Act and state labor laws. We have had from time to time such lawsuits pending against us.
Our procurement of new games and amusement and entertainment offerings is contingent upon availability, and in some instances, our ability to obtain licensing rights.
Our ability to continue to procure new games, amusement and entertainment offerings, and other entertainment-related equipment is important to our business strategy. The number of suppliers from which we can purchase games, amusement offerings and other entertainment-related equipment is limited. To the extent the number of suppliers declines, we could be subject to the risk of distribution delays, pricing pressure, lack of innovation and other associated risks. We may not be able to anticipate and react to changing amusement offering costs by adjusting purchasing practices or game prices, and a failure to do so could have a material adverse effect on our operating results. In addition, any decrease in the availability of new amusement offerings that appeal to guests could lead to decreases in revenues as guests negatively react to lack of new game options.
Our ability to develop future offerings is dependent on, among other things, obtaining rights to compelling game content and developing new amusement offerings that are accepted by our guests. There is no guarantee that additional licensing rights will be obtained by us or that our guests will accept any future offerings that we may develop. The result could be increased expenses without increased revenues putting downward pressure on our results of operations and financial performance.
We face potential liability with our gift cards under the property laws of some states.
Our gift cards, which may be used to purchase bowling, bocce, food, beverages and merchandise credits in our locations, may be considered stored value cards. Certain states include gift cards under their abandoned and unclaimed property laws and require companies to remit to the state cash in an amount equal to all or a designated portion of the unredeemed balance on the gift cards based on certain card attributes and the length of time that the cards are inactive. To date we have not remitted any amounts relating to unredeemed gift cards to states based upon our assessment of applicable laws.
The analysis of the potential application of the abandoned and unclaimed property laws to our gift cards is complex, involving an analysis of constitutional considerations, statutory provisions and factual issues. In the event that one or more states change their existing abandoned and unclaimed property laws or successfully challenge our position on the application of their abandoned and unclaimed property laws to our gift cards, our liabilities with respect to unredeemed gift cards may be materially higher than the amounts shown in our financial statements. If we are required to materially increase the estimated liability recorded in our financial statements with respect to unredeemed gift cards, our net income could be materially and adversely affected.

Risks Related to Our Company and Our Organizational Structure
Pursuant to the Director Designation Agreement, Dale Schwartz, our Chairman, President and Chief Executive Officer, has the right to designate a specific number of directors (initially four of seven) to the Pinstripes Holdings Board and will retain certain other governance rights so long as he continues to beneficially own a certain number of shares of Pinstripes Holdings Class A Common Stock, and his interests may conflict with ours or our stockholders’ in the future.
As of December 16, 2024, Mr. Schwartz held approximately 24.1% of the Pinstripes Holdings Class A Common Stock and approximately 24.1% of the total voting power of Pinstripes capital stock. Pursuant to the Director Designation Agreement, Mr. Schwartz was granted certain rights to designate directors to be nominated for election by holders of the Pinstripes Holdings Class A Common Stock. For so long as certain criteria in the Director Designation Agreement are satisfied, Mr. Schwartz has the right to designate up to four (4) directors to the Pinstripes Holdings Board. Mr. Schwartz named Diane Aigotti as his director designee in Class I, Larry Kadis and Jack Greenberg as his director designees in Class II and Mr. Schwartz himself as his director designee in Class III, representing a majority of the Board. Pursuant to letter agreements between Mr. Schwartz and each of his board designees, each designee has agreed to tender his or her resignation upon such request from Mr. Schwartz. Further, Mr. Schwartz has the right to designate a majority of the members of each committee of the Pinstripes Holdings Board for so long as Mr. Schwartz has the ability to designate at least four (4) individuals for nomination to the Pinstripes Holdings Board. At all other times that Mr. Schwartz has the ability to designate at least one (1) individual for nomination to the Pinstripes Holdings Board, Mr. Schwartz has the ability to designate at least one-third (1/3), but in no event fewer than one (1), of the members of each committee. Pursuant to the Director Designation Agreement, Pinstripes Holdings will not increase or decrease the size of the Pinstripes Holdings Board or amend or adopt new organizational documents, corporate policies or committee charters that might reasonably be deemed to adversely affect any of Mr. Schwartz’s rights under the Director Designation Agreement without the consent of Mr. Schwartz, so long as Mr. Schwartz has the ability to designate at least one (1) individual for nomination to the Pinstripes Holdings Board. For further discussion see the section entitled “Related Party Transactions — Director Designation Agreement”.
By virtue of his voting power and director designation rights, Mr. Schwartz has the power to significantly influence our business and affairs, including the election of our directors and amendments to our Second Amended and Restated Certificate of Incorporation (the “Charter”) and Amended and Restated Bylaws (the “Bylaws”). Mr. Schwartz’s influence over our business and affairs may not be consistent with the interests of some or all of our other stockholders and might negatively affect the market price of the Pinstripes Holdings Class A Common Stock.
Delaware law, the Charter and the Bylaws contain certain provisions, including anti-takeover provisions, that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.
Provisions of the Charter and the Bylaws, as well as provisions of Delaware General Corporation Law (the “DGCL”), could discourage, delay or prevent a merger, acquisition or other change in control of Pinstripes Holdings, even if such change in control would be beneficial to our stockholders. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock, and therefore depress the trading price of Pinstripes Holdings Class A Common Stock. Among other things, the Charter and the Bylaws include provisions regarding:
•authorizing the issuance of “blank check” preferred stock that could be issued by the Pinstripes Holdings Board to increase the number of outstanding shares and thwart a takeover attempt;
•establishing a classified board of directors so that not all members of the Pinstripes Holdings Board are elected at one time;
•the removal of directors only for cause and only by the affirmative vote of holders of 66 2∕3% of the voting power of all then outstanding shares of capital stock of Pinstripes Holdings;
•prohibiting the use of cumulative voting for the election of directors;

•denying the stockholders the ability to call special meetings;
•the limitation of the liability of, and the indemnification of, the directors and officers of Pinstripes Holdings;
•requiring the affirmative vote of holders of 66 2∕3% of the voting power of all then outstanding shares of capital stock of Pinstripes Holdings to amend the Bylaws and specified sections of the Charter;
•requiring all stockholder actions to be taken at a meeting of our stockholders; and
•establishing advance notice requirements for nominations for election to the Pinstripes Holdings Board or for proposing matters that can be acted upon by stockholders at stockholder meetings.
These provisions could also discourage proxy contests and make it more difficult for stockholders to elect directors of their choosing and cause us to take other corporate actions they desire. In addition, because the Pinstripes Holdings Board is responsible for appointing the members of our management team, these provisions could in turn affect any attempt by our stockholders to replace current members of our management team.
In addition, Section 203 of the DGCL prohibits us, except under specified circumstances, from engaging in any mergers, significant sales of stock or assets or business combinations with any stockholder or group of stockholders who owns at least 15% of our common stock.
The Charter limits director and officer liability and provides for director and officer indemnification.
The Charter limits the liability of directors and officers to the maximum extent permitted by Delaware law. Delaware law provides that directors and officers of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors or officers, except for liability for any:
•breach of their duty of loyalty to Pinstripes Holdings or its stockholders;
•act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or
•transactions for which the directors derived an improper personal benefit.
These limitations of liability do not apply to liabilities arising under the federal or state securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission. The Charter and the Bylaws provide that Pinstripes Holdings will indemnify its directors and officers to the fullest extent permitted by law. The Charter also provides that Pinstripes Holdings is obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding. The limitation of liability in the Charter and Bylaws may discourage stockholders from bringing a lawsuit against directors and officers for an alleged breach of their fiduciary duties. It may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Pinstripes Holdings’ results of operations and financial condition may be harmed to the extent Pinstripes Holdings pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
We are an “emerging growth company” and a “smaller reporting company” and are able to avail ourselves of reduced disclosure requirements applicable to emerging growth companies or smaller reporting companies, which could make the Pinstripes Holdings Class A Common Stock less attractive to investors.
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). In this prospectus, we have taken advantage of, and we plan in future filings with the SEC to continue to take advantage of, certain exemptions from various reporting requirements that are applicable to public companies that are not “emerging growth companies,” including not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of certain golden parachute payments. As a result, our stockholders may not have access to certain information they may deem important. We cannot predict if investors will find the Pinstripes Holdings Class A Common Stock less attractive because we may rely on these exemptions. If some investors find the Pinstripes Holdings Class A Common Stock less attractive as a result, there may be a less active trading market for the Pinstripes Holdings Class A Common Stock and our stock price may be more volatile. We may take advantage of these reporting exemptions until we are no longer an emerging growth company.
In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as it remains an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. Banyan did not elect to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, Pinstripes Holdings, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of Pinstripes Holdings’ financial statements with another public company which is not an emerging growth company or is an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.
Pinstripes Holdings will remain an “emerging growth company” until the earlier of (1) the last day of the first fiscal year (a) following the fifth anniversary of the completion of Banyan’s initial public offering (the “IPO”), (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of the Pinstripes Holdings Class A Common Stock that is held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter, and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period.
Additionally, Pinstripes Holdings is a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates equals or exceeds $250 million as of the end of that year’s second fiscal quarter and our annual revenues equaled or exceeded $100 million during such completed fiscal year, or (2) the market value of our common stock held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter. This may also make comparison of us with other public companies more difficult.
We may issue shares of preferred stock in the future, which could make it difficult for another company to acquire us or could otherwise adversely affect holders of the Pinstripes Holdings Class A Common Stock, which could depress the price of the Pinstripes Holdings Class A Common Stock.
Our Charter authorizes us to issue one or more series of preferred stock. The Pinstripes Holdings Board has the authority to determine the preferences, limitations and relative rights of the shares of preferred stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by our stockholders. Our preferred stock could be issued with voting, liquidation, dividend and other rights superior to the rights of the Pinstripes Holdings Class A Common Stock. The potential issuance of preferred stock may delay or prevent a change in control of us, discourage bids for the Pinstripes Holdings Class A Common Stock at a premium to the market price and materially and adversely affect the market price and the voting and other rights of the holders of the Pinstripes Holdings Class A Common Stock.
We incur increased costs as a result of operating as a public company and in the administration of our organizational structure.
As a public company, we incur significant legal, accounting, insurance and other expenses that we did not incur as a private company, including costs associated with public company reporting requirements, and these expenses may increase even more after we are no longer an “emerging growth company.” The Sarbanes-Oxley Act, including the requirements of Section 404, as well as the rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder and the Public Company Accounting Oversight Board (the “PCAOB”) as well as the listing standards of the NYSE, impose additional reporting and other obligations on public companies. Compliance with public company requirements has increased costs and made certain activities more time-consuming. The expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing as SEC reporting requirements continue to increase. For example, the SEC recently finalized rules that have increased reporting requirements with respect to cybersecurity, insider trading and Rule 10b5-1 trading plans. We expect our compliance with these rules and regulations to increase our legal and financial costs and make some activities more time-consuming and costly. In estimating these costs, we took into account expenses related to insurance, legal, accounting and compliance activities, as well as other expenses not currently incurred. Changes in these laws and regulations could also make it more difficult or costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These laws and regulations could also make it more difficult for us to attract and retain qualified persons to serve on the Pinstripes Holdings Board or our board committees or as our executive officers. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to the delisting of our securities, fines, sanctions and other regulatory action and potentially civil litigation.
We may not be able to timely and effectively implement controls and procedures required by Section 404 of the Sarbanes-Oxley Act.
As a public company, we are required to comply with the SEC’s rules implementing Sections 302 and 404 of the Sarbanes-Oxley Act, which require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of internal control over financial reporting. To comply with the requirements of being a public company, we are required to provide attestation on internal controls, and we may need to undertake various actions, such as implementing additional internal controls and procedures and hiring additional accounting or internal audit staff. The standards required for a public company under Section 404 of the Sarbanes-Oxley Act are significantly more stringent than those that were required of us when we were a privately held company. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements. If we are not able to implement the additional requirements of Section 404 in a timely manner or with adequate compliance, we may not be able to assess whether our internal controls over financial reporting are effective, which may subject us to adverse regulatory consequences and could harm investor confidence and the market price of our securities. Further, as an “emerging growth company,” our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal controls over financial reporting pursuant to Section 404 until the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event that it is not satisfied with the level at which the controls of Pinstripes Holdings are documented, designed or operating.
Our stockholders may be required to bring certain actions or proceedings relating to us in the Delaware Court of Chancery and certain actions asserting claims arising under the Securities Act in the federal district courts of the United States.
Our Charter requires that, unless we consent in writing to an alternative forum, the Delaware Court of Chancery be the sole and exclusive forum for (1) derivative actions or proceedings brought on behalf of us; (2) actions asserting a claim of a breach of a fiduciary duty owed by any of our directors, officers or employees to us or our stockholders; (3) civil actions to interpret, apply, enforce or determine the validity of our certificate of incorporation or bylaws; or (4) actions asserting a claim governed by the internal affairs doctrine. Under our Charter, if the Delaware Court of Chancery lacks jurisdiction over any of the foregoing actions or proceedings, then the sole and exclusive forum for such actions or proceedings will be another state or federal court located in the State of Delaware, as long as such court has jurisdiction over the parties. Because these Delaware forum provisions require our stockholders to bring certain types of actions and proceedings relating to Delaware law in the Delaware Court of Chancery or another state or federal court located in the State of Delaware, they may prevent our stockholders from bringing such actions or proceedings in another court that a stockholder may view as more convenient, cost-effective or advantageous to the stockholder or the claims made in such action or proceeding, or may discourage them from bringing such actions or proceedings altogether.
In addition, pursuant to our Charter, unless we consent in writing to an alternative forum, the U.S. federal district courts will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for any action asserting a claim arising under the Securities Act. This forum provision prevents our stockholders from bringing claims arising under the Securities Act in state court, which court our stockholders may view as more convenient, cost effective or advantageous to the claims made in such action and therefore may discourage such actions. While the Delaware Supreme Court has recently upheld provisions of the certificates of incorporation of other Delaware corporations that are similar to this forum provision and courts in California and New York have also upheld similar exclusive forum provisions, there is currently a circuit split as to whether exclusive forum provisions requiring derivative litigation to be filed in the Delaware Court of Chancery could foreclose a derivative suit alleging a violation of the Exchange Act.
Neither the Delaware nor the Securities Act forum provisions are intended by us to limit the forums available to our stockholders for actions or proceedings asserting claims arising under the Exchange Act, which are already limited to the federal courts of the United States pursuant to the Exchange Act.
Members of Pinstripes Holdings’ management team have limited experience in operating a public company.
Members of Pinstripes Holdings’ leadership team have limited experience in the management of a publicly traded company. Pinstripes Holdings’ management team may not successfully or effectively manage its transition to being a public company that is subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that an increasing amount of their time may be devoted to these activities, resulting in less time being devoted to the management and growth of Pinstripes Holdings. As a result, Pinstripes Holdings has hired additional employees to support its operations as a public company, which has increased its operating costs.
Risks Related to the Ownership of our Securities
There can be no assurance that we will be able to comply with the continued listing standards of the NYSE, which could result in the delisting of our securities, limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.
The Pinstripes Holdings Class A Common Stock and Public Warrants are currently listed on the NYSE under the symbol “PNST” and the “PNST WS,” respectively.
If we were to fail to meet the continued listing requirements of the NYSE or another national stock exchange, we and our stockholders could face significant material adverse consequences, including:
•a limited availability of market quotations for our securities;
•reduced liquidity for our securities;
•a determination that the Pinstripes Holdings Class A Common Stock is a “penny stock,” which would require brokers trading in the Pinstripes Holdings Class A Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;
•a limited amount of news and analyst coverage; and
•a decreased ability to issue additional securities or obtain additional financing in the future.
On October 16, 2024, we were notified by the NYSE that we were not in compliance with Section 802.01B and Section 802.01C of the NYSE Listed Company Manual because the Company's average market capitalization was less than $50 million over a consecutive 30 trading-day period and, at the same time, the average closing price of the Company’s common stock was less than $1.00 over a consecutive 30 trading-day period. The notice does not result in the immediate delisting of the Company’s Class A Common Stock from the NYSE.
We submitted a plan to the NYSE on November 29, 2024, that is intended to cure the market capitalization and stock price deficiencies and to return the Company to compliance with the NYSE continued listing standards. The Company can regain compliance at any time within the six-month period with respect of the minimum average share price deficiency if following receipt of the NYSE notice if on the last trading day of any calendar month during the cure period the Company has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month.
The NYSE will have 45 days after the receipt of the plan to review and determine whether the Company has made a reasonable demonstration of its ability to regain compliance with the minimum average market capitalization standard within the 18-month cure period. The NYSE will either accept the plan, at which time we would be subject to ongoing monitoring for compliance with the plan, or the NYSE will not accept the plan, and the Company would be subject to suspension and delisting procedures. If the NYSE accepts the plan and the Company satisfies the minimum average market capitalization standard, the Company’s Class A Common Stock will continue to be listed and traded on the NYSE during the 18-month cure period, subject to the Company’s compliance with other continued listing standards, including the minimum average share price standard, and the Company will be subject to quarterly monitoring by the NYSE for compliance with the plan.
Under the NYSE’s rules, if the Company determines that, if necessary, it will cure the market capitalization and stock price deficiencies by taking an action that will require stockholder approval, it must so inform the NYSE in the above referenced notification and the market capitalization and price condition will be deemed cured if the market capitalization and price promptly exceeds $50 million and $1.00 per share, respectively, and the price remains above those levels for at least the following 30 trading days. The Company intends to consider available alternatives, including but not limited to a reverse stock split, that are subject to shareholder approval.
We cannot assure you that an active trading market for the Pinstripes Holdings Class A Common Stock will develop or be sustained.
We cannot assure you that an active trading market for the Pinstripes Holdings Class A Common Stock will develop or be sustained. If an active market does not develop, stockholders may have difficulty selling any shares of the Pinstripes Holdings Class A Common Stock. This risk has been exacerbated in connection with the high level of redemptions of shares of Banyan Class A Common Stock in connection with the meeting on December 21, 2023 held by Banyan for its stockholders to approve certain amendments to its charter and was further exacerbated by the redemptions of Public Shares in connection with the closing of the Business Combination, which led to a significantly reduced number of public stockholders holding Pinstripes securities subsequent to the Closing.
If securities or industry analysts publish inaccurate or unfavorable research reports about our business, our share price and trading volume could decline.
The trading market for our Class A common stock will partially depend on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us should downgrade our shares or change their opinion of our business prospects, our share price would likely decline. If one or more of these analysts ceases coverage of our company or fails to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.
If our operating and financial performance in any given period does not meet the guidance that we provide to the public, our stock price may decline.
We have provided, and may in the future provide, public guidance on our expected operating and financial results for future periods. For example, in connection with the Business Combination, we provided projected financial and operating information which reflected estimates of future performance of our legacy locations, the opening dates of new locations and their anticipated performance, that we will continue to execute with our current team, while also adding certain key hires, and that we have incurred and will continue to incur additional costs in connection with being a public company. Such projected financial information was the basis for the EBITDA Earnout Shares, which shares are subject to the vesting and forfeiture conditions on transfer set forth in the Charter. Any such guidance is comprised of forward-looking statements subject to the risks and uncertainties described in this prospectus and in our other public filings and public statements. Our actual results may not always be in line with or exceed any guidance we have provided or will provide in the future, especially in times of economic uncertainty. If our operating or financial results for a particular period do not meet any guidance we provide or the expectations of investment analysts, or if we reduce our guidance for future periods, the market price of the Pinstripes Holdings Class A Common Stock may decline as well.
The market price of Pinstripes Holdings Class A Common Stock and Warrants substantially declined following the Business Combination. If the perceived benefits of the Business Combination do not meet the expectations of investors, securityholders or financial analysts, the market price for the Pinstripes Holdings Class A Common Stock may further decline.
Although the Business Combination valued Pinstripes at a $336.2 million pre-money equity valuation, based upon an assumed market value of $10.00 per share, the cash backed value per share of Pinstripes Holdings Class A Common Stock following the Business Combination was substantially less than $10.00 per share, and the market values of the securities of Pinstripes, including Pinstripes Holdings Class A Common Stock and Warrants, following the consummation of the Business Combination has declined significantly from the implied valuation of Pinstripes on the date the Business Combination Agreement was executed. Factors affecting the trading price of Pinstripes Holdings’ securities may include, among other things:
•variations in our financial results or those of companies that are perceived to be similar to us;
•actions by us or our competitors, such as sales initiatives, acquisitions or restructurings;
•changes in our earnings estimates or expectations as to our future financial performance, as well as financial estimates by securities analysts and investors, and our ability to meet or exceed those estimates or expectations;
•additions or departures of key management personnel;
•legal proceedings involving us, our industry or both;
•changes in our capitalization, including future issuances of the Pinstripes Holdings Class A Common Stock or the incurrence of additional indebtedness;
•changes in market valuations of companies similar to ours;
•the prospects of the industry in which we operate;
•actions by institutional and other stockholders;
•speculation or reports by the press or investment community with respect to us or our industry in general;
•general economic, market and political conditions; and
•other risks, uncertainties and factors described in this section entitled “Risk Factors” in this prospectus.
Stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies in Pinstripes Holdings’ industry. These and other factors may cause the market price and demand for the Pinstripes Holdings Class A Common Stock to fluctuate substantially, which may limit or prevent investors from readily selling their shares of the Pinstripes Holdings Class A Common Stock and may otherwise negatively affect the liquidity of the Pinstripes Holdings Class A Common Stock. In the past, stockholders have instituted securities class action litigation following periods of volatility in the market price of their common stock. If we were involved in securities litigation, we could incur substantial costs and our resources and the attention of management could be diverted from our business.

Substantial future sales of the Pinstripes Holdings Class A Common Stock, or the perception in the public markets that these sales may occur, may depress our stock price.
The market price of the Pinstripes Holdings Class A Common Stock could decline significantly as a result of sales of a large number of shares of the Pinstripes Holdings Class A Common Stock in the market. These sales, or the perception that these sales might occur, could depress the market price of the Pinstripes Holdings Class A Common Stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.
All shares of Pinstripes Holdings Class A Common Stock issued as merger consideration in the Business Combination are freely tradable, without registration under the Securities Act and without restriction by persons other than our “affiliates” (as defined under Rule 144 under the Securities Act, referred to herein as “Rule 144”) and persons who were affiliates of Pinstripes at the time of the written consent of the Pinstripes stockholders to approve the Business Combination, including our directors, executive officers and other affiliates. Commencing one year following the filing of our Current Report on Form 8-K on January 5, 2024, shares held by certain of our securityholders will be eligible for resale, subject to, in the case of certain securityholders, us being current in our Exchange Act reporting, as well as volume, manner of sale and other limitations under Rule 144 and/or Rule 145 under the Securities Act.
If our current stockholders sell substantial amounts of the Pinstripes Holdings Class A Common Stock in the public market, or if the public perceives that such sales could occur, there could be an adverse impact on the market price of the Pinstripes Holdings Class A Common Stock, even if there is no relationship between such sales and the performance of our business. In addition, if certain price targets for the Pinstripes Holdings Class A Common Stock are reached, the Earnout Shares and Vesting Shares, that are initially subject to certain vesting conditions and transfer restrictions will become freely tradeable. Additionally, if Pinstripes Holdings’ public issuance of an earnings release for Pinstripes Holdings’ fiscal quarter ending at the end of the EBITDA Earnout Period reports 2024 EBITDA equal or greater than $28,000,000, then one-hundred percent of the EBITDA Earnout Shares will immediately vest and convert into shares of Pinstripes Holdings Class A Common Stock and will no longer be subject to the vesting and forfeiture conditions set forth in the Charter. The vesting and sale of the Earnout Shares, the Vesting Shares and the EBITDA Earnout Shares, or the perception that these sales could occur, could adversely impact the market price of Pinstripes Holdings Class A Common Stock.
We also entered into the A&R Registration Rights Agreement with the Sponsor Holders, certain other of our stockholders and members of our management pursuant to which we have agreed to register for resale their shares of Pinstripes Holdings Class A Common Stock, including shares underlying Pinstripes Holdings Class B Common Stock, Warrants and other securities. We also agreed to register and to register the resale of shares of Pinstripes Holdings Class A Common Stock issuable upon the exercise of the Oaktree Tranche 1 Warrants, the Oaktree Tranche 2 Warrants, and the Silverview Tranche 3 Warrants. To the extent shares of the Pinstripes Holdings Class A Common Stock are registered for resale pursuant to the A&R Registration Rights Agreement or otherwise, such shares may be resold by the holders thereof, including our affiliates, without limitation under the Securities Act. We filed the registration statement of which this prospectus forms a part is registering for resale shares of Pinstripes Holdings Class A Common Stock as required by these agreements. See the section entitled “Related Person Transactions — A&R Registration Rights Agreement.”
In addition, the shares of Pinstripes Holdings Class A Common Stock reserved for future issuance under the 2023 EIP Plan and the ESPP will become eligible for sale in the public market once those shares are issued, subject to any applicable vesting requirements, lockup agreements and other restrictions imposed by law. The 2023 EIP Plan and the ESPP initially reserve for issuance 12,900,000 shares of Pinstripes Holdings Class A Common Stock and 850,000 shares of Pinstripes Holdings Class A Common Stock, respectively. The 2023 EIP Plan also provides for an “evergreen provision” pursuant to which the number of shares of Pinstripes Holdings Class A Common Stock reserved for issuance pursuant to awards under such plan shall be increased on the first day of each calendar year, equal to the lesser of (a) fifteen percent of the aggregate number of shares of Pinstripes Holdings Common Stock outstanding on the last day of the immediately preceding calendar year and (b) such smaller number of shares of Pinstripes Holdings Class A Common Stock as determined by the Pinstripes Holdings Board, or a duly authorized committee thereof. We filed a registration statement on Form S-8 to register shares of Pinstripes Holdings Class A

Common Stock issued pursuant to the 2023 EIP Plan and the ESPP on April 22, 2024, which automatically became effective upon filing, and we may file additional registration statements on Form S-8 registering additional shares of Pinstripes Holdings Class A Common Stock in the future. Accordingly, shares registered under such registration statement will be available for sale in the open market and shares issued pursuant to the 2023 EIP Plan or the ESPP will result in dilution to our existing stockholders.
Also, in the future, we may issue shares of the Pinstripes Holdings Class A Common Stock in connection with investments or acquisitions. The number of shares of the Pinstripes Holdings Class A Common Stock issued in connection with an investment or acquisition could be material.
Certain existing stockholders purchased securities in the Company at a price below the current trading price of such securities and may experience a positive rate of return based on the current trading price. Future investors in the Company may not experience a similar rate of return.
Although the offering price to public stockholders in the IPO was $10.00 per unit (each unit consisting of one share of Banyan Class A Common Stock and one-half of one redeemable Warrant), the Selling Securityholders may acquire the outstanding securities offered for resale by the Company at a range of effective purchase prices ranging from $0.003 per share to $10.00 per share of Pinstripes Holdings Class A Common Stock (or, in some cases, solely for services or other non-cash consideration), and at effective purchase prices ranging from $0 to $1.00 per Private Placement Warrant. As of December 13, 2024, the closing price of Pinstripes Holdings Class A Common Stock as reported on the NYSE was $0.6274 per share. Because the current market price of the Pinstripes Holdings Class A Common Stock is significantly higher than the effective purchase price certain Selling Securityholders paid for their securities, there may be a higher likelihood that those Selling Securityholders will sell their shares pursuant to the registration statement of which this prospectus is a part.
For example, based on the closing price of the Pinstripes Holdings Class A Common Stock of $0.6274 on December 13, 2024, (i) the holders of the 4,172,025 shares of Pinstripes Holdings Class A Common Stock originally issued to the Sponsor Holders for nominal consideration of $0.003 per share, would realize a potential profit of approximately $0.6244 per share and an aggregate profit of approximately $2,605,012 if they each sold all of their Pinstripes Holdings Class A Common Stock, (ii) the holders of the 1,018,750 shares of Pinstripes Holdings Class A Common Stock issued to certain investors in Banyan in consideration of their agreement not to redeem their respective shares of Banyan Class A Common Stock in connection with Banyan’s extension meeting held on April 21, 2023 (which were issued for no cash consideration) would realize a potential profit of approximately $0.6274 per share and an aggregate profit of approximately $639,164 if they each sold all of their Pinstripes Holdings Class A Common Stock, (iii) the holders of the Oaktree Tranche 1 Warrants would realize a potential profit of approximately $0.6174 per share and an aggregate profit of approximately $1,799,721 if it exercised all of the up to 2,915,000 shares of Pinstripes Holdings Class A Common Stock underlying the Oaktree Tranche 1 Warrants for $0.01 per share and sold all such shares of Pinstripes Holdings Class A Common Stock, (iv) the holders of the Oaktree Tranche 2 Warrants would realize a potential profit of approximately $0.6174 per share and an aggregate profit of approximately $107,891 if it exercised all of the up to 174,750 shares of Pinstripes Holdings Class A Common Stock underlying the Oaktree Tranche 2 Warrants for $0.01 per share and sold all such shares of Pinstripes Holdings Class A Common Stock and (v) the holders of the Silverview Tranche 3 Warrants would realize a potential profit of approximately $0.6174 per share and an aggregate profit of approximately $18,085 if it exercised all of the up to 29,292 shares of Pinstripes Holdings Class A Common Stock underlying the Oaktree Tranche 2 Warrants for $0.01 per share and sold all such shares of Pinstripes Holdings Class A Common Stock. Other Selling Stockholders, including the holders of the Series I Convertible Preferred Stock, paid more, or an amount approximately equivalent to the trading price of $0.6274 per share as of December 13, 2024, and may experience a comparatively smaller, or negative, rate of return. The 11,771,022 shares of Pinstripes Holdings Class A Common Stock held by the Pinstripes Affiliates and registered herein were received as merger consideration shares at approximately $10.00 per share, based on the “Equity Value” of $379,366,110 set forth in the Business Combination Agreement, and are subject to the six-month lock-up restrictions described herein.
Investors who purchased Pinstripes Holdings Class A Common Stock on the NYSE following the Business Combination may not experience a similar rate of return due to differences in the purchase prices they have paid and the purchase prices paid by the Selling Securityholders.

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We do not expect to pay any cash dividends in the foreseeable future.
The continued operation and expansion of our business will require substantial funding. Accordingly, we do not currently expect to pay any cash dividends on shares of the Pinstripes Holdings Class A Common Stock. Any determination to pay dividends is at the discretion of the Pinstripes Holdings Board and depends upon results of operations, financial conditions, contractual restrictions, restrictions imposed by applicable law and other factors the Pinstripes Holdings Board deems relevant. Our ability to pay dividends is also restricted by the terms of our current credit agreements and may be restricted by any future credit agreement or any future debt or preferred equity securities of ours or our subsidiaries. See the risk factor entitled “Our current or future indebtedness could impair our financial condition and reduce the funds available to us for growth or other purposes. Our debt agreements impose certain operating and financial restrictions, with which failure to comply could result in an event of default that could adversely affect our business.” Investors seeking cash dividends in the foreseeable future should not purchase Pinstripes Holdings Class A Common Stock.
We are a holding company with no operations of our own, and will depend on our subsidiaries for cash.
We are a holding company and do not currently have any material assets or operations other than ownership of equity interests of our subsidiaries. Our operations will be conducted almost entirely through our subsidiary, Pinstripes, and our ability to generate cash to meet our obligations or to pay dividends will be highly dependent on the earnings of, and receipt of funds from, Pinstripes through dividends or intercompany loans. The ability of Pinstripes or any other subsidiary to generate sufficient cash flow from future operations to allow us and them to make scheduled payments on their obligations will depend on their future financial performance, which will be affected by a range of economic, competitive and business factors, many of which will be outside of our control. We cannot assure you that the cash flow and future earnings of our operating subsidiaries will be adequate for our subsidiaries to service our debt obligations. If our subsidiaries do not generate sufficient cash flow from future operations to satisfy corporate obligations, we may have to: undertake alternative financing plans (such as refinancing), restructure debt, sell assets, reduce or delay capital investments, or seek to raise additional capital. We cannot assure you that any such alternative refinancing would be possible, that any assets could be sold, or, if sold, of the timing of the sales and the amount of proceeds realized from those sales, that additional financing could be obtained on acceptable terms, if at all, or that additional financing would be permitted under the terms of our various debt instruments then in effect. Our inability to generate sufficient cash flow to satisfy our obligations, or to refinance our obligations on commercially reasonable terms, would have an adverse effect on our business, financial condition and results of operations. Furthermore, we and our subsidiaries may incur substantial additional indebtedness in the future that may severely restrict or prohibit our subsidiaries from making distributions, paying dividends or making loans to us.
We have broad discretion in the use of the net proceeds from the Business Combination and related financings and may not use them effectively.
We cannot specify with certainty the particular uses of the net proceeds we received in connection with the Business Combination, specifically the Oaktree Tranche 1 Loan, the Oaktree Tranche 2 Loan, the additional borrowings pursuant to the Silverview Loan Agreement, the Silverview Tranche 3 Loan and the minimal funds remaining in the trust account established in connection with the IPO (the “Trust Account”) following the public stockholders’ exercise of their right to have their shares redeemed for a pro rata portion of the Trust Account (the “Redemption”). Our management has broad discretion in the application of the net proceeds and may spend a portion or all of the net proceeds in ways that our stockholders may not desire or that may not yield a favorable return. We intend to use the net proceeds for general corporate purposes as well as for investing in growth initiatives and maintaining a strong balance sheet. If we do not invest or apply the net proceeds from the Business Combination and related financings in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

Because Pinstripes Holdings became a public reporting company by means other than a traditional underwritten initial public offering, Pinstripes Holdings’ stockholders may face additional risks and uncertainties.
In a traditional underwritten initial public offering, underwriters may be subject to civil liability under Sections 11 and 12 of the Securities Act for any omissions or misstatements in the registration statement, unless such underwriters can establish a “due diligence” defense by conducting a reasonable investigation of the disclosures in the registration statement. Due diligence reviews typically include an independent investigation of the background of the company, any advisors and their respective affiliates, review of the offering documents and independent analysis of the business plan and any underlying financial assumptions. Because Pinstripes Holdings became a public reporting company by means of consummating the Business Combination rather than by means of a traditional underwritten initial public offering, there is no independent third-party underwriter selling the shares of Pinstripes Holdings and, accordingly, investors in Pinstripes Holdings did not have the benefit of an independent review and due diligence investigation of the type normally performed by an unaffiliated, independent underwriter in a public securities offering. Although Banyan as well as the investment banks involved in the Business Combination performed due diligence reviews and investigations of Pinstripes in connection with the Business Combination, each of them had different incentives and objectives in the Business Combination than an underwriter would in a traditional initial public offering, and therefore their due diligence reviews and investigations should not be viewed as equivalent to the review and investigation that an underwriter would be expected to conduct. The lack of an independent due diligence review and investigation increases the risk of an investment in Pinstripes Holdings because it may not have uncovered facts that would be important to a potential investor.
In addition, because Pinstripes Holdings did not become a public reporting company by means of a traditional underwritten initial public offering, security or industry analysts may not provide, or may be less likely to provide, coverage of Pinstripes Holdings. Investment banks may also be less likely to agree to underwrite securities offerings on behalf of the combined company than they might if the combined company became a public reporting company by means of a traditional underwritten initial public offering, because they may be less familiar with the combined company as a result of more limited coverage by analysts and the media. The failure to receive research coverage or support in the market for the Pinstripes Holdings Class A Common Stock could have an adverse effect on our ability to develop a liquid market for the Pinstripes Holdings Class A Common Stock.
An investment in this offering may result in uncertain or adverse U.S. federal income tax consequences.
The U.S. federal income tax consequences of a cashless exercise of warrants and of a redemption of warrants for Pinstripes Holdings Common Stock are unclear under current law. Further, it is unclear whether the redemption rights with respect to our shares suspend the running of a U.S. holder’s holding period for purposes of determining whether any gain or loss realized by such holder on the sale or exchange of Pinstripes Holdings Common Stock is long-term capital gain or loss and for determining whether any dividend we pay would be considered “qualified dividends” for federal income tax purposes. See the section titled “Material United States Tax Consequences to Holders of Common Stock and Warrants” for a summary of the material U.S. federal income tax consequences of an investment in our securities. Prospective investors are urged to consult their tax advisors with respect to these and other tax consequences when purchasing, holding or disposing of our securities.

MARKET PRICE AND DIVIDEND INFORMATION
Market Price and Ticker Symbols
The Pinstripes Holdings Class A Common Stock and Public Warrants commenced trading on the NYSE under the symbols “PNST” and “PNST WS,” respectively, on January 2, 2024. The closing price of Pinstripes Holdings Class A Common Stock and Public Warrants on December 13, 2024 was $0.6274 and $0.01, respectively. On December 17, 2024, the staff of the NYSE determined to commence proceedings to delist the Public Warrants from the NYSE. Trading of the Public Warrants was suspended immediately. The Company has a right to a review of this determination by a Committee of the Board of Directors of the Exchange. The NYSE will apply to the SEC to delist the Public Warrants upon completion of all applicable procedures, including any appeal by the Company of the NYSE staff’s decision. Our Series B-1 Common Stock, Series B-2 Common Stock and Series B-3 Common Stock are not listed or traded on any exchange.
Holders of Pinstripes Holdings Class A Common Stock should obtain current market quotations for their securities. The market price of our securities could vary at any time.
Stockholders
As of December 13, 2024, there were 189 holders of record of our Class A Common Stock and 32 holders of record of Warrants. The actual number of holders of our Class A Common Stock is greater than this number, as it includes beneficial owners whose shares are held in “street name” by banks, brokers and other nominees.
Dividends
We currently expect to retain all available funds and future earnings, if any, for use in the operation and growth of our business and do not anticipate paying any cash dividends for the foreseeable future. Any future determination to pay dividends will be at the discretion of the Pinstripes Holdings Board, subject to compliance with applicable law and any contractual provisions, including under any existing or future agreements for indebtedness we may incur, that restrict or limit our ability to pay dividends, and will depend upon, among other factors, our results of operations, financial condition, earnings, capital requirements and other factors that the Pinstripes Holdings Board deems relevant. Accordingly, realization of a gain on your investment will depend on the appreciation of the price of the shares, which may never occur. Investors seeking cash dividends in the foreseeable future should not invest in shares.
Securities Authorized for Issuance under Equity Compensation Plans
In connection with the Business Combination, our stockholders approved our 2023 EIP Plan and our ESPP on December 27, 2023, both of which became effective immediately upon the Closing. We filed a registration statement on Form S-8 to register shares of Pinstripes Holdings Class A Common Stock issued pursuant to the 2023 EIP Plan and the ESPP on April 22, 2024, which automatically became effective upon filing, and we may file additional registration statements on Form S-8 registering additional shares of Pinstripes Holdings Class A Common Stock in the future. Accordingly, shares registered under such registration statement will be available for sale in the open market and shares issued pursuant to the 2023 EIP Plan or the ESPP will result in dilution to our existing stockholders.

USE OF PROCEEDS
All of the Pinstripes Holdings Class A Common Stock offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any proceeds from the sale of our securities by the Selling Securityholders pursuant to this prospectus.
Assuming the exercise of all Oaktree Tranche 2 Warrants and Silverview Tranche 3 Warrants being offered pursuant to this prospectus for cash, we will receive an aggregate of approximately $2,040 but will not receive any proceeds from the sale of the shares of Pinstripes Holdings Class A Common Stock issuable upon such exercise. To the extent that any Oaktree Tranche 2 Warrants or Silverview Tranche 3 Warrants are exercised on a “cashless basis,” we would not receive any proceeds from the exercise of such warrants.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Unless the context otherwise requires, any reference in this section to the “Company,” “we,” “us,” “our,” or “Pinstripes” refers to Pinstripes, Inc. and its consolidated subsidiaries prior to the consummation of the Business Combination and to Pinstripes Holdings, Inc. and its consolidated subsidiaries after the consummation of the Business Combination. You should read the following discussion and analysis of our financial condition and results of operations together with our condensed consolidated financial statements and the related notes and other financial information included elsewhere in this filing. Some of the information contained in this discussion and analysis or set forth elsewhere in this filing including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. You should review the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” sections in this filing for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.
We have a 52- or 53- week fiscal year ending on the last Sunday of April. All references to fiscal 2025 and fiscal 2024 reflect the results of the 52-week fiscal year ended April 27, 2025 and April 28, 2024, respectively. The first and second quarters of fiscal 2025 reflect the results of the twelve weeks ended July 21, 2024 and October 13, 2024. Our first three fiscal quarters are comprised of twelve weeks each, and the fourth fiscal quarter contains sixteen weeks, except for fiscal years consisting of 53 weeks for which the fourth fiscal quarter will consist of seventeen weeks, and end on the twelfth Sunday of each quarter (sixteenth Sunday of the fourth fiscal quarter, and, when applicable, the seventeenth Sunday of the fourth fiscal quarter).
Overview
Pinstripes is an experiential dining and entertainment concept combining exceptional Italian-American cuisine with bowling, bocce, and private events. Our large-format community venues offer a winning combination of sophisticated fun for the consumer longing for human connectedness across generations, and we deliver a broad range of experiences, from a 300-person wedding in one of our many event spaces, to an intimate date night for two in one of our dining rooms, to a birthday party on our bowling lanes or bocce courts. This ability to offer curated and engaging experiences across a broad range of occasions enables us to generate revenue from numerous sources, including dining, bowling, bocce, private events and off-site events and catering.
As of October 13, 2024, we had 17 restaurants in ten states and Washington D.C. and employed approximately 1,700 employees (who we refer to as “PinMembers”). Subsequent to the end of the second quarter, we opened our 18th location in Walnut Creek, CA on November 15, 2024. We are highly disciplined in our site selection process, and we design and construct large-format locations that are each 26,000 to 38,000 square feet of interior space, plus additional outdoor patio space that includes outdoor dining, bocce courts, fire pits and decorative fountains. Each location can host over 900 guests at a time, with dining capacity of approximately 300 guests, bar capacity of 75 guests, 11 to 20 bowling lanes, 6 to 12 indoor/outdoor bocce courts and multiple private event spaces that can accommodate groups of 20 to 1,000 guests. Our locations generated average unit volumes (“AUV”), as further defined below, of $8.6 million for the fiscal year ended April 28, 2024, demonstrating the scale of our operating model and ability to tailor our space in bespoke ways. Our overall revenue growth over the past few years has primarily been driven by increases in same store sales and is expected to be primarily driven by revenues from new location openings and increases in same store sales in the future.
Factors Affecting Our Business
Expanding Footprint
We have developed a disciplined new venue growth strategy in both new and existing markets, and target certain initial sales, profitability and payback period goals for each new venue opening. We employ a sophisticated, data-based site selection strategy that is highly collaborative with our real estate development partners and network of brokers around the country and focuses on markets with high income and education levels, population density and strong co-tenants. We expect to benefit from a powerful density effect as we continue to open new venues in existing markets, which increases market awareness and generates staffing synergies.

Macroeconomic Conditions
Consumer spending on food and entertainment outside the home fluctuates with macroeconomic conditions. Consumers tend to allocate higher spending to food outside the home when macroeconomic conditions are stronger and rationalize spending on food outside the home during weaker economies. While we have been able to partially offset inflation and other increases, such as wage increases, in the costs of core operating resources by gradually increasing menu prices, coupled with more efficient purchasing practices, productivity improvements and greater economies of scale, there can be no assurance that we will be able to continue to do so in the future. In particular, macroeconomic conditions could make additional menu price increases imprudent. There can be no assurance that future cost increases can be offset by increased menu prices or that increased menu prices will be fully absorbed by our customers without any resulting change to their visit frequencies or purchasing patterns.
Fiscal Calendar and Seasonality
We operate on a 52-week or 53-week fiscal year that ends on the last Sunday in April. In a 52-week fiscal year, the first, second and third fiscal quarters each contain twelve weeks and the fourth fiscal quarter contains sixteen weeks. In a 53-week fiscal year, the first, second and third fiscal quarters each contain twelve weeks and the fourth fiscal quarter contains seventeen weeks.
Our revenues are influenced by seasonal shifts in consumer spending. Typically, our average sales per location are highest during the holiday season (specifically the period from the last week of November to the second week of January) and summer, and lowest in the winter and the fall (other than during the holiday season). This seasonality is due to increases in spending and private events during the holiday season, followed by continued increased activity as the weather improves in the spring and summer. The fall and winter are our lowest sales seasons due to the fact that the weather is typically deteriorating and children are returning to school. Additionally, holidays, changes in the economy, severe weather and similar conditions may impact sales volumes seasonally in some operating regions.
As a result of these factors and the differences among our fiscal quarters, our quarterly operating results and comparable restaurant sales, as well as our key performance measures, may fluctuate significantly from quarter to quarter and our results for any one quarter are not indicative of any other quarter.
The Business Combination
Pinstripes, Banyan, and Panther Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Banyan (“Merger Sub”), entered into the Second Amended and Restated Business Combination Agreement on November 22, 2023. Upon consummation of the transactions contemplated by the Business Combination Agreement (the “BCA or “Business Combination”), on December 29, 2023, Pinstripes merged with and into Merger Sub, with Pinstripes surviving the merger as a wholly owned subsidiary of Banyan. In connection with the closing of the Business Combination, Banyan was renamed “Pinstripes Holdings, Inc.”
In connection with Banyan’s initial public offering, Banyan issued (i) 12,075,000 Public Warrant sand 11,910,000 Private Warrants. On December 29, 2023, in connection with the Business Combination, Pinstripes effectively issued an aggregate of 23,985,000 warrants to purchase an equal number of shares of Class A Common Stock, representing the 12,075,000 Public Warrants and 11,910,000 Private Warrants. The Public Warrants and Private Warrants remained unexercised and were issued and outstanding as of October 13, 2024.
The Business Combination is accounted for as a reverse recapitalization in accordance with GAAP (the “Reverse Recapitalization”). Under this method of accounting, Banyan is treated as the acquired company and Pinstripes is treated as the acquirer for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of Pinstripes Holdings, Inc. represent a continuation of the financial statements of Pinstripes, Inc., with the Business Combination treated as the equivalent of Pinstripes issuing stock for the historical net assets of Banyan, accompanied by a recapitalization. The net assets of Banyan were stated at fair value, which approximated historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of Pinstripes.

As a consequence of the Business Combination, Pinstripes, Inc. became a subsidiary of a SEC- registered and NYSE-listed company, which will require us to hire additional personnel and implement procedures and processes to address public company regulatory requirements. We expect to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting and legal and administrative resources, including increased audit, consulting and legal fees.
Key Performance Metrics
We track the following key business metrics to evaluate our performance, identify trends, formulate financial projections, and make strategic decisions. We believe that these key business metrics provide useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management team. These key business metrics are presented for supplemental informational purposes only and may be different from similarly titled metrics or measures presented by other companies.
Selected Metrics:
Average Unit Volumes (AUV)

	Fiscal Year Ended
(dollar amounts in millions)	April 28, 2024	April 30, 2023
Total Locations	13	13
AUV	$8.6	$8.6
Average unit volume (“AUV”) is the total revenue generated by operating Pinstripes locations for the entire fiscal year, divided by the number of operating Pinstripes locations open for the entire fiscal year. This measurement allows us to assess, and our investors to understand, changes in guest spending patterns of our restaurants and the overall performance of our existing locations. An increase or decrease in AUV is the result of changes in guest traffic and average guest checks. We gather daily sales data and regularly analyze the restaurant traffic counts and the mix of menu items sold to aid in developing menu pricing, product offerings and promotional strategies designed to produce sustainable AUV. When opening locations in new markets, we typically generate significant revenues in the first year of operation as a result of guests wanting to experience a new concept open in the market, and typically continue to generate significant revenues in the second year and years thereafter as our overall brand awareness increases in the surrounding areas, coupled with an increase in many types of private events that are booked months, or years, in advance (i.e., weddings, bar mitzvahs, graduation parties, and others).
Store Labor and Benefits Percentage

	Twelve Weeks Ended
(dollar amounts in thousands)	October 13, 2024	October 15, 2023	Percentage Change
Store labor and benefits	$10,308	$9,337	10.4%
As a percentage of total revenue	38.9%	37.9%
Store Labor and Benefits Percentage is store labor and benefits costs measured under GAAP divided by total revenue.
Same Store Sales Growth

	Twelve Weeks Ended
	October 13, 2024	October 15, 2023
Same Store Sales Growth	(9.4)%	1.9%
Store Base	13	13

	Twenty-Four Weeks Ended
	October 13, 2024	October 15, 2023
Same Store Sales Growth	(5.8)%	2.5%
Store Base	13	13
Same store sales growth refers to the change in year-over-year sales for the comparable store base. We include stores in the comparable store base that have been in operation for at least 12 full months prior to the accounting period presented.
Since opening new stores will be a significant component of our sales growth, comparable restaurant sales growth is only one measure of how we evaluate our performance.
Number of Store Openings
The number of store openings reflects the number of stores opened during a particular reporting period. Before we open new stores, we incur pre-opening expenses. The number and timing of store openings has had, and is expected to continue to have, an impact on our results of operations. During the twelve and twenty-four weeks ended October 13, 2024, there were no store openings.
Components of Results of Operations
Revenue
We recognize food and beverage revenue, net of discounts and incentives, when payment is tendered at the point of sale as the performance obligation has been satisfied. Food and beverage revenue includes the sale of food and beverage products. Recreation revenue includes bowling and bocce sales. Revenues are recognized net of discounts and taxes. Event deposits received from guests are deferred and recognized as revenue when the event is held. Events sales consisting of charges for bowling or bocce play are recognized as “recreation revenue,” while all other event sales are recognized as “food and beverage revenue.”
We sell gift cards, which do not have expiration dates and do not deduct non-usage fees from outstanding gift card balances. We record gift card sales as a liability and recognize as revenue upon redemption by the customer. For unredeemed gift cards that we expect to be entitled to breakage and for which there is no legal obligation to remit the unredeemed gift card balances to the relevant jurisdictions, we recognize expected breakage as revenue in proportion to the pattern of redemption by the customers. The determination of the gift card breakage is based on our specific historical redemption patterns.
Revenues are reported net of sales tax collected from customers. Sales tax collected is included in other accrued liabilities on the condensed consolidated balance sheets until the taxes are remitted to the appropriate taxing authorities.
Cost of food and beverage
The components of food and beverage costs are variable in nature, increase as sales volumes increase and are influenced by sales mix, commodity costs and inflation.
Store labor and benefits
Store labor and benefits consists of all restaurant-level management and hourly labor costs including salaries, wages, benefits, bonuses and payroll taxes. Corporate-level employees are otherwise classified within general and administrative expenses on the unaudited condensed consolidated statements of operations.
Factors that influence labor costs include minimum wage and payroll tax legislation, health care costs and sizes and locations of our stores.

Store occupancy costs, excluding depreciation
Store occupancy costs, excluding depreciation, consists of rent expense, common area maintenance costs, real estate taxes and utilities.
Other store operating expenses, excluding depreciation
Other store operating expenses include other operating expenses incidental to operating our locations, such as third-party delivery fees, non-perishable supplies, repairs and maintenance, credit card fees and property insurance.
General and administrative expenses
General and administrative expenses consist primarily of operations, finance, advertising, legal, human resources, administrative personnel and other personnel costs that support development and operations, as well as stock-based compensation expense.
Depreciation expense
Depreciation expense includes the depreciation of fixed assets, including leasehold improvements and equipment.
Pre-opening expenses
Pre-opening costs include costs associated with the opening and organizing of new stores, including the cost of pre-opening rent, training, relocation, recruiting and travel costs for team members engaged in such pre-opening activities. All pre-opening costs are expensed as incurred.
Interest expense
Interest expense includes mainly the interest incurred on our outstanding indebtedness, as well as amortization of deferred financing costs, mainly debt origination and commitment fees.
Gain on change in fair value of warrant liabilities and other
Changes in the fair value of our outstanding warrant liabilities and the Oaktree Tranche 2 Written Option are recognized on the unaudited condensed consolidated statements of operations. Decreases or increases on the warrant liabilities and Oaktree Tranche 2 Written Option are based on changes to our fair market valuation.
Other expense
Expenses incurred that are not directly related to operations and historically have not been material.
Income tax expense (benefit)
Our income tax expense (benefit) consists primarily of federal and state income taxes and has historically not been material.
Results of Operations
We operate in one operating and reportable segment.

Comparison of twelve weeks ended October 13, 2024 (“second quarter of fiscal 2025”) and twelve weeks ended October 15, 2023 (“second quarter of fiscal 2024”)
The following table summarizes our results of operations:

	Twelve Weeks Ended		Dollar Change	Percentage Change
(dollar amounts in thousands)	October 13, 2024	October 15, 2023
Food and beverage revenues	$21,108	$19,435	$1,673	8.6%
Recreation revenues	5,374	5,188	186	3.6%
Total revenue	26,482	24,623	1,859	7.5%
Cost of food and beverage	4,638	4,278	360	8.4%
Store labor and benefits	10,308	9,337	971	10.4%
Store occupancy costs, excluding depreciation	4,932	4,583	349	7.6%
Other store operating expenses, excluding depreciation	5,283	5,134	149	2.9%
General and administrative expenses	5,080	3,774	1,306	34.6%
Depreciation expense	2,547	1,697	850	50.1%
Pre-opening expenses	1,568	3,026	(1,458)	(48.2)%
Operating loss	(7,874)	(7,206)	(668)	9.3%
Interest expense, net	(4,898)	(1,908)	(2,990)	156.7%
Gain on change in fair value of warrant liabilities and other	3,573	1,759	1,814	103.1%
Other expense	(48)	—	(48)	100.0%
Loss before income taxes	(9,247)	(7,355)	(1,892)	25.7%
Income tax expense (benefit)	63	(72)	135	(187.5)%
Net loss	$(9,310)	$(7,283)	$(2,027)	27.8%
Revenue
The increase in revenue for the second quarter of fiscal 2025 compared to the second quarter of fiscal 2024 was primarily due to having four new stores open in the second quarter of fiscal 2025 for the full period compared to the second quarter of fiscal 2024, partially offset by modest decreases in volume at our 13 legacy locations.
Cost of food and beverage

	Twelve Weeks Ended
(dollar amounts in thousands)	October 13, 2024	October 15, 2023	Percentage Change
Cost of food and beverage	$4,638	$4,278	8.4%
As a percentage of total revenue	17.5%	17.4%
The increase in food and beverage costs for the second quarter of fiscal 2025 compared to the second quarter of fiscal 2024 was due to an increase in food and beverage sales.
As a percentage of revenue, the food and beverage costs for the second quarter of fiscal 2025 compared to the second quarter of fiscal 2024 were relatively flat as cost efficiencies offset changes in product mix.

Store labor and benefits

	Twelve Weeks Ended
(dollar amounts in thousands)	October 13, 2024	October 15, 2023	Percentage Change
Store labor and benefits	$10,308	$9,337	10.4%
As a percentage of total revenue	38.9%	37.9%
The increase in store labor and benefits expenses for the second quarter of fiscal 2025 compared to the second quarter of fiscal 2024 was primarily due to the addition of four new stores open for the entire second quarter of fiscal 2025 that contributed to higher store labor and benefits costs. Excluding the addition of four new stores, store labor and benefits costs were down 30 basis points.
Store occupancy costs, excluding depreciation

	Twelve Weeks Ended
(dollar amounts in thousands)	October 13, 2024	October 15, 2023	Percentage Change
Store occupancy costs, excluding depreciation	$4,932	$4,583	7.6%
As a percentage of total revenue	18.6%	18.6%
The increase in store occupancy costs, excluding depreciation, including as a percentage of revenue, for the second quarter of fiscal 2025 compared to the second quarter of fiscal 2024, was primarily due to four new locations open for the entire second quarter of fiscal 2025 compared to the second quarter of fiscal 2024.
Other store operating expenses, excluding depreciation

	Twelve Weeks Ended
(dollar amounts in thousands)	October 13, 2024	October 15, 2023	Percentage Change
Other store operating expenses, excluding depreciation	$5,283	$5,134	2.9%
As a percentage of total revenue	19.9%	20.9%
The increase in other store operating expenses, excluding depreciation for the second quarter of fiscal 2025 compared to the second quarter of fiscal 2024 was primarily due to four new locations open in the second quarter of fiscal 2025 for the full period compared to the second quarter of fiscal 2024.
As a percentage of revenue, the decrease in other store operating expenses, excluding depreciation, for the second quarter of fiscal 2025 compared to the second quarter of fiscal 2024 was primarily due to decreases in repairs and maintenance activities, credit card fees and technology, offset by an increase in insurance costs and janitorial costs in the second quarter of fiscal 2025 compared to the second quarter of fiscal 2024.
General and administrative expenses

	Twelve Weeks Ended
(dollar amounts in thousands)	October 13, 2024	October 15, 2023	Percentage Change
General and administrative expenses	$5,080	$3,774	34.6%
As a percentage of total revenue	19.2%	15.3%
The increase in general and administrative expenses, including as a percentage of total revenue, for the second quarter of fiscal 2025 compared to the second quarter of fiscal 2024 was primarily due to increases in public company readiness initiatives, including additional headcount, consulting fees and increased marketing, as well as an increase in stock-based compensation expense.

Depreciation expense

	Twelve Weeks Ended
(dollar amounts in thousands)	October 13, 2024	October 15, 2023	Percentage Change
Depreciation expense	$2,547	$1,697	50.1%
As a percentage of total revenue	9.6%	6.9%
The increase in depreciation expense for the second quarter of fiscal 2025 compared to the second quarter of fiscal 2024 was primarily due to assets being put into service for three new store locations that were open during the second quarter of fiscal 2025 that were not open during the second quarter of fiscal 2024 and one new store location that was only open for part of the second quarter of fiscal 2024.
Pre-opening expenses

	Twelve Weeks Ended
(dollar amounts in thousands)	October 13, 2024	October 15, 2023	Percentage Change
Pre-opening expenses	$1,568	$3,026	(48.2)%
As a percentage of total revenue	5.9%	12.3%
The decrease in pre-opening expenses, including as a percentage of total revenue, for the second quarter of fiscal 2025 compared to the second quarter of fiscal 2024 was primarily due to less training, hiring and marketing associated with the three new locations being under construction in the second quarter of fiscal 2024 compared to two new openings under construction during the second quarter of fiscal 2025.
Interest expense, net

	Twelve Weeks Ended
(dollar amounts in thousands)	October 13, 2024	October 15, 2023	Percentage Change
Interest expense, net	$4,898	$1,908	156.7%
As a percentage of total revenue	18.5%	7.7%
The increase in interest expense for the second quarter of fiscal 2025 compared to the second quarter of fiscal 2024 was primarily due to an increase in long-term notes payable (see Liquidity and Capital Resources and Note 5).
Gain on change in fair value of warrant liabilities and other

	Twelve Weeks Ended
(dollar amounts in thousands)	October 13, 2024	October 15, 2023	Percentage Change
Gain on change in fair value of warrant liabilities and other	$3,573	$1,759	103.1%
As a percentage of total revenue	13.5%	7.1%
The increase in gain on change in fair value of warrant liabilities and other is primarily due to the transfer of the Public Warrants and Private Warrants in connection with the consummation of the Business Combination on December 29, 2023, the reclassification from equity to liability for the Oaktree Tranche 2 Warrants (see Note 10) and the decrease in our stock price and its impact on the fair value of our outstanding Public Warrants and Private Warrants and Oaktree Tranche 2 Warrants as of the second quarter of fiscal 2025. The increase is offset by a loss on the change in fair value of warrant liabilities and other related to the Oaktree Tranche 2 Written Option.

Other expense

	Twelve Weeks Ended
(dollar amounts in thousands)	October 13, 2024	October 15, 2023	Percentage Change
Other expense	$48	$—	100%
The increase in other expense for the second quarter of fiscal 2025 compared to the second quarter of fiscal 2024 was due to the expense related to settlement of an insurance claim and a legal claim.
Loss before income taxes

	Twelve Weeks Ended
(dollar amounts in thousands)	October 13, 2024	October 15, 2023	Percentage Change
Loss before income taxes	$(9,247)	$(7,355)	25.7%
The increase in loss before income taxes for the second quarter of fiscal 2025 compared to the second quarter of fiscal 2024 was primarily due to the factors described above.
Net loss

	Twelve Weeks Ended
(dollar amounts in thousands)	October 13, 2024	October 15, 2023	Percentage Change
Net loss	$(9,310)	$(7,283)	27.8%
The increase in net loss for the second quarter of fiscal 2025 compared to the second quarter of fiscal 2024 was primarily due to the factors described above.

Comparison of twenty-four weeks ended October 13, 2024 and twenty-four weeks ended October 15, 2023
The following table summarizes our results of operations:

	Twenty-Four Weeks Ended		Dollar Change	Percentage Change
(dollar amounts in thousands)	October 13, 2024	October 15, 2023
Food and beverage revenues	$44,927	$39,952	$4,975	12.5%
Recreation revenues	12,150	10,412	1,738	16.7%
Total revenue	57,077	50,364	6,713	13.3%
Cost of food and beverage	10,173	8,715	1,458	16.7%
Store labor and benefits	21,966	18,634	3,332	17.9%
Store occupancy costs, excluding depreciation	11,487	5,590	5,897	105.5%
Other store operating expenses, excluding depreciation	10,714	9,556	1,158	12.1%
General and administrative expenses	10,584	7,302	3,282	44.9%
Depreciation expense	5,065	3,341	1,724	51.6%
Pre-opening expenses	2,574	5,304	(2,730)	(51.5)%
Operating loss	(15,486)	(8,078)	(7,408)	91.7%
Interest expense, net	(9,892)	(3,601)	(6,291)	174.7%
Gain on change in fair value of warrant liabilities and other	6,248	1,350	4,898	362.8%
Other expense	(48)	—	(48)	100.0%
Loss before income taxes	(19,178)	(10,329)	(8,849)	85.7%
Income tax expense (benefit)	138	—	138	100.0%
Net loss	$(19,316)	$(10,329)	$(8,987)	87.0%
Revenue
The increase in revenue for the twenty-four weeks ended October 13, 2024 compared to the twenty-four weeks ended October 15, 2023 was primarily due to having four new stores open in the second quarter of fiscal 2025 that were open for the full period compared to the second quarter of fiscal 2024, partially offset by modest decreases in volume at locations open greater than 24 months (“Mature Venues”).
Cost of food and beverage

	Twenty-Four Weeks Ended
(dollar amounts in thousands)	October 13, 2024	October 15, 2023	Percentage Change
Cost of food and beverage	$10,173	$8,715	16.7%
As a percentage of total revenue	17.8%	17.3%
The increase in food and beverage costs for the twenty-four weeks ended October 13, 2024 compared to the twenty-four weeks ended October 15, 2023 was due to an increase in food and beverage sales and more costs associated with the less efficient ramp up of our four new locations.
As a percentage of revenue, the increase in food and beverage costs for the twenty-four weeks ended October 13, 2024 compared to the twenty-four weeks ended October 15, 2023 was primarily due to inefficiencies resulting from an increase in relatively higher cost open play sales (vs. private event sales) from the four new locations open for the entire twenty-four weeks ended October 13, 2024 compared to the twenty-four weeks ended October 15, 2023.

Store labor and benefits

	Twenty-Four Weeks Ended
(dollar amounts in thousands)	October 13, 2024	October 15, 2023	Percentage Change
Store labor and benefits	$21,966	$18,634	17.9%
As a percentage of total revenue	38.5%	37.0%
The increase in store labor and benefits expenses for the twenty-four weeks ended October 13, 2024 compared to the twenty-four weeks ended October 15, 2023 was primarily due to the addition of four new stores that were open for the full period that contributed to higher store labor and benefits costs. Excluding the addition of four new stores, store labor and benefits costs were down 20 basis points.
Store occupancy costs, excluding depreciation

	Twenty-Four Weeks Ended
(dollar amounts in thousands)	October 13, 2024	October 15, 2023	Percentage Change
Store occupancy costs, excluding depreciation	$11,487	$5,590	105.5%
As a percentage of total revenue	20.1%	11.1%
The increase in store occupancy costs, excluding depreciation, including as a percentage of revenue, for the twenty-four weeks ended October 13, 2024 compared to the twenty-four weeks ended October 15, 2023 was primarily due to the impact of the amendment of our lease agreement entered in June 2023 for our Georgetown location, resulting in a reduction of occupancy cost in the first fiscal quarter of 2024 of $3,281, offset in part by four new locations open for the entire twenty-four weeks ended October 13, 2024 compared to the twenty-four weeks ended October 15, 2023.
Other store operating expenses, excluding depreciation

	Twenty-Four Weeks Ended
(dollar amounts in thousands)	October 13, 2024	October 15, 2023	Percentage Change
Other store operating expenses, excluding depreciation	$10,714	$9,556	12.1%
As a percentage of total revenue	18.8%	19.0%
The increase in other store operating expenses, excluding depreciation for the twenty-four weeks ended October 13, 2024 compared to the twenty-four weeks ended October 15, 2023 was primarily due to four new locations open for the entire twenty-four weeks ended October 13, 2024 compared to the twenty-four weeks ended October 15, 2023.
As a percentage of revenue, the decrease in other store operating expenses, excluding depreciation, for the twenty-four weeks ended October 13, 2024 compared to the twenty-four weeks ended October 15, 2023 was primarily due to a decrease in credit card fees in the twenty-four weeks ended October 13, 2024 compared to the twenty-four weeks ended October 15, 2023.
General and administrative expenses

	Twenty-Four Weeks Ended
(dollar amounts in thousands)	October 13, 2024	October 15, 2023	Percentage Change
General and administrative expenses	$10,584	$7,302	44.9%
As a percentage of total revenue	18.5%	14.5%

The increase in general and administrative expenses, including as a percentage of total revenue, for the twenty-four weeks ended October 13, 2024 compared to the twenty-four weeks ended October 15, 2023 was primarily due to increases in public company readiness initiatives, including additional headcount, consulting fees and increased marketing, as well as an increase in stock-based compensation expense.
Depreciation expense

	Twenty-Four Weeks Ended
(dollar amounts in thousands)	October 13, 2024	October 15, 2023	Percentage Change
Depreciation expense	$5,065	$3,341	51.6%
As a percentage of total revenue	8.9%	6.6%
The increase in depreciation expense for the twenty-four weeks ended October 13, 2024 compared to the twenty-four weeks ended October 15, 2023 was primarily due to assets being put into service for four new store locations that were open for the entire twenty-four weeks ended October 13, 2024 compared to the twenty-four weeks ended October 15, 2023.
Pre-opening expenses

	Twenty-Four Weeks Ended
(dollar amounts in thousands)	October 13, 2024	October 15, 2023	Percentage Change
Pre-opening expenses	$2,574	$5,304	(51.5)%
As a percentage of total revenue	4.5%	10.5%
The decrease in pre-opening expenses, including as a percentage of total revenue, for the twenty-four weeks ended October 13, 2024 compared to the twenty-four weeks ended October 15, 2023 was primarily due to less training, hiring, marketing, and non-cash rent expense for leases that have commenced prior to opening, associated with the three new locations being under construction in the twenty-four weeks ended October 15, 2023 compared to two new openings under construction in the twenty-four weeks ended October 13, 2024.
Interest expense, net

	Twenty-Four Weeks Ended
(dollar amounts in thousands)	October 13, 2024	October 15, 2023	Percentage Change
Interest expense, net	$9,892	$3,601	174.7%
As a percentage of total revenue	17.3%	7.1%
The increase in interest expense for the twenty-four weeks ended October 13, 2024 compared to the twenty-four weeks ended October 15, 2023 was primarily due to an increase in long-term notes payable (see Liquidity and Capital Resources and Note 5).
Gain on change in fair value of warrant liabilities and other

	Twenty-Four Weeks Ended
(dollar amounts in thousands)	October 13, 2024	October 15, 2023	Percentage Change
Gain on change in fair value of warrant liabilities and other	$6,248	$1,350	362.8%
As a percentage of total revenue	10.9%	2.7%
The increase in gain on change in fair value of warrant liabilities and other is primarily due to the transfer of the Public Warrants and Private Warrants in connection with the consummation of the Business Combination on December 29, 2023, the reclassification from equity to liability for the Oaktree Tranche 2 Warrants (see Note 10)

and the decrease in our stock price and its impact on the fair value of our outstanding Public Warrants and Private Warrants and Oaktree Tranche 2 Warrants as of the second quarter of fiscal 2025. The increase is offset by a loss on the change in fair value of warrant liabilities and other related to the Oaktree Tranche 2 Written Option.
Other expense

	Twenty-Four Weeks Ended
(dollar amounts in thousands)	October 13, 2024	October 15, 2023	Percentage Change
Other expense	$48	$—	100.0%
As a percentage of total revenue	0.1%	—%
The increase in other expense for the second quarter of fiscal 2025 compared to the second quarter of fiscal 2024 was due to the expense related to settlement of an insurance claim and a legal claim.
Loss before income taxes

	Twenty-Four Weeks Ended
(dollar amounts in thousands)	October 13, 2024	October 15, 2023	Percentage Change
Loss before income taxes	$(19,178)	$(10,329)	85.7%
The increase in loss before income taxes for the twenty-four weeks ended October 13, 2024 compared to the twenty-four weeks ended October 15, 2023 was primarily due to the factors described above.
Net loss

	Twenty-Four Weeks Ended
(dollar amounts in thousands)	October 13, 2024	October 15, 2023	Percentage Change
Net loss	$(19,316)	$(10,329)	87.0%
The increase in net loss for the twenty-four weeks ended October 13, 2024 compared to the twenty-four weeks ended October 15, 2023 was primarily due to the factors described above.

Comparison of fiscal year ended April 28, 2024 and fiscal year ended April 30, 2023
The following table summarizes our results of operations:

	Fiscal Year Ended		Dollar Change	Percentage Change
(dollar amounts in thousands)	April 28, 2024	April 30, 2023
Food and beverage revenues	$92,397	$87,467	$4,930	5.6%
Recreation revenues	26,327	23,806	2,521	10.6%
Total revenue	118,724	111,273	7,451	6.7%
Cost of food and beverage	20,296	18,968	1,328	7.0%
Store labor and benefits	44,044	40,415	3,629	9.0%
Store occupancy costs, excluding depreciation	17,455	18,375	(920)	(5.0)%
Other store operating expenses, excluding depreciation	21,486	18,655	2,831	15.2%
General and administrative expenses	19,989	13,205	6,784	51.4%
Depreciation expense	8,350	8,086	264	3.3%
Pre-opening expenses	8,889	4,935	3,954	80.1%
Impairment loss	—	2,363	(2,363)	(100.0)%
Operating loss	(21,785)	(13,729)	(8,056)	58.7%
Interest expense	(11,741)	(1,946)	(9,795)	503.3%
Gain on change in fair value of warrant liabilities and other	26,633	—	26,633	NM
Other income (expense)	140	(13)	153	(1176.9)%
Gain (loss) on debt extinguishment	—	8,355	(8,355)	(100.0)%
Income (loss) before income taxes	(6,753)	(7,333)	580	(7.9)%
Income tax expense	36	192	(156)	(81.3)%
Net income (loss)	$(6,789)	$(7,525)	736	(9.8)%
NM data not meaningful
Revenue
The increase in revenue for the fiscal year ended April 28, 2024 compared to the fiscal year ended April 30, 2023 was partially due to price increases in menu items and events, contributing 36% of the increase in revenue in the fiscal year ended April 28, 2024 compared to the fiscal year ended April 30, 2023. In addition, revenue also benefited from four new locations being open for a portion of the fiscal year ended April 28, 2024 compared to the fiscal year ended April 30, 2023 and 3.0% Same Store Sales Growth in the fiscal year ended April 28, 2024 as compared to the fiscal year ended April 30, 2023.
Restaurant Operating Costs
Cost of food and beverage

	Fiscal Year Ended
(dollar amounts in thousands)	April 28, 2024	April 30, 2023	Percentage Change
Cost of food and beverage	$20,296	$18,968	7.0%
As a percentage of total revenue	17.1%	17.0%
The increase in food and beverage costs for the fiscal year ended April 28, 2024 compared to the fiscal year ended April 30, 2023 was due to an increase in food and beverage sales.

Store labor and benefits

	Fiscal Year Ended
(dollar amounts in thousands)	April 28, 2024	April 30, 2023	Percentage Change
Store labor and benefits	$44,044	$40,415	9.0%
As a percentage of total revenue	37.1%	36.3%
The increase in store labor and benefits expenses for the fiscal year ended April 28, 2024 compared to the fiscal year ended April 30, 2023 was primarily due to four new locations open for a portion of the fiscal year ended April 28, 2024.
As a percentage of revenue, store labor and benefits for the fiscal year ended April 28, 2024 compared to the fiscal year ended April 30, 2023 increased from less efficient labor utilization from four new locations opening, partially offset by 110 basis point labor efficiency gains in our mature stores.
Store occupancy costs, excluding depreciation

	Fiscal Year Ended
(dollar amounts in thousands)	April 28, 2024	April 30, 2023	Percentage Change
Store occupancy costs, excluding depreciation	$17,455	$18,375	(5.0)%
As a percentage of total revenue	14.7%	16.5%
The decrease in store occupancy costs, excluding depreciation for the fiscal year ended April 28, 2024 compared to the fiscal year ended April 30, 2023 was primarily due to the impact of the amendment of our lease agreement entered in June 2023 for our Georgetown location, resulting in a reduction of occupancy cost in the period of $3,281, offset in part by four new locations open for a portion of fiscal 2024 compared to fiscal 2023 and modest increases in real estate taxes for certain locations.
As a percentage of revenue, the decrease in store occupancy costs, excluding depreciation for the fiscal year ended April 28, 2024 compared to the fiscal year ended April 30, 2023 was primarily due to the Georgetown lease amendment (see Note 9) and an increase in sales in the fiscal year ended April 28, 2024 compared to the fiscal year ended April 30, 2023, offset in part by four new locations open for a portion of fiscal 2024 compared to fiscal 2023.
Other store operating expenses, excluding depreciation

	Fiscal Year Ended
(dollar amounts in thousands)	April 28, 2024	April 30, 2023	Percentage Change
Other store operating expenses, excluding depreciation	$21,486	$18,655	15.2%
As a percentage of total revenue	18.1%	16.8%
The increase in other store operating expenses, excluding depreciation for the fiscal year ended April 28, 2024 compared to the fiscal year ended April 30, 2023, including the increase as a percentage of total revenue, was primarily due to increased overall store supply and location infrastructure expenses, increased supply utilization, four new locations open for a portion of fiscal 2024, increases in training of our team members and increases in repair and maintenance activities.

General and administrative expenses

	Fiscal Year Ended
(dollar amounts in thousands)	April 28, 2024	April 30, 2023	Percentage Change
General and administrative expenses	$19,989	$13,205	51.4%
As a percentage of total revenue	16.8%	11.9%
The increase in general and administrative expenses for the fiscal year ended April 28, 2024 compared to the fiscal year ended April 30, 2023 was primarily due to increases in consulting, audit and legal fees resulting from our Business Combination, public company readiness initiatives including additional headcount and increased marketing spend to support four new locations as compared to fiscal 2023.
As a percentage of revenue, the increase in general and administrative expenses for the fiscal year ended April 28, 2024 compared to the fiscal year ended April 30, 2023 was primarily due to the increases discussed in the preceding paragraph.
Depreciation expense

	Fiscal Year Ended
(dollar amounts in thousands)	April 28, 2024	April 30, 2023	Percentage Change
Depreciation expense	$8,350	$8,086	3.3%
As a percentage of total revenue	7.0%	7.3%
The increase in depreciation expense for the fiscal year ended April 28, 2024 compared to the fiscal year ended April 30, 2023 was primarily due to by additional assets being put into service at our four new locations opened in fiscal 2024.
Pre-opening expenses

	Fiscal Year Ended
(dollar amounts in thousands)	April 28, 2024	April 30, 2023	Percentage Change
Pre-opening expenses	$8,889	$4,935	80.1%
As a percentage of total revenue	7.5%	4.4%
The increase in pre-opening expenses, including as a percentage of total revenue, for the fiscal year ended April 28, 2024 compared to the fiscal year ended April 30, 2023 was primarily due to training, hiring, marketing and legal expenses associated with the opening of four new locations compared to three new locations being under construction in fiscal 2023.
Impairment Loss

	Fiscal Year Ended
(dollar amounts in thousands)	April 28, 2024	April 30, 2023	Percentage Change
Impairment loss	$—	$2,363	(100.0)%
As a percentage of total revenue	—%	2.1%

During the fiscal year ended April 30, 2023, the Company recorded a non-cash long-lived asset impairment for property and equipment at a certain location. The Company did not record any impairment loss during the fiscal year ended April 28, 2024.
Interest expense

	Fiscal Year Ended
(dollar amounts in thousands)	April 28, 2024	April 30, 2023	Percentage Change
Total interest expense	$(11,741)	$(1,946)	503.3%
As a percentage of total revenue	(9.9)%	(1.7)%
The increase in interest expense for the fiscal year ended April 28, 2024 compared to the fiscal year ended April 30, 2023, including the increase as a percentage of total revenue, was primarily due to an increase in long-term notes payable during the fiscal year ended April 28, 2024 (see “Liquidity and Capital Resources” and Note 7).
Gain on change in fair value of warrant liabilities and other

	Fiscal Year Ended
(dollar amounts in thousands)	April 28, 2024	April 30, 2023	Percentage Change
Gain on change in fair value of warrant liabilities and other	$26,633	$—	NM
As a percentage of total revenue	22.4%	—
NM data not meaningful
The increase in gain on change in fair value of warrant liabilities and other was due to the transfer of the Public Warrants and Private Warrants in connection with the consummation of the Business Combination on December 29, 2023, and the decrease in our stock price and its impact on the fair value of our outstanding Public Warrants and Private Warrants as of the end of fiscal 2024, as well as a change in fair value of the Silverview Warrants and Granite Creek Warrants (as defined in Note 12) during the fiscal year ended April 28, 2024.
Other income (expense)

	Fiscal Year Ended
(dollar amounts in thousands)	April 28, 2024	April 30, 2023	Percentage Change
Other income (expense)	$140	$(13)	(1176.9)%
As a percentage of total revenue	0.1%	—%
The increase in other income (expense) was due to release of funds in connection with the development of a potential new location.
Gain (loss) on debt extinguishment

	Fiscal Year Ended
(dollar amounts in thousands)	April 28, 2024	April 30, 2023	Percentage Change
Gain (loss) on debt extinguishment	$—	$8,355	(100.0)%
As a percentage of total revenue	—%	7.5%
The decrease in gain on debt extinguishment was due to no PPP Loans being forgiven in the fiscal year ended April 28, 2024 compared to the fiscal year ended April 30, 2023.

Income (loss) before income taxes

	Fiscal Year Ended
(dollar amounts in thousands)	April 28, 2024	April 30, 2023	Percentage Change
Income (loss) before income taxes	$(6,753)	$(7,333)	(7.9)%
The increase in income loss before income taxes for the fiscal year ended April 28, 2024 compared to the fiscal year ended April 30, 2023 was primarily due to the factors described above.
Net Loss

	Fiscal Year Ended
(dollar amounts in thousands)	April 28, 2024	April 30, 2023	Percentage Change
Net (loss)/income	$(6,789)	$(7,525)	(9.8)%
The increase in net loss for the fiscal year ended April 28, 2024 compared to the fiscal year ended April 30, 2023 was primarily due to the factors described above.
Liquidity and Capital Resources
To date, we have funded our operations through proceeds received from previous common stock and preferred stock issuances, through borrowings under various lending commitments and through cash flow from operations. As of October 13, 2024 and April 28, 2024, we had $3.2 million and $13.2 million in cash and cash equivalents, respectively. Since the end of fiscal 2024, we have utilized cash of approximately $15.7 million and accordingly, as of November 25, 2024, we had approximately $2.5 million in cash and cash equivalents. In fiscal 2023, we borrowed $22.5 million under a term loan facility (the “Silverview Facility”) with Silverview Credit Partners LP (“Silverview”) and had access to second tranche in the amount of $12.5 million through the Silverview Facility. In fiscal 2023, we borrowed $11.5 million under an equipment loan facility (the “Granite Creek Facility”) with Granite Creek Capital Partners LLC (“Granite Creek”). In fiscal 2024, we borrowed an additional $12.5 million under the Silverview Facility and an additional $5.0 million under the Granite Creek Facility. On December 29, 2023, we entered into a term loan agreement with Oaktree Fund Administration, LLC (“Oaktree”), as agent, under which we borrowed an additional $50.0 million (see Note 5). On September 3, 2024, we borrowed an additional $3.0 million and $2.0 million under the Oaktree Tranche 2 Loan and the Silverview Tranche 3 Loan, respectively. If we are unable to generate positive operating cash flows, additional debt and equity financings may be necessary to sustain future operations, and there can be no assurance that such financing will be available to us on commercially reasonable terms, or at all.
Historically, our primary liquidity and capital requirements have been for new location development, initiatives to improve the customer experience in our locations, working capital and general corporate needs. Landlords have provided substantial tenant improvement allowances for construction, customers generally pay using cash or credit and debit cards and, as a result, our operations do not generate significant receivables. We have benefited from tenant improvement allowances. Additionally, our operations do not require significant inventories due, in part, to our use of numerous fresh ingredients, and we are able to sell most of our inventory items before payment is due to the supplier of such items. There has been an increase in costs from delays in construction and the time needed to recoup these costs from operations of the new locations. As a result, we have obtained additional capital (see above and note 5).
In the first twenty-four weeks of fiscal 2024, we completed the closing of $19.8 million of Series I Convertible Preferred Stock, representing the sale of an aggregate of 850,648 shares of our Series I Redeemable Convertible Preferred Stock at a purchase price of $25.00 per share. In connection with Reverse Recapitalization, the shares of Series I Redeemable Convertible Preferred Stock were automatically cancelled and extinguished and converted into the right to receive shares of Pinstripes Class A Common Stock.

Another potential source of cash is proceeds from any exercises of Public Warrants or Private Warrants for cash (which have an aggregate exercise price of $275,827,500). However, the exercise price of each of the Public Warrants and Private Warrants is $11.50 per share, which exceeds the closing price of the Pinstripes Class A Common Stock on November 22, 2024, which was $0.85 per share, and we believe that, for so long as the Public Warrants and Private Warrants are “out of the money,” the holders thereof are not likely to exercise the Public Warrants or the Private Warrants. Any cash proceeds associated with the exercise of the Public Warrants and the Private Warrants are dependent on our stock price. Accordingly, we have not included the net proceeds from any exercise of the Public Warrants or Private Warrants in our assessment of our liquidity and our ability to fund operations on a prospective basis.
The Company believes that its current earnings projections, which include full year results for the stores that opened during the fiscal year ended April 28, 2024 and new store openings, raise substantial doubt on the Company’s ability to continue as a going concern and the Company’s ability to meet its current obligations, including for capital expenditures, lease obligations and continued operations as they become due within one year from the financial statement issuance date. To alleviate the conditions that raise substantial doubt about the Company’s ability to continue as a going concern, management is exploring additional financing and a capital raise by the end of the fiscal third quarter. Due to the uncertainties associated with these plans, management concluded that substantial doubt exists with respect to the Company's ability to continue as a going concern within one year from the financial statement issuance date. See Note 5 of the Quarterly Report.
Impact of the Public Warrants and the Private Warrants Offering on Liquidity
Another potential source of cash is proceeds from any exercises of Public Warrants or Private Warrants for cash (which have an aggregate exercise price of $275,827,500). However, the exercise price of each of the Public Warrants and Private Warrants is $11.50 per share, which exceeds the closing price of the Pinstripes Class A Common Stock on the NYSE on July 16, 2024, which was $2.25 per share, and we believe that, for so long as the Public Warrants and Private Warrants are “out of the money,” the holders thereof are not likely to exercise the Public Warrants or the Private Warrants. Any cash proceeds associated with the exercise of the Public Warrants and the Private Warrants are dependent on our stock price. Accordingly, we have not included the net proceeds from any exercise of the Public Warrants or Private Warrants in our assessment of our liquidity and our ability to fund operations on a prospective basis.
In addition, we may lower the exercise price of the Public Warrants and the Private Warrants in accordance with Section 9.8 of the Warrant Agreement to induce the holders to exercise such warrants. We may effect such reduction in exercise price without the consent of such warrant holders and such reduction would decrease the maximum amount of cash proceeds we would receive upon the exercise in full of the Warrants for cash. Further, it is possible that we could, in the future, offer to exchange shares of Pinstripes Holdings Class A Common Stock for outstanding Public Warrants and Private Warrants. To the extent we do so, and such offer is accepted, we would not receive any proceeds from the exercise of the Public Warrants and Private Warrants exchanged.
Indebtedness
As of October 13, 2024 and April 28, 2024 we had an aggregate of $84.1 million and $75.5 million of indebtedness outstanding under a variety of credit facilities and other instruments, respectively. On March 7, 2023, we borrowed $22.5 million under the Silverview Facility (the “Silverview Term Loan”), which loan is disbursable in two tranches and matures on June 7, 2027. On April 19, 2023, we borrowed $11.5 million under a term loan with GCP II Agent, LLC (the “Granite Creek Term Loan”), which loan matures on April 19, 2028. During fiscal 2024, we borrowed an additional $7.5 million under such facilities. On December 29, 2023, we borrowed an additional $5.0 million under the Silverview Facility and $50.0 million under the Oaktree Loan Agreement. The proceeds of the Granite Creek Term Loan were used to finance the purchase of furniture, trade fixtures, equipment and other personal property in connection with five of our new locations (the “Purchased FF&E”). We may enter into further equipment financings from time to time. On September 3, 2024, we borrowed an additional $3.0 million and $2.0 million under the Oaktree Tranche 2 Loan and the Silverview Tranche 3 Loan, respectively. On June 4, 2021, we issued $5.0 million aggregate principal amount of convertible notes, which convertible notes automatically converted into Pinstripes Common Stock immediately prior to the consummation of the Business Combination and converted into the right to receives shares of Pinstripes Holdings Class A Common Stock, in accordance with the Business Combination Agreement. During Fiscal 2021, we borrowed a total of $3.3 million of PPP Loans, of which $500,000 remained outstanding as of April 28, 2024.
Oaktree Loan Agreement
Also on December 29, 2023, following the Business Combination, Pinstripes and Pinstripes Holdings entered into a Loan Agreement (the “Oaktree Loan Agreement”) with Oaktree Fund Administration, LLC, as agent (the “Agent”) and the lenders party thereto (the “Lenders), providing for a term loan commitment of $50.0 million to Pinstripes (the “Oaktree Tranche 1 Loan”) from the Lenders. The Oaktree Loan Agreement provides that:
• interest on the Oaktree Tranche 1 Loan accrue on a daily basis calculated based on a 360-day year at a rate per annum equal to (i) 12.5% payable quarterly in arrears, at Pinstripes’ option either in cash or in kind (subject to certain procedures and conditions); provided that the interest payable in respect of any period following December 31, 2024, interest under this clause (i) will be required to be paid solely in cash, plus (ii) 7.5% payable quarterly in arrears, at Pinstripes’ option, either in cash or in kind (subject to certain procedures and conditions);
•the maturity date of the Oaktree Tranche 1 Loan is December 29, 2028;
•the obligations of Pinstripes under the Oaktree Tranche 1 Loan are unconditionally guaranteed (the “Guarantees”) by Pinstripes Holdings, Inc. and certain other subsidiaries of Pinstripes (collectively, the “Guarantors”);
•the obligations under the Oaktree Tranche 1 Loan and the Guarantees are secured by a second lien security interest in substantially all assets of Pinstripes and the Guarantors, subordinate to the first lien security interests of the other senior secured lenders of Pinstripes, and including a pledge of the equity of Pinstripes;
•Pinstripes and the Guarantors are subject to certain financial covenants that require the Company and its subsidiaries to maintain a minimum specified total net leverage ratio, beginning on January 6, 2025 and thereafter throughout the term of the loan as follows:

January 6, 2025	6.00:1.00
January 7, 2025 – January 4, 2026	5.00:1.00
January 5, 2026 – January 3, 2027	4.50:1.00
January 4, 2027 – January 2, 2028	4.00:1.00
After January 2, 2028	3.75:1.00
•Pinstripes and the Guarantors are subject to negative covenants restricting the activities of Pinstripes and the Guarantors, including, without limitation, limitations on: dispositions; mergers or acquisitions; incurring indebtedness or liens; paying dividends or redeeming stock or making other distributions; making certain investments; and engaging in certain other business transactions;
• any prepayment of the Oaktree Tranche 1 Loan prior to its maturity date will be subject to a customary “make-whole” premium calculated using a discount rate equal to the yield on comparable Treasury securities plus 50 basis points; and
•in connection with the closing of the Oaktree Tranche 1 Loan (the “Oaktree Tranche 1 Loan Closing”), the Lenders were granted fully detachable warrants exercisable for an aggregate of 2,500,000 shares of Class A Common Stock, at a strike price equal to $0.01 per share (the “Oaktree Tranche 1 Warrants”). In the event that the volume-weighted average price per share of Class A Common Stock during the period commencing on the 91st day after the Oaktree Tranche 1 Loan Closing and ending 90 days thereafter is less than $8.00 per share, the Lenders will be granted additional Oaktree Tranche 1 Warrants exercisable for an aggregate of 187,500 shares of Class A Common Stock, and in the event that the volume-weighted average price per share of Pinstripes Holdings Class A Common Stock during the period commencing on the 91st day after the Oaktree Tranche 1 Loan Closing and ending 90 days thereafter is less than $6.00 per share, the Lenders will instead be granted additional Oaktree Tranche 1 Warrants exercisable for 412,500 shares of Class A Common Stock. The Oaktree Loan Agreement further provides that (i) the Oaktree Tranche 1 Warrants may be exercised at any time after the Oaktree Tranche 1 Loan Closing, and prior to the date that is ten years from the Oaktree Tranche 1 Loan Closing and (ii) subject to customary exceptions, the Lenders will agree not to transfer, assign or sell any Oaktree Tranche 1 Warrants, or the shares of Class A Common Stock underlying such Oaktree Tranche 1 Warrants, until twelve months after the Oaktree Tranche 1 Loan Closing.
The Oaktree Loan Agreement also provided that the Lenders will have the option at their sole discretion and election, but not the obligation, subject to satisfaction of certain conditions, to fund an additional loan of $40.0 million (the “Oaktree Tranche 2 Loans”) no earlier than nine months and no later than 12 months following the Oaktree Tranche 1 Loan Closing.
The Oaktree Loan Agreement also provides that the Agent will have the right to either appoint a director to the Pinstripes Holdings Board or an observer to the Pinstripes Holdings Board, at the election of the Agent. The Agent has initially elected to appoint an observer to the Pinstripes Holdings Board.
Amended Oaktree Loan Agreement and Oaktree Tranche 2 Warrants
On September 3, 2024, Pinstripes, the Company and the other guarantors party thereto entered into the Amended Oaktree Loan Agreement, by and among Pinstripes, the Company, the other guarantors party thereto, Oaktree Fund Administration, LLC, as agent and the Oaktree Lenders. The Amended Oaktree Loan Agreement provides, among things, that: (i) the Oaktree Lenders have the option, in their discretion to fund additional loans under the Oaktree Tranche 2 Loan of up to $50.0 million in any number of separate drawings (rather than $40.0 million in a single tranche as provided in the Oaktree Loan Agreement), (ii) the Company is obligated to grant additional Oaktree Tranche 2 Warrants on any closing of a Oaktree Tranche 2 Loan equal to the product of 2,912,500 multiplied by the quotient of (A) the total amount funded on such Tranche 2 Loan closing date by (B) $50.0 million (rather than a single additional warrant exercisable for 1,900,000 shares as provided in the Oaktree Loan Agreement), and (iii) the Company shall issue any Tranche 2 Warrant in a form consistent with the Oaktree Warrant Amendment described below. In connection with the Amended Oaktree Loan Agreement, the Company and Oaktree Capital Management, L.P. entered into Amendment No. 1 to the Class A Common Stock Purchase Warrants (the “Oaktree Warrant Amendment”), which eliminates the one-year lock-up restriction (subject to limited exceptions) that had existed in respect of the 2,912,500 shares of the Company’s Class A Common Stock issuable upon exercise of warrants issued by the Company to Oaktree Capital Management, L.P. in connection with the funding of the original Oaktree Tranche 1 Loan under the Oaktree Loan Agreement (as well as the same restriction that had been applicable to the transfer of the warrants themselves). In connection with the closing of the Amended Oaktree Loan Agreement, the Oaktree Lenders funded an Oaktree Tranche 2 Loan in the amount of $3.0 million and the Company agreed to grant an Oaktree Tranche 2 Warrant exercisable for 174,750 shares of the Company’s Class A Common Stock, at an exercise price of $0.01 per share, upon the authorization of such issuance by the New York Stock Exchange. The principal payment of the Oaktree Tranche 2 Loan is due at maturity on December 29, 2028. Interest on the Oaktree Tranche 2 Loan accrues on a daily basis calculated based on a 360-day year at a rate per annum equal to (i) 12.5% payable quarterly in arrears, at the Company’s option either in cash or in kind (subject to certain procedures and conditions) prior to December 31, 2024, and thereafter solely in cash, plus (ii) 7.5% payable quarterly in arrears, at the Company’s option, either in cash or in kind (subject to certain procedures and conditions) at all times.
Silverview Loan
On March 7, 2023, we borrowed $22.5 million under the Silverview Facility (the “Silverview Loan Agreement”), which loan was disbursable in two tranches of up to $35.0 million in the aggregate and matures on June 7, 2027. On July 27, 2023, September 29, 2023, October 20, 2023 and December 29, 2023, we borrowed an additional $1.0 million, $1.5 million, $5.0 million and $5.0 million respectively, pursuant to the Silverview Loan Agreement. Interest on the amounts outstanding under the Silverview Loan Agreement accrues at a rate of 15.0% per annum and is payable in monthly installment payments. The Silverview Loan Agreement is guaranteed by all of our subsidiaries and secured by substantially all of our assets. In March 2024, the Company made a principal payment of $700 thousand. As of April 28, 2024 and April 30, 2023, the principal outstanding was $34.3 million and $22.5 million, respectively.
Under the Silverview Loan Agreement, we are subject to financial covenants, as well as to customary events of default that, if triggered, could result in acceleration of the maturity of the Silverview Loan Agreement. The Silverview Loan Agreement contains financial covenants consistent with the financial covenants contained in the Oaktree Loan Agreement. Subject to certain exceptions, the Silverview Loan Agreement also limits distributions with respect to our equity interests, such as cash dividends and share repurchases, based on a defined ratio, and also sets forth negative covenants that restrict indebtedness, liens, investments, sales of assets, fundamental changes and other matters. At October 13, 2024, we were in compliance with all covenants in effect at that date.
On December 29, 2023, Pinstripes, the other guarantors party thereto, Silverview Credit Partners LP, as agent (“Silverview”), and the lenders party thereto entered into the Fifth Amendment (the “Fifth Amendment”) to the Silverview Loan Agreement, dated as of March 7, 2023 and Second Amendment to Pledge and Security Agreement. On December 29, 2023 Pinstripes Holdings also entered into that certain Omnibus Joinder (the “Joinder”) with Silverview pursuant to which Pinstripes Holdings agreed to become a party to (i) that certain continuing Guaranty Agreement, dated Mach 7, 2023 among Pinstripes, the other guarantors defined therein, and Silverview and (ii) Pledge and Security Agreement, dated Mach 7, 2023 among Pinstripes and the other grantors (as defined therein). Pursuant to the Fifth Amendment, the Silverview Loan Agreement was modified to (x) permit the transactions contemplated in connection with the Business Combination, (y) permit the Oaktree Tranche 1 Loan, subject to the terms of an intercreditor agreement between Silverview and Oaktree Fund Administration, LLC, and (z) conform the representations, warranties, and financial covenants owed by Pinstripes to Silverview to be substantially similar to those set forth in the Oaktree Tranche 1 Loan. In connection with the Joinder, Pinstripes Holdings agreed to guarantee payment in full of the amounts owed by Pinstripes pursuant to the Silverview Loan Agreement and granted a first lien security interest and pledge of all shares of stock of Pinstripes held by Holdings.
Amended Silverview Loan Agreement and Silverview Tranche 3 Warrants
On September 3, 2024, Pinstripes, the Company and the other guarantors party thereto entered into the Amended Silverview Loan Agreement, by and among Pinstripes, the Company, the other guarantors party thereto, Silverview, the Silverview Lenders and other institutional investors party thereto from time to time. The Amended Silverview Loan Agreement provides for additional funds under the Silverview Tranche 3 Loan of up to $2.0 million, made on September 3, 2024 and which matures on June 7, 2027. The Silverview Tranche 3 Loan bears an interest rate per annum equal to 15.00%. The Amended Silverview Loan Agreement provides that the Company shall pay a closing and origination fee in the aggregate amount equal to 3.00% of the Silverview Tranche 3 Loan and an exit fee in the aggregate amount equal to 2.50% of the Silverview Tranche 3 Term Loan. Additionally, the Company agreed to issue Silverview Tranche 3 Warrants to the Silverview Lenders, collectively exercisable for up to 29,292 shares of the Pinstripes Holdings Class A Common Stock, at an exercise price of $0.01 per share, upon the authorization of such issuance by the New York Stock Exchange.
Granite Creek Financing
On April 19, 2023, we borrowed $11.5 million pursuant to the Granite Creek Term Loan, which loan matures on April 19, 2028. On July 27, 2023 we borrowed an additional $5.0 million pursuant to the Granite Creek Term Loan. The proceeds of the Granite Creek Term Loan were used to finance the Purchased FF&E. Interest on the amounts outstanding under the Granite Creek Term Loan accrues at the rate of 12.00% per annum and is payable monthly and principal payments are amortized and paid beginning in fiscal 2024 on a quarterly basis. The Granite Creek Term Loan is secured by the Purchased FF&E. As of April 28, 2024 and April 30, 2023, the principal outstanding was $16.5 million and $11.5 million, respectively.
Granite Creek Loan Agreement Amendment and Joinder
On December 29, 2023, Pinstripes, GCCP II Agent, LLC, as agent (“Granite Creek”) and the lenders party thereto entered into Amendment No. 2 to (the “Amendment No. 2”) to the Term Loan and Security Agreement, dated as of April 19, 2023 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Granite Creek Loan Agreement”). On December 29, 2023, Pinstripes Holdings also entered into that certain Guaranty with Granite Creek pursuant to which Pinstripes Holdings has guaranteed payment of amounts owed by Pinstripes pursuant to the Granite Creek Loan Agreement. Pursuant to Amendment No. 2, the Granite Creek Loan Agreement was modified to (i) permit the transactions contemplated in connection with the Business Combination, and (ii) permit the Oaktree Tranche 1 Loan, subject to the terms of an intercreditor agreement between Granite Creek and Oaktree Fund Administration, LLC.
Convertible Notes
On June 4, 2021, the Company entered into two convertible note agreements for $5,000 in the aggregate. The convertible notes accrue interest at 1.07% annually and mature on June 4, 2025. Holders of the convertible notes had the right, at their option, to convert all of the outstanding principal and accrued interest to shares of Legacy Pinstripes Common Stock equal to the quotient of (i) the outstanding principal on the convertible note divided by (ii) the conversion price of $10 per share. In connection with the closing of the Business Combination, the convertible note holders elected to convert all of the outstanding $5,000 principal balance and the $137 of accrued unpaid interest to approximately 5,000 shares of Legacy Pinstripes Common Stock. With the election to convert all of the outstanding principal and accrued interest at 1.07%, the holder of the note forfeited additional interest of $890.
Finance Obligations
In 2011, the Company entered into a failed sale leaseback at its Northbrook, Illinois location. The Company sold the building, fixtures and certain personal property and assigned the ground lease to a new lessor. The Company received $7,000 from the transaction, which was accounted for as a financing obligation with repayment terms of 15 years. The obligation is repaid in monthly installment payments, which includes principal and interest at an 8.15% annual rate. As of July 21, 2024 and April 28, 2024, the principal outstanding was $3,319 and $3,460, respectively.
During fiscal year 2024, the Company entered into agreements to pay for its bowling equipment for four locations through a long-term payment plan. The Company will pay approximately $2,805 for the equipment, which was accounted for as a financing obligation with a repayment term of five years. The obligation is repaid in monthly installment payments, which includes principal and interest at a 10% annual rate. As of July 21, 2024 and April 28, 2024, the principal outstanding was $2,589 and $2,664, respectively.
Other Loans
In November 2019, we entered into seven notes payable with Ascentium Capital LLC, with an outstanding principal of $92,000 and $127,000 as of April 28, 2024, and April 30, 2023, respectively, that all mature on November 14, 2024. The notes were payable in monthly installment payments ranging from $600 and $800, including interest at the fixed rate of 8.5% as of each of April 28, 2024 and April 30, 2023.
PPP and SBA Loans
During Fiscal 2020, we borrowed $7.725 million of PPP Loans. During fiscal 2021, we executed three PPP Loans for a total of $3.265 million in borrowings. Each PPP Loan matures two years after issuance. The interest rate on each PPP Loan was 1.0% annually.
During fiscal 2022, we amended one of our PPP Loans to increase the borrowing capacity to $500,000. In fiscal 2022, we borrowed an additional $350 thousand under the amended agreement. The loan is payable in monthly installments of $3 thousand, including interest at 3.75% annually, and matures on June 6, 2050.
As authorized by the provisions of the CARES Act, we applied for forgiveness of the PPP Loans. In fiscal 2023 and fiscal 2022, we recorded a gain on the extinguishment of debt for $8.458 million and $2.800 million, respectively, in connection with PPP Loan forgiveness. As of April 28, 2024 and April 30, 2023, the principal outstanding under the PPP loans was $500 thousand and $500 thousand, respectively.

Redeemable Convertible Preferred Stock
Prior to the consummation of the Business Combination, we had nine classes of preferred stock: Series A, B, C, D, E, F, G, H and I (collectively, the “Preferred Stock”). In the first twenty-four weeks of fiscal 2024, we completed the closing of the sale of an aggregate of 850,648 shares of our Series I Convertible Preferred Stock at a purchase price of $25.00 per share. The common stock and Preferred Stock voted on all matters as one class, with each share of common stock and each share of the Preferred Stock being entitled to one vote, and all have a par value of $0.01. Each share of each series of Preferred Stock was convertible at any time into shares of Pinstripes Common Stock at a ratio of one to one. Each share of Preferred Stock converted to a share of Pinstripes Common Stock in connection with the Business Combination and such shares of Pinstripes Common Stock were automatically cancelled and extinguished and converted into the right to receive shares of Pinstripes Holdings Common Stock in accordance with the Business Combination Agreement.
Warrants
As of April 30, 2023, we had 483,649 of warrants outstanding with certain financing providers in connection with the issuance of certain debt and leasing obligations and other service providers. Each outstanding warrant automatically converted to shares Pinstripes Common Stock upon consummation of the Business Combination and such shares of Pinstripes Common Stock were automatically cancelled and extinguished and converted into the right to receive shares of Pinstripes Holdings Common Stock in accordance with the Business Combination Agreement.
In connection with Banyan’s initial public offering, Banyan issued (i) 12,075,000 public warrants (“Public Warrants”) and 11,910,000 private placement warrants (“Private Warrants”). On December 29, 2023, in connection with the Reverse Capitalization, the Company effectively issued an aggregate of 23,985,000 warrants to purchase an equal number of shares of Class A Common Stock, representing the 12,075,000 Public Warrants and 11,910,000 Private Warrants. The Public Warrants and Private Warrants remained unexercised and were issued and outstanding as of April 28, 2024.
On December 29, 2023, in connection with the closing of the Oaktree Tranche 1 Loan, we issued Oaktree Tranche 1 Warrants exercisable for 2,500,000 shares of Pinstripes Holdings Common Stock. On June 27, 2024, we issued Oaktree Tranche 1 Warrants exercisable for 412,500 shares of Pinstripes Holdings Common Stock. On November 27, 2024, we issued the Oaktree Tranche 2 Warrants and the Silverview Tranche 3 Warrants. See “Indebtedness”
Cash Flows
The following table summarizes our cash flows for the periods indicated:

	Twenty-Four Weeks Ended		Fiscal Year Ended
(dollar amounts in thousands)	October 13, 2024	October 15, 2023	April 28, 2024	April 30, 2023
Net cash used in operating activities	$(10,140)	$(15,924)	$(32,682)	$(12,040)
Net cash used in investing activities	(2,810)	(9,793)	(22,128)	(12,987)
Net cash provided by financing activities	3,023	25,272	59,545	24,556
Net change in cash and cash equivalents	$(9,927)	$(445)	$4,735	$(471)
Operating Activities
Net cash used in operating activities was $(10.1) million for the twenty-four weeks ended October 13, 2024 compared to $(15.9) million cash provided by operating activities for the twenty-four weeks ended October 15, 2023. The decrease in net cash used in operating activities was due to lower accrued occupancy costs and other long-term assets as well as the gain on modification of operating leases that did not reoccur in the twenty-four weeks ended October 13, 2024. The decrease was off set by a higher operating loss driven by cost of food and beverage, store labor and benefits, store occupancy costs, excluding depreciation, and other store operating expenses, excluding depreciation, plus the four new store locations open for the entire twenty-four weeks ended October 13, 2024 as compared to the twenty-four weeks ended October 15, 2023.
Net cash used in operating activities was $(32.7) million for the fiscal year ended April 28, 2024 compared to $(12.0) million cash used by operating activities for the fiscal year ended April 30, 2023. The increase in net cash used in operating activities was due to a higher operating loss driven by higher pre-opening expenses and other store operating expenses plus the opening of four new store locations in the fiscal year ended April 28, 2024 as compared to the fiscal year ended April 30, 2023.
Investing Activities
Net cash used in investing activities was $(2.8) million for the twenty-four weeks ended October 13, 2024 compared to $(9.8) million for the twenty-four weeks ended October 15, 2023. Our purchase of property and equipment of $(2.8) million decreased in the twenty-four weeks ended October 13, 2024 from $(9.8) million in the twenty-four weeks ended October 15, 2023 as there were less purchases that were offset by an increase in accumulated depreciation during the twenty-four weeks ended October 13, 2024 compared to the twenty-four weeks ended October 13, 2024. There was more depreciation during the twenty-four weeks ended October 13, 2024 as all four new locations had a full quarter of depreciation.
Net cash used in investing activities was $(22.1) million for the fiscal year ended April 28, 2024 compared to $(13.0) million for the fiscal year ended April 30, 2023. Our purchase of property and equipment of $(22.1) million increased in the fiscal year ended April 28, 2024 from $(13.0) million in the fiscal year ended April 30, 2023 in connection with four locations that opened in fiscal 2024.
Financing Activities
Net cash provided by financing activities was $3.0 million for the twenty-four weeks ended October 13, 2024 compared to net cash provided by financing activities of $25.3 million for the twenty-four weeks ended October 15, 2023. The primary components of net cash provided by financing activities for the twenty-four weeks ended October 15, 2023 were proceeds from the issuance of the Series I Redeemable Convertible Preferred Stock of $19.9 million. These proceeds were offset by proceeds from long-term notes payable of $7.5 million. The cash provided by financing activities for the twenty-four weeks ended October 13, 2024 consists of $4.8 million of additional debt financing obtained from Oaktree and Silverview, net of debt discount, offset by principal payments of long-term notes payable of $1.9 million.
Net cash provided by financing activities was $59.5 million for the fiscal year ended April 28, 2024 compared to net cash used in financing activities of $24.6 million for the fiscal year ended April 30, 2023. The primary components of net cash provided by financing activities for the fiscal year ended April 28, 2024 were (i) proceeds from warrant issuances of $24.6 million, (ii) proceeds from the issuance of the Series I Redeemable Convertible Preferred Stock of $19.8 million and (iii) additional borrowings of $12.5 million under the Silverview Facility, $5.0 million under the Granite Creek Facility, $50.0 million under the Oaktree Tranche 1 Loan and $1.0 million related to the Oaktree Tranche 2 Loan written option. These proceeds were offset by $23.9 million of transaction costs paid in connection with the Reverse Recapitalization and registration statements, principal payments of long-term notes payable of $1.4 million and debt discount and issuances costs of $27.7 million.
Contractual Obligations and Commitments
Our contractual obligations and commitments as of October 13, 2024 were as follows:

(in thousands)	Total	Less than 1 year	1 – 3 years	3 – 5 years	More than 5 years
Operating lease obligations	$201,838	$26,084	$45,609	$36,795	$93,350
Long-term debt (principal)(1)	136,061	6,487	41,352	87,722	500
Interest payments(2)	46,560	12,640	24,495	9,032	393
	$384,459	$45,211	$111,456	$133,549	$94,243

__________________
(1)The amounts are inclusive of paid in kind interest.
(2)The amounts represent cash interest payments.
Off-Balance Sheet Arrangements
As of the date of this prospectus, we do not have any off-balance sheet arrangements.
Critical Accounting Policies and Estimates
The preparation of financial statements in conformity with GAAP requires us to make certain estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the balance sheet date, as well as reported amounts of revenue and expenses during the reporting period. Our most significant estimates and judgments involve difficult, subjective or complex judgements made by management. Actual results may differ from these estimates. To the extent that there are differences between our estimates and actual results, our future financial statement presentation, financial condition, results of operations and cash flows will be affected. We believe that the accounting policies described below involve a greater degree of judgment and complexity. Accordingly, these are the policies we believe are the most critical to aid in fully understanding and evaluating our financial condition and results of operations. For further information, see Note 2 to our audited consolidated financial statements included in the 2024 Annual Report.
Leases
We have made an accounting policy election applicable to all asset classes not to record leases with an initial term of twelve months or less on the balance sheet as allowed under ASC 842. We lease all of our locations from third parties. For leases with an initial term greater than twelve months, a related lease liability is recorded on the balance sheet at the present value of future fixed payments discounted at our estimated fully collateralized borrowing rate corresponding with the lease term (i.e. incremental borrowing rate). In addition, a right-of-use asset is recorded as the initial amount of the lease liability, plus any initial direct costs incurred and lease prepayment, less any tenant improvement allowance incentives received. Most of our leases include one or more options to renew, with terms that can extend from five to ten years. To determine the expected lease term, we excluded all options to renew as it is not reasonably certain we would exercise these options.
Lease payments include fixed payments and variable payments for common area maintenance costs, real estate taxes, insurance related to leases or additional rent based upon sales volume (variable lease cost). Variable lease costs are expensed as incurred whereas fixed lease costs are recorded on a straight-line basis over the life of the lease. We do not separate lease and non-lease components (e.g. common area maintenance), which is a policy maintained for all asset classes. Leases do not contain any material residual value guarantee or material restrictive covenants.
The discount rate used to determine the amount of right-of-use assets and lease liabilities is the interest rate implicit in the lease, when known. If the rate is not implicit in the lease, we use our incremental borrowing rate, which is derived based on available information at the commencement date. We do not believe there is a reasonable likelihood there will be a material change in the future estimates or assumptions we use to calculate our right-of-use asset and lease liability.
Impairment of Long-lived Assets
We review long-lived assets, such as property and equipment, and operating lease right-of-use assets with definitive lives, for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. We perform our long-lived asset impairment analysis by grouping assets and liabilities at the individual store level, since this is the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities and evaluate the asset group against the sum of the undiscounted future cash flows.
In determining the undiscounted future cash flows, we consider historical cash flows and other relevant factors and circumstances, including the maturity of the store, changes in the economic environment, unfavorable changes in business climate and future operating plans. The significant inputs used in determining our estimate of the projected undiscounted future cash flows include future revenue growth, changes in store labor and operating costs, future lease payments and projected operating margins as well as the estimate of the remaining useful life of the assets. We believe our assumptions are reasonable based on available information. Changes in assumptions and estimates used in the impairment analysis, or future results that vary from assumptions used in the analysis, could affect the estimated fair value of long-lived intangible assets and could result in impairment charges in a future period.
Warrants
We account for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (the “FASB”) ASC 480, “Distinguishing Liabilities from Equity” (“ASC 480”), and ASC 815, “Derivatives and Hedging” (“ASC 815”).
The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, whether they meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.
For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of equity at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded as liabilities at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the unaudited condensed consolidated statements of operations.
The Public Warrants and Private Warrants meet the definition of a derivative instrument, requiring liability classification, and are measured at fair value on a recurring basis with the change in fair value recognized in the Company’s unaudited condensed consolidated statements of operations. The fair value of the Public Warrants is measured by the Company’s publicly traded warrant price. In determining the fair value of the Private Warrants, the Company utilizes the Cox-Rubenstein-Ross binomial lattice model using Level 3 inputs consisting of the fair value of the Public Warrants as of the measurement and implied equity volatility. See Note 10.
The Company determined the Oaktree Tranche 1 Warrants meet the equity classification guidance and were measured at fair value upon issuance. Under the Oaktree Loan Agreement, the Company is contractually obligated to issue a specified number of warrants to Oaktree based on the scenarios described in Note 10. Therefore, the additional Oaktree Tranche 1 Warrants and Oaktree Tranche 2 Warrants (as defined in Note 10) are considered contingently issuable and the contingency is satisfied when Oaktree exercises its written option on the Oaktree Tranche 2 Loan and the Class A Common Stock meets the contingency requirements described in Note 10. When the contingently issuable warrants’ contingency is satisfied, the respective shares underlying these warrants will be considered indexed to the Class A Common Stock and qualify for equity classification under the derivative scope exception provided by ASC 815. See Note 10. We believe our assumptions are reasonable based on available information. Changes in assumptions and estimates used in the warrants valuation, or future results that vary from assumptions used in the analysis, could affect the estimated fair value of warrant liabilities and could result in material charges in a future period.
Revenue Recognition
We recognize food and beverage revenues and recreation revenue when payment is tendered at the point of sale as the performance obligation has been satisfied. Food and beverage revenues include the sale of food and beverage products. Recreation revenue includes bowling and bocce sales. We recognize revenues net of discounts and taxes. We defer event deposits received from guests and recognized such deposits as revenue when the event is held. Event deposits received from customers in advance are included in amounts due to customers, and we recognize revenues from events when the event takes place.
We sell gift cards, which do not have expiration dates and do not deduct non-usage fees from outstanding gift card balances. We record gift card sales as a liability and recognized as revenue upon redemption by the customer. For unredeemed gift cards that we expect to be entitled to breakage and for which there is no legal obligation to remit the unredeemed gift card balances to the relevant jurisdictions, we recognize expected breakage as revenue in proportion to the pattern of redemption by the customers. The determination of the gift card breakage is based on our specific historical redemption patterns. The contract liability related to our gift cards is included in amounts due to customers in the condensed consolidated balance sheets. We report revenues net of sales tax collected from customers. We include sales tax collected in other accrued liabilities on the condensed consolidated balance sheets until the taxes are remitted to the appropriate taxing authorities. We believe our assumptions are reasonable based on available information. Changes in assumptions and estimates used in the gift card breakage calculation, or future results that vary from assumptions used in the analysis, could affect the estimated revenue recognized from gift card breakage and could result in material changes in a future period.
Classification of Instruments as Liabilities or Equity
We have applied ASC 480, “Distinguishing Liabilities from Equity,” to classify as a liability or equity certain redeemable and/or convertible instruments, including our preferred stock. We determine the liability classification if the financial instrument is mandatory redeemable for cash or by issuing a variable number of equity shares. If we determine that a financial instrument should not be classified as a liability, we then determine whether the financial instrument should be presented between the liability section and the equity section of the balance sheet as temporary equity. We determine financial instruments as temporary equity if the redemption of the preferred stock or other financial instrument is outside of our control. Otherwise, we account for the financial instrument as permanent equity.
Emerging Growth Company
The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies for up to five years or until we are no longer an emerging growth company. We qualify as an “emerging growth company” and under the JOBS Act are allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We have elected not to opt out of such extended transition period, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, the condensed consolidated financial statements may not be comparable to those of companies that comply with new or revised accounting pronouncements as of public company effective dates.

BUSINESS
Unless the context otherwise requires, any reference in this section of this prospectus to the “Company,” “we,” “us,” “our,” or “Pinstripes” refers to Pinstripes and its consolidated subsidiaries prior to the consummation of the Business Combination and to Pinstripes Holdings and its consolidated subsidiaries after the consummation of the Business Combination. Some of the information contained in this section or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties.
Our Company
Pinstripes is an experiential dining and entertainment concept combining exceptional Italian-American cuisine with bowling, bocce and private events. We founded Pinstripes in 2007 to create the fun interactions and celebrations that people crave by uniquely combining made-from-scratch dining with the timeless games of bowling and bocce. Every day and everywhere, our passionate and dedicated Pinstripes team is committed to creating extraordinary, magical connections — from the first strike, to the first bite, to the first kiss, to the first laugh — that bring out the best in everyone. Our large-format community venues offer a winning combination of sophisticated fun for the consumer longing for human connectedness across generations, and we deliver a broad range of experiences, from a 300-person wedding in one of our many event spaces, to an intimate date night for two in one of our dining rooms, to a birthday party on our bowling lanes or bocce courts. This ability to offer curated and engaging experiences across a broad range of occasions enables us to generate revenue from numerous sources, including:
•Dining: Made-from-scratch dining features lunch, dinner and weekend brunch menus, beer and wine dinner pairings featuring wineries and local craft breweries, and exceptional service that supports Pinstripes’ top-tier food and beverage offerings.
•Bowling and Bocce: Pinstripes combines the casual elegance of a local bistro serving Italian-American cuisine with the entertainment and excitement of bowling and bocce, providing the perfect venue for competitive socializing with family, friends and co-workers.
•Private Events and Off-Site Events Catering: Dynamic ballrooms and private event spaces provide a wide range of options for our event team members to tailor extraordinarily unique gatherings of 20 to 2,000 people for social events (e.g., weddings, birthdays, bar-mitzvahs and anniversaries) and corporate events (e.g., team-building, board meetings, recruiting and holiday parties). In addition, we offer off-site catering (typically breakfast and lunch) to surrounding businesses and off-site weddings and other celebrations.
We opened our first Pinstripes location in 2007 in Northbrook, Illinois. Seventeen years later, Pinstripes has become a leading experiential dining and entertainment concept in the country. As of October 13, 2024, we owned and operated 17 restaurants in ten states and Washington D.C. and employed approximately 1,700 team members (who we refer to as “PinMembers”). Subsequent to the end of the second quarter, we opened our 18th location in Walnut Creek, CA on November 15, 2024. When combined with and our robust pipeline of additional locations, we believe we are positioned for significant future growth.
We design and construct large-format locations that are each 26,000 to 38,000 square feet of interior space, plus additional outdoor patio space that includes outdoor dining, bocce courts, fire-pits and decorative fountains. Each location can host over 900 guests at a time, with dining capacity for approximately 300, bar capacity of 75, 11 to 20 bowling lanes, 6 to 12 indoor/outdoor bocce courts and multiple private event spaces that can accommodate groups of 20 to 1,000 people. We generated an average of $8.6 million of revenue per location in our fiscal year ended April 28, 2024 (“fiscal 2024”), commonly referred to as average unit volumes, or AUV, demonstrating the scale of our operating model and ability to tailor our space in bespoke ways.

The Market Opportunity
Pinstripes provides a “home away from home” where guests can celebrate life while eating delicious food amongst competitive socializing. Despite the increase in virtual connectivity over the last several years, we believe people feel less physically connected than ever before and that they are seeking ways to bring back the human-to-human connections they have lost. We address this problem by offering curated experiences to create meaningful connections, and we believe that Pinstripes operates at the intersection of three dynamic markets with broad consumer appeal: full-service restaurants, out-of-home entertainment and events. According to the Full-Service Restaurants: Global Strategic Business Report, the U.S. full-service restaurant market is estimated to be greater than $400 billion. The out-of-home entertainment market represents over $100 billion of the broader $2.6 trillion global entertainment and media market, per the PWC Report and the IAAPA Report. The events market, comprised of both corporate events and weddings, represents an estimated market of more than $160 billion, according to the AMR Report and the IBISWorld Weddings Report. We believe that consumers are continuing to prioritize spending on experiences, and Pinstripes is well-positioned to capitalize on this shift in consumer preferences.
Competitive Strengths
A Best-in-Class Experiential Dining and Entertainment Brand
Authentic Bistro Experience
Pinstripes delivers an elevated and distinctive culinary experience by combining high-quality cuisine, an inviting and exciting atmosphere and superior customer service. We offer an extensive bistro menu of Italian-American favorites, ranging from maple-glazed salmon, wood-fired pizzas, pastas and sandwiches to seasonal gelato. Our menu items are served in an upscale casual setting, complete with natural stone, wood floors and custom-made millwork throughout our venues and a visible, wood burning pizza oven. These offerings are complemented by an extensive, award-winning wine list, visible in our 800-bottle wine cellars, a rotating selection of craft beers from local breweries and a broad selection of handcrafted cocktails from our elevated bar program.
Timeless Gaming & Entertainment
Our bistro dining is complemented by our differentiated entertainment offerings of bowling and bocce, which provide a memorable experience that attracts and retains customers. Our Italian-American cuisine offering reflects the respective origins of bocce and bowling, reinforcing the synergy of Italian and American cultures reflected in our concept. Guests are encouraged to indulge in our delicious cuisine and signature cocktails while playing bocce and bowling with their friends, family and coworkers, further strengthening the cultural fusion of our unique bistro and gaming offerings. Our commitment to providing a sophisticated atmosphere for bowlers and bocce players of all skill levels is proven by our meticulously maintained bowling lanes and bocce courts, all with décor that includes carefully selected artwork from local artists, culminating in a truly unforgettable experience for our guests. Our gaming business is highly accretive to our profitability.
A Perfect Venue for Any Occasion
Pinstripes is a dining and entertainment venue of choice to host corporate and social private events of all sizes. As of April 28, 2024, each of our 13 locations that have been open for at least one year generally hosts over 1,000 private events per year and can typically accommodate up to 12 simultaneous events. Not only do private events make up a significant portion of our business, but they also serve as a seamless introduction to our unique concept for new customers. We believe that the memorable experiences created for new guests through private events naturally translates to returning business to dine and play. Additionally, private events allow for greater revenue visibility through pre-bookings and increase our ability to forecast future sales. Each Pinstripes location has a dedicated event sales team supporting private events.
Distinctive Offering and Broad Appeal
Pinstripes provides a differentiated offering to consumers by leveraging the seamless integration between our bistro and gaming offerings to deliver one-of-a-kind experiences for our guests. We believe Pinstripes provides an unmatched combination of best-in-class dining and experiential entertainment. While there are restaurant brands that focus exclusively on dining, and there are experiential lifestyle and entertainment brands that predominantly focus on entertainment, we believe Pinstripes provides the best of both worlds: scratch-made, chef-driven cuisine with timeless entertainment in an inviting and exciting atmosphere. This unique value proposition attracts a broad range of consumers.

A BEST-IN-CLASS EXPERIENTIAL DINING AND ENTERTAINMENT BRAND

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TOPGOLF
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A DISTINCTIVE OFFERING

Offering	Scratch-Made, Chef-Driven Cuisine	✓
	Bowling & Bocce	✓
	Elevated Bar Program	✓
	Authentic Italian-American Experience	✓
	Seasonal Offerings	✓
	Superior Service	✓
Experience	Inviting & Exciting Atmosphere	✓
	Timeless Entertainment	✓
	Destination for All Occasions	✓
	Community Gathering Place	✓
	Family Friendly	✓

Unique Model Drives Attractive Venue-Level Economics
We have developed a disciplined new venue growth strategy in both new and existing markets, and target certain initial sales, profitability and payback period goals for each new venue opening. We employ a sophisticated, data-based site selection strategy that is highly collaborative with our real estate development partners and focuses on markets with high income and education levels, population density and strong co-tenants. We expect to benefit from a powerful density effect as we continue to open new venues in existing markets, which increases market awareness and generates staffing synergies.

Proven Portability Across Markets
Pinstripes has resonated with consumers across the country. In the seventeen years since the opening of the flagship Northbrook location, Pinstripes has successfully opened 17 additional locations in attractive markets throughout California, Connecticut, District of Columbia, Florida, Illinois, Kansas, Maryland, Minnesota, New Jersey, Ohio and Texas. We believe that the brand’s distinctive concept has been well received in each community, as every iconic location features striking interior and exterior designs that are tailored to the local community and the specifics of the development project. As a result, we expect our locations to quickly become an integral part of the local community.
Uniquely Attractive Anchor Tenant for Real Estate Developers
We have strategic partnerships with several pre-eminent real estate developers such as affiliates of Brookfield, Westfield, Macerich, Simon Property Group, HBC US Holdings and O’Connor/LaSalle, which own high-quality real estate assets both in the U.S. and abroad, and we intend to source a significant number of our future locations from these partners and others. Recent changes in the retail landscape created a larger void in the mall space and has opened a door for Pinstripes to fill that void at the most prestigious and best trafficked Class A Malls across the country. As of April 28, 2024, these and other developers had made a combined minority investment in Pinstripes of approximately $40 million and had further provided more than $100 million in non-dilutive tenant improvement funding for our 17 current and three under construction locations. We believe that these partnerships and the corresponding financial commitment demonstrate the confidence our real estate developer partners have in the longevity and growth prospects of our brand.
Due to the broad appeal of our brand, the diversity and quality of our guest base and the consistently reliable traffic to our venues, we believe our concept is a preferred tenant for real estate developers. Retail developers and landlords have shifted toward experiential concepts to drive traffic. Pinstripes’ unique dining and entertainment concept is appealing to consumers both young and old looking for sophisticated fun, and landlords and developers in the U.S. welcome Pinstripes as a key anchor tenant complementary to other high-quality retail brands. As of April 28, 2024, our locations averaged 800,000 guest visits per year, benefiting our co-tenants, and our consumer research showed that Pinstripes appeals to an affluent and educated customer base comprised of a balanced mix of male and female adults and families, across ages ranging from four to 85 years old.
As of April 28, 2024 our locations averaged 30,000 square feet of interior space, were customarily two levels and included an additional 3,000 to 25,000 square feet of outdoor patio space for bocce, fire pits and dining. Moreover, we have flexibility to build a new, ground-up space or retrofit existing space to our concept.
Founder-Led, Experienced Team Instilling a Winning Culture
Our experienced and passionate senior management team is led by our founder and CEO, Dale Schwartz, who has over 40 years of industry experience. Dale is supported by an impressive senior leadership team with highly relevant experience, including Chris Soukup (Chief Operations Officer), Lida Ahn (Chief People Officer), Cesar Gutierrez (Chief Culinary Officer) and Anthony Querciagrossa (Chief Financial Officer). Our senior leadership team contributes powerful industry knowledge and expertise from years of industry experience at leading restaurant and entertainment companies such as Hillstone Restaurant Group, The Cheesecake Factory, J. Alexander’s, Maggiano’s and Lettuce Entertain You Restaurants. Under their leadership, Pinstripes has grown into a leading experiential dining and entertainment brand. The senior leadership team is supported by an experienced, independent board of directors, consisting of industry veterans.
As of October 13, 2024, there were approximately 1,700 Pinstripes team members supporting the business. We have developed a powerful culture that serves as a strong foundation for shared success and have successfully recruited and retained highly skilled individuals across all functions of our business. Our talent pipeline is further augmented by our college recruitment program, which has produced numerous general managers across the organization. The significant investments we have made in our team have resulted in multiple layers of organizational leaders, providing us with the ability to scale our business with minimal disruptions to operations. Every team member completes a rigorous training process preparing them to provide best-in-class service to our customers. Our comprehensive approach to talent acquisition and development has resulted in a median executive team tenure of 11 years and strong retention rates of corporate and local team members.
Growth Strategies
We intend to expand our business by executing the following growth strategies:
Open New Venues
Since our first location opened in 2007, we have successfully demonstrated our ability to expand into attractive markets through the opening of new venues, introducing our highly unique concept to millions of new customers across ten states and Washington, D.C. Our ability to effectively identify and develop new markets is supported by our robust site selection process that focuses on markets with high income and education levels, population density and strong co-tenants. As a uniquely attractive anchor tenant, we partner with the leading real estate developers in the industry.
We opened our Topanga, CA location in September 2023, our Aventura, FL location in December 2023, our Paramus, NJ location in February 2024, our Orlando, FL location in April 2024 and our Walnut Creek, CA locaiton in November 2024 and we plan to open one other new Pinstripes location during fiscal 2025, increasing our footprint to 19 locations across the country. As of October 13, 2024, five locations were being developed in Coral Gables, FL, Walnut Creek, CA, Bellevue, WA, Lake Union, WA and Jacksonville, FL. These venues are located in highly attractive markets with high foot traffic and strong consumer demographics.
We have an exciting domestic whitespace opportunity of approximately 150 total venues across the United States, with the opportunity to expand internationally as well. We are exploring the opportunity to expand across three types of locations: retail, iconic and hotel / resorts:
Retail Locations: Premium lifestyle centers and developments across the country with high median income and educations levels, employee density, and strong co-tenants.

Iconic Locations: Unique and signature real estate locations surrounded by high-foot-traffic areas and population density. We place a strong emphasis on suburban areas with attractive real estate terms and proximity to both offices and residents.
Hotel / Resort Locations: Hotels and resorts represent attractive expansion opportunities given their substantial convention and private event synergies. We believe that Pinstripes also serves as an attractive amenity to guests, increasing resort occupancy and room rates for hotels and resorts.
Drive Continued Same Store Sales Growth
We have a diversified strategy in place to grow comparable same store sales, including:
Culinary Innovation to Drive Bistro Sales
We believe that Pinstripes has a differentiated bistro offering that resonates with consumers. Our dishes and drinks are fun, delicious, made from scratch, and authentic Italian-American. In addition to our current menu of customer favorites, we introduce seasonal chef specials and cocktail surprise and delights that are tailored to each location to add freshness and newness to the menu. We have introduced our award-winning Sunday brunch to Saturday and we also plan on re-introducing our five-course wine, beer, scotch and tequila dinners to provide an even more comprehensive package of product offerings.
Gaming Innovation to Drive Open Play Sales
We provide our customers with a unique gaming experience, which helps drive traffic to our locations. We plan to continue innovating our gaming offerings to further drive open play sales and to upgrade the décor and design elements in our bowling and bocce areas to augment the experiential excitement. Bowling lanes and bocce courts will also benefit from technological innovation, such as the potential introduction of projection mapping technology as a visual overlay of the playing areas.
Expand our Social & Corporate Private Events Business
Our private events business is a significant revenue driver. A broad range of customers have their private events at Pinstripes locations, where we deliver a great event experience and support future open play sales by introducing new customers to the brand. We plan to introduce additional team building packages (e.g., cooking classes, wine tastings, etc.) to further expand the menu of private events options. We have also made investments in our private event sales team, enabling the team to continue executing at a high level while also focusing on tourism, convention, and national account markets.

Enhance the Experiential Offerings and Deliver Exceptional Service
Pinstripes consistently delivers an incredible experience with exceptional service, which helps support repeat customers. We are constantly refining our service offerings and customer engagement to optimize the customer experience. We plan to introduce a loyalty program and bowling and bocce gamification, whereby users can play bowling and bocce on a mobile device, to drive the cross-utilization of events and open play. We will also continue to refresh the appearances of older locations and we plan to re-introduce bowling and bocce tournaments, limoncello-making contests, and offer more live music.
Increase Brand Awareness
We have implemented several corporate and local marketing strategies that we believe will serve as a valuable foundation to increase brand awareness and drive traffic to our one-of-a kind locations across the country. Our corporate marketing initiatives consist of robust monthly marketing strategies highlighting unique offerings such as holiday brunches, bottomless bowling and bocce, location anniversary events and more. We have also made significant improvements to drive digital connectivity with our customers through the redesign of our website, enhancing the user experience and the use of call-to-action elements to engage our customer base. The success of our marketing campaigns is enabled by our comprehensive customer relationship management tool and customer database of approximately 400,000 email addresses to effectively segment our audience and increase engagement, as of April 28, 2024. Additionally, we look forward to engaging our loyal customer base by growing our presence on social media platforms such as Instagram, Facebook, LinkedIn, TikTok and X (f/k/a Twitter).
Our local marketing strategies allow us to personalize the customer experience from initial discovery through experiencing our unique dining and entertainment offering firsthand. In each of the ten states and Washington D.C. where we operate, we have established strong partnerships with developers, influencers, local breweries and other stakeholders. These collaborations enable us to effectively reach consumers who are less receptive to large-scale corporate marketing campaigns. Each location is assigned a team of dedicated marketing ambassadors who increase brand awareness through market-specific channels such as local events, festivals and fairs. We also participate in strategic marketing outreach to local businesses and organizations such as schools, condominiums and corporate offices, which bring our brand front and center throughout consumers’ everyday lives.
Our diverse multichannel marketing strategy is supported by additional initiatives such as in-venue print and digital graphics, third-party advertising, traditional media (print and direct mail), tourism organization partnerships and more.
Expand Margins Through Continued Operational Improvements and Leveraging Our Infrastructure
As we continue to scale the business, we plan to capitalize on several key operational efficiencies expected to enhance our margin profile including:
•Menu Optimization: We evaluate our core menu every six months and produce analytics on product mix, comparative analysis and guest reviews. Leveraging this data, we routinely optimize our menu by streamlining the item preparation process while maintaining the highest quality for our guests. Additionally, the continued momentum of new, high-margin items such as bottomless mimosas, big ballers, tuna poke and more creates exciting opportunities for further margin expansion.
•Operating Efficiencies: Our team has identified multiple opportunities across the organization to improve operational efficiency. We are actively managing costs by changing the pay structure for event sales team members, as well as periodically refining vendor pricing to optimize purchasing. We also plan to capture additional efficiencies through updating hours of operations for busier dayparts and re-evaluating how lanes are assigned to events versus open play to maximize seating.
•Technology Initiatives: Our comprehensive technology ecosystem allows us to leverage real-time data from cloud-based platforms to provide a seamless operational user experience. We continue to look for ways to improve our technology infrastructure as seen by the recent additions of five new technology platforms since 2020. For further discussion see the section below entitled “Information Technology.” As a result of our significant investment in these tools, we believe we are exceptionally well-equipped to capitalize on our key growth initiatives, including new venue openings, with only a modest amount of additional selling, general and administrative costs.
•Increase Gaming Mix: Gaming has limited incremental costs, presenting a significant opportunity to increase our overall profitability. We plan to increase gaming revenue through the enhanced aesthetics of our bowling and bocce areas, the implementation of cutting-edge projection mapping technology to create immersive experiences and the incorporation of innovative variations of bowling such as Angry Birds and Horse to complement our traditional 10-pin bowling offering.
Our Business and Operations
Management
We believe that high-quality management is critical to our long-term success. We issue detailed operations manuals covering all aspects of operations, as well as food and beverage manuals that detail the preparation procedures for our recipes. Each of our locations is managed by that location’s general manager, head chef and event sales team, who collectively manage a total of approximately 100 PinMembers per location, as of April 28, 2024. At each location, we have a specialized team focused on event sales, consisting of approximately four to six team members per location, which are responsible for selling, booking, and detailing private events. Each location has approximately four front of the house managers that report to the general manager, and approximately four sous chefs that report to the head chef.
Human Capital Management
Our PinMembers are the heart of the Company. We depend on our PinMembers to provide great service and maintain consistently strong operations. Our ability to attract and retain an engaged and experienced team is critical to the successful execution of our business strategies. While we continue to operate in a competitive labor environment, we believe our culture, policies, and labor practices contribute to strong relations with our PinMembers.
We have assembled a dedicated team that provides exceptional service across a broad range of experiences, providing the foundation for our further growth. This team delivers the Pinstripes experience across our nationwide footprint. We have successfully recruited talent from many well-known hospitality and retail companies, and our talent pipeline of future Pinstripes leaders is further augmented by annual recruiting visits to over twenty of the best colleges and universities across the U.S. Throughout the year, we provide substantial training opportunities with a focus on continued development, and we maintain a culture of excellence and team dedication.
As of October 13, 2024, Pinstripes had approximately 1,700 employees, of whom approximately 1,500 were hourly team members, 250 were managers and 50 were corporate team members. Our culture is guided by our mission statement, which is to maintain a passionate and dedicated team culture that consistently delivers guests extraordinary dining and entertainment experiences. This mission statement is executed by our PinMembers, who are to adhere to the following six commitments:
1.Positive Mental Attitude: PinMembers exude positive mental attitudes in their interactions with each other and guests. This is shown through their personalities, professionalism, and constant desire to create a positive environment.
2.Hunger for Knowledge: We believe that our ability to continuously improve stems from our culture of learning. PinMembers constantly strive to gain deeper knowledge not only in food and wine, but also in the subtleties and varieties of what Pinstripes offers our guests.
3.Teamwork: PinMembers embody the culture of teamwork and camaraderie. Our unique system requires every PinMember to trust each other and to perform at the highest level in order to accommodate every guest’s needs.

4.Image: PinMembers uphold high standards of professionalism and integrity towards guests and coworkers in every situation
5.Efficiency: Resources should not be wasted and PinMembers should always work to be efficient. Efficiency increases productivity.
6.Fun: We believe each PinMember has the ability to create the Pinstripes experience with their personality in order to enhance a fun experience.
We believe we hire the best talent available and retain them by fostering an environment of respect, guided by our core commitments and mission statement. We strive to offer an atmosphere of inclusion and belonging for all. We are committed to providing equal opportunities and seek to ensure equity in hiring, development and advancement.
We invest significant resources to ensure our PinMembers receive best-in-class training in order to maximize their potential. We encourage the career advancement of our PinMembers and encourage internal promotion, with a significant percentage of our managers being formerly hourly wage employees. In addition to seeking to hire from within, we also focus on recruiting graduates from some of the top hospitality management programs across the country by offering competitive compensation and training programs.
Advertising and Marketing
We use advertising and marketing to build awareness and strengthen our brand. Our marketing efforts consist primarily of paid digital advertising (through Google Adwords, Instagram and Facebook), direct mailing, email marketing, newspaper advertising and billboards, and partnerships with social media influencers. In addition, each location has a dedicated four to six person event sales team. Our special events programs are supported by targeted print and online media plans, as well as promotional incentives at appropriate times during the year. Our event sales team also engages in direct outreach to both potential corporate customers as well as community organizations such as schools, chambers of commerce, churches, synagogues, wedding and private party planners and wedding dress salons to increase awareness of Pinstripes as a private events venue and to generate bookings. In addition, we have online booking to provide additional convenience for our customers to be able to book events.
When planning the opening of a new location, we focus primarily on hiring an event sales team approximately four to five months prior to opening in order to pre-book events. While we initially focus primarily on private events marketing, we also engage in traditional forms of marketing such as press releases, updating our website to generate excitement about our new location, and partnering with the location’s developer to publicize the opening. We will also routinely hire a local public relations firm to further enhance our marketing efforts in connection with the opening of a new location. On opening day of a new location, we typically host a grand opening party, inviting approximately 1,500 to 2,000 people, including community leaders such as the mayor of the locality. For example, on September 22, 2023, we held a grand opening party for our new Topanga, CA location and received over 2,700 RSVPs. Our advertising and marketing efforts in a new location are tailored to each specific location, with higher spending and focus on locations opening in new states or regions where we do not have other Pinstripes locations and therefore lack awareness of our brand.
We also seek to drive additional traffic to our locations through special events and promotions, such as happy hours, monthly barbecues, multi-course dinners with wine or beer pairings, New Year’s Eve, Halloween, Mardi Gras and Super Bowl parties, live music nights, movie nights, Santa Clause meet and greets, influencer fan meet and greets, bowling and bocce tournaments, art exhibitions and wedding showcases with wedding planners
Finally, Pinstripes leverages the power of traditional advertising through hotel programs, digital and print media, coupons and on-site events. By capitalizing on hotel programs, Pinstripes targets hotel guests seeking dining experiences outside their accommodations, offering the convenience of both culinary and gaming entertainment. Traditional advertising plays a pivotal role in our marketing campaign by driving profitability by increasing brand awareness through television, print media, digital platforms, banners, pamphlets, and websites. Additionally, Pinstripes utilizes coupons to entice customers with discounts and value-added benefits and also to boost brand recognition and market presence. Through on-site event marketing campaigns, whether by hosting networking events or partnering with external entities, Pinstripes creates immersive live experiences that enhance brand visibility, loyalty and sales. These events allow for meaningful connections with customers, prospects and partners while showcasing our establishment’s ambience, cuisine, gaming options and services, fostering brand loyalty and increasing sales. By employing a targeted mix of advertising strategies, we aim to continue to drive sales and influence customer preferences.
Sourcing and Supply Chain
We believe we have established excellent long-term relationships with our key food product supplier, Sysco, and our key restaurant equipment supplier, Edward Don, which has allowed us to develop a reliable supply chain. We currently plan on continuing to rely on Sysco’s and Edward Don’s nationwide wholesale distribution networks as we execute our expansion plans and open new locations in various parts of the United States, while supplementing with certain other nationwide and local suppliers. As part of our mission to be viewed as a local player despite being a nationwide brand, we continuously curate our wine and craft beer lists, with the goal of offering choices from local wineries, breweries and distilleries at each of our locations.
Food Safety and Quality Assurance
We strive to maintain quality and consistency at our locations through careful training and supervision of personnel and adherence to standards established for food and beverage preparation, maintenance of facilities and conduct of personnel. We are also committed to food safety. We have an extensive food safety site inspection process to ensure food safety across all our locations. Our procedures are designed to mitigate the risk of contamination and food-borne illness and to ensure compliance with regulatory requirements and industry standards. In addition, we perform routine management reviews, third-party health inspections and food safety audits and are subject to random regulatory agency inspections.
Competition
Our competition can be grouped into three main categories: dining and entertainment combination businesses, private events venues and restaurants. Our competitors within the dining and entertainment combination businesses category offer a broad spectrum of entertainment options at various price points. Our competition within the private events category includes dining and entertainment combination businesses, private events venues and restaurants, in addition to hotels and banquet facilities. Our competition within the traditional restaurant industry includes a wide variety of locally owned restaurants and national and regional chains, ranging from fast casual to upscale dining. We also generally compete for customers’ discretionary entertainment dollars with providers of out-of-home entertainment, including movie theaters, sporting events, bowling alleys, sports activity centers, arcades and entertainment centers, night clubs and theme parks.
We believe there are several key differentiating elements of our brand that create one-of-a-kind experiences for our customers and help position us relative to the competitive landscape. These elements include our authentic, Italian-American bistro experience and award-winning wine list, timeless gaming and entertainment offerings centered around bowling and bocce, and our unique and dynamic gathering spaces designed for a multitude of events including weddings, birthdays, anniversaries, social gatherings, and corporate events.
Seasonality
We operate on a 52-week or 53-week fiscal year that ends on the last Sunday of April. In our 52-week fiscal year, the first, second and third fiscal quarters each contain twelve weeks and the fourth fiscal quarter contains sixteen weeks. In our 53-week fiscal year, the first, second and third fiscal quarters each contain twelve weeks and the fourth fiscal quarter contains seventeen weeks.
Our revenues are influenced by seasonal shifts in consumer spending. Typically, our average sales per location are highest during the holiday season (specifically, the period from the last week of November to the second week of January) and summer, and lowest in the winter (excluding the holiday season) and the fall. This seasonality is due to increases in spending and private events during the holiday season, followed by continued increased activity as the weather improves in the spring and summer. The fall and winter are our lowest sales seasons due to the fact that the weather is typically deteriorating and children are returning to school. Additionally, holidays, changes in the economy, severe weather and similar conditions may impact sales volumes seasonally in some operating regions. Due to the historical seasonality of our business and these other factors, financial results for any quarter are not necessarily indicative of the results that may be achieved for the full fiscal year.
Information Technology
We have implemented technology-enabled business solutions to improve financial control, cost management, guest service and employee effectiveness. Our strategy is to fully integrate systems to drive operational efficiencies and enable our teams to focus on operational excellence. All of our locations use computerized management information systems, which we believe are scalable to support our future growth plans. These systems are designed to enable functionality, improve operating efficiencies, provide us with timely access to financial and marketing data and reduce location and corporate administrative time and expense. In addition, our in-location systems are used to process customer orders, credit card payments, employee time-keeping and scheduling.
We utilize Sevenrooms as our online reservation system provider, offering a comprehensive solution for managing reservations across our bowling, bocce, and dining services. With Sevenrooms’ capabilities, we can efficiently handle various types of reservations, ensuring our customers have a seamless experience and booking process. We have also expanded to include online ordering for delivery or pickup; these services may be accessed through our user-friendly website or through our delivery partners, which include UberEats, Doordash, and Postmates. By leveraging technology and strategic partnerships, we aim to expand our customer base and provide a range of convenient options.
We have successfully implemented an array of new technology tools at Pinstripes. Since 2020, we have launched five new technology platforms that have helped us streamline our operations. These include Fourth Analytics, a tool used to warehouse and analyze our data; Micros Simphony, a point-of-sale system; Olo, an online ordering system; Kickfin, a cashless tipping software; and Restaurant 365, an accounting and inventory system. Tripleseat, our event booking system, has been optimized through its integration with Salesforce to reduce manual entry and increase the efficiency of our sales process. We have used KnowledgeForce to run a “secret shopper program,” which is a program where paid guests observe and report on their experience at Pinstripes. Additionally, the introduction of LinkedIn Navigator has helped our sales team in its outreach efforts by connecting our sales team with decision makers nationwide. To enhance PinMembers’ work-life balance, we have also launched Hotschedules to increase scheduling transparency and offer one day of remote work per week. Lastly, Google Classroom centralizes training programs and reduces the time spent onboarding. Collectively, these technology tools have increased operational efficiency across our business and reflect our dedication to innovation and excellent service delivery.
Our Properties
We do not currently own any real estate, and we lease all of our 18 restaurant locations. The leases typically provide for a base rent plus costs associated with maintenance and taxes and, in some instances, provide for the respective landlord to receive a percentage of the gross receipts above a certain threshold earned at the location governed by such lease. We believe our facilities are adequate and suitable for our current needs, and that suitable additional or alternative space will be available to accommodate our operations when needed. Our corporate offices are located at 1150 Willow Road, Northbrook, IL 60062.
Intellectual Property
As of April 28, 2024, Pinstripes has one domestically registered trademark “Pinstripes”. This trademark is registered in multiple trademark classes, including for restaurant services, food services and non-alcoholic beverages. Pinstripes also owns the domain www.pinstripes.com. Our ability to implement our business plan successfully depends in part on our ability to further build brand recognition using our trademarks, service marks, proprietary products and other intellectual property, including our name and logos and the unique character and atmosphere of our locations. We rely on trademark and trade secret laws, as well as license agreements to protect our intellectual property.

Government Regulations and Environmental Matters
We are subject to extensive federal, state and local government regulation, including those relating to, among others, health care legislation, building and zoning requirements and laws and regulations relating to the preparation and sale of food. Such laws and regulations, including local ordinances, which often vary among jurisdictions, are subject to change from time to time. Failure to comply with these laws and regulations could adversely affect our operating results. Typically, licenses, permits and approvals under such laws and regulations must be renewed annually and may be revoked, suspended or denied renewal for cause at any time if governmental authorities determine that our conduct violates applicable regulations. Failure to obtain or retain food or other licenses and registrations or exemptions would adversely affect the operations of our locations. Although we have not experienced and do not anticipate experiencing any significant problems in obtaining required licenses, permits, registrations, exemptions or approvals, any difficulties, delays or failures in obtaining such licenses, permits, registrations, exemptions or approvals could delay or prevent the opening of, or adversely impact the viability of, a location in a particular area. The development and operation of locations depend, to a significant extent, on the selection of suitable sites, which are subject to zoning, land use, environmental, traffic and other regulations and requirements. We are also subject to licensing and regulation by state and local authorities relating to health, sanitation, safety and fire standards. We believe federal and state environmental regulations have not had a material effect on operations, but more stringent and varied requirements of local government bodies with respect to zoning, land use and environmental factors could delay construction and increase development costs for new locations.
We are also subject to the Fair Labor Standards Act, the Immigration Reform and Control Act of 1986 and various federal and state laws governing such matters as minimum wages, overtime, unemployment tax rates, workers’ compensation rates, citizenship requirements and other working conditions. We are also subject to the Americans with Disabilities Act (the “ADA”), which prohibits discrimination on the basis of disability in public accommodations and employment, which may require us to design or modify our locations to make reasonable accommodations for disabled persons.
Approximately one-third of our food and beverage revenue is attributable to the sale of alcoholic beverages. Alcoholic beverage control regulations require each of our locations to apply to a state authority and, in certain locations, county or municipal authorities for a license that must be renewed annually and may be revoked or suspended for cause at any time. Alcoholic beverage control regulations relate to numerous aspects of daily operations of our locations, including the minimum age of patrons and employees, hours of operation, advertising, trade practices, wholesale purchasing, other relationships with alcohol manufacturers, wholesalers and distributors, inventory control and handling, storage and dispensing of alcoholic beverages. We are also subject in certain states to “dram shop” statutes, which generally provide a person injured by an intoxicated person the right to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated person. We carry liquor liability coverage as part of our existing comprehensive general liability insurance.
In California, we are subject to the Private Attorneys General Act, which authorizes employees to file lawsuits to recover civil penalties on behalf of themselves, other employees and the State of California for labor code violations.
A significant number of our hourly staff members receive income from gratuities. Many of our locations participate voluntarily in a Tip Reporting Alternative Commitment (“TRAC”) agreement with the Internal Revenue Service. By complying with the educational and other requirements of the TRAC agreement, we reduce the likelihood of potential employer-only Federal Insurance Contributions Act tax assessments for unreported or underreported tips.
For a discussion of the various risks we face from regulation and compliance matters, see the risk factors entitled, “We are subject to many federal, state and local laws with which compliance is both costly and complex” and “Our business is subject to risks related to our sale of alcoholic beverages.”
Legal Proceedings
For discussion of legal proceedings, see Note 14 to our consolidated financial statements.

MANAGEMENT
The business and affairs of Pinstripes Holdings is managed by or under the direction of the Pinstripes Holdings Board. The following table lists the names, ages as of December 16, 2024, and positions of the persons who serve as executive officers, directors and/or key employees of Pinstripes Holdings.

Name	Age	Position(s)
Dale Schwartz	63	Chairperson of the Board and Chief Executive Officer
Anthony Querciagrossa	40	Chief Financial Officer
Diane Aigotti	60	Independent Director
Jack Greenberg	82	Independent Director
Daniel P. Goldberg, MD	64	Independent Director
Jerry Hyman	69	Independent Director
Larry Kadis	76	Independent Director
George Koutsogiorgas	70	Independent Director
Information regarding the persons who serve as executive officers, directors and key employees of Pinstripes Holdings is set forth below:
Executive Officers and Directors
Dale Schwartz founded Pinstripes in 2006 and has served as Pinstripes’ Chief Executive Officer since inception and Chairperson of the Pinstripes Holdings Board since inception. From 2000 until 2006, Mr. Schwartz was a co-founder and Co-Chief Executive Officer of Pharmaca Integrative Pharmacy, Inc., a natural pharmacy retailer. From 1997 to 2000, Mr. Schwartz served as Chief Executive Officer of Infigen, Inc., a private biotechnology company developing its proprietary nuclear transfer/cloning and genomic technologies. From 1991 to 1996, he served as Chief Financial Officer of Ribozyme Pharmaceuticals, Inc., a biotechnology company commercializing its Nobel Prize-winning genetic engineering technology. From 1987 to 1990, Mr. Schwartz was a Principal with Odyssey Partners, L.P., a private limited partnership engaged in leveraged buyouts, venture capital and recapitalizations. From 1983 to 1985, he was an Analyst in Morgan Stanley’s Mergers & Acquisitions group, and from 1979 to 1988, he held the role of founder and President of D&J Sealcoating, Inc., an asphalt sealcoating company. Mr. Schwartz received a Bachelor of Arts degree from Colgate University and a Master of Business Administration degree from Harvard Business School. Mr. Schwartz is qualified to serve on the Pinstripes Holdings Board because of his role as founder and Chief Executive Officer of Pinstripes and because of his leadership and finance experience, including with other companies he founded prior to founding Pinstripes.
Anthony Querciagrossa has served as the Chief Financial Officer at Pinstripes since September 5, 2023. Mr. Querciagrossa has over 15 years of finance, business strategy and operational leadership experience. He began his career at General Electric in their Financial Management Program and was a part of the senior leadership team of GE’s Corporate Audit Staff. He later transitioned to Medline Industries, Inc., where he served as Vice President of Finance. From February 2018 until May 2019, he held the role of Group CFO at Filtration Group Inc. Mr. Querciagrossa then joined Purafil, Inc., serving as the company’s President from May 2019 until February 2022. After that, Mr. Querciagrossa served as President of Columbus Industries, Inc., a private equity-backed residential filtration manufacturer with operations in the U.S., Mexico and Europe, from February 2022 until August 2023. Mr. Querciagrossa holds a Bachelor of Science degree in finance from Northern Illinois University and is the president of the NIU Executive Club.
Diane Aigotti has served as a member of the Pinstripes Holdings Board since December 2023. Ms. Aigotti served as Executive Vice President, Managing Director and Chief Financial Officer of Ryan Specialty Group, LLC, a global insurance services organization, from January 2010 to March 2021. Prior to joining Ryan Specialty Group, Ms. Aigotti served as Senior Vice President, Chief Risk Officer and Treasurer of Aon plc (f/k/a Aon Corp.) from 2000 to 2008. Earlier in her career, she served as the Vice President of Finance at The University of Chicago

Hospitals and Health System from 1998 to 2000 and as Budget Director for the City of Chicago from 1995 to 1997. Since 2021, she has served on the board of OneDigital Health and Benefits, Inc., which provides consulting and technology solutions to employers for their employees’ health and welfare benefits, from 2015 to 2017, she has served on the board of PrivateBancorp, Inc. and The PrivateBank and Trust Company, since 2017, she has served on the board and as Audit Committee Chair of GATX Corporation (NYSE: GATX), a global railcar lessor, and, from 2008 to 2015, she served on the board of the Federal Home Loan Bank of Chicago. Ms. Aigotti is qualified to serve on the Pinstripes Holdings Board because of her extensive financial expertise, including regarding capital markets transactions, financial reporting and internal controls as well as her substantial expertise in key areas such as financial planning and reporting, operations, risk management, treasury management, mergers and acquisitions, information technology, and tax regulatory compliance. Ms. Aigotti holds a Bachelors of Arts degree in economics and political science from St. Mary’s College and a Masters of Business Administration degree from the University of Notre Dame.
Jack Greenberg has served as a member of the Pinstripes Holdings Board since 2008. Mr. Greenberg is the former Chairman and Chief Executive Officer of McDonald’s Corporation (NYSE: MCD), a publicly traded global food service retailer, having served as McDonald’s Chairman from May 1999 and its Chief Executive Officer from August 1998, in each case until his retirement in 2002, as well as Vice Chairman from 1991 until 2006, President of McDonald’s USA from 1996 until 1998, and Executive Vice President and Chief Financial Officer from 1982 to 1996. Mr. Greenberg also previously served on the board of InnerWorkings, Inc., a publicly traded company that procured, managed and delivered printed products, from October 2005 until its acquisition in October 2020, including service as Chairman of the Board from June 2010 to April 2018 and from September 2018 until October 2020. Mr. Greenberg also previously served on the boards of IQVIA from 2016 until April 2019 and Quintiles Corporation from 2002 to 2016, and held the role of Chairman in 2016, was Chairman of The Western Union Company from 2009 until his retirement in 2017, and served as a Director of The Allstate Corporation and of Hasbro, Inc. from 2000 until 2015 and as a Director of Manpower, Inc. from 2003 until 2014. Before joining McDonald’s in 1982, Mr. Greenberg was a Partner and Director of Tax Services for both the Midwest Region and Chicago office of Arthur Young & Company, and served on the firm’s management committee. From 1996 until the present, Mr. Greenberg has served on the board of the Field Museum, a natural history museum in Chicago, IL. Mr. Greenberg also serves on the board of the Institute of International Education, a nonprofit organization that focuses on international education and exchange programs, and has held this role since 2003. He also has served as a Trustee on the board of trustees at DePaul University since 1978. From 2003 until 2013, he served on the Executive Committee of the Chicago Community Trust, a philanthropic organization that aims to address critical needs in the Chicago area.
Mr. Greenberg is a member of the American Institute of Certified Public Accountants, the Illinois CPA Society, and the Chicago Bar Association. Mr. Greenberg’s civic involvement includes service on the board of DePaul University, where he previously served as Chairman of the Institute of International Education. Mr. Greenberg is a graduate of DePaul University’s School of Commerce and School of Law. Mr. Greenberg is qualified to serve on the Pinstripes Holdings Board because of his extensive management experience, food industry experience and significant public company experience, which, along with being a certified public accountant and an attorney, provide additional value and perspective to the Pinstripes Holdings Board.
Daniel P. Goldberg has served as a member of the Pinstripes Holdings Board since its inception. Dr. Goldberg is a retired board-certified plastic and reconstructive surgeon. Post-retirement, Dr. Goldberg has been involved in private investing, focusing on small, burgeoning medical and non-medical companies. Dr. Goldberg is the founder of the Hurlingham Clinic for Plastic Surgery in London, where he served as Director and Surgeon-in-Chief from 1998 until the clinic was sold in 2006. Prior to this role, Dr. Goldberg served as Assistant Professor of Surgery at Case Western Reserve University, Staff Surgeon at University Hospitals in Cleveland and Chief of Plastic Surgery at the Veterans Administration Hospital of Cleveland from 1995 to 1998. He also serves as an Adviser and a Director on the board of Landsdowne Labs since 2018. Dr. Goldberg is a Fellow of the American Board of Plastic Surgery and holds a Bachelor of Science degree from Northwestern University, a Doctorate of Medicine from Northwestern University’s Feinberg School of Medicine and is a graduate of the Harvard Business School. Dr. Goldberg is qualified to serve on the Pinstripes Holdings Board because of his expansive management and business experience, along with his deep knowledge of the Pinstripes brand, culture and company.

Jerry Hyman has served as a member of the Board since December 2023. Previously, he served as the Chairman of Banyan from its inception in March 2021 to December 2023. Mr. Hyman is a foodservice industry veteran who previously served as Vice Chairman of TriMark USA until 2023, as Chairman of TriMark USA from 2020 to June 2022 and as Chief Executive Officer of TriMark USA from 2003 to January 2020. Mr. Hyman joined the business that became TriMark USA in 1981. In addition, from 2008 until January 2020, Mr. Hyman served as President and member of the board of directors of NexGen Procurement Corp., a unique industry buying group. Mr. Hyman has also served as a Director of Delorios Foods since 2019. Mr. Hyman holds a Bachelor of Arts in psychology from Cornell University. Mr. Hyman is qualified to serve on the Pinstripes Holdings Board because of his public company experience and experience as a food service industry executive, including 17 years as Chief Executive Officer of TriMark USA.
Larry Kadis has served as a member of the Pinstripes Holdings Board since 2008. Mr. Kadis is also the Chief Executive Officer of Federal Equipment Company (“FEC”), a global leader in supplying, processing and packaging equipment to the pharmaceutical and chemical industries, having been with FEC since 1971. Mr. Kadis has served on the boards of, and has held leadership positions at, numerous non-profit organizations, including the Jewish Federation of Cleveland, ORT America, a global education network, where he has served as its President from 2016 until 2020, and World ORT, where he served on the board of directors from 2014 until 2020. Mr. Kadis attended the University of Cincinnati and is an alumnus of the Wexner Heritage Program. Mr. Kadis is qualified to serve on the Pinstripes Holdings Board because of his executive leadership experience, board experience and substantive knowledge of the Pinstripes brand.
George Koutsogiorgas has served as a member of the Pinstripes Holdings Board since 2008. Mr. Koutsogiorgas is the President and Chief Executive Officer of VPC Pizza Operating Corp., the parent company of Giordano’s, a national operator and franchisor of a pizza-centric restaurant group with 65 restaurants in nine states. Mr. Koutsogiorgas was appointed President and Chief Executive Officer of VPC Pizza Operating Corp. in November 2011, when Victory Park Capital Advisors (VPC), a Chicago-based private equity company, acquired Giordano’s. Previously, between 2005 and 2011, Mr. Koutsogiorgas served as President and Chief Operating Officer of Go Roma, a fast casual restaurant group which he had co-founded and later sold to GESD Capital Partners, LLC, a San Francisco-based private equity company. During the same time, he also served as President and Chief Operating Officer of Austin Entertainment Center, LLC, a family entertainment company in the portfolio of companies controlled by GESD Capital Partners, LLC. From 1996 to 2005, Mr. Koutsogiorgas served in various executive positions, including Vice President of Operations and Chief People Officer for Maggiano’s Little Italy, a restaurant group which is owned by Brinker International, a Dallas-based, publicly owned corporation, that is also the owner Chili’s Grill and Bar. Between 1990 and 1996, Mr. Koutsogiorgas served in leadership positions at Lettuce Entertain You Enterprises (LEYE), a Chicago-based, privately owned multi-concept restaurant group. He was instrumental in the development of two successful restaurant concepts, Papagus Greek Taverna, and Maggiano’s Little Italy. In April of 1994, Mr. Koutsogiorgas was appointed Managing Partner and Vice President of Operations by the board of directors of Lettuce Entertain You Enterprises, and two years later, in 1996, when the company sold Maggiano’s Little Italy to Brinker International, Mr. Koutsogiorgas transitioned to a senior executive position with the new parent of Maggiano’s Little Italy.
Mr. Koutsogiorgas holds a Bachelor of Arts degree from the University of Athens, in Greece. He continued his studies in Political Science and Public Administration at Southern Methodist University (SMU), in Dallas, Texas, where he graduated with a Master of Arts degree. Mr. Koutsogiorgas is qualified to serve on the Pinstripes Holdings Board because of his vast experience in the hospitality sector, coupled with his astute leadership skills and board member experience.
Board of Directors Composition
Pinstripes Holdings’ business and affairs are organized under the direction of the Pinstripes Holdings Board. The primary responsibilities of the Pinstripes Holdings Board are to provide oversight, strategic guidance, counseling and direction to Pinstripes Holdings’ management. The Pinstripes Holdings Board is required to meet on a regular basis and additionally as required.

Pinstripes Holdings entered into a Director Designation Agreement with Dale Schwartz on the Closing Date. Pursuant to the Director Designation Agreement, Mr. Schwartz has the right to designate (i) up to four directors to the Pinstripes Holdings Board and (ii) up to a majority of the members of each committee of the Pinstripes Holdings Board, for so long as Mr. Schwartz beneficially owns a number of shares of Pinstripes Holdings Class A Common Stock at least equal to a specific percentage of the shares issued to him in the Business Combination as set forth in the Director Designation Agreement. Further, pursuant to the Director Designation Agreement, Pinstripes Holdings will not (i) increase or decrease the size of the board or (ii) approve any amendments to or adopt new organizational documents, committee charters or policies that could reasonably be deemed to be adverse to Mr. Schwartz, without the approval of Mr. Schwartz, for so long as Mr. Schwartz beneficially owns a number of shares of Pinstripes Holdings Class A Common Stock at least equal to a specific percentage of the shares issued to him in the Business Combination as set forth in the Director Designation Agreement. In addition, Mr. Schwartz has the ability to request the removal of each of his board designees and take any and all actions reasonably necessary or appropriate to cause the removal of his board designee from the Pinstripes Holdings Board. Pursuant to letter agreements between Mr. Schwartz and each of his board designees, each designee has agreed to tender his or her resignation upon such request from Mr. Schwartz. Mr. Schwartz named Diane Aigotti as his director designee in Class I, Larry Kadis and Jack Greenberg as his director designees in Class II and Mr. Schwartz himself as his director designee in Class III.
In accordance with the terms of the Charter, the Pinstripes Holdings Board is divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class serving a three-year term, except that the Class I directors were appointed to an initial one-year term (and three-year terms subsequently), the Class II directors were appointed to an initial two-year term (and three-year terms subsequently) and the Class III directors were appointed to an initial three-year term (and three-year terms subsequently). There is no cumulative voting with respect to the election of directors. Subject to the rights of the holders of one or more series of preferred stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of preferred stock, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.
The Pinstripes Holdings Board is divided into the following classes:
•Class I, which consist of Jerry Hyman and Diane Aigotti, whose terms will expire at the Company’s 2027 annual meeting of stockholders;
•Class II, which consists of George Koutsogiorgas and Larry Kadis, whose terms will expire at the Company’s second annual meeting of stockholders to be held after the completion of the Business Combination; and
•Class III, which consist of Dale Schwartz, Jack Greenberg and Dan Goldberg, whose terms will expire at the Company’s third annual meeting of stockholders to be held after the completion of the Business Combination.
Mr. Schwartz has been appointed by the Pinstripes Holdings Board to serve as its chairperson, and Mr. Greenberg has been designated by the Pinstripes Holdings Board to serve as its lead independent director.
Messrs. Kadis and Greenberg and Ms. Aigotti serve as members of the Audit Committee of the Pinstripes Holdings Board, with Mr. Kadis serving as its chairperson. Messrs. Greenberg and Goldberg and Ms. Aigotti serve as members of the Compensation and Human Capital Committee of the Pinstripes Holdings Board, with Mr. Greenberg serving as its chairperson. Messrs. Koutsorgiorgas, Hyman and Kadis serve as members of the Nominating, Corporate Governance and Sustainability Committee of the Board, with Mr. Koutsorgiorgas serving as its chairperson.
At Pinstripes Holdings’ first annual meeting of stockholders, which was held after the initial classification, the successors to directors whose terms then expire were elected to serve from the time of election and qualification until the third annual meeting following their election and until their successors are duly elected and qualified or their earlier resignation, retirement or removal. This classification of the Pinstripes Holdings Board may have the effect of delaying or preventing potential changes of control in the Pinstripes Holdings Board.

Director Independence
The NYSE listing standards require that a majority of the members of the Pinstripes Holdings Board be independent. An “independent director” is defined generally as a person who has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). The Company currently has six “independent directors” as defined in the NYSE listing standards and applicable SEC rules and as determined by the Board using its business judgment: Messrs. Greenberg, Kadis, Goldberg, Koutsogiorgas, Hyman and Ms. Aigotti. The Pinstripes Holdings Board also determined that each of the members of the Compensation and Human Capital Committee and the Audit Committee satisfy the additional independence standards for service on compensation committees and audit committees contained as defined in the NYSE listing standards.
Board Leadership Structure
Pinstripes Holdings does not have a policy regarding whether the role of the Chairperson of the board and Chief Executive Officer should be separate or combined, and the Pinstripes Holdings Board maintains the flexibility to select the Chairperson of the board and Chief Executive Officer and reorganize the leadership structure, from time to time, based on criteria that are in the best interests of Pinstripes Holdings and the best interests of its stockholders. Pinstripes Holdings’ Chief Executive Officer, Dale Schwartz, serves as Chairperson of Pinstripes Holdings Board. Pinstripes Holdings Board believes that Mr. Schwartz’ familiarity with the company and extensive knowledge of the hospitality industry will qualify him to serve as the Chairperson of the Pinstripes Holdings Board and that combining the roles of Chief Executive Officer and Chairperson of the board will enable Mr. Schwartz to drive strategy and agenda setting at the board level while maintaining responsibility for executing on that strategy by serving as Pinstripes Holdings’ Chief Executive Officer. As discussed more fully under the section entitled “Description of Securities— Director Designation Agreement,” the Pinstripes Holdings Board will nominate, appoint or elect Mr. Schwartz to the Pinstripes Holdings Board so long as he is serving as Chief Executive Officer or Executive Chairman of Pinstripes Holdings.
The Bylaws of Pinstripes Holdings provide that at any time when the Chairperson is not an independent director, the Pinstripes Holdings Board will designate a lead independent director. Mr. Greenberg has been designated by the Pinstripes Holdings Board to serve as its lead independent director. In such role, the lead independent director has the responsibility for: (a) presiding at meetings of the board of directors at which the Chairperson of the Pinstripes Holdings Board is not present, including executive sessions of the independent directors; (b) approving information sent to the Pinstripes Holdings Board; (c) approving the agenda and schedule for board of directors meetings to provide that there is sufficient time for discussion of all agenda items; (d) serving as liaison between the Chairperson of the Pinstripes Holdings Board and the independent directors; (e) being available for consultation and communication with major stockholders upon request; and (f) performing such other designated duties as the Pinstripes Holdings Board may determine from time to time.
Audit Committee
Each member of Pinstripes Holdings’ Audit Committee qualifies as an independent director under the NYSE listing standards and the independence standards of Rule 10A-3 of the Exchange Act. Each member of Pinstripes Holdings’ Audit Committee is financially literate and the Pinstripes Holdings Board has determined that each of Larry Kadis, Diane Aigotti and Jack Greenberg of Pinstripes Holdings’ Audit Committee qualifies as an “audit committee financial expert” as defined in applicable SEC rules.
Pinstripes Holdings’ Audit Committee is responsible for, among other things:
•selecting and hiring Pinstripes Holdings’ independent auditors, and approving the audit and non-audit services to be performed by Pinstripes Holdings’ independent auditors;
•assisting Pinstripes Holdings Board in evaluating the qualifications, performance and independence of Pinstripes Holdings’ independent auditors;

•assisting Pinstripes Holdings Board in monitoring the quality and integrity of its financial statements and Pinstripes Holdings’ accounting and financial reporting;
•assisting Pinstripes Holdings Board in monitoring compliance with legal and regulatory requirements;
•overseeing the systems of internal control, which management and Pinstripes Holdings Board will establish;
•assisting Pinstripes Holdings Board in monitoring the performance of the internal audit function;
•reviewing with management and Pinstripes Holdings’ independent auditors the annual and quarterly financial statements;
•establishing procedures for the receipt, retention and treatment of complaints received by Pinstripes Holdings regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by Pinstripes Holdings’ employees of concerns regarding questionable accounting or auditing matters; and
•preparing the audit committee report that the rules and regulations of the SEC require to be included in Pinstripes Holdings’ annual proxy statement.
Compensation and Human Capital Committee
Each member of Pinstripes Holdings’ Compensation and Human Capital Committee qualifies as an independent director under the NYSE listing standards.
Pinstripes Holdings’ Compensation and Human Capital Committee is responsible for, among other things:
•reviewing and approving corporate goals and objectives relevant to the compensation of Pinstripes Holdings’ Chief Executive Officer, evaluating the Chief Executive Officer’s performance in light of those goals and objectives, and, either as a committee or together with the other independent directors (as directed by the board of directors), determining and approving Pinstripes Holdings’ Chief Executive Officer’s compensation level based on such evaluation;
•reviewing and approving, or making recommendations to the Pinstripes Holdings Board with respect to, the compensation of its other executive officers, including annual base salary, bonus and equity-based incentives and other benefits;
•reviewing and recommending the compensation of Pinstripes Holdings’ directors;
•reviewing and overseeing Pinstripes Holdings’ policies and practices relating to human capital management;
•reviewing, monitoring and providing recommendations to the Pinstripes Holdings Board on Pinstripes Holdings’ workplace policies and practices, including corporate culture and employee engagement, talent management and leadership development, employee diversity and inclusion, and ensuring a respectful workplace free of discrimination and harassment;
•reviewing and discussing annually with management the “Compensation Discussion and Analysis” disclosure by Pinstripes Holdings required under SEC rules;
•preparing the Compensation and Human Capital Committee’s report required by the SEC to be included in Pinstripes Holdings’ annual proxy statement; and
•reviewing and making recommendations with respect to Pinstripes Holdings’ equity compensation plans.

Nominating, Corporate Governance and Sustainability Committee
Each member of Pinstripes Holdings’ Nominating, Corporate Governance and Sustainability Committee qualifies as an independent director under the NYSE listing standards.
Pinstripes Holdings’ Nominating, Corporate Governance and Sustainability Committee is responsible for, among other things:
•subject to the Director Designation Agreement, assisting the Pinstripes Holdings Board in identifying prospective director nominees and recommending nominees to the Pinstripes Holdings Board;
•overseeing the evaluation of the Pinstripes Holdings Board and management;
•providing general oversight in respect of corporate governance, social responsibility, and sustainability matters;
•reviewing developments in corporate governance practices and developing and recommending corporate governance guidelines and changes thereto; and
•recommending members for each committee of the Pinstripes Holdings Board.
Code of Ethics
In connection with the Business Combination, on December 29, 2023, Pinstripes Holdings adopted a Code of Ethics that applies to all of its executive officers, directors and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions and the Board approved and adopted a new Code of Ethics for Principal and Senior Financial Officers. Pinstripes Holdings’ Code of Ethics and Code of Ethics for Principal and Senior Financial Officers are available on Pinstripes Holdings’ website at https://investor.pinstripes.com/governance/governance-documents/default.aspx. In addition, Pinstripes Holdings posts on its website all disclosures that are required by law or the listing standards of NYSE concerning any amendments to, or waivers from, any provision of the code. The reference to Pinstripes Holdings’ website address does not constitute incorporation by reference of the information that will be contained at or available through Pinstripes Holdings’ website, and you should not consider it to be a part of this prospectus.
Director and Officer Indemnification Agreements
In connection with the completion of the Business Combination, Pinstripes Holdings entered into indemnification agreements with each of its directors and executive officers. These agreements require Pinstripes Holdings to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to Pinstripes Holdings, and to advance expenses incurred as a result of any proceeding as to which they could be indemnified. Pinstripes Holdings is also expected to enter into indemnification agreements with its future directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act may be extended to directors, officers or persons controlling Pinstripes Holdings pursuant to the foregoing, Pinstripes Holdings will be informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Pinstripes Holdings of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered in the registration statement of which this prospectus forms a part, Pinstripes Holdings will, unless in the opinion of Pinstripes Holdings’ counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and Pinstripes Holdings will be governed by the final adjudication of such issue.
Compensation Committee Interlocks and Insider Participation
No interlocking relationship exist between Pinstripes Holdings Board or its Compensation and Human Capital Committee and the board of directors or compensation committee of any other entity.

Corporate Governance Guidelines
In connection with the Business Combination, the Pinstripes Holdings Board adopted corporate governance guidelines in accordance with the corporate governance rules of the New York Stock Exchange that serve as a flexible framework within which Pinstripes Holdings Board and its committees operate. These guidelines cover a number of areas, including board membership criteria and director qualifications, director responsibilities, board agenda, roles of the Chairperson of the board, Chief Executive Officer and presiding director, meeting of independent directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. A copy of Pinstripes Holdings’ corporate governance guidelines is posted on Pinstripes Holdings’ website at https://investor.pinstripes.com/governance/governance-documents/default.aspx. The reference to Pinstripes Holdings’ website address does not constitute incorporation by reference of the information that will be contained at or available through Pinstripes Holdings’ website, and you should not consider it to be a part of this prospectus.
Related Person Policy of the Company
Pinstripes Holdings adopted a formal written policy providing that Pinstripes Holdings’ officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of the Pinstripes Holdings’ voting securities, any member of the immediate family of any of the foregoing persons and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, are not permitted to enter into a related party transaction with Pinstripes Holdings without the approval of the Pinstripes Holdings’ Nominating, Corporate Governance and Sustainability Committee, subject to the exceptions described below.
A related person transaction is generally expected to comprise a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which Pinstripes Holdings and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services to be provided to Pinstripes Holdings as an employee or director will not be covered by this policy.
Under the policy, Pinstripes Holdings will collect information that Pinstripes Holdings deems reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholders to enable Pinstripes Holdings to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under Pinstripes Holdings’ Code of Ethics, employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.
The policy requires that, in determining whether to approve, ratify or reject a related person transaction, the Pinstripes Holdings’ Audit Committee, or other independent body of the Pinstripes Holdings Board, must consider, in light of known circumstances, whether the transaction is in. or is not inconsistent with, Pinstripes Holdings’ best interests and those of Pinstripes Holdings’ stockholders, as Pinstripes Holdings’ Audit Committee, or other independent body of Pinstripes Holdings Board, determines in the good faith exercise of its discretion.
The Pinstripes Holdings’ Audit Committee determined that certain transactions do not require the approval of the Audit Committee, including certain employment arrangements of officers, director compensation, transactions with another company at which a related party’s only relationship is as a director, non-executive employee or beneficial owner of less than 10% of that company’s outstanding capital stock, transactions where a related party’s interest arises solely from the ownership of Pinstripes Holdings Common Stock and all holders of Pinstripes Holdings Common Stock receive the same benefit on a pro rata basis and transactions available to all employees generally.

EXECUTIVE COMPENSATION
Unless the context otherwise requires, any reference in this section of this proxy statement to the “Company,” “we,” “us,” “our,” or “Pinstripes” refers to Pinstripes, Inc. together with its subsidiaries, prior to the Business Combination. Any reference in this section of this proxy statement to “Pinstripes Holdings,” “combined company” and “post-Business Combination company” refers to Pinstripes Holdings and its subsidiaries following the consummation of the Business Combination.
Pinstripes Holdings currently qualifies, as an “emerging growth company” within the meaning of the Securities Act for purposes of the SEC’s executive compensation disclosure rules. This section provides an overview of Pinstripes Holdings’ executive compensation program for Pinstripes’ principal executive officer for Pinstripes’ last two completed fiscal years. Pinstripes’ fiscal year ends on the last Sunday of each April. This section also includes a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below.
For fiscal years 2023 and 2024, Pinstripes’ principal executive officer was Dale Schwartz, our Chief Executive Officer. For fiscal year 2024, Pinstripes’ principal financial officer was Anthony Querciagrossa, our Chief Financial Officer. For fiscal year 2024, our “named executive officers” were Dale Schwartz and Anthony Querciagrossa.
Summary Compensation Table
The following table summarizes the compensation awarded to, earned by, or paid to Pinstripes’ principal executive officer and principal financial officer for the fiscal years ending on April 28, 2024 and April 30, 2023:

NAME AND PRINCIPAL POSITION(1)	YEAR	SALARY($)	BONUS($)	OPTION AWARDS($)(2)	ALL OTHER COMPENSATION($)(3)	TOTAL($)
Dale Schwartz	2024	350,000	145,000	—	30,408	525,408
Chairperson and CEO	2023	356,731	229,530	—	24,091	610,352
Anthony Querciagrossa	2024	212,500	112,500	734,821	32,547	1,092,368
CFO	2023	—	—	—	—	—
__________________
(1)Apart from its principal executive officer and principal financial officer, Pinstripes had no other executive officers for the fiscal years ended April 28, 2024 and April 30, 2023. Accordingly, there are no named executive officers listed in the Summary Compensation Table other than Messrs. Schwartz and Querciagrossa. Mr. Querciagrossa began serving as Chief Financial Officer of Pinstripes on September 5, 2023.
(2)Represents the aggregate grant date fair value computed in accordance with the FASB ASC Topic 718. The FASB ASC Topic 718 full grant date fair value will be expensed and reported as the option vests for the named executive officer. A complete discussion of the assumptions used to calculate such values can be found in the notes to our consolidated financial statements included elsewhere in the prospectus.
(3)All Other Compensation is comprised of: (i) for Mr. Schwartz, an automobile allowance and (ii) for Mr. Querciagrossa, in connection with his appointment as Chief Financial Officer, reimbursement of relocation expenses.
Narrative Disclosure to Summary Compensation Table
Employment Arrangements
Our named executive officers are not party to any employment agreement, severance agreement or restrictive covenant agreement.
Base Salary
Our named executive officers receive base salaries as compensation for services rendered, which are intended to provide a fixed component of compensation that reflect their respective skill sets, experiences, roles and responsibilities. For fiscal years ending April 28, 2024 and April 30, 2023, Mr. Schwartz’s base salary was $350,000 and $356,731, respectively. Mr. Querciagrossa was appointed Chief Financial Officer on September 5, 2023 with an annual base salary of $325,000 and earned $212,500 in base salary in the fiscal year ended April 28, 2024.

Annual Bonuses
Our named executive officers are eligible to receive an annual discretionary bonus. For fiscal years ending April 28, 2024 and April 30, 2023, Mr. Schwartz was paid an annual discretionary bonus of $125,000 and $229,530, respectively. Mr. Querciagrossa was paid $112,500 in annual discretionary bonuses in the fiscal year ended April 28, 2024.
Other Benefits
We currently provide broad-based health and welfare benefits that are available to our full-time salaried employees, including our principal executive officer. In addition, we currently make available a retirement plan intended to provide benefits under Section 401(k) of the Code, pursuant to which employees (including our principal executive officer and our principal financial officer) may elect to defer a portion of their compensation on a pre-tax basis and have it contributed to the plan. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions.
Equity-Based Compensation
On the Closing Date, Pinstripes Holdings’ 2023 EIP Plan became effective. The 2023 EIP Plan provides for the grant of options, stock appreciation rights, restricted stock, restricted stock units, performance awards, stock awards, dividend equivalents, other stock-based awards, cash awards and substitute awards intended to align the interests of the Company’s service providers with those of its stockholders. Subject to adjustment in the event of certain transactions or changes of capitalization in accordance with the EIP, 12,900,000 shares of Pinstripes Holdings Class A Common Stock have been initially be reserved for issuance pursuant to awards under the 2023 EIP Plan. The number of shares available for issuance under the 2023 EIP Plan will be subject to an annual increase on the first day of each fiscal year of the Company beginning April 29, 2024, equal to the lesser of (i) 15% of the aggregate number of shares outstanding on the final day of the immediately preceding fiscal year on a fully diluted basis (inclusive of all outstanding awards granted pursuant to the 2023 EIP Plan as of such last day and, if applicable, all outstanding purchase rights pursuant to an employee stock purchase plan maintained by the Company as of such last day) and (ii) any such smaller number of shares as is determined by the Pinstripes Holdings Board. The 2023 EIP Plan was approved by the stockholders of Banyan at the special meeting held on December 27, 2023, and prior to that, Banyan’s board of directors approved the 2023 EIP Plan, subject to the approval by Banyan’s stockholders at the special meeting and subject to, and conditioned upon, the consummation of the Business Combination. Each option (whether vested or unvested) to purchase shares of Pinstripes Common Stock that was outstanding as of immediately prior to the Effective Time was converted into an option to purchase a number of Pinstripes Holdings Class A Common Stock based on the Exchange Ratio, which options are issued pursuant to and in accordance with the 2023 EIP Plan.
The Pinstripes Holdings’ ESPP was also approved by the stockholders of Banyan at the special meeting held on December 27, 2023, and prior to that, Banyan’s board of directors approved the ESPP, subject to the approval by Banyan’s stockholders at the special meeting and subject to, and conditioned upon, the consummation of the Business Combination. The ESPP will, once implemented by the Company, provide employees of the Company and its participating subsidiaries with the opportunity to purchase Class A Common Stock at a discount through accumulated payroll deductions during successive offering periods. The Company believes that the ESPP will enhance such employees’ sense of participation in its performance, aligns their interests with those of the Company’s stockholders, and will be an incentive and retention tool that benefits the Company’s stockholders. Subject to adjustment in the event of certain transactions or changes of capitalization in accordance with the ESPP, 850,000 shares of Pinstripes Holdings Class A Common Stock will initially be reserved for issuance pursuant to awards under the ESPP. The number of shares available for issuance under the 2023 EIP Plan will be subject to an annual increase on the first day of each fiscal year of the Company beginning April 29, 2024, equal to the lesser of (i) 1% of the aggregate number of shares outstanding on the final day of the immediately preceding fiscal year on a fully diluted basis (inclusive of all outstanding awards granted pursuant to the ESPP as of such last day and, if applicable, all outstanding purchase rights pursuant to an employee stock purchase plan maintained by the Company as of such last day) and (ii) any such smaller number of shares as is determined by the Pinstripes Holdings Board.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of April 28, 2024. Mr. Schwartz did not receive equity awards and had no outstanding equity awards as of April 30, 2023.

	OPTION AWARDS					STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXCERCISABLE	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF SECURITIES UNDERLYING UNEXERCISED UNEARNED OPTIONS (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLANS AWARDS NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)
Dale Schwartz	—	—	—	—	N/A	—	—	—	—
Anthony Querciagrossa	27,730(1)	—	249,251	13.53	8/30/2033	—	—	—	—
__________________
(1)The option granted to Mr. Querciagrossa was received in the Business Combination, in exchange for an employee stock option to acquire 277,291 shares of Legacy Pinstripes common stock for $13.53 per share. This award vests quarterly over a five year term. As of April 28, 2024, 27,730 options were vested and exercisable and 249,561 options were unvested.
Potential Payments upon Termination or Change-In-Control
Our named executive officers are not entitled to receive any potential payments upon termination of employment or a change in control.
Company Executive Compensation
Pinstripes Holdings intends to develop an executive compensation program that is designed to align compensation with Pinstripes Holdings’ business objectives and the creation of stockholder value, while enabling Pinstripes Holdings to attract, motivate and retain individuals who contribute to the long-term success of Pinstripes Holdings. The Compensation and Human Capital Committee of the Pinstripes Holdings Board has engaged Meridian Compensation Partners to advise on the development of an executive compensation program.
Director Compensation
None of our non-employee directors received compensation for their service on the Pinstripes Holdings Board (or any committee thereof) for the fiscal year ended April 30, 2023. In addition, none of our employees who served as a director on the Pinstripes Holdings Board (or any committee thereof) received compensation for their service as such directors.
The following table sets forth information regarding the compensation awarded to, earned by, or paid to our non-employee directors who served on the Pinstripes Holdings Board for the fiscal year ended April 28, 2024.

Name	FEES EARNED OR PAID IN CASH ($)(1)	STOCK AWARDS ($)(2)	TOTAL ($)
Diane Aigotti	10,860	125,000	135,860
Daniel P. Goldberg, MD	10,860	125,000	135,860
Jack Greenberg	18,462	125,000	143,462
Jerry Hyman	10,860	125,000	135,860
Larry Kadis	14,118	125,000	139,118
George Koutsogiorgas	13,032	125,000	138,032
__________________
(1)On January 19, 2024, the Board adopted a new director compensation program designed to provide competitive compensation necessary to attract and retain high-quality non-employee directors and to encourage their ownership of stock to further align their interests with those of our stockholders. Pursuant to such director compensation program, our non-employee directors will be paid a $50,000 cash retainer for their service on the Board for the period from January 19, 2024 to the end of our 2025 fiscal year (April 27, 2025), which shall be paid in quarterly installments. Further, for such period, (i) the Lead Independent Director will receive an additional $25,000 cash retainer, (ii) the Audit Committee chair will receive an additional $15,000 cash retainer, and (iii) each of the Compensation and Human Capital Committee chair and Governance Committee chair will receive an additional $10,000 cash retainer.
(2)Each non-employee director received a grant of restricted stock units on January 19, 2024 having a fair market value of $125,000 based on the average of the high and low trading price of our Class A Common Stock on such date, 100% of which shall vest on the first anniversary of the grant date.
As of April 28, 2024, the number of securities issued under our equity compensations plans was:

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	WEIGHTED-AVERAGE PRICE OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS
	(A)	(B)	(C)
Equity compensation plans approved by security holders	4,864,507(1)	$6.76(2)	8,035,493(3)
Equity compensation plans not approved by security holders	—	—	—
Total	4,864,507	$6.76	8,035,493
__________________
(1)Comprised of 4,691,701 and 172,806 shares of Class A Common Stock that may be issued pursuant to stock option upon exercise and RSUs upon vesting, respectively, pursuant to the 2023 EIP and 2023 ESPP.
(2)Represents the weighted-average exercise price of outstanding options to purchase shares of Class A Common Stock. No weighting is assigned to RSUs as no exercise price is applicable thereto.
(3)Comprised of 8,035,493 shares of Class A Common Stock available for future issuance under the 2023 EIP. The number of shares of Class A Common Stock available for issuance under the 2023 Omnibus Plan will be subject to an annual increase on the first day of each fiscal year of the Company beginning April 29, 2024, equal to the lesser of (i) 15% of the aggregate number of shares outstanding on the final day of the immediately preceding fiscal year on a fully diluted basis (inclusive of all outstanding awards granted pursuant to the 2023 Omnibus Plan as of such last day and, if applicable, all outstanding purchase rights pursuant to an employee stock purchase plan maintained by the Company as of such last day) and (ii) any such smaller number of shares as is determined by the Board.

DESCRIPTION OF SECURITIES
The following summary of the material terms of the Company’s securities and reflects the state of affairs upon completion of the Business Combination. It is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read the Charter in its entirety for a complete description of the rights and preferences of the Company’s securities.
Authorized and Outstanding Stock
Our Charter authorizes the issuance of 400,000,000 shares of Pinstripes Holdings Class A Common Stock, 30,000,000 shares of Pinstripes Holdings Class B Common Stock, of which 10,000,000 shares are designated as Pinstripes Holdings Series B-1 Common Stock, 10,000,000 shares are designated as Pinstripes Holdings Series B-2 Common Stock and 10,000,000 shares are designated as Pinstripes Holdings Series B-3 Common Stock and 10,000,000 shares of undesignated preferred stock, $0.0001 par value per share. The outstanding and issued shares of Pinstripes Holdings Common Stock are duly authorized, validly issued, fully paid and non-assessable.
Common Stock
Our Charter provides for two classes of Pinstripes Holdings Common Stock: Pinstripes Holdings Class A Common Stock and Pinstripes Holdings Class B Common Stock, consisting of Pinstripes Holdings Series B-1 Common Stock, Pinstripes Holdings Series B-2 Common Stock and Pinstripes Holdings Series B-3 Common Stock. Following the completion of the Business Combination, all outstanding shares of Banyan Class A Common Stock were reclassified as shares of Pinstripes Holdings Class A Common Stock on a one-to-one basis, other than the Vesting Shares, which were reclassified as shares of Pinstripes Holdings Class B Common Stock on a one-to-one basis. The outstanding Banyan Class B Common Stock was automatically converted into shares of Banyan Class A Common Stock in connection with the Business Combination.
Voting power
Except as otherwise required by law or as otherwise provided in our Charter, including any certificate of designation for any series of preferred stock, the holders of Pinstripes Holdings Common Stock possess all voting power for the election of Pinstripes Holdings’ directors and all other matters requiring stockholder action. Holders of Pinstripes Holdings Common Stock are entitled to one vote per share on matters to be voted on by stockholders. Holders of shares of Pinstripes Holdings Common Stock vote together as a single class on all matters properly submitted to a vote of the stockholders.
Dividends
Our Charter provides that holders of Pinstripes Holdings Class A Common Stock (including Pinstripes Holdings Class A Common Stock which converted to Pinstripes Holdings Class A Common Stock from Pinstripes Holdings Class B Common Stock) will be entitled to receive such dividends, if any, as may be declared from time to time by the Pinstripes Holdings Board in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on Pinstripes Holdings Class A Common Stock unless the shares of Pinstripes Holdings Class A Common Stock at the time outstanding are treated equally and identically.
Liquidation, dissolution and winding up
Our Charter provides that the event of Pinstripes Holdings’ voluntary or involuntary liquidation, dissolution or winding-up, after payment or provision for payment of the debts and other liabilities of Pinstripes Holdings, the holders of shares of Pinstripes Holdings Class A Common Stock (including shares of Pinstripes Holdings Class A Common Stock issued upon conversion of Pinstripes Holdings Class A Common Stock including as a result of a B-1 Vesting Event, B-2 Vesting Event, B-3 Vesting Event, Change of Control Vesting Event, First EBITDA Change of Control Vesting Event, or Second EBITDA Change of Control Vesting Event that occurred as a result of such liquidation) will be entitled to receive ratably in proportion to the number of shares of Pinstripes Holdings Common

Stock held by them, all Pinstripes Holdings’ remaining assets available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.
Preemptive or other rights of Pinstripes Holdings’ stockholders
Pinstripes Holdings’ stockholders will have no preemptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to Pinstripes Holdings Common Stock.
Election of directors and vacancies
Under our Charter, the Pinstripes Holdings Board is divided into three classes, as nearly equal in number as possible and designated Class I, Class II and Class III, each of which is generally elected for a three-year term with only one class of directors being elected in each year. The holders of shares of Pinstripes Holdings Common Stock do not have cumulative voting rights. Subject to the rights of the holders of one or more series of preferred stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of preferred stock, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.
Under our Charter, subject to the Director Designation Agreement with respect to the rights of certain parties to fill vacancies on the Pinstripes Holdings Board (but only to the extent the Director Designation Agreement remains in effect), newly created directorships resulting from an increase in the number of directors and any vacancies on the board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.
Quorum
Under our Charter, the holders of 33-1∕3% of the voting power of Pinstripes Holdings Common Stock issued and outstanding and entitled to vote there at, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by law or provided by our Charter. If, however, such quorum will not be present or represented at any meeting of the stockholders, the holders of a majority of the voting power present in person or represented by proxy, will have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum will be present or represented. At such adjourned meeting at which a quorum will be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.
Pinstripes Holdings Class B Common Stock
Earnout Shares and Vesting Shares
Our Charter provides that the Vesting Shares, 50% of which are designated as Pinstripes Holdings Series B-1 Common Stock and 50% of which are designated as Pinstripes Holdings Series B-2 Common Stock are subject to the following vesting conditions (any one or more of which may be satisfied at the same time) and transfer restrictions:
(a)if the daily volume-weighted average sale price of one share of Pinstripes Holdings Class A Common Stock quoted on the New York Stock Exchange (or, if not the New York Stock Exchange, the principal securities exchange on which the shares of Pinstripes Holdings Class A Common Stock are then listed) is greater than or equal to $12.00 for any twenty days on which shares of Pinstripes Holdings Class A Common Stock are actually traded on the New York Stock Exchange (or, if not the New York Stock Exchange, the principal securities exchange on which the shares of common stock of Pinstripes Holdings are then listed) (each such day, a “Trading Day”) (which twenty days may or may not be consecutive) within any thirty consecutive Trading Day period during the Earnout Period, then one-hundred percent of the shares of Pinstripes Holdings Series B-1 Common Stock will immediately vest and convert into shares of Pinstripes Holdings Class A Common Stock;
(b)if the daily volume-weighted average sale price of one share of Pinstripes Holdings Class A Common Stock quoted on the New York Stock Exchange (or, if not the New York Stock Exchange, the principal securities exchange on which the shares of Pinstripes Holdings Class A Common Stock are then listed) is greater than or equal to $14.00 for any twenty Trading Days (which twenty days may or may not be consecutive) within any thirty consecutive Trading Day Period during the Earnout Period, an aggregate of one-hundred percent of the Pinstripes Holdings Series B-2 Common Stock will immediately vest and convert into shares of Pinstripes Holdings Class A Common Stock;
(c)If a Change of Control occurs during the five-year period beginning on the first day after the Closing, the Pinstripes Holdings Series B-1 Common Stock and the Pinstripes Holdings Series B-2 Common Stock will vest and convert into shares of Pinstripes Holdings Class A Common Stock immediately prior to the consummation of such Change of Control as follows: (i) if the price per share paid or payable to the stockholders of Pinstripes Holdings in connection with such Change of Control is less than $12.00, then no Pinstripes Holdings Series B-1 Common Stock or Pinstripes Holdings Series B-2 Common Stock will vest in connection with such Change of Control and all outstanding shares of Pinstripes Holdings Series B-1 Common Stock and Pinstripes Holdings Series B-2 Common Stock will be immediately cancelled; (ii) if the price per share paid or payable to the stockholders of Pinstripes Holdings in connection with such Change of Control is equal to or greater than $14.00, then one-hundred percent of any outstanding shares of Pinstripes Holdings Series B-1 Common Stock and Pinstripes Holdings Series B-2 Common Stock will vest and convert into shares of Pinstripes Holdings Class A Common Stock immediately prior to the consummation of such Change of Control; and (iii) if the price per share paid or payable to the stockholders of Pinstripes Holdings in connection with such Change of Control is equal to or greater than $12.00 but less than $14.00, then one-hundred percent of any outstanding shares of Pinstripes Holdings Series B-1 Common Stock will vest and convert into shares of Pinstripes Holdings Class A Common Stock immediately prior to the consummation of such Change of Control and any outstanding shares of Pinstripes Holdings Series B-2 Common Stock will be forfeited for no consideration;
(d)Unvested Pinstripes Holdings Class B Common Stock will not entitle the holder of such Pinstripes Holdings Class B Common Stock to any consideration in connection with any sale or other transaction (other than as provided above) and will not be allowed to be offered, sold, transferred or otherwise disposed of by any holder of such Pinstripes Holdings Class B Common Stock and will bear a customary legend with respect to such transfer restrictions. Any attempt to sell, transfer or otherwise dispose of Pinstripes Holdings Class B Common Stock will be null and void. Notwithstanding the transfer restrictions described here, transfers and sales of shares of Pinstripes Holdings Class B Common Stock are permitted: (i) to any affiliate of a holder of Pinstripes Holdings Class B Common Stock, or as a distribution to a holder’s limited partners, members or stockholders; (ii) to Pinstripes Holdings’ directors or officers, or any affiliate or family member of any of Pinstripes Holdings’ officers or directors; (iii) in the case of an individual, by gift to a member of that individual’s immediate family or an affiliate of that individual, or to a charitable organization; (iv) in the case of an individual, by virtue of Laws of descent and distribution upon death of such individual; (v) in the case of an individual, pursuant to a qualified domestic relations order; (vi) in the case of a trust, by distribution to one or more of the permissible beneficiaries of the trust; (vii) in the case of an individual, to a partnership, limited liability company or other entity of which that individual and/or the immediately family of that individual are the legal and beneficial owners; (viii) in the case of an entity, by virtue of the laws of the state of that entity’s organization and that entity’s organizational documents upon dissolution of that entity; or (ix) to Pinstripes Holdings pursuant to any contractual arrangement that provides for the repurchase by Pinstripes Holdings, or forfeiture of Pinstripes Holdings Class B Common Stock in connection with the termination of a holder’s service to Pinstripes Holdings; and

(e)Our Charter provides that, as long as any Pinstripes Holdings Class B Common Stock remain subject to vesting and forfeiture, if Pinstripes Holdings pays or makes any dividends or distributions to the holders of Pinstripes Holdings Class A Common Stock, holders of Pinstripes Holdings Class B Common Stock that remain subject to vesting and forfeiture will not receive any dividends or distributions, but instead will receive the right to receive, from Pinstripes Holdings, upon the vesting of the Pinstripes Holdings Class B Common Stock for which such right is issued, the dividend or distribution paid or made in respect of each share of Pinstripes Holdings Class A Common Stock.
EBITDA Earnout Shares
The EBITDA Earnout Shares (which were issued as Pinstripes Holdings Series B-3 Common Stock) are subject to the following vesting condition and transfer restrictions:
(a)If Pinstripes Holdings’ public issuance of an earnings release for Pinstripes Holdings’ fiscal quarter ending at the end of the EBITDA Earnout Period reports 2024 EBITDA equal to or greater than $28,000,000, then one-hundred percent of the shares of Pinstripes Holdings Series B-3 Common Stock immediately vest and convert into shares of Pinstripes Holdings Class A Common Stock
(b)If there is a Change of Control during the EBITDA Earnout Period, then one-hundred percent of the shares of Pinstripes Holdings Series B-3 Common Stock vest and convert into shares of Pinstripes Holdings Class A Common Stock immediately prior to the consummation of the Change of Control;
(c)If a Change of Control occurs during the period beginning on the first day after the end of the EBITDA Earnout Period and ending on the date that Pinstripes Holdings publicly issues its earnings release for Pinstripes Holdings’ fiscal quarter ending on the last day of the EBITDA Earnout Period, then, as a condition to the consummation of such Change of Control, 2024 EBITDA shall be calculated prior to the consummation of such Change of Control. If the 2024 EBITDA equals or exceeds $28,000,000, all of the Series B-3 Common Stock shall vest and convert into shares of Pinstripes Holdings Class A Common Stock immediately prior to the consummation of the Change of Control, and if the 2024 EBITDA is less than $28,000,000, all of the Pinstripes Holdings Series B-3 Common Stock shall be forfeited for no consideration immediately prior to the consummation of the Change of Control;
(d)On the day immediately following the day on which Pinstripes Holdings public issues its earnings release for Pinstripes Holdings’ fiscal quarter ending on the last day of the EBITDA Earnout Period, all shares of Pinstripes Holdings Series B-3 Common Stock that have not converted to shares of Class A Common Stock pursuant to and in accordance with our Charter shall, automatically, without any further action on the part of any holder thereof, Pinstripes Holdings or any other person, be forfeited, cancelled and transferred to Pinstripes Holdings, without consideration;
(e)Unvested EBITDA Earnout Shares will not entitle the holder of such EBITDA Earnout Shares to any consideration in connection with any sale or other transaction and will not be allowed to be offered, sold, transferred or otherwise disposed of by any holder of such EBITDA Earnout Shares and will bear a customary legend with respect to such transfer restrictions. Any attempt to sell, transfer or otherwise dispose of unvested EBITDA Earnout Shares will be null and void. Notwithstanding the transfer restrictions described here, transfers and sales of unvested EBITDA Earnout Shares are permitted: (i) to any affiliate of a holder of unvested EBITDA Earnout Shares, or as a distribution to a holder’s limited partners, members or stockholders; (ii) to Pinstripes Holdings’ directors or officers, or any affiliate or family member of any of Pinstripes Holdings’ officers or directors; (iii) in the case of an individual, by gift to a member of that individual’s immediate family or an affiliate of that individual, or to a charitable organization; (iv) in the case of an individual, by virtue of Laws of descent and distribution upon death of such individual; (v) in the case of an individual, pursuant to a qualified domestic relations order; (vi) in the case of a trust, by distribution to one or more of the permissible beneficiaries of the trust; (vii) in the case of an individual, to a partnership, limited liability company or other entity of which that individual and/or the immediately family of that individual are the legal and beneficial owners; (viii) in the case of an entity, by virtue of the laws of the state of that entity’s organization and that entity’s organizational documents upon dissolution of that entity; or (ix) to Pinstripes Holdings pursuant to any contractual arrangement that provides for the repurchase by Pinstripes Holdings, or forfeiture of Earnout Shares in connection with the termination of a holder’s service to Pinstripes Holdings; and
(f)As long as the EBITDA Earnout Shares remain subject to vesting and forfeiture, if Pinstripes Holdings pays or makes any dividends or distributions to the holders of Pinstripes Holdings Class A Common Stock, holders of EBITDA Earnout Shares will not receive any dividends or distributions, but instead will receive the right to receive, from Pinstripes Holdings, upon the vesting of the EBITDA Earnout Share for which such right is issued, the dividend or distribution paid or made in respect of each share of Pinstripes Holdings Class A Common Stock.
Preferred stock of Pinstripes Holdings
Our Charter provides, that shares of preferred stock may be issued from time to time in one or more series. The Pinstripes Holdings Board is authorized to fix the voting rights, if any, designations, powers and preferences, and the relative, participating, optional or other special rights, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series of preferred stock. The Pinstripes Holdings Board may, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of Pinstripes Holdings Common Stock and could have anti-takeover effects. The ability of the Pinstripes Holdings Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control or the removal of existing management. Pinstripes Holdings had no preferred stock outstanding as of April 1, 2024.
Warrants
As of the date of this prospectus, there was 27,104,000 warrants to purchase shares of Pinstripes Holdings Class A Common Stock, consisting of 12,075,000 Public Warrants, 11,910,000 Private Placement Warrants, 2,915,000 Oaktree Tranche 1 Warrants, 174,750 Oaktree Tranche 2 Warrants and 29,292 Silverview Tranche 3 Warrants.
Public Warrants
Each whole Public Warrant entitles the registered holder to purchase one share of Pinstripes Holdings Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the Business Combination. Pursuant to the Warrant Agreement, a warrant holder may exercise its warrants only for a whole number of shares of Pinstripes Holdings Class A Common Stock. This means that only a whole Public Warrant may be exercised at any given time by a warrant holder. For example, if a warrant holder holds one-half of one warrant, such warrant will not be exercisable. The warrants will expire five years after the Closing, at 5:00 p.m., New York time, or earlier upon redemption or liquidation.
Pinstripes Holdings is not be obligated to deliver any shares of Pinstripes Holdings Class A Common Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Pinstripes Holdings Class A Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to Pinstripes Holdings satisfying Pinstripes Holdings’ obligations described below with respect to registration. No warrant is exercisable and Pinstripes Holdings is not obligated to issue shares of Pinstripes Holdings Class A Common Stock upon exercise of a warrant unless Pinstripes Holdings Class A Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event is Pinstripes Holdings required to cashless settle any warrant, or issue securities or other compensation in exchange for the warrants, in the event that Pinstripes Holdings is unable to register or qualify the shares underlying the warrants under applicable state securities laws and no exemption is available.
Pinstripes Holdings agreed that it would use commercially reasonable efforts to file with the SEC the registration statement, of which this prospectus forms a part, covering the issuance, under the Securities Act, of the shares of Pinstripes Holdings Class A Common Stock issuable upon exercise of the warrants. Pinstripes Holdings has agreed to use commercially reasonable efforts to cause the registration statement to become effective within 60 business days after the closing of a Business Combination and to maintain the effectiveness of the registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the Warrant Agreement. Notwithstanding the above, if the Pinstripes Holdings Class A Common Stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, Pinstripes Holdings may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption and, in the event Pinstripes Holdings so elects, Pinstripes Holdings will not be required to file or maintain in effect a registration statement, but will use commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent exemptions are not available.
Redemption of warrants when the price per share of Pinstripes Holdings Class A Common Stock equals or exceeds $18.00.
Once the warrants become exercisable, Pinstripes Holdings may redeem the outstanding warrants (except as described herein with respect to the Private Placement Warrants):
•in whole and not in part;
•at a price of $0.01 per warrant;
•upon not less than 30 days’ prior written notice of redemption to each warrant holder;
•if, and only if, the last reported sale price of Pinstripes Holdings Class A Common Stock for any 20-trading days within a 30-trading day period ending on the third trading day prior to the date on which Pinstripes Holdings sends the notice of redemption to the warrant holders (referred to as the “Reference Value”) equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant).
Pinstripes Holdings will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of Pinstripes Holdings Class A Common Stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Pinstripes Holdings Class A Common Stock is available throughout the 30-day redemption period. If and when the warrants become redeemable by Pinstripes Holdings, Pinstripes Holdings may exercise its redemption right even if Pinstripes Holdings is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
Pinstripes Holdings has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and Pinstripes Holdings issues a notice of redemption of the warrants, each warrant holder will be entitled to exercise their warrants prior to the scheduled redemption date. However, the price of the Pinstripes Holdings Class A Common Stock may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.
Redemption of warrants when the price per share of Pinstripes Holdings Class A Common Stock equals or exceeds $10.00.
Once the warrants become exercisable, Pinstripes Holdings may redeem the outstanding warrants (except as described herein with respect to the Private Placement Warrants):
•in whole and not in part;
•at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of Pinstripes Holdings Class A Common Stock (as defined below) except as otherwise described below;
•if, and only if, the Reference Value equals or exceeds $10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant); and
•if the Reference Value is less than $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants, as described above.
During the period beginning on the date the notice of redemption is given, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the number of shares of Pinstripes Holdings Class A Common Stock that a warrant holder will receive upon such cashless exercise in connection with a redemption by Pinstripes Holdings pursuant to this redemption feature, based on the “fair market value” of Pinstripes Holdings Class A Common Stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on volume weighted average price of Pinstripes Holdings Class A Common Stock during the ten trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. Pinstripes Holdings will provide its warrant holders with the final fair market value no later than one business day after the ten-trading day period described above ends.
The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise price of a warrant is adjusted. If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant. If the exercise price of a warrant is adjusted, (a) in the case of an adjustment, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the Market Value (defined below) and the Newly Issued Price (defined below) and the denominator of which is $10.00 and (b) in the case of an adjustment, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a warrant pursuant to such exercise price adjustment.

	Fair Market Value of Pinstripes Holdings Class A Common Stock
Redemption Date (period to expiration of warrants)	$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	$18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361
The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Pinstripes Holdings Class A Common Stock to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365- or 366-day year, as applicable. For example, if the volume weighted average price of Pinstripes Holdings Class A Common Stock during the ten trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 shares of Pinstripes Holdings Class A Common Stock for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of Pinstripes Holdings Class A Common Stock during the ten trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 shares of Pinstripes Holdings Class A Common Stock for each whole warrant. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 shares of Pinstripes Holdings Class A Common Stock per warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by Pinstripes Holdings pursuant to this redemption feature, since they will not be exercisable for any shares of Pinstripes Holdings Class A Common Stock.
This redemption feature differs from the typical warrant redemption features used in some other blank check offerings, which typically only provide for a redemption of warrants for cash (other than the Private Placement Warrants) when the trading price for the Class A common stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the shares of Pinstripes Holdings Class A Common Stock are trading at or above $10.00 per share, which may be at a time when the trading price of Pinstripes Holdings Class A Common Stock is below the exercise price of the warrants. Pinstripes Holdings has established this redemption feature to provide Pinstripes Holdings with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “— Redemption of warrants when the price per share of Pinstripes Holdings Class A Common Stock equals or exceeds $18.00.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of January 19, 2022. This redemption right provides Pinstripes Holdings with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to Pinstripes Holdings’ capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed. Pinstripes Holdings will be required to pay the applicable redemption price to warrant holders if Pinstripes Holdings chooses to exercise this redemption right and it will allow Pinstripes Holdings to quickly proceed with a redemption of the warrants if Pinstripes Holdings determines it is in its best interest to do so. As such, Pinstripes Holdings would redeem the warrants in this manner when Pinstripes Holdings believes it is in its best interest to update Pinstripes Holdings’ capital structure to remove the warrants and pay the redemption price to the warrant holders.
As stated above, Pinstripes Holdings can redeem the warrants when the shares of Pinstripes Holdings Class A Common Stock are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to Pinstripes Holdings’ capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If Pinstripes Holdings chooses to redeem the warrants when the shares of Pinstripes Holdings Class A Common Stock are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer shares of Pinstripes Holdings Class A Common Stock than they would have received if they had chosen to exercise their warrants for shares of Pinstripes Holdings Class A Common Stock if and when such shares of Pinstripes Holdings Class A Common Stock were trading at a price higher than the exercise price of $11.50.
No fractional shares of Pinstripes Holdings Class A Common Stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, Pinstripes Holdings will round down to the nearest whole number of the number of shares of Pinstripes Holdings Class A Common Stock to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the shares of Pinstripes Holdings Class A Common Stock pursuant to the warrant agreement (for instance, if Pinstripes Holdings is not the surviving company in a Business Combination), the warrants may be exercised for such security. At such time as the warrants become exercisable for a security other than the shares of Pinstripes Holdings Class A Common Stock, the Company (or surviving company) will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the warrants.
Redemption procedures
A holder of a warrant may notify Pinstripes Holdings in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Pinstripes Holdings Class A Common Stock issued and outstanding immediately after giving effect to such exercise.
Anti-dilution adjustments
If the number of issued and outstanding shares of Pinstripes Holdings Common Stock is increased by a stock dividend payable in shares of Pinstripes Holdings Common Stock, or by a split-up of shares of Pinstripes Holdings Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Pinstripes Holdings Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the issued and outstanding shares of Pinstripes Holdings Common Stock. A rights offering made to all or substantially all holders of Pinstripes Holdings Common Stock entitling holders to purchase shares of Pinstripes Holdings Common Stock at a price less than the “historical fair market value” (as defined below) will be deemed a stock dividend of a number of shares Pinstripes Holdings Common Stock equal to the product of (1) the number of shares of Pinstripes Holdings Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of Pinstripes Holdings Common Stock) and (2) one minus the quotient of (x) the price per share of Pinstripes Holdings Common Stock paid in such rights offering and (y) the historical fair market value. For these purposes, (1)

if the rights offering is for securities convertible into or exercisable for shares of Pinstripes Holdings Common Stock, in determining the price payable for Pinstripes Holdings Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (2) “historical fair market value” means the volume weighted average price of Pinstripes Holdings Common Stock during the ten-trading day period ending on the trading day prior to the first date on which the shares of Pinstripes Holdings Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if Pinstripes Holdings, at any time while the warrants are outstanding and unexpired, pays to all or substantially all of the holders of Pinstripes Holdings Common Stock a dividend or make a distribution in cash, securities or other assets to the holders of Pinstripes Holdings Common Stock on account of such shares of Pinstripes Holdings Common Stock (or other securities into which the warrants are convertible), other than (a) as described above, or (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Pinstripes Holdings Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each shares of Pinstripes Holdings Common Stock in respect of such event.
If the number of issued and outstanding shares of Pinstripes Holdings Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Pinstripes Holdings Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Pinstripes Holdings Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in issued and outstanding shares of Pinstripes Holdings Common Stock.
Whenever the number of shares of Pinstripes Holdings Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Pinstripes Holdings Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment and (y) the denominator of which will be the number of shares of Pinstripes Holdings Common Stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the issued and outstanding shares of Pinstripes Holdings Common Stock (other than those described above or that solely affects the par value of such shares of Pinstripes Holdings Common Stock), or in the case of any merger or consolidation of Pinstripes Holdings with or into another corporation (other than a merger or consolidation in which Pinstripes Holdings is the continuing corporation and that does not result in any reclassification or reorganization of Pinstripes Holdings’ issued and outstanding shares of Pinstripes Holdings Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of Pinstripes Holdings as an entirety or substantially as an entirety in connection with which Pinstripes Holdings is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of Pinstripes Holdings Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares, stock or other equity securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such merger or consolidation, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such merger or consolidation that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the company in connection with redemption rights held by stockholders of the company as provided for in the company’s amended and restated certificate of incorporation or as a result of the redemption of shares of Pinstripes Holdings Common Stock by the company if a proposed Business Combination is presented to the stockholders of the company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding shares of Common Stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the shares of Pinstripes Holdings Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of Pinstripes Holdings Common Stock in such a transaction is payable in the form of Pinstripes Holdings Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus the Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant.
The warrants are issued in registered form under the Warrant Agreement. The Warrant Agreement provides that (a) the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in the IPO prospectus, or defective provision or (ii) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants and (b) all other modifications or amendments require the vote or written consent of at least 65% of the then outstanding Public Warrants and, solely with respect to any amendment to the terms of the Private Placement Warrants or any provision of the Warrant Agreement with respect to the Private Placement Warrants, at least 65% of the then outstanding Private Placement Warrants.
The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of Pinstripes Holdings Common Stock. After the issuance of shares of Pinstripes Holdings Class A Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
No fractional warrants will be issued upon separation of the units and only whole warrants will trade.
Private Placement Warrants
The Private Placement Warrants are identical to the Public Warrants sold as part of the units in the IPO, except that, so long as they are held by the Sponsor, the IPO Underwriters or their permitted transferees: (i) they will not be redeemable by us , except under certain circumstances when the price per share of the Pinstripes Holdings Class A Common Stock equals or exceeds $10.00; (ii) they (including the shares of Pinstripes Holdings Class A Common Stock issuable upon exercise of the Private Placement Warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold until 30 days after the completion of the Business Combination; (iii) they may be exercised by the holders on a cashless basis; and (iv) they (including the shares of Pinstripes Holdings Class A Common Stock issuable upon exercise of the Private Placement Warrants) are entitled to certain resale registration rights. If the Private Placement Warrants are held by holders other than the Sponsor, the IPO Underwriters or their permitted transferees, the Private Placement Warrants will be redeemable by Pinstripes Holdings in all redemption scenarios and exercisable by the holders on the same basis as the Public Warrants included in the units sold in the IPO. In addition, for as long as the Private Placement Warrants sold to the IPO Underwriters are held by the IPO Underwriters or their designees or affiliates, they will be subject to the lock-up and registration rights limitations imposed by FINRA Rule 5110 and may not be exercised after five years from the commencement of sales in the IPO.
Except as described above, if holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Pinstripes Holdings Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Pinstripes Holdings Class A Common Stock underlying the warrants, multiplied by the excess of the “historical fair market value” (defined below) less the exercise price of the warrants by (y) the historical fair market value. For these purposes, the “historical fair market value” shall mean the average last reported sale price of the Pinstripes Holdings Class A Common Stock for the ten trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that Pinstripes Holdings has agreed that these warrants will be exercisable on a cashless basis so long as they are held by the Sponsor, the IPO Underwriters and their permitted transferees is because it was not known whether they will be affiliated with Pinstripes Holdings following a business combination. If they remain affiliated with Pinstripes Holdings, their ability to sell Pinstripes Holdings’ securities in the open market will be significantly limited. Pinstripes Holdings expects to have policies in place that restrict insiders from selling Pinstripes Holdings’ securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell Pinstripes Holdings’ securities, an insider cannot trade in Pinstripes Holdings’ securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of Pinstripes Holdings Class A Common Stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, Pinstripes Holdings believes that allowing the holders to exercise such warrants on a cashless basis is appropriate.
Dividends
Pinstripes Holdings has not paid any cash dividends on Pinstripes Holdings Common Stock to date. The payment of cash dividends in the future will be dependent upon Pinstripes Holdings’ revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends is within the discretion of the Pinstripes Holdings Board. In addition, the Pinstripes Holdings Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, Pinstripes Holdings’ ability to declare dividends may be limited by restrictive covenants Pinstripes Holdings may agree to in connection with any indebtedness incurred.
Exclusive forum for certain lawsuits
Our Charter requires, unless Pinstripes Holdings consents in writing to an alternative forum, that the Delaware Court of Chancery be the sole and exclusive forum for: (1) derivative actions or proceedings brought on behalf of Pinstripes Holdings; (2) actions asserting a claim of fiduciary duty owed by any of Pinstripes Holdings’ directors, officers or employees to Pinstripes Holdings or Pinstripes Holdings’ stockholders; (3) civil actions to interpret, apply, enforce or determine the validity of Pinstripes Holdings’ Charter or Bylaws; or (4) actions asserting a claim governed by the internal affairs doctrine. Under our Charter, if the Delaware Court of Chancery lacks jurisdiction over any of the foregoing actions or proceedings, then the sole and exclusive forum for such actions or proceedings will be another state or federal court located in the State of Delaware, as long as such court has jurisdiction over the parties. Because these Delaware forum provisions require Pinstripes Holdings’ stockholders to bring certain types of actions and proceedings relating to Delaware law in the Delaware Court of Chancery or another state or federal court located in the State of Delaware, they may prevent Pinstripes Holdings’ stockholders from bringing such actions or proceedings in another court that a stockholder may view as more convenient, cost-effective or advantageous to the stockholder or the claims made in such action or proceeding, or may discourage them from bringing such actions or proceedings.
In addition, pursuant to our Charter, the U.S. federal district courts are, to the fullest extent permitted by applicable law, be the sole and exclusive forum for any action asserting a claim arising under the Securities Act. This forum provision prevents Pinstripes Holdings’ stockholders from bringing claims arising under the Securities Act in state court, which court Pinstripes Holdings’ stockholders may view as more convenient, cost effective or advantageous to the claims made in such action and therefore may discourage such actions. While the Delaware Supreme Court has recently upheld provisions of the certificates of incorporation of other Delaware corporations that are similar to this forum provision and courts in California and New York have also upheld similar exclusive forum provisions, there is currently a circuit split as to whether exclusive forum provisions requiring derivative litigation to be filed in the Delaware Court of Chancery could foreclose a derivative suit alleging a violation of the Exchange Act.
Neither the Delaware nor the Securities Act forum provisions are intended by Pinstripes Holdings to limit the forums available to Pinstripes Holdings’ stockholders for actions or proceedings asserting claims arising under the Exchange Act, which are already limited to the federal courts of the United States pursuant to the Exchange Act.
Limitations on liability and indemnification of officers and directors
Our Charter provides, to the fullest extent that the DGCL or any other law of the State of Delaware (as any such law exists on the date hereof or as it may hereafter be amended) permit the limitation or elimination of the liability of directors or officers, no director or officer of Pinstripes Holdings shall be liable to Pinstripes Holdings or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officer. To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, Pinstripes Holdings shall indemnify, defend and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of Pinstripes Holdings or, while a director or officer of Pinstripes Holdings, is or was serving at the request of Pinstripes Holdings as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding.
Under our Charter, Pinstripes Holdings is, to the fullest extent not prohibited by applicable law, to pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified.
Director and officer indemnification agreements
Pinstripes Holdings has entered into indemnification agreements with each of its directors and executive officers. These agreements require Pinstripes Holdings to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to Pinstripes Holdings, and to advance expenses incurred as a result of any proceeding as to which they could be indemnified. Pinstripes Holdings also entered into indemnification agreements with its future directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act may be extended to directors, officers or persons controlling Pinstripes Holdings pursuant to the foregoing, Pinstripes Holdings will be informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Pinstripes Holdings of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered on a registration statement filed with the SEC by Pinstripes Holdings, Pinstripes Holdings will, unless in the opinion of Pinstripes Holdings’ counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and Pinstripes Holdings will be governed by the final adjudication of such issue.

Quotation of Securities
Pinstripes Holdings Class A Common Stock and the Warrants are listed on the NYSE under the symbols “PNST” and “PNST WS,” respectively. See “Risk Factors — There can be no assurance that we will be able to comply with the continued listing standards of the NYSE.”
Transfer Agent and Warrant Agent
The transfer agent for Pinstripes Holdings Common Stock and warrant agent for the Pinstripes Holdings Warrants is Continental Stock Transfer & Trust Company. Pinstripes Holdings has agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.
Certain Anti-Takeover Provisions of our Charter and our Bylaws
Classified board of directors
Our Charter provides that the Pinstripes Holdings Board is classified into three classes of directors, as nearly equal in number as possible and designated Class I, Class II and Class III, each of which is generally elected for a three-year term with only one class of directors being elected in each year. As a result, in most circumstances, a person can gain control of the Pinstripes Holdings Board only by successfully engaging in a proxy contest at two or more annual meetings.
Under our Charter, subject to the Director Designation Agreement with respect to the rights of certain parties to fill vacancies on the board of directors (but only to the extent the Director Designation Agreement remains in effect), newly created directorships resulting from an increase in the number of directors and any vacancies on the board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal. In addition, under the Director Designation Agreement, Mr. Dale Schwartz has the ability to request the removal of each of his board designees and take any and all actions reasonably necessary or appropriate to cause the removal of his board designee from the Pinstripes Holdings Board. Pursuant a letter agreement between Mr. Schwartz and each of his board designees, each designee has agreed to tender his or her resignation upon such request from Mr. Schwartz.
Authorized but unissued capital stock
Authorized but unissued Pinstripes Holdings Common Stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Pinstripes Holdings Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Special meeting of stockholders
Our Bylaws provide that special meetings of Pinstripes Holdings’ stockholders may be called only by a majority vote of the Pinstripes Holdings Board, by Pinstripes Holdings’ Chief Executive Officer or by Pinstripes Holdings Chairperson of the board.
Action by written consent
Under our Bylaws, unless otherwise required by law, and subject to the rights of the holders of one or more series of Pinstripes Holdings’ preferred stock then outstanding, as may be set forth in the certificate of designations for such series of preferred stock, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of Pinstripes Holdings’ stockholders at such meeting duly noticed and called in accordance with our Bylaws and may not be taken by written consent of stockholders without a meeting.
Advance notice requirements for stockholder proposals and director nominations
Our Bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice of their intent in writing. To be considered timely under our Bylaws, a stockholder’s notice will need to be received by the company secretary at the principal executive offices not later than the close of business on the 120th day nor earlier than the open of business on the 150th day prior to the first anniversary of the preceding year’s annual meeting. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in Pinstripes Holdings’ annual proxy statement must comply with the notice periods contained therein. Our Bylaws specify certain requirements as to the form and content of a stockholders’ notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.
Director Designation Agreement
Mr. Dale Schwartz, the President and Chief Executive Officer of Pinstripes, entered into the Director Designation Agreement, pursuant to which, among other things (but only to the extent the Director Designation Agreement remains in effect), Mr. Schwartz has the right to designate: (i) four directors for election to the board of the Pinstripes Holdings so long as he or any trusts or family partnerships he controls (collectively, the “Schwartz Group”) beneficially own a number of shares (provided that no member of the Schwartz Group will be deemed to beneficially own any unvested Vesting Shares or unvested EBITDA Earnout Shares) equal to at least 70% of the number of Ken Individual Shares, (ii) three directors for election to the board of Pinstripes Holdings so long as the members of the Schwartz Group beneficially own a number of shares equal to at least 50% (but less than 70%) of the number of Key Individual Shares, (iii) two directors for election to the board of Pinstripes Holdings so long as the members of the Schwartz Group beneficially own a number of shares equal to at least 25% (but less than 50%) of the number of Key Individual Shares and (iv) one director for election to the board of Pinstripes Holdings so long as the members of the Schwartz Group beneficially own a number of shares equal to at least 10% (but less than 25%) of the number of Key Individual Shares. Pursuant to the Director Designation Agreement, Mr. Schwartz also has the right to designate a majority of the members of each committee of the board of Pinstripes Holdings for so long as Mr. Schwartz has the ability to designate at least four individuals for nomination to the board. At all other times that Mr. Schwartz has the ability to designate at least one individual for nomination to the board of Pinstripes Holdings, Mr. Schwartz will have the ability to designate at least one-third, but in no event fewer than one, of the members of each committee. In addition, Mr. Schwartz has the ability to request the removal of each of his board designees and take any and all actions reasonably necessary or appropriate to cause the removal of his board designee from Pinstripes Holdings Board. Pursuant to a letter agreement between Mr. Schwartz and each of his board designees, each designee has agreed to tender his or her resignation upon such request from Mr. Schwartz. Pursuant to the Director Designation Agreement, Pinstripes Holdings will not increase or decrease the size of the Pinstripes Holdings Board or take certain other actions that might reasonably be deemed to adversely affect any of Mr. Schwartz’ rights thereunder without the consent of Mr. Schwartz, so long as Mr. Schwartz has the ability to designate at least one individual for nomination to the board of Pinstripes Holdings. Each of Mr. Schwartz’s designees (other than himself) must qualify as independent directors under the rules of the New York Stock Exchange (or, if not the New York Stock Exchange, the principal U.S. national securities exchange upon which the Pinstripes Holdings Class A Common Stock is then listed).

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth information known to the Company regarding beneficial ownership of shares of Common Stock as of December 16, 2024 by:
•each person known by the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities;
•each of the Company’s executive officers and directors; and
•all of the Company’s executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including stock options, warrants and certain other derivative securities that are currently exercisable or will become exercisable within 60 days. Shares subject to stock options and warrants that are currently exercisable or exercisable within 60 days of the Closing Date are considered outstanding and beneficially owned by the person holding such warrants for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated and subject to community property laws and similar laws, the Company believes that all parties named in the table below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

	Pinstripes Holdings Class A Common Stock		Pinstripes Holdings Series B-1 Common Stock		Pinstripes Holdings Series B-2 Common Stock		Pinstripes Holdings Series B-3 Common Stock
Name of Beneficial Owners	Number of Shares	Ownership Percentage	Number of Shares	Ownership Percentage	Number of Shares	Ownership Percentage	Number of Shares	Ownership Percentage	Percentage of Total Voting Power
BPR Cumulus (1)	2,759,932	6.9%	206,276	6.0%	206,276	6.0%	330,042	8.3%	6.9%
Highbridge Capital Management, LLC (2)	3,438,686	7.9%	—	—%	—	—%	—	—%	—%
NONSUCH LLC (3)	2,399,941	6.0%	179,371	5.3%	179,371	5.3%	286,993	7.2%	6.0%
Oaktree Value Equity Fund, L.P. (4)	1,296,000	3.1%	—	—%	—	—%	—	—%	—%
Keith Jaffee (5)	4,295,443	9.9%	—	—%	—	—%	—	—%	2.0%
Dale Schwartz	9,671,762	24.1%	722,864	21.2%	722,864	21.2%	1,156,583	28.9%	24.1%
Jack Greenberg (6)	434,828	1.1%	23,438	*	23,438	*	37,500	*	1.0%
Daniel P. Goldberg (7)	989,209	2.5%	64,872	1.9%	64,872	1.9%	103,796	2.6%	2.3%
Jerry Hyman (8)	4,631,453	10.5%	223,878	6.6%	223,878	6.6%	—	—	2.3%
Larry Kadis (9)	841,213	2.1%	53,811	1.6%	53,811	1.6%	86,098	2.2%	2.0%
George Koutsogiorgas (10)	217,228	*	7,175	*	7,175	*	11,480	*	*
Diane Aigotti (11)	28,801	*	—	—	—	—	—	—	—
Anthony Querciagrossa (12)	169,324	*	—	—	—	—	—	—	*
All directors and executive officers as a group (8 individuals) (13)	16,983,818	38.4%	1,096,038	32.1%	1,096,038	32.1%	1,395,457	34.9%	32.4%
_________________
*Less than 1%
(1)Held by (i) BPR Cumulus LLC, a Delaware limited liability company (“BPR Cumulus”), in its capacity as direct owner of the Pinstripes Holdings Class A Common Stock and Pinstripes Holdings Class B Common Stock, (ii) BPR OP, LP, a Delaware limited partnership (“BPR OP”), in its capacity as managing member of BPR Cumulus, (iii) BPR Real Estate Holding II LLCC, a Delaware limited liability company (“BPR Real Estate II”), in its capacity as general partner of BPR OP, (iv) BPR Real Estate Holding I LLCC, a Delaware limited liability company (“BPR Real Estate I”), in its capacity as shareholder of BPR Real Estate II, (v) Brookfield Properties Retail Holdings LLC, a Delaware limited liability company (“Retail Holding”), in its capacity as shareholder of BPR Real Estate I, (vi) BPR Fin I Subco Inc., a Delaware corporation (“BPR Fin I”), in its capacity as a shareholder of Retail Holding, (vii) BPR Fin II Inc., a Delaware corporation (“BPR Fin II”), in its capacity as a shareholder of Retail Holding and BPR Fin I, (viii) BPR Holding REIT I LLC, a Delaware limited liability company (“BPR Holding REIT”), in its capacity as shareholder of BPR Fin II, (ix) Brookfield Property L.P., a Bermuda limited partnership (“BPY OP”), in its capacity as shareholder of BPR Holding REIT, (x) Brookfield Property Partners L.P., a Bermuda limited partnership (“BPY”), in its capacity as managing general partner of BPY OP, (xi) Brookfield Property Partners Limited, a Bermuda corporation (“BPY

GP”), in its capacity as general partner of BPY, (xii) Brookfield Corporation, an Ontario corporation (“BN”), in its capacity as indirect sole shareholder of BPY GP, and (xiii) BAM Partners Trust, a trust established under the laws of Ontario (“BN Partnership”), in its capacity as the sole owner of Class B Limited Voting Shares of BN. The address for BPR Cumulus, BPR OP, BPR Real Estate II, BPR Real Estate I and Retail Holding is 350 N Orleans St., Suite 300, Chicago, IL 60654. The address for BPR Fin I, BPR Fin II and BPR Holding REIT is Brookfield Place, 250 Vesey Street, 15th Floor, New York, NY 10281. The address for BPY OP, BPY and BPY GP is 73 Front Street, 5th Floor, Hamilton, HM12, Bermuda. The address for BN and BN Partnership is Brookfield Place, 181 Bay Street, Suite 300, Toronto, ON M5J 2T3. Based on a Schedule 13G filed with the SEC on January 8, 2024.
(2)According to a Schedule 13G, filed on October 25, 2024 by Highbridge Capital Management, LLC, a Delaware limited liability company (“Highbridge”). The business address of Highbridge is 277 Park Avenue, 23rd Floor, New York, New York 10172. Highbridge holds Public Warrants exercisable for 3,438,686 shares of Pinstripes Holdings Class A Common Stock. Such filing does not identify the natural person or persons who directly or indirectly exercise sole or shared voting and/or dispositive power with respect to the Pinstripes Holdings Class A Common Stock beneficially owned by Highbridge.
(3)The subject securities are directly held by Nonsuch LLC, with a business address of 225 Liberty Street, 31st Floor, New York, NY 10281. Nonsuch LLC is member-managed by its sole member, HBC US Holdings LLC. HBC US Holdings LLC is managed by a board of directors, which consists of more than three (3) individuals, and has the investment and voting power with respect to the subject securities. Based on a Schedule 13G filed with the SEC on January 8, 2024.
(4)According to a Schedule 13G, filed on September 11, 2024 by Oaktree Capital Holdings, LLC (“OCH”), whose business address is 333 S. Grand Avenue, 28th Floor, Los Angeles, CA 90071. Oaktree Value Equity Fund, L.P. (“Oaktree VEF”) directly holds 3,087,250 warrants to acquire Pinstripes Holdings Class A Common Stock (the “Oaktree Warrants”). OCH is the indirect manager of Oaktree VEF,Oaktree Capital Group Holdings GP, LLC (“OCGH” and, together with OCH and Oaktree VEF, the “Oaktree Parties”) is the manager of OCH and Brookfield Asset Management ULC is the indirect owner of class A units of OCH; in such capacities, each of OCH, OCGH and Brookfield Asset Management ULC (collectively,the “Reporting Persons”) may be deemed to beneficially own the reported securities. Each Oaktree Warrant is exercisable for one shares of Pinstripes Holdings Class A Common Stock, subject to a 4.8% exercise limitation set forth in the Oaktree Loan Agreement, as increased to 9.8% pursuant to the notice to the Company, dated September 4, 2024, from Oaktree Capital Management, LP, acting on behalf of the Reporting Persons. In this regard, effective November 4, 2024, the Oaktree Warrants can be exercised only to the extent that, after giving effect to such exercise, the aggregate amount of shares of Pinstripes Holdings Class A Common Stock beneficially owned by the Reporting Persons and their affiliates does not exceed 9.8% of the outstanding shares of Pinstripes Holdings Class A Common Stock (the “Blocker”). On January 8, 2024, Brookfield Property Partners L.P. filed a Schedule 13G with the SEC (the “Brookfield 13G”) and reported ownership of 2,759,932 Class A Shares. As Brookfield Property Partners L.P. may be deemed an affiliate of the Reporting Persons, the number of shares of Pinstripes Holdings Class A Common Stock that can be acquired upon exercise of the Oaktree Warrants, as subject to the Blocker, is 1,296,000, which, when aggregated with the shares of Pinstripes Holdings Class A Common Stock reported on the Brookfield 13G, would represent beneficial ownership of 9.8% of the outstanding shares of Pinstripes Holdings Class A Common Stock. Such filing does not identify the natural person or persons who directly or indirectly exercise sole or shared voting and/or dispositive power with respect to the Pinstripes Holdings Class A Common Stock beneficially owned by the Oaktree Parties.
(5)Represents 994,908 shares of Pinstripes Holdings Class A Common Stock and 3,300,535 shares of Pinstripes Holdings Class A Common Stock issuable in respect of Public Warrants. Mr. Jaffee’s business address is 378 Park Avenue, Suite 3B Glencoe, Illinois 6002.
(6)Includes 92,430 shares of Pinstripes Holdings Class A Common Stock subject to vested options and 28,801 shares of Pinstripes Holdings Class A Common Stock issuable upon restricted stock units vesting on January 19, 2025, subject to continued service with the Company.
(7)Includes 92,430 shares of Pinstripes Holdings Class A Common Stock subject to vested options and 28,801 shares of Pinstripes Holdings Class A Common Stock issuable upon restricted stock units vesting on January 19, 2025, subject to continued service with the Company.
(8)Represents 716,820 shares of Pinstripes Holdings Class A Common Stock, 3,885,832 shares of Pinstripes Holdings Class A Common Stock issuable in respect of Public Warrants, and 28,801 shares of Pinstripes Holdings Class A Common Stock issuable upon restricted stock units vesting on January 19, 2025, subject to continued service with the Company.
(9)Includes 92,430 shares of Pinstripes Holdings Class A Common Stock subject to vested options and 28,801 shares of Pinstripes Holdings Class A Common Stock issuable upon restricted stock units vesting on January 19, 2025, subject to continued service with the Company.
(10)Includes 92,430 shares of Pinstripes Holdings Class A Common Stock subject to vested options and 28,801 shares of Pinstripes Holdings Class A Common Stock issuable upon restricted stock units vesting on January 19, 2025, subject to continued service with the Company.
(11)Includes 28,801 shares of Pinstripes Holdings Class A Common Stock issuable upon restricted stock units vesting on January 19, 2025, subject to continued service with the Company.
(12)Includes 41,595 shares of Pinstripes Holdings Class A Common Stock subject to vested options and 13,865 shares of Pinstripes Holdings Class A Common Stock subject to options vesting within the next 60 days.
(13)Unless otherwise noted, the business address of each of the directors and officers of the Company is 1150 Willow Road, Northbrook, Illinois, 60062.

SELLING SECURITYHOLDERS
The Selling Securityholders listed in the table below may from time to time offer and sell any or all of the shares of Pinstripes Holdings Class A Common Stock set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Securityholders’ interest in the shares of Pinstripes Holdings Class A Common Stock after the date of this prospectus. The following table sets forth certain information as of the date of this prospectus provided by or on behalf of the Selling Securityholders regarding the beneficial ownership of the Selling Securityholders of Pinstripes Holdings Class A Common Stock and the shares of Pinstripes Holdings Class A Common Stock being offered by the Selling Securityholders, assuming that each Selling Securityholders will sell all of their Pinstripes Holdings Class A Common Stock and will make no other purchases or sales of Pinstripes Holdings Class A Common Stock.
We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such shares of Pinstripes Holdings Class A Common Stock. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Pinstripes Holdings Class A Common Stock in transactions exempt from the registration requirements of the Securities Act.

Name of Selling Securityholder	Shares of Class A Common Stock Owned Prior to Offering	Shares of Class A Common Stock Registered for Sale Hereby	Number of Shares of Class A Common Stock Owned After Offering	Percent of Outstanding Shares of Class A Common Stock Owned After Offering
Oaktree Capital Management, L.P.(1)	1,296,000	174,750	1,296,000	3.1%
Silverview Special Situations Lending Corporate Warrants LP(2)(3)	330,725	17,877	312,848	*
Silverview Special Situations Lending Corporate Warrants II LP(2)(3)	193,542	10,461	183,081	*
Spearhead Insurance Solutions IDF, LLC - Series SCL(2)(4)	17,652	954	16,698	*
_______________
*less than 1%
(1)See footnote (4) to the table in “Beneficial Ownership of Securities” regarding the Blocker. The shares of Pinstripes Holdings Class A Common Stock registered for sale hereby include up to 174,750 shares of Pinstripes Holdings Class A Common Stock issuable upon exercise of the Oaktree Tranche 2 Warrants issued to Oaktree in connection with the Oaktree Tranche 2 Loan, pursuant to the Amended Oaktree Loan Agreement. Oaktree is the investment manager of certain funds and accounts within the Value Equities, Global Opportunities and Special Situations strategies. OCM Investments, LLC is a registered broker-dealer and an affiliate of Oaktree. Oaktree Capital Management L.P.’s asset management business is indirectly controlled by Oaktree Capital Holdings, LLC (formerly known as Atlas OCM Holdings LLC) (“OCH”). As of December 10, 2024, approximately 72.31% of Oaktree’s business is collectively owned by Brookfield Corporation and Brookfield Asset Management Ltd. (collectively, “Brookfield”) and the remaining approximately 27.69% is owned by senior executives and current and former employees of the Oaktree group, including certain related persons and trust/investment entities. Brookfield’s ownership interest in Oaktree’s business is held through Brookfield Oaktree Holdings, LLC (formerly known as Oaktree Capital Group, LLC), OCH and related entities. The senior executives and current and former employees of the Oaktree group hold their interests through Oaktree Capital Group Holdings, L.P. and Oaktree Equity Plan, L.P. The board of directors of OCH is currently comprised of: (i) seven Oaktree senior executives, Howard S. Marks, Bruce A. Karsh, John B. Frank Sheldon M. Stone, Robert O’Leary, Armen Panossian, and Todd Molz; (ii) four independent directors, Steven J. Gilbert, Mansco Perry, Marna C. Whittington, and Depelsha T. McGruder; and (iii) three Brookfield senior executives, Justin B. Beber, Bruce Flatt, and Craig Noble. Each of foregoing entities and individuals disclaims beneficial ownership of the securities, except to the extent of their pecuniary interest therein.
(2)The shares include up to 29,292 shares of Pinstripes Holdings Class A Common Stock, issuable upon exercise, at an exercise price of $0.01 per share, of the Silverview Tranche 3 Warrants, which were issued to Silverview Credit Partners LP, in connection with the Silverview Tranche 3 Loan, pursuant to the Amended Silverview Loan Agreement, which includes (a) the Class A Common Stock Purchase Warrant, exercisable into up to 17,877 shares of Pinstripes Holdings Class A Common Stock, issued to Silverview Special Situations Lending Corporate Warrants LP on September 3, 2024, (b) the Class A Common Stock Purchase Warrant exercisable into up to 954 shares of Pinstripes Holdings Class A Common Stock, issued to Spearhead Insurance Solutions IDF, LLC - Series SCL on September 3, 2024, (c) the

Class A Common Stock Purchase Warrant exercisable into up to 10,461 shares of Pinstripes Holdings Class A Common Stock, issued to Silverview Special Situations Lending Corporate Warrants II LP on September 3, 2024. Silverview is the investment manager for certain funds and accounts including Silverview Special Situations Lending Corporate Warrants LP, Spearhead Insurance Solutions IDF, LLC - Series SCL and Silverview Special Situations Lending Corporate Warrants II LP. As a result, each of Silverview and Silverview Special Situations Lending Corporate Warrants LP, Spearhead Insurance Solutions IDF, LLC - Series SCL and Silverview Special Situations Lending Corporate Warrants II LP may be deemed to have voting and investment control with respect to the shares held by Silverview Special Situations Lending Corporate Warrants LP, Spearhead Insurance Solutions IDF, LLC - Series SCL and Silverview Special Situations Lending Corporate Warrants II LP, and therefore, may be deemed to be the beneficial owner of such shares, but each party disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest the party may have therein.
(3)Silverview Special Situations Lending Corporate Warrants LP and Silverview Special Situations Lending Corporate Warrants II LP are controlled by Silverview Special Situations Lending GP LP as General Partner, which is owned by Silverview Special Situations Lending GP Manager II LLC. As a result each of Silverview Special Situations Lending GP LP and Silverview Special Situations Lending GP Manager II LLC may be deemed to have voting and investment control with respect to the shares held by Silverview Special Situations Lending Corporate Warrants LP. and Silverview Special Situations Lending Corporate Warrants II LP.
(4)Spearhead Insurance Solutions IDF, LLC - Series SCL is managed by Spearhead Administrative Services, LLC and is controlled by Ken Foley, as Managing Member. As a result each of Spearhead Administrative Services, LLC and Ken Foley may be deemed to have voting and investment control with respect to the shares held by Spearhead Insurance Solutions IDF, LLC - Series SCL.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Unless the context otherwise requires, any reference in this section to Pinstripes, Inc., the “Company,” “we,” “us,” “our,” or “Pinstripes” refers to Pinstripes, Inc. and its consolidated subsidiaries prior to the consummation of the Business Combination.
Banyan Related Party Transactions
The following is a description of certain relationships and transactions that exist or have existed or that Banyan has entered into with its directors, executive officers, or stockholders who are known to Banyan to beneficially own more than five percent of its voting securities and their respective affiliates and immediate family members.
Banyan Class B Common Stock
On March 16, 2021, the Sponsor paid $25,000, or approximately $0.003 per share, to cover certain of Banyan’s offering costs in consideration for 8,625,000 shares of Banyan Class B Common Stock and an aggregate of 142,500 of such shares were subsequently transferred to Banyan’s independent directors, executive officers and other third parties. On November 30, 2021, the Sponsor voluntarily forfeited certain shares of Banyan Class B Common Stock such that the Sponsor Holders collectively held 6,900,000 shares of Banyan Class B Common Stock. On January 19, 2022, Banyan effectuated a 1.05-for-1 stock split by way of a stock dividend such that following such stock split, the Sponsor Holders collectively held 7,245,000 shares of Banyan Class B Common Stock.
On April 21, 2023, the Extension Amendment was approved by Banyan’s stockholders and Banyan filed the Extension Amendment with the Secretary of State for the State of Delaware, which became effective upon filing. The Extension Amendment provides that each of the holders of shares of Banyan Class B Common Stock has the right at any time to convert any and all of its shares of Banyan Class B Common Stock into shares of Banyan Class A Common Stock on a one-for-one basis prior to the closing of a business combination at the election of such holder. Also on April 21, 2023, following the filing and effectiveness of the Extension Amendment, the Sponsor converted 2,000,000 shares of Banyan Class B Common Stock into 2,000,000 shares of Banyan Class A Common Stock on a one-for-one basis, as a result of which the Sponsor Holders now collectively hold 5,095,375 shares of Banyan Class B Common Stock and the Sponsor held 2,000,000 shares of Banyan Class A Common Stock following the Extension Amendment.
On December 21, 2023, Banyan held a special meeting (the “Second Extension Meeting”) of the stockholders of the Company to amend Banyan’s amended and restated certificate of incorporation to (i) extend the date (the “Termination Date”) by which Banyan had to consummate a business combination from December 24, 2023 to January 24, 2024 (the “Charter Extension Date”) and to allow Banyan, without another stockholder vote, to elect to extend the Termination Date to consummate a business combination on a monthly basis for up to twelve times by an additional one month each time after the Charter Extension Date, by resolution of Banyan’s board of directors if requested by the Sponsor and upon five days’ advance notice prior to the applicable Termination Date, until January 24, 2025, unless the closing of an initial business combination shall have occurred prior thereto (the “Second Extension Amendment” and such proposal, the “Second Extension Amendment Proposal”) and (ii) eliminate from the amended and restated certificate of incorporation the limitation that Banyan may not redeem public stock to the extent that such redemption would result in Banyan having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934, as amended), of less than $5,000,001 (the “Redemption Limitation”) in order to allow Banyan to redeem public stock, irrespective of whether such redemption would exceed the Redemption Limitation (the “Redemption Limitation Amendment”, and such proposal, the “Redemption Limitation Amendment Proposal”). The stockholders of Banyan approved the Second Extension Amendment Proposal and the Redemption Limitation Amendment Proposal at the Second Extension Meeting and on December 21, 2023, Banyan filed the Extension Amendment and the Redemption Limitation Amendment with the Delaware Secretary of State. The Sponsor agreed that it (or one of its third-party designees) would deposit into the trust account established in connection with the Banyan’s initial public offering (the “Trust Account”) an amount of $0.02 per share of Banyan Class A Common Stock that was not redeemed in connection with the Second Extension Meeting. Accordingly, on December 22, 2023, an aggregate amount of $53,692.44 was deposited in the Trust Account.

Private Placement Warrants
Simultaneously with the IPO, Banyan completed the private placement of 11,910,000 Private Placement Warrants to the Sponsor, BTIG, LLC and I-Bankers Securities, Inc., including 1,260,000 Private Placement Warrants as a result of the IPO Underwriters’ exercise of their over-allotment option in full, at a purchase price of $1.00 per Private Placement Warrant, for an aggregate of $11,910,000. The Private Placement Warrants are identical to the Public Warrants sold as part of the units in the IPO, except that, so long as they are held by the Sponsor, the IPO Underwriters or their permitted transferees: (i) they will not be redeemable by us , except under certain circumstances when the price per share of the Pinstripes Holdings Class A Common Stock equals or exceeds $10.00; (ii) they (including the shares of Pinstripes Holdings Class A Common Stock issuable upon exercise of the Private Placement Warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold until 30 days after the completion of the Business Combination; (iii) they may be exercised by the holders on a cashless basis; and (iv) they (including the shares of Pinstripes Holdings Class A Common Stock issuable upon exercise of the Private Placement Warrants) are entitled to certain resale registration rights. If the Private Placement Warrants are held by holders other than the Sponsor, the IPO Underwriters or their permitted transferees, the Private Placement Warrants will be redeemable by Pinstripes Holdings in all redemption scenarios and exercisable by the holders on the same basis as the Public Warrants included in the units sold in the IPO. In addition, for as long as the Private Placement Warrants sold to the IPO Underwriters are held by the IPO Underwriters or their designees or affiliates, they will be subject to the lock-up and registration rights limitations imposed by FINRA Rule 5110 and may not be exercised after five years from the commencement of sales in the IPO.
Support Services Agreement
Prior to the consummation of the Business Combination, Banyan utilized office space at 400 Skokie Blvd, Suite 820, Northbrook, Illinois, 60062 from an affiliate of the Sponsor. Banyan paid the affiliate of the Sponsor $10,000 per month for office space, support and administrative services provided to members of the management team. During the year ended December 31, 2022, the Sponsor permanently waived its right to receive such fees from Banyan.
Sponsor and Insider Fees and Reimbursement
No compensation of any kind, including finder’s and consulting fees, were paid by Banyan to the Sponsor, the insiders, or any of their respective affiliates, for services rendered prior to or in connection with the completion of an initial business combination. However, the Sponsor and the insiders, or any of their respective affiliates, were reimbursed for any out-of-pocket expenses incurred in connection with activities on Banyan’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Banyan’s audit committee reviewed on a quarterly basis all payments that were made to the Sponsor, the insiders or our or any of their respective affiliates and determined which expenses and the amount of expenses that would be reimbursed. There was no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on Banyan’s behalf.
Related Party Loans
Prior to the consummation of the IPO, the Sponsor had agreed to loan Banyan up to $300,000 under an unsecured promissory note to be used for a portion of the expenses of the IPO. This loan was non-interest bearing, unsecured and was due at the earlier of March 1, 2022 or the closing of the IPO. The outstanding loan balance of $290,000 was repaid the day of the closing of the IPO out of the offering proceeds held in Banyan’s operating account, and there are no amounts outstanding under the promissory note with the Sponsor.
In addition, in order to finance transaction costs in connection with an intended initial business combination, the Sponsor or an affiliate of the Sponsor or certain of Banyan’s directors and officers could, but were not obligated to, loan Banyan funds as may be required. If Banyan completed an initial business combination, it could repay such loaned amounts out of the proceeds of the Trust Account that are released. Otherwise, such loans could be repaid only out of funds held outside the Trust Account. In the event that an initial business combination did not close, Banyan could have used a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account could be used to repay such loaned amounts. Up to $1,500,000 of such loans were convertible into warrants at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the Private Placement Warrants issued to the Sponsor and the IPO Underwriters.
On June 1, 2023, Banyan issued unsecured promissory notes to each of Jerry Hyman, Banyan’s chairman and Keith Jaffee, Banyan’s chief executive officer, to be used for general working capital purposes. Each of the notes was in the total principal amount of up to $1,000,000 and Jerry Hyman and Keith Jaffee funded an aggregate principal amount of $516,000. The notes did not bear interest and matured and were repaid in cash upon the Closing of the Business Combination.
Pinstripes Related Party Transactions
The following is a description of certain relationships and transactions that exist or have existed or that Pinstripes has entered into with its directors, executive officers (including those persons who became directors or executive officer of Pinstripes Holdings following the consummation of the Business Combination) or stockholders who are known to the Company to beneficially own more than five percent of its voting securities, which includes affiliates of Westfield, Brookfield, Macerich, HBC US Holdings, Simon Property Group, and their respective affiliates and immediate family members.
C. Rae Interiors, Ltd. Vendor Agreement, Design Agreement and Cohen Warrant
On April 19, 2023, Pinstripes entered into an agreement by and among GCCP II AGENT, LLC (“Granite”), C. Rae Interiors, Ltd. (the “Vendor”), and Pinstripes (the “C. Rae Interiors, Ltd. Vendor Agreement”) with the intention to purchase certain goods from the Vendor with the proceeds of a loan and security agreement dated April 19, 2023 between Granite and Pinstripes. The Vendor is 100% owned by Cindy Rae Cohen, the sister of Dale Schwartz, Pinstripes’ President, Chief Executive Officer and Chairperson of the Board. From the signing of the C. Rae Interiors, Ltd. Vendor Agreement, Pinstripes paid $1,650,000 to the Vendor. The C. Rae Interiors, Ltd. Vendor Agreement terminated at the closing of the Business Combination.
On June 1, 2006, Pinstripes entered into an unwritten arrangement with the Vendor pursuant to which the Vendor was engaged to provide design services for the benefit of Pinstripes on an ongoing basis (the “Design Agreement”). The aggregate amount paid by Pinstripes to the Vendor pursuant to the Design Agreement in the fiscal years ended April 27, 2025 (though July 21, 2024), April 28, 2024 and April 30, 2023 was $875,000, $2,850,000 and $1,554,150, respectively.
In December 2017, Pinstripes entered into a warrant agreement (the “Cohen Warrant Agreement”) with Cindy Rae Cohen pursuant to which Pinstripes issued to Ms. Cohen an aggregate of 50,000 warrants as added consideration for services rendered under the Design Agreement. Each warrant entitled Ms. Cohen to purchase one share of Pinstripes’ common stock prior to the Business Combination, par value $0.01 per share (the “Legacy Pinstripes Common Stock”), for a price of $8.00 per share, subject to such adjustment as provided in the Cohen Warrant Agreement. The warrants (including the Legacy Pinstripes Common Stock issuable upon exercise of the warrants) were not permitted to be, subject to certain limited exceptions, transferred, assigned, or sold until 30 days after the closing of the Business Combination. On June 22, 2023, Ms. Cohen and Pinstripes entered into an amendment to the Cohen Warrant Agreement pursuant to which the warrants were automatically deemed exercised for 52,846 shares of our Class A Common Stock on a cashless basis upon the closing of the Business Combination.
On April 1, 2021, Pinstripes issued $125,000 aggregate principal amount convertible notes to Jeffrey Schwartz, the brother of Dale Schwartz. The convertible note accrued interest at 8% annually and matured on April 1, 2022. The holder of the convertible note had the right, at their option, to convert all of the outstanding principal to shares of Pinstripes Series G Convertible Preferred Stock equal to the quotient of (i) the outstanding principal on the convertible note divided by (ii) the conversion price. The conversion price was equal to $10 per share. The holder of the convertible note converted the convertible note to 12,500 shares of Pinstripes Series G Convertible Preferred Stock in June 2022.

Pinstripes Convertible Note Financing
On June 4, 2021, Pinstripes issued $5,000,000 aggregate principal amount of convertible notes (the “Convertible Notes”) to affiliates of Westfield (the “Note Holders”), a 5% stockholder of Pinstripes. The Convertible Notes accrue interest at an annual rate of 1.07% and mature on June 4, 2025. The Note Holders have the right, at their option, to convert all of the outstanding principal and accrued interest to shares of Pinstripes Common Stock equal to the quotient of (i) the outstanding principal on the Convertible Note divided by (ii) the conversion price of $10 per share. If the Note Holders elect not to convert, they are entitled to an annual premium payment equal to 6.93% of the outstanding principal amount owed. For fiscal 2023, interest related to the premium on the Convertible Notes was $660,000. Pursuant to an amendment to the Convertible Notes executed on June 22, 2023, immediately prior to the Closing of the Business Combination the outstanding principal owed by Pinstripes pursuant to the Convertible Notes, together with all accrued but unpaid interest thereon (the “Outstanding Balance”) was automatically converted into that number of shares of Pinstripes Common Stock equal to the quotient obtained by dividing the Outstanding Balance on the date of such conversion by $10.00.
Pinstripes Preferred Stock Financing
From time to time, Pinstripes sold Preferred Stock to its directors, including directors who became directors of Pinstripes Holdings, and to certain affiliates of its real estate partners, who were 5% stockholders of Pinstripes. Prior to the consummation of the Business Combination, each share of Preferred Stock could converted at any time into shares of Pinstripes Common Stock at a ratio of one to one. Each share of Preferred Stock was converted to a shares of Pinstripes Holdings Common Stock in connection with the Business Combination in accordance with the terms of the Business Combination Agreement. The following table summarizes the shares of Preferred Stock held by Pinstripes’ directors and 5% stockholders as of immediately prior to the consummation of the Business Combination:

Name of Purchaser	Financing Series	Purchase Price Per Share	Conversion Price	Principal Amount	Dividend Rate per Share	# of Shares of Preferred Stock
Jack Greenberg	Series C	$2.50	$2.50	$200,000	$0.20	80,000
	Series D-1	$3.00	$3.00	$99,999	$0.24	33,333
Daniel Goldberg	Series A	$0.50	$0.50	$62,500	$0.40	125,000
	Series B	$2.00	$2.00	$140,625	$0.16	56,250
	Series D-1	$3.00	$3.00	$187,500	$0.24	62,500
	Series D-2	$4.50	$4.50	$374,998.5	$0.36	83,333
Larry Kadis	Series A	$0.50	$0.50	$62,500	$0.40	125,000
	Series D-1	$3.00	$3.00	$187,500	$0.24	62,500
BPR Cumulus LLC, an affiliate of Brookfield and a 5% stockholder of Pinstripes	Series F	$8.00	$8.00	$11,500,000	$0.64	1,437,500
MP PS LLC, an affiliate of Macerich and a 5% stockholder of Pinstripes	Series H	$15.00	$15.00	$6,000,000	$1.20	400,000
NONSUCH LLC, an affiliate of Hudson’s Bay and a 5% stockholder of Pinstripes	Series F	$8.00	$8.00	$10,000,000	$0.64	1,250,000
SPG Pinstripes, Inc., an affiliate of Simon Property Group and a 5% stockholder of Pinstripes	Series F	$8.00	$8.00	$5,000,000	$0.64	625,000

The Stockholders’ Agreement
Dale Schwartz, affiliates of Brookfield, Macerich, HBC US Holdings, Simon Property Group and those other parties who become signatories thereto from time to time (collectively, with Dale Schwartz and the affiliates of Brookfield, Macerich, HBC US Holdings and Simon Property Group, the “Stockholders”) were each a party to the Pinstripes amended and restated stockholders agreement dated January 9, 2017 (the “Stockholders’ Agreement”).
The Stockholders’ Agreement, among other things, provided the terms for the constituency of directors. Pursuant to the terms of the Stockholders’ Agreement, each Stockholder agreed to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder had voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders, all persons designated by Dale Schwartz shall be elected as directors.
Pursuant to the Stockholders’ Agreement, each Stockholder also agreed to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that (i) no director elected pursuant to the voting provisions of the Stockholders’ Agreement may be removed from office unless such removal is directed or approved by the affirmative vote of Mr. Schwartz, (ii) any vacancies created by the resignation, removal or death of a director shall be filled pursuant to the voting provisions of the Stockholders’ Agreement and (iii) upon the request of Mr. Schwartz to remove a director, such director shall be removed.
The Stockholders’ Agreement was terminated at the Closing of the Business Combination.
Other Agreements with Real Estate Partners
The Brookfield Norwalk Lease Agreement
On April 23, 2019, Pinstripes entered into a lease agreement, as amended on December 9, 2020 (the “Brookfield Norwalk Lease Agreement”), with Brookfield, an affiliate of BPR Cumulus LLC, which as of the Record Date is a 5% or greater stockholder of the Company, for approximately 25,796 square feet of indoor space and approximately 500 square feet of patio space for its location at 100 N Water St Suite 3300, Norwalk, CT 06854.
Under the Brookfield Norwalk Lease Agreement, Pinstripes is obligated to pay to Brookfield an annual minimum rent of $1,050,000, subject to periodic increase, plus a percentage of annual gross sales over a threshold amount, and Pinstripes may also receive tenant allowances from Brookfield. The initial term of the Brookfield Norwalk Lease Agreement is 10 years, and Pinstripes has the option to renew for two additional successive five-year periods.
Pinstripes has paid $671,900, $1,492,422 and $2,116,378 in the fiscal years ended April 27, 2025 (though October 13, 2024), April 28, 2024 and April 30, 2023, respectively, in connection with this lease.
The Westfield Garden State Plaza Lease Agreement
On May 18, 2021, Pinstripes entered into a lease agreement (the “Westfield Garden State Plaza Lease Agreement”) with Westland Garden State Plaza Limited Partnership, an affiliate of Fashion Square Eco LP and URW US Services, Inc.,which as of the Record Date was a 5% or greater stockholder of Pinstripes prior to the Business Combination, for 29,598 square feet of indoor space and 700 square feet of patio space for its location at 1 Garden State Plaza Blvd, Paramus, NJ 07652.
Under the Westfield Garden State Plaza Lease Agreement, Pinstripes is obligated to pay to Westland Garden Plaza Limited Partnership an annual minimum rent of $1,399,999.98, subject to periodic increase, plus a percentage of annual gross sales over a threshold amount, and Pinstripes has also received tenant allowances from Westfield. The initial term of the Westfield Garden State Plaza Lease Agreement is 15 years, and Pinstripes has the option to renew for one additional five-year period.

Pinstripes has received tenant allowances of $0, $1,203,271 and $2,599,000 in the fiscal years ended April 27, 2025 (though July 21, 2024), April 28, 2024 and April 30, 2023, respectively, in connection with this lease. Pinstripes has paid rent of $200,000, $133,368 and $0 in the fiscal years ended April 27, 2025 (though October 13, 2024), April 28, 2024 and April 30, 2023, respectively, in connection with this lease.
The Westfield Topanga Lease Agreement
On May 18, 2021, Pinstripes entered into a lease agreement (the “Westfield Topanga Lease Agreement”) with Westfield Topanga Owner LLC, an affiliate of Fashion Square Eco LP and URW US Services, Inc., which as of the Record Date was a 5% or greater stockholder of Pinstripes prior to the Business Combination, for 27,990 square feet of indoor space and 400 square feet of patio space for its location at 6600 Topanga Canyon Boulevard Canoga Park CA 91303.
Under the Westfield Topanga Lease Agreement, Pinstripes is obligated to pay to Westfield Topanga Owner LLC an annual minimum rent of $1,399,999.98, subject to periodic increase, plus a percentage of annual gross sales over a threshold amount, and Pinstripes may also receive tenant allowances from Westfield. The initial term of the Westfield Topanga Lease Agreement is 10 years, and Pinstripes has the option to renew for two additional successive five-year periods.
Pinstripes has received tenant allowances of $0, $0 and $5,000,000 in the fiscal years ended April 27, 2025 (though July 21, 2024), April 28, 2024 and April 30, 2023, respectively, in connection with this lease. Pinstripes has paid rent of $138,033, $630,738 and $0 in the fiscal years ended April 27, 2025 (though October 13, 2024), April 28, 2024 and April 30, 2023, respectively, in connection with this lease..
The Macerich Walnut Creek Lease Agreement
In August 2021, Pinstripes entered into a lease agreement (the “Walnut Creek Lease Agreement”) with MACERICH HHF BROADWAY PLAZA LLC, a Delaware limited liability company (“Macerich HHF”), an affiliate of MP PS LLC,which as of the Record Date was a 5% or greater stockholder of Pinstripes prior to the Business Combination, for 27,268 square feet of indoor space and 700 square feet of patio space for its location at 1115 Broadway Plaza, Walnut Creek, CA 94596, the terms of which were contingent upon the purchase of a mutually acceptable equity interest in Pinstripes by Macerich or its affiliate. Such contingency was satisfied by MP PS LLC purchase of 400,000 shares of Pinstripes Series H Preferred Stock.
Under the Walnut Creek Lease Agreement, Pinstripes is obligated to pay to Macerich HHF an annual fixed minimum rent of $1,357,761 per lease year, plus a percentage of annual gross sales over a threshold amount, and Pinstripes may also receive tenant allowances from Macerich HHF. The initial term of the Walnut Creek Lease Agreement is 15 years, and Pinstripes has the option to renew for two additional successive five-year terms.
Pinstripes has received tenant allowances of $0, $4,126,870 and $403,133 in the fiscal years ended April 27, 2025 (though October 13, 2024), April 28, 2024 and April 30, 2023, respectively, in connection with this lease. Pinstripes has paid rent of $0, $0 and $0 in the fiscal years ended April 27, 2025 (though October 13, 2024), April 28, 2024 and April 30, 2023, respectively, in connection with this lease.
The Simon Fort Worth Lease Agreement
On February 21, 2017, Pinstripes entered into a lease agreement for approximately 30,000 square feet of indoor space and approximately 3,000 square feet of patio space for its location at 5001 Trailhead Bend Way, Fort Worth, TX 76109, as amended by a first lease amendment on April 16, 2018, by a second lease amendment on May 27, 2020, and by a letter agreement dated November 29, 2016 (the “Fort Worth Lease Agreement”), with Clearfork Retail Venture, LLC (“Clearfork”). An affiliate of SPG Pinstripes, Inc. (which is an affiliate of Simon Property Group), as of the Record Date was a 5% or greater stockholder of Pinstripes prior to the Business Combination, owns a minority interest in Clearfork.
Under the Fort Worth Lease Agreement, Pinstripes is obligated to pay to Clearfork an annual minimum rent, initially at $950,000 and subject to periodic increase, plus a percentage of annual gross sales over a threshold amount, and Pinstripes has also received tenant allowances from Clearfork. The initial term of the Fort Worth Lease Agreement is 10 years and Pinstripes has the option to renew for three additional successive five-year periods.
Pinstripes has paid Clearfork $633,931, $2,108,201 and $1,439,901 in the fiscal years ended April 27, 2025 (though October 13, 2024), April 28, 2024 and April 30, 2023, respectively, in connection with this lease.
Related Person Transactions in Connection with the Business Combination
Director Designation Agreement
On the Closing Date, the Company and Mr. Dale Schwartz, the President and Chief Executive Officer of the Company, entered into the Director Designation Agreement, pursuant to which, among other things, Mr. Schwartz has the right to designate: (i) four directors for election to the Board so long as Mr. Schwartz or any trusts or family partnerships he controls (collectively, the “Schwartz Group”) beneficially own a number of shares (provided that no member of the Schwartz Group will be deemed to beneficially own any unvested Class B Common Stock) equal to at least 70% of the number of shares of Class A Common Stock the members of the Schwartz Group are issued in connection with the Business Combination, but excluding any unvested Class B Common Stock (the “Key Individual Shares”), (ii) three directors for election to the Board so long as the members of the Schwartz Group beneficially own a number of shares equal to at least 50% (but less than 70%) of the number of Key Individual Shares, (iii) two directors for election to the Pinstripes Holdings Board so long as the members of the Schwartz Group beneficially own a number of shares equal to at least 25% (but less than 50%) of the number of Key Individual Shares and (iv) one director for election to the Board so long as the members of the Schwartz Group beneficially own a number of shares equal to at least 10% (but less than 25%) of the number Key Individual Shares. Mr. Schwartz also has the right to designate a majority of the members of each committee of the Pinstripes Holdings Board for so long as Mr. Schwartz has the ability to designate at least four individuals for nomination to the Pinstripes Holdings Board. At all other times that Mr. Schwartz has the ability to designate at least one individual for nomination to the Pinstripes Holdings Board, Mr. Schwartz will have the ability to designate at least one-third, but in no event fewer than one, of the members of each committee. Additionally, the Company will not increase or decrease the size of the Pinstripes Holdings Board or amend or adopt new organizational documents, corporate policies or committee charters that might reasonably be deemed to adversely affect any of Mr. Schwartz’ rights under the Director Designation Agreement without the consent of Mr. Schwartz so long as Mr. Schwartz has the ability to designate at least one individual for nomination to the Pinstripes Holdings Board. Each of Mr. Schwartz’s designees (other than himself) must qualify as independent directors under the rules of the New York Stock Exchange (or, if not the New York Stock Exchange, the principal U.S. national securities exchange upon which the Class A Common Stock is then listed). Mr. Schwartz named Diane Aigotti as his director designee in Class I, Larry Kadis as his director designee in Class II and Jack Greenberg and Mr. Schwartz himself as his director designee in Class III (such classes being discussed above in the section entitled “Management”).
Sponsor Letter Agreement
Concurrently with the execution of the Business Combination Agreement, Banyan, the Sponsor Holders and Pinstripes entered into the Sponsor Letter Agreement, pursuant to which, among other things, the Sponsor Holders agreed to (i) vote in favor of all proposals at the special meeting held on December 27, 2023, (ii) waive the anti-dilution or similar protections with respect to the Banyan Class B Common Stock held by the Sponsor Holders, (iii) not redeem any of their respective shares in connection with the vote to approve the Business Combination and (iv) not further amend or modify the IPO Letter Agreement. Additionally, each of the Sponsor Holders acknowledged that the IPO Letter Agreement would continue to be in effect and would survive the consummation of the Business Combination; provided, however, that effective from the Closing, the lock-up period contained in Section 7 of the IPO Letter Agreement would be shortened to six months from the Closing.
In addition, the Sponsor Holders agreed that two-thirds of the Banyan Class B Common Stock (or Banyan Class A Common Stock, if converted) held by the Sponsor Holders (excluding up to approximately 1,000,000 shares of Banyan Class B Common Stock that will be transferred at Closing by the Sponsor pursuant to the Non- Redemption Agreements and up to 2,000,000 shares of Banyan Class B Common Stock that may be transferred by the Sponsor to investors in the Series I Financing) shall be subject to vesting conditions and forfeiture. The vesting and forfeiture conditions, as well as transfer restrictions will be implemented in the Charter by the issuance of Pinstripes Holdings Series B-1 Common Stock and Pinstripes Holdings Series B-2 Common Stock representing the Vesting Shares, which shall convert to Pinstripes Holdings Class A Common Stock upon the satisfaction of the vesting conditions described herein. The Vesting Shares are subject to vesting conditions and forfeiture as follows: (i) 50% of the Vesting Shares were issued as Pinstripes Holdings Series B-1 Common Stock and shall vest and no longer be subject to forfeiture if the volume weighted average share price of the Pinstripes Holdings Class A Common Stock equals or exceeds $12.00 per share for any 20 trading days within any consecutive 30-trading day period commencing five months after the Closing; and (ii) 50% of the Vesting Shares were issued as Pinstripes Holdings Series B-2 Common Stock and shall vest and no longer be subject to forfeiture if the volume weighted average share price of the Pinstripes Holdings Class A Common Stock equals or exceeds $14.00 per share for any 20 trading days within any consecutive 30-trading day period commencing five months after the Closing. Any Vesting Shares remain unvested upon the five-year anniversary of the Closing will be forfeited by the Sponsor Holders.
Concurrently with the execution of the Second Amended and Restated Business Combination Agreement, Banyan, the Sponsor Holders and Pinstripes, entered into an amendment to the Sponsor Letter Agreement, pursuant to which, the parties agreed that, if the number of Released Shares is less than 2,000,000, then the lesser of (i) fifty percent (50%) of the Non-Transferred Reserved Shares and (ii) 250,000 Non-Transferred Reserved Shares, shall be retained by the Sponsor and all Non-Transferred Reserved Shares in excess of the Sponsor Non-Transferred Reserved Shares will be forfeited by the Sponsor at Closing for no consideration. Additionally, all Sponsor Non-Transferred Reserved Shares, if any, were fully vested and were no longer part of the Vesting Shares. A number of Pinstripes Holdings Class A Common Stock equal to the number of Forfeited Reserved Shares were issued as merger consideration to the equityholders of Pinstripes in the Business Combination.
Security Holder Support Agreement
Concurrently with the execution of the Business Combination Agreement, Banyan, Pinstripes and certain security holders of Pinstripes, including Mr. Schwartz and affiliates of Brookfield, Macerich, HBC US Holdings and Simon Property Group entered into the Security Holder Support Agreement, pursuant to which such security holders agreed to, among other things, (i) waive any appraisal rights or dissenter rights in connection with the Business Combination, (ii) as soon as reasonably practicable following the registration statement on Form S-4, being declared effective by the SEC, consent to and vote in favor of the Business Combination Agreement and the transactions contemplated thereby (including the Merger) and (iii) not transfer any Pinstripes Holdings Common Stock such security holders were issued in connection with the Business Combination for a period of six months following the Closing. The transfer restrictions applicable to such security holders will lapse prior to their expiration upon the occurrence of certain events, including a liquidation, merger, stock exchange, reorganization or other similar transactions that results in all of the public stockholders having the right to exchange their Pinstripes Holdings Common Stock for cash, securities or other property and the closing price of the Pinstripes Holdings Class A Common Stock reaching or exceeding $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing.
A&R Registration Rights Agreement
On the Closing Date, the Company, the Sponsor Holders, Mr. Schwartz, the other executive officer and directors of the Company and certain other equityholders of the Company (collectively, the “Holders”) entered into an Amended and Restated Registration Rights Agreement (the “A&R Registration Rights Agreement”), pursuant to which, among other things, the parties were granted customary registration rights with respect to the Class A Common Stock. Pursuant to the A&R Registration Rights Agreement, the Company is obligated to, among other things use its reasonable best efforts to file a registration statement on Form S-1 covering the resale of approximately 40,000,000 shares held by, or underlying other securities held, by the Holders by February 12, 2024, to use reasonable best efforts to cause such registration statement to become effective by April 12, 2024 and to thereafter use reasonable best efforts to maintain the effectiveness of such registration statement (subject to certain exceptions). The A&R Registration Rights Agreements also includes other customary provisions, including shelf takedown and piggyback rights and as to indemnification and contribution of the Holders.

Lockup Agreement
Concurrently with the execution of the Business Combination Agreement, Banyan, Pinstripes and certain other security holders of Pinstripes not party to the Security Holder Agreement entered into the Lockup Agreement, pursuant to which such security holders agreed that it, he or she will not transfer any Pinstripes Holdings Common Stock such security holder was issued in connection with the Business Combination for a period of six months following the Closing. The transfer restrictions for the security holders will lapse prior to their expiration upon the occurrence of certain events, including the closing price of the Pinstripes Holdings Class A Common Stock reaching or exceeding $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing. Additionally, the transfer restrictions contain customary exceptions, including for estate planning transfers, affiliates transfers, certain open market transfers and transfers upon death or by will.
Indemnification Agreements
Pinstripes Holdings has entered into indemnification agreements, with each of its directors and executive officers. These agreements require Pinstripes Holdings to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to Pinstripes Holdings, and to advance expenses incurred as a result of any proceeding as to which they could be indemnified. Pinstripes Holdings is also expected to enter into indemnification agreements with its future directors and executive officers.
Insofar as indemnification for liabilities arising under the Securities Act may be extended to directors, officers or persons controlling Pinstripes Holdings pursuant to the foregoing, Pinstripes Holdings will be informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Pinstripes Holdings of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered in the registration statement of which this prospectus forms a part, Pinstripes Holdings will, unless in the opinion of Pinstripes Holdings’ counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and Pinstripes Holdings will be governed by the final adjudication of such issue.
Statement of Policy Regarding Transactions with Related Persons
Pinstripes Holdings approved and adopted a formal written policy, effective December 29, 2023, providing that Pinstripes Holdings’ officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of the Pinstripes Holdings’ voting securities, any member of the immediate family of any of the foregoing persons and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, are not permitted to enter into a related party transaction with Pinstripes Holdings without the approval of the Pinstripes Holdings’ Nominating and Corporate Governance Committee, subject to the exceptions. For more information, see the section entitled “Management — Related Person Policy of the Company.”

MATERIAL UNITED STATES TAX CONSEQUENCES TO HOLDERS OF COMMON STOCK AND WARRANTS
The following discussion is a summary of the material U.S. federal income tax consequences relating to the purchase, ownership, and disposition of Pinstripes Holdings Common Stock , which we also refer to as our “securities,” but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of our securities. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership, and disposition of Pinstripes Holdings Common Stock.
This discussion is limited to holders of Pinstripes Holdings Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:
•banks, financial institutions or financial services entities;
•broker dealers;
•taxpayers that are subject to the mark-to-market method of accounting;
•tax-qualified retirement plans;
•insurance companies;
•persons holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction;
•U.S. holders (as defined below) whose functional currency is not the U.S. dollar;
•“specified foreign corporations” (including “controlled foreign corporations”), “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;
•U.S. expatriates or former long-term residents of the U.S.;
•governments or agencies or instrumentalities thereof;
•regulated investment companies (RICs) or real estate investment trusts (REITs);
•persons subject to the alternative minimum tax provisions of the Code;
•persons who received their shares of Pinstripes Holdings Common Stock as compensation;
•partnerships or other pass-through entities for U.S. federal income tax purposes;
•tax-exempt entities;
•accrual method taxpayers that file applicable financial statements as described in Section 451(b) of the Code; and
•persons that actually or constructively own five percent or more of our voting shares or five percent or more of the total value of all classes of our shares.

If an entity treated as a partnership for U.S. federal income tax purposes holds our securities, the tax treatment of an owner in such an entity will depend on the status of the owner, the activities of such entity, and certain determinations made at the owner level. Accordingly, entities treated as partnerships for U.S. federal income tax purposes holding our securities and the owners in such entities should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR SECURITIES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
U.S. Holders
For purposes of this discussion, a “U.S. Holder” is any beneficial owner of our shares of Pinstripes Holdings Common Stock who or that is, for U.S. federal income tax purposes:
•an individual who is a citizen or resident of the United States;
•a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;
•an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•an entity treated as a trust for U.S. federal income tax purposes if (i) a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. persons have the authority to control all substantial decisions of such trust or (ii) it has a valid election in effect under Treasury regulations to be treated as a U.S. person.
Taxation of Distributions. If we make distributions of cash or property on Pinstripes Holdings Common Stock, the gross amount of distributions made with respect to Pinstripes Holdings Common Stock generally will be includible in a U.S. Holder’s gross income, in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes, as dividend income to the extent that such distributions are paid out of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. Dividends will be taxable to a corporate U.S. Holder at regular corporate tax rates, and a portion of such dividends (either 50%, 65% or 100%, depending upon the corporate U.S. Holder’s ownership of the Company) will generally be eligible for the dividends received deduction if the requisite holding period is satisfied. Distributions in excess of our current or accumulated earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its Pinstripes Holdings Common Stock (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Pinstripes Holdings Common Stock, as described under “— Gain or Loss on Sale, Taxable Exchange, or Other Taxable Disposition of Common Stock” below.
With respect to non-corporate U.S. Holders and with certain exceptions, dividends may be “qualified dividend income,” which is taxed at the lower applicable long-term capital gain rate provided that the U.S. Holder satisfies certain holding period requirements and the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property. If the holding period requirements are not satisfied, then non-corporate U.S. Holders may be subject to tax on such dividends at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.
Gain or Loss on Sale, Taxable Exchange, or Other Taxable Disposition of Common Stock. Upon a sale or other taxable disposition of Pinstripes Holdings Common Stock, a U.S. Holder generally will recognize capital gain or loss. Generally, the amount of such gain or loss is equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its Pinstripes Holdings Common Stock so disposed of. A U.S. Holder’s adjusted tax basis in its Pinstripes Holdings

Common Stock generally will equal the U.S. Holder’s adjusted cost less, in the case of a share of Pinstripes Holdings Common Stock, any prior distributions treated as a return of capital. In the case of any shares of Pinstripes Holdings Common Stock originally acquired as part of an investment unit, the acquisition cost for the share of Pinstripes Holdings Common Stock or warrant that were part of such unit would equal an allocable portion of the acquisition cost of the unit based on the relative fair market values of the components of the unit at the time of acquisition.
Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Pinstripes Holdings Common Stock so disposed of exceeds one year. If the holding period requirements are not satisfied, any gain on a sale or taxable disposition of the Pinstripes Holdings Common Stock would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding. Distributions with respect to Pinstripes Holdings Common Stock to a U.S. Holder, regardless of whether such distributions constitute dividends, and proceeds from the sale, exchange or redemption of Pinstripes Holdings Common Stock by a U.S. Holder generally are subject to information reporting to the IRS and possible U.S. backup withholding, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if a U.S. Holder fails to furnish a correct taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).
Non-U.S. Holders
For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our shares of Pinstripes Holdings Common Stock who or that is, for U.S. federal income tax purposes:
•a non-resident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates;
•a foreign corporation; or
•an estate or trust that is not a U.S. Holder.
Taxation of Distributions. If we do make distributions of cash or property on our Pinstripes Holdings Common Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its Pinstripes Holdings Common Stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “— Gain or Loss on Sale, Taxable Exchange, or Other Taxable Disposition of Common Stock.”
Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.
Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.
Gain or Loss on Sale, Taxable Exchange, or other Taxable Disposition of Common Stock. A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Common Stock unless:
•the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);
•the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or
•our Pinstripes Holdings Common Stock constitute U.S. real property interests (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.
Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our Common Stock, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of our Common Stock and Warrants by a Non-U.S. Holder will not be subject to U.S. federal income tax if our Common Stock are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and such Non-U.S. Holder owned, actually and constructively, 5% or less of our Common Stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.
Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Exercise, Lapse, or Redemption of a Warrant. The characterization for U.S. federal income tax purposes of the exercise, redemption or lapse of a warrant held by a Non-U.S. Holder will generally correspond to the characterization described under “— U.S. Holders — Exercise, Lapse, or Redemption of a Warrant” above, although to the extent a cashless exercise or redemption results in a taxable exchange, the consequences would follow those described above in “— Gain or Loss on Sale, Taxable Exchange, or Other Taxable Disposition of Common Stock.
Information Reporting and Backup Withholding. Payments of dividends on Pinstripes Holdings Common Stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or otherwise establishes an exemption. However, amounts treated as dividends that are paid to a Non-U.S. Holder in connection with any distributions on Pinstripes Holdings Common Stock are generally subject to reporting on IRS Form 1042-S regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of the Pinstripes Holdings Common Stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of the Pinstripes Holdings Common Stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts. Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, Pinstripes Holdings Common Stock paid, to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on Pinstripes Holdings Common Stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of Pinstripes Holdings Common Stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our securities.

PLAN OF DISTRIBUTION
We are registering the offer and sale from time to time by the Selling Securityholders or their permitted transferees of up to an aggregate of 204,042 shares of Pinstripes Holdings Class A Common Stock, which consist of:
(i)up to 174,750 shares of Pinstripes Holdings Class A Common Stock issuable upon exercise, at an exercise price of $0.01 per share, of the Oaktree Tranche 2 Warrants issued by Pinstripes Holdings to Oaktree, in connection with the Oaktree Tranche 2 Loan to Pinstripes Holdings, pursuant to the Amended Oaktree Loan Agreement; and
(ii)up to 29,292 shares of Pinstripes Holdings Class A Common Stock issuable upon exercise at an exercise price of $0.01 per share, of the Silverview Tranche 3 Warrants issued by Pinstripes Holdings to the Silverview Lenders, in connection with the Silverview Tranche 3 Loan, pursuant to the Amended Silverview Loan Agreement.
The 204,042 shares of Pinstripes Holdings Class A Common Stock being offered for resale pursuant to this prospectus by the Selling Securityholders would represent approximately 0.51% of the shares of Pinstripes Holdings Class A Common Stock outstanding as of October 16, 2024 and 0.28% of the shares of Pinstripes Holdings Class A Common Stock outstanding assuming the issuance of all 32,071,319 shares of Pinstripes Holdings Class A Common Stock issuable upon full exercise of the Warrants and the Oaktree Tranche 1 Warrants and upon conversion of all outstanding shares of Pinstripes Holdings Series B Common Stock (which may will become convertible only upon the satisfaction of the conditions described elsewhere in this prospectus).
Depending on the price, the public securityholders may have paid significantly more than the Selling Securityholders for any shares or warrants they may have purchased in the open market based on variable market price.
Assuming the exercise of all Oaktree Tranche 2 Warrants and Silverview Tranche 3 Warrants being offered pursuant to this prospectus for cash, we will receive an aggregate of approximately $2,040 but will not receive any proceeds from the sale of the shares of Pinstripes Holdings Class A Common Stock issuable upon such exercise. We expect to use the net proceeds from the exercise of the Oaktree Tranche 2 Warrants and Silverview Tranche 3 Warrants, if any, for general corporate purposes. We will have broad discretion over the use of any proceeds from the exercise of the Oaktree Tranche 2 Warrants and Silverview Tranche 3 Warrants. There is no assurance that the holders of the Oaktree Tranche 2 Warrants or Silverview Tranche 3 Warrants will elect to exercise for cash any or all of such warrants. To the extent that any Oaktree Tranche 2 Warrants or Silverview Tranche 3 Warrants are exercised on a “cashless basis,” we would not receive any proceeds from the exercise of such warrants.
The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.
The Selling Securityholders, which as used herein includes donees, pledgees, transferees, distributees or other successors-in-interest selling shares of Pinstripes Holdings Class A Common Stock or interests in our Pinstripes Holdings Class A Common Stock received after the date of this prospectus from the Selling Securityholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer, distribute or otherwise dispose of certain of their shares of Pinstripes Holdings Class A Common Stock or interests in our Pinstripes Holdings Class A Common Stock on any stock exchange, market or trading facility on which shares of our Pinstripes Holdings Class A Common Stock, as applicable, are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Securityholders may use any method permitted under applicable law, including one or more of the following methods when disposing of their shares of Pinstripes Holdings Class A Common Stock or interests therein:
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•one or more underwritten offerings;
•block trades in which the broker-dealer will attempt to sell the shares of Pinstripes Holdings Class A Common Stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•distributions to their employees, members, partners or shareholders;
•in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
•short sales effected after the date of the registration statement of which this prospectus is a part is declared effective by the SEC;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;
•directly to one or more purchasers;
•delayed delivery requirements;
•in settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•by pledge to secure debts and other obligations;
•through agents;
•broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares of Pinstripes Holdings Class A Common Stock at a stipulated price per share or warrant; and
•a combination of any such methods of sale.
The Selling Securityholders may, from time to time, pledge or grant a security interest in some shares of our Pinstripes Holdings Class A Common Stock owned by them and, if a Selling Securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of Pinstripes Holdings Class A Common Stock, as applicable, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Securityholders to include the pledgee, transferee or other successors in interest as the Selling Securityholders under this prospectus. The Selling Securityholders also may transfer shares of our Pinstripes Holdings Class A Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of shares of our Pinstripes Holdings Class A Common Stock or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Pinstripes Holdings Class A Common Stock in the course of hedging the positions they assume. The Selling Securityholders may also sell shares of our Pinstripes Holdings Class A Common Stock short and deliver these securities to close out their short positions, or loan or pledge shares of our Pinstripes Holdings Class A Common Stock to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares of our Pinstripes Holdings Class A Common Stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the Selling Securityholders from the sale of shares of our Pinstripes Holdings Class A Common Stock offered by them will be the purchase price of such shares of our Pinstripes Holdings Class A Common Stock less discounts or commissions, if any. The Selling Securityholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of share of our Pinstripes Holdings Class A Common Stock to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Securityholders.
The Selling Securityholders also may in the future resell a portion of our Pinstripes Holdings Class A Common Stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of shares of our Pinstripes Holdings Class A Common Stock may be underwriting discounts and commissions under the Securities Act. If any Selling Securityholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the Selling Securityholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Securityholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.
To the extent required, our Pinstripes Holdings Class A Common Stock to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
To facilitate the offering of shares of our Pinstripes Holdings Class A Common Stock offered by the Selling Securityholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our Pinstripes Holdings Class A Common Stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares of Pinstripes Holdings Class A Common Stock than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our Pinstripes Holdings Class A Common Stock by bidding for or purchasing shares of Pinstripes Holdings Class A Common Stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares of Pinstripes Holdings Class A Common Stock sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Pinstripes Holdings Class A Common Stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
Under the Oaktree Tranche 2 Warrant and the Silverview Tranche 3 Warrant, we have agreed to indemnify the Selling Securityholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the Selling Securityholders may be required to make with respect thereto. In addition, we and the Selling Securityholders may agree to indemnify any underwriter, broker-dealer or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.
We have agreed to pay all expenses in connection with this offering, other than underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses. The Selling Securityholders will pay, on a pro rata basis, any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses relating to the offering.
The Selling Securityholders may use this prospectus in connection with resales of shares of our Pinstripes Holdings Class A Common Stock. This prospectus and any accompanying prospectus supplement will identify the Selling Securityholders, the terms of our Pinstripes Holdings Class A Common Stock and any material relationships between us and the Selling Securityholders. Selling Securityholders may be deemed to be underwriters under the Securities Act in connection with shares of our Pinstripes Holdings Class A Common Stock they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the Selling Securityholders will receive all the net proceeds from the resale of shares of our Pinstripes Holdings Class A Common Stock.
A Selling Securityholder that is an entity may elect to make an in-kind distribution of Pinstripes Holdings Class A Common Stock to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable shares of Pinstripes Holdings Class A Common Stock pursuant to the distribution through a registration statement.

EXPERTS
The financial statements of Pinstripes Holdings, Inc. at April 28, 2024 and for the fiscal year ended April 28, 2024, included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Pinstripes, Inc. (the predecessor to Pinstripes Holdings, Inc.) at April 30, 2023 and for the fiscal year ended April 30, 2023, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
VALIDITY OF SECURITIES
Katten Muchin Rosenman LLP has passed upon the validity of the Pinstripes Holdings Class A Common Stock. Partners of Katten Muchin Rosenman LLP directly and indirectly own approximately one percent of the shares of Pinstripes Holdings Class A Common Stock.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-1 with respect to securities offered by this prospectus. This prospectus is a part of that registration statement. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and to its exhibits. Whenever reference is made in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.
We are subject to the information reporting requirements of the Exchange Act, and we will file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public over the internet at the SEC’s website at www.sec.gov and on our website at https://investor.pinstripes.com/financials/sec-filings/default.aspx. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.

INDEX TO FINANCIAL STATEMENTS
Pinstripes Holdings, Inc.

Pinstripes Holdings, Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	(Unaudited)
	October 13, 2024	April 28, 2024
Assets
Current Assets
Cash and cash equivalents	$3,244	$13,171
Accounts receivable	1,339	1,137
Inventories	860	949
Prepaid expenses and other current assets	1,396	2,101
Total current assets	6,839	17,358
Property and equipment, net	77,265	80,015
Operating lease right-of-use assets	74,672	66,362
Other long-term assets	2,659	3,586
Total assets	$161,435	$167,321
Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Deficit
Current Liabilities
Accounts payable	$23,014	$22,706
Amounts due to customers	9,482	8,633
Current portion of long-term notes payable	6,659	4,818
Accrued occupancy costs	8,365	6,508
Other accrued liabilities	9,015	6,546
Current portion of operating lease liabilities	15,243	15,259
Warrant liabilities	766	5,411
Total current liabilities	72,544	69,881
Long-term notes payable	77,447	70,677
Long-term accrued occupancy costs	158	277
Operating lease liabilities	96,972	94,256
Other long-term liabilities	3,168	1,386
Total liabilities	250,289	236,477

Commitments and contingencies (Note 12)

Stockholders’ deficit
Common stock (par value: $0.0001; authorized: 430,000,000 shares; issued and outstanding: 40,087,785 shares at October 13, 2024 and 40,087,785 shares at April 28, 2024)	4	4
Additional paid-in capital	56,244	56,623
Accumulated deficit	(145,102)	(125,783)
Total stockholders’ deficit	(88,854)	(69,156)
Total liabilities, redeemable convertible preferred stock, and stockholders’ deficit	$161,435	$167,321
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Pinstripes Holdings, Inc.
Unaudited Condensed Consolidated Statement of Operations
(in thousands, except share and per share amounts)

	Twelve Weeks Ended		Twenty-Four Weeks Ended
	October 13, 2024	October 15, 2023	October 13, 2024	October 15, 2023
Food and beverage revenues	$21,108	$19,435	$44,927	$39,952
Recreation revenues	5,374	5,188	12,150	10,412
Total revenue	26,482	24,623	57,077	50,364

Cost of food and beverage	4,638	4,278	10,173	8,715
Store labor and benefits	10,308	9,337	21,966	18,634
Store occupancy costs, excluding depreciation	4,932	4,583	11,487	5,590
Other store operating expenses, excluding depreciation	5,283	5,134	10,714	9,556
General and administrative expenses	5,080	3,774	10,584	7,302
Depreciation expense	2,547	1,697	5,065	3,341
Pre-opening expenses	1,568	3,026	2,574	5,304
Operating loss	(7,874)	(7,206)	(15,486)	(8,078)
Interest expense, net	(4,898)	(1,908)	(9,892)	(3,601)
Gain on change in fair value of warrant liabilities and other	3,573	1,759	6,248	1,350
Other expense	(48)	—	(48)	—
Loss before income taxes	(9,247)	(7,355)	(19,178)	(10,329)
Income tax expense (benefit)	63	(72)	138	—
Net loss	(9,310)	(7,283)	(19,316)	(10,329)
Less: Cumulative unpaid dividends and change in redemption amount of redeemable convertible preferred stock	—	(394)	—	(1,951)
Net loss attributable to common stockholders	$(9,310)	$(7,677)	$(19,316)	$(12,280)

Basic loss per share	$(0.22)	$(0.64)	$(0.45)	$(1.02)
Diluted loss per share	$(0.22)	$(0.64)	$(0.45)	$(1.02)
Weighted average shares outstanding, basic	43,099,877	12,066,454	42,905,215	12,094,424
Weighted average shares outstanding, diluted	43,099,877	12,066,454	42,905,215	12,094,424
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Pinstripes Holdings, Inc.
Unaudited Condensed Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit
(in thousands, except share and per share amounts)

	Twenty-Four Weeks Ended October 13, 2024
	Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amounts	Shares	Amounts
Balance as of April 28, 2024	—	$—	40,087,785	$4	$56,623	$(125,783)	$(69,156)
Net loss	—	—	—	—	—	(10,006)	(10,006)
Stock-based compensation	—	—	—	—	546	—	546
Transaction costs incurred in connection with the registration statements	—	—	—	—	(101)	—	(101)
Prior period adjustment	—	—	—	—	28	(3)	25
Balance as of July 21, 2024	—	$—	40,087,785	$4	$57,096	$(135,792)	$(78,692)
Net loss	—	—	—	—	—	(9,310)	(9,310)
Stock-based compensation	—	—	—	—	519	—	519
Transaction costs incurred in connection with the registration statements	—	—	—	—	25	—	25
Reclassification of liability-classified warrants	—	—	—	—	(1,864)	—	(1,864)
Issuance of contingently issuable warrants	—	—	—	—	401	—	401
Issuance of warrants	—	—	—	—	67	—	67
Balance as of October 13, 2024	—	—	40,087,785	4	56,244	(145,102)	(88,854)

Pinstripes Holdings, Inc.
Unaudited Condensed Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit
(in thousands, except share and per share amounts)

	Twenty-Four Weeks Ended October 15, 2023
	Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares(1)	Amounts	Shares(1)	Amounts
Balance as of April 30, 2023, as previously reported	10,203,945	$53,468	6,178,962	$62	$3,733	$(118,793)	$(114,998)
Retroactive application of reverse recapitalization	8,659,145	—	5,243,514	(61)	61	$—	$—
Balance as of April 30, 2023, after effect of the reverse recapitalization	18,863,090	$53,468	11,422,476	$1	$3,794	$(118,793)	$(114,998)
Net loss	—	—	—	—	—	(3,046)	(3,046)
Issuance of Series I Redeemable Convertible Preferred Stock	1,988,620	18,463	—	—	—	—	—
Accretion of cumulative dividends on Series I Redeemable Convertible Preferred Stock	—	134	—	—	(134)	—	(134)
Change in the redemption value of the Redeemable Convertible Preferred Stock	—	1,423	—	—	(1,423)	—	(1,423)
Stock-based compensation	—	—	—	—	141	—	141
Balance as of July 23, 2023	20,851,710	$73,488	11,422,476	$1	$2,378	$(121,839)	$(119,460)
Net loss	—	—	—	—	—	(7,283)	$(7,283)
Issuance of warrants	—	—	—	—	173	—	173
Reclassification of liability-classified warrants	—	—	—	—	(1,834)	—	(1,834)
Issuance of Series I Redeemable Convertible Preferred Stock	138,000	1,380	—	—	—	—	—
Accretion of cumulative dividends on Series I Redeemable Convertible Preferred Stock	—	394	—	—	(394)	—	(394)
Stock-based compensation	—	—	—	—	220	—	220
Balance as of October 15, 2023	20,989,710	75,262	11,422,476	1	543	(129,122)	$(128,578)
______________
(1)The number of shares of Redeemable Convertible Preferred Stock and Common Stock issued and outstanding prior to the Reverse Recapitalization have been retroactively adjusted by the Exchange Ratios to give effect to the Reverse Recapitalization. See Note 2.
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Pinstripes Holdings, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Twenty-Four Weeks Ended
	October 13, 2024	October 15, 2023
Cash flows from operating activities
Net loss	$(19,316)	$(10,329)
Adjustments to reconcile net loss to net cash used in operating activities
Gain on modification of operating leases	—	(3,281)
Depreciation expense	5,065	3,341
Non-cash operating lease expense	3,136	2,646
Paid-in-kind interest	4,942	—
Operating lease tenant allowances	(863)	1,272
Stock-based compensation	1,065	361
Gain on change in fair value of warrant liabilities and other	(6,248)	(1,350)
Warrant expense	28	—
Interest on finance lease obligation	24	—
Amortization of debt issuance costs	1,199	897
(Increase) decrease in operating assets
Accounts receivable	(202)	188
Inventories	89	(28)
Prepaid expenses and other current assets	705	(85)
Operating right-of-use asset	(3,602)	—
Other long-term assets	927	(5,005)
(Decrease) increase in operating liabilities
Accounts payable	2,052	3,258
Amounts due to customers	849	809
Accrued occupancy costs	1,738	(4,210)
Other accrued liabilities	3,416	289
Operating lease liabilities	(5,144)	(4,697)
Net cash (used in) operating activities	(10,140)	(15,924)
Cash flows from investing activities
Purchase of property and equipment	(2,810)	(9,793)
Net cash (used in) investing activities	(2,810)	(9,793)
Cash flows from financing activities
Proceeds from issuance of redeemable convertible preferred stock, net	—	19,843
Payment of transaction costs incurred in connection with the registration statements	(10)	(1,540)
Principal payments on finance lease obligation	(73)	—
Principal payments on long-term notes payable	(1,858)	(283)
Proceeds from warrant issuances	67	—
Debt issuance costs	76	(247)
Proceeds from long-term notes payable, net	4,821	7,499
Net cash provided by financing activities	3,023	25,272
Net change in cash and cash equivalents	(9,927)	(445)
Cash and cash equivalents, beginning of period	13,171	8,436
Cash and cash equivalents, end of period	$3,244	$7,991

Supplemental disclosures of cash flow information
Cash paid for interest	$3,197	$2,287
Cash paid for income taxes	$61	$—
Supplemental disclosures of non-cash operating, investing and financing activities
Transaction costs incurred in connection with the registration statements but not yet paid	$66	$—

Pinstripes Holdings, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

Operating lease rent abatement	$—	$3,214
Right-of-use assets obtained in exchange for lease liabilities	$7,844	$(560)
Non-cash finance obligation	$360	$665
Issuance of contingently issuable warrants	$401	$—
Reclassification of liability-classified warrants	$1,864	$—
Reclassification of Oaktree Tranche 2 Written Option from short-term to long-term	$1,012	$—
Non-cash capital expenditures included in accounts payable	$1,719	$2,798
Change in the redemption amount of the redeemable convertible preferred stock	$—	$1,423
Accretion of cumulative dividends on Series I redeemable convertible preferred stock	$—	$528
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Pinstripes Holdings, Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
(Dollars in thousands, except share and per share amounts)
Twelve and Twenty-Four Weeks Ended October 13, 2024 and October 15, 2023
Note 1 – Nature of Business and Basis of Presentation
Pinstripes Holdings, Inc. (“Pinstripes”, “New Pinstripes”, the “Company”, “we”, “us”, or “our”) was formed for the purpose of operating and expanding a unique entertainment and dining concept. As of October 13, 2024, the Company has 17 locations in ten states and Washington D.C. and generates revenue primarily from the sale of food, beverages, bowling, bocce and hosting private events. The Company operates its business as one operating and one reportable segment.
On December 29, 2023, Pinstripes, Inc. (the “Predecessor” or “Legacy Pinstripes”) consummated the previously announced business combination pursuant to the Business Combination Agreement, dated as of June 22, 2023 (as amended and restated as of September 26, 2023 and November 22, 2023, the “BCA” or “Business Combination”), by and among Legacy Pinstripes, Banyan Acquisition Corporation, a Delaware corporation (“Banyan”), and Panther Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Banyan. The financial statements included in this report reflect (i) the historical operating results of Legacy Pinstripes prior to the Business Combination and (ii) the combined results of Legacy Pinstripes and New Pinstripes following the closing of the Business Combination (collectively, Legacy Pinstripes and New Pinstripes are referred to as the “Company”). In connection with the closing of the Business Combination, Banyan changed its name to Pinstripes Holdings, Inc. (see Note 2).
The closing of the Business Combination is accounted for as a reverse recapitalization. The prior period share and per share amounts presented in the unaudited condensed consolidated financial statements and related notes have been retroactively adjusted to give effect to the reverse recapitalization treatment of the transactions completed by the Business Combination.
Principles of Consolidation
The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and its directly and indirectly wholly owned subsidiaries: Pinstripes, Inc., Pinstripes at Prairiefire, Inc., Pinstripes Illinois, LLC, and Pinstripes, Hillsdale, LLC. All intercompany accounts and transactions have been eliminated in consolidation.
Fiscal Years
The Company’s fiscal year consists of 52/53-weeks ending on the last Sunday in April. The fiscal year ended April 28, 2024 contained 52 weeks. In a 52-week fiscal year, the first, second and third fiscal quarters each contain twelve weeks and the fourth fiscal quarter contains sixteen weeks. In a 53-week fiscal year, the first, second and third fiscal quarters each contain twelve weeks and the fourth fiscal quarter contains seventeen weeks.
Interim Financial Statements
The Company’s financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) in the United States for interim financial information as prescribed by the Securities and Exchange Commission (“SEC”). Accordingly, they do not include all the information and notes required by GAAP for complete financial statements. In the opinion of management, these financial statements contain all adjustments, consisting of normal recurring accruals, necessary to present fairly the financial position, results of operations and cash flows for the periods indicated.
Certain information and footnote disclosures normally included in annual financial statements presented in accordance with GAAP have been omitted pursuant to rules and regulations of the SEC. Due to the seasonality of the Company’s business, results for any interim financial period are not necessarily indicative of the results that may be achieved for a full fiscal year. In addition, quarterly results of operations may be impacted by the timing and amount of sales and costs associated with opening new locations.
These interim unaudited condensed consolidated financial statements do not represent complete financial statements and should be read in conjunction with the audited consolidated financial statements and notes thereto for

Pinstripes Holdings, Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
(Dollars in thousands, except share and per share amounts)
Twelve and Twenty-Four Weeks Ended October 13, 2024 and October 15, 2023
the fiscal year ended April 28, 2024, included in the 2024 Annual Report, which was filed with the SEC on June 28, 2024.
Use of Estimates
The preparation of the unaudited condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the unaudited condensed consolidated financial statements and accompanying notes. Actual results could differ from those estimates.
Cash and cash equivalents
Management considers transaction settlements in process from credit card companies and all highly-liquid investments with original maturities of three months or less to be cash equivalents. Amounts due from credit card transactions with settlement terms of less than five days are included in cash and cash equivalents. Credit and debit card receivables included within cash were $1,294 and $1,624 as of October 13, 2024 and April 28, 2024, respectively.
Revenue
Food and beverage revenues and recreation revenues are recognized when payment is tendered at the point of sale as the performance obligation has been satisfied. Food and beverage revenues include the sale of food and beverage products. Recreation revenues include bowling and bocce sales. Revenues are recognized net of discounts and taxes. Event deposits received from guests are deferred and recognized as revenue when the event is held. Event deposits received from customers in advance are included in amounts due to customers in the condensed consolidated balance sheets in the amounts of $7,739 as of October 13, 2024 and $6,640 as of April 28, 2024.
The Company sells gift cards, which do not have expiration dates, and does not deduct non-usage fees from outstanding gift card balances. Gift card sales are initially recorded by the Company as a liability and subsequently recognized as revenue upon redemption by the customer. For unredeemed gift cards that the Company expects to be entitled to breakage and for which there is no legal obligation to remit the unredeemed gift card balances to the relevant jurisdictions, the Company recognizes expected breakage as revenue in proportion to the pattern of redemption by the customers. The determination of the gift card breakage is based on the Company’s specific historical redemption patterns. The contract liability related to our gift cards is included in amounts due to customers in the condensed consolidated balance sheets in the amounts of $1,743 as of October 13, 2024 and $1,993 as of April 28, 2024. The components of gift card revenue were as follows:

	Twelve Weeks Ended		Twenty-Four Weeks Ended
	October 13, 2024	October 15, 2023	October 13, 2024	October 15, 2023
Redemptions, net of discounts	$422	$369	$1,036	$883
Breakage	$103	$103	$240	$245
Gift card revenue, net	$525	$472	$1,276	$1,128
Revenues are reported net of sales tax collected from customers. Sales tax collected is included in other accrued liabilities on the condensed consolidated balance sheets until the taxes are remitted to the appropriate taxing authorities.
Pre-opening costs
Pre-opening costs, which are expensed as incurred, consist of expenses prior to opening a new store location and are made up primarily of manager salaries, relocation costs, recruiting expenses, payroll and training costs, marketing and travel costs. These costs also include occupancy costs recorded during the period between the date of possession and the date we begin operations at a location. Pre-opening costs were $1,568 and $2,574 for the twelve and twenty-four weeks ended October 13, 2024, respectively, compared to $3,026 and $5,304 for the twelve and

Pinstripes Holdings, Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
(Dollars in thousands, except share and per share amounts)
Twelve and Twenty-Four Weeks Ended October 13, 2024 and October 15, 2023
twenty-four weeks ended October 15, 2023, respectively. The decrease was due to fewer locations under construction during the period.
Common and preferred stock
In connection with the Reverse Recapitalization (see Note 2), the following classes of common (collectively, the Class A Common Stock, Series B-1 Common Stock, Series B-2 Common Stock and Series B-3 Common Stock, are referred to as “Common Stock”) and preferred stock were authorized:
•400,000,000 shares of Class A Common Stock at a par value of $0.0001 per share, of which 40,087,785 shares were issued and outstanding as of October 13, 2024
•10,000,000 shares of Series B-1 Common Stock at a par value of $0.0001 per share, of which no shares were issued and outstanding as of October 13, 2024
•10,000,000 shares of Series B-2 Common Stock at a par value of $0.0001 per share, of which no shares were issued and outstanding as of October 13, 2024
•10,000,000 shares of Series B-3 Common Stock at a par value of $0.0001 per share, of which no shares were issued and outstanding as of October 13, 2024
•10,000,000 shares of preferred stock at a par value of $0.0001 per share, of which no shares were issued and outstanding as of October 13, 2024
Recently adopted and issued accounting standards
In November 2023, the FASB issued Update 2023-07, "Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures". This Update applies to all public entities that are required to report segment information in accordance with Topic 280. The amendments in this Update improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. The amendments in this Update do not change how a public entity identifies its operating segments, aggregates those operating segments, or applies the quantitative thresholds to determine its reportable segments. The new standard is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The standard should be applied retrospectively to all prior periods presented in the financial statements. The Company is currently evaluating the impact of adopting this new standard.
In December 2023, the FASB issued Update 2023-09, "Income Taxes (Topic 740): Improvements to Income Tax Disclosures". This Update applies to all entities that are subject to Topic 740. The amendments in this Update improve income tax disclosures primarily related to the rate reconciliation and income taxes paid information as well as the effectiveness of certain other income tax disclosures. The new standard is effective for annual periods beginning after December 15, 2024. Early adoption is permitted. The standard should be applied on a prospective basis, but retrospective application is permitted. The Company is currently evaluating the impact of adopting this new standard.
Management reviewed the accounting pronouncements that became effective for the second quarter of fiscal year 2024 and determined that either they were not applicable, or they did not have a material impact on the condensed consolidated financial statements. Management also reviewed the recently issued accounting pronouncements to be adopted in future periods and determined that they are not expected to have a material impact on the condensed consolidated financial statements.
Note 2 – Reverse Recapitalization
The consummation of the Business Combination was accounted for as a reverse recapitalization in accordance with GAAP (“Reverse Recapitalization”). Under this method of accounting, Banyan is treated as the “acquired” company. Accordingly, for accounting and financial reporting purposes, the financial statements of the combined

Pinstripes Holdings, Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
(Dollars in thousands, except share and per share amounts)
Twelve and Twenty-Four Weeks Ended October 13, 2024 and October 15, 2023
entity, New Pinstripes, represent a continuation of the condensed consolidated financial statements of Legacy Pinstripes, with the transaction treated as the equivalent of Legacy Pinstripes issuing stock for the net assets of Banyan, accompanied by a recapitalization. The net assets of Banyan are stated at historical cost, which approximates fair value, with no goodwill or other intangible assets recorded. Legacy Pinstripes was determined to be the accounting acquirer due to (i) Legacy Pinstripes’ stockholders comprising the relative majority of the voting power of the combined entity and having the ability to nominate the substantial majority of the board of directors of New Pinstripes, (ii) Legacy Pinstripes’ operations prior to the Reverse Recapitalization comprising the only ongoing operations of the combined entity, and (iii) Legacy Pinstripes’ senior management comprising the senior management of the combined company.
In connection with the closing of the Business Combination:
•Immediately prior to the consummation of the Reverse Recapitalization (i) each of the issued and outstanding 11,089,695 shares of Legacy Pinstripes Redeemable Convertible Preferred Stock (including the 850,648 shares of Legacy Pinstripes Series I Redeemable Convertible Preferred Stock and the 35,102 shares payable for the settlement of the cumulative unpaid dividends thereon) were converted into 11,089,695 shares of Legacy Pinstripes Common Stock; (ii) each of the issued and outstanding 354,436 Legacy Pinstripes warrants were converted into 354,436 shares of Legacy Pinstripes Common Stock; and (iii) each of Legacy Pinstripes outstanding principal convertible note obligations were converted into 500,000 shares of Legacy Pinstripes Common Stock (collectively, the “Conversion Shares”);
•Each of the issued and outstanding 17,422,009 shares of Legacy Pinstripes Common Stock held by the Legacy Pinstripes stockholders, including the Conversion Shares, with the exception of the 885,750 shares of Legacy Pinstripes Common Stock issued upon conversion of Legacy Pinstripes Series I Redeemable Convertible Preferred Stock (the “Series I Investors”), were cancelled and converted into 32,206,458 shares of New Pinstripes Class A Common Stock, after giving effect to an exchange ratio of approximately 1.8486 shares of New Pinstripes Class A Common Stock for each share of Legacy Pinstripes as set forth in the BCA (the “Exchange Ratio”);
•Each of the issued and outstanding 885,750 shares of Legacy Pinstripes Common Stock held by the Series I Investors were cancelled and converted into 2,214,375 shares of New Pinstripes Class A Common Stock after giving effect to an exchange ratio of approximately 2.5 shares of New Pinstripes Class A Common Stock for each share of Legacy Pinstripes as set forth in the BCA (the “Series I Exchange Ratio”) (collectively, the Exchange Ratio and the Series I Exchange Ratios are referred to as the “Exchange Ratios”);
•All 32,203 of the issued and outstanding shares of Banyan Redeemable Class A Common Stock held by Banyan stockholders were re-issued as 32,203 shares of New Pinstripes Class A Common Stock;
•Banyan stockholders forfeited an aggregate of 2,768,750 shares of the issued and outstanding Banyan Class A Common Stock which were re-issued as (i) 1,242,975 shares of New Pinstripes Class A Common Stock to the Legacy Pinstripes stockholders (other than the Series I Investors), (ii) 507,025 shares of New Pinstripes Class A Common Stock to the Series I Investors and (iii) 1,018,750 shares of Class A Common Stock to the certain investors in Banyan who agreed not to redeem their respective shares of Banyan Class A Common Stock in connection with Banyan’s extension meeting held on April 21, 2023;
•Each of the remaining issued and outstanding 3,665,000 shares of Banyan Class A Common Stock held by the Banyan stockholders were re-issued as 3,665,000 shares of New Pinstripes Common Stock;
•All of the 2,722,593 issued and outstanding vested and unvested Legacy Pinstripes options held by the Legacy Pinstripes stockholders were converted into New Pinstripes options exercisable for 5,032,434 shares of New Pinstripes Common Stock, after giving effect to the Exchange Ratio, at an exercise price per share equal to the Legacy Pinstripes option exercise price divided by the Exchange Ratio; and

Pinstripes Holdings, Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
(Dollars in thousands, except share and per share amounts)
Twelve and Twenty-Four Weeks Ended October 13, 2024 and October 15, 2023
•50,000 shares of New Pinstripes Class A Common Stock were issued to a third party as payment for $500 of transaction costs incurred by Legacy Pinstripes in connection with the closing of the business combination.
Pursuant to the BCA, an aggregate of (i) 1,485,000 of the issued and outstanding shares of Banyan Class A Common Stock and 345,000 of the issued and outstanding shares of Banyan Class B Common Stock held by the Banyan stockholders were re-issued as 1,830,000 shares of New Pinstripes Class B Common Stock, subject to vesting based upon satisfaction of stock trading price conditions (“Sponsor Earnout Shares”), (ii) 5,000,000 shares of New Pinstripes Class B Common Stock were issued to Legacy Pinstripes stockholders, subject to vesting based upon satisfaction of stock trading price conditions (“Target Earnout Shares”), and (iii) 4,000,000 shares of New Pinstripes Class B Common Stock were issued to Legacy Pinstripes stockholders, subject to vesting based upon financial performance in calendar 2024 (“EBITDA Earnout Shares” and together with the Sponsor Earnout Shares and the Target Earnout Shares, the “Earnout Shares”). The Earnout Shares, which will convert into New Pinstripes Class A Common Stock if the conditions described herein are met, are subject to forfeiture if the respective achievement of the specified targets are not met, are classified in stockholders’ equity as the Earnout Shares were determined to be indexed to New Pinstripes Class A Common Stock and meet the requirements for equity classification.
In connection with the Reverse Recapitalization, Pinstripes entered into a loan agreement with Oaktree Fund Administration, LLC (“Oaktree”) under which Pinstripes obtained a senior secured term loan in the principal amount of $50,000 (see Note 5) and issued warrants to purchase 2,500,000 shares of New Pinstripes Class A Common Stock at an exercise price of $0.01 per share (“ Oaktree Tranche 1 Warrants”). Management evaluated the warrants and concluded the meet the criteria for equity classification (see Note 10).
The number of shares of New Pinstripes Class A Common Stock issued immediately following the consummation of the Reverse Capitalization was as follows:

Shares
Legacy Pinstripes stockholders(1)	33,449,433
Banyan stockholders(2)	3,697,203
Series I Investors	2,721,400
Other	50,000
Total shares of New Pinstripes Class A Common Stock outstanding immediately following the Reverse Recapitalization	39,918,036
(1) Excludes the 5,000,000 Target Earnout Shares and the 4,000,000 EBITDA Earnout shares subject to forfeiture if the achievement of certain targets is not met.
(2) Includes the 1,018,750 shares of New Pinstripes Class A Common Stock to certain investors in Banyan who agreed not to redeem their respective shares of Banyan Class A Common Stock in connection with Banyan’s extension meeting held on April 21, 2023 and excludes the 1,830,000 Sponsor Earnout Shares subject to forfeiture if the achievement of certain targets is not met.
Transaction Costs
During the twelve and twenty-four weeks ended October 13, 2024, the Company incurred $(25) and $76, respectively, for transaction costs incurred in connection with the S-1 registration statement. For the twelve weeks ended October 13, 2024, the Company incurred $25 for transaction costs offset by a $(50) adjustment to transaction costs. During the twelve and twenty-four weeks ended October 15, 2023, the Company incurred $1,367 and $4,126, respectively, for transaction costs incurred in connection with the Reverse Recapitalization. The transaction costs primarily represent fees incurred for financial advisory, legal and other professional services. Of the total transaction costs incurred during the twelve and twenty-four weeks ended October 13, 2024, $10 have been paid.
During the fiscal year ended April 28, 2024, the Company incurred $24,317 for transaction costs incurred in connection with the Reverse Recapitalization, inclusive of Banyan incurred transaction costs, and $635 for

Pinstripes Holdings, Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
(Dollars in thousands, except share and per share amounts)
Twelve and Twenty-Four Weeks Ended October 13, 2024 and October 15, 2023
transaction costs incurred with the S-1 and S-8 registration statements. Transaction costs are reported as a reduction of additional paid-in capital on the condensed consolidated balance sheets as of October 13, 2024 and April 28, 2024, excluding $940 reported as prepaid and other current assets related to director and officer insurance for the Company and Banyan as well as $53 of taxes payable related to the consummation of the Business Combination.
Retroactive Application of Reverse Recapitalization
The Business Combination is accounted for as a reverse recapitalization of equity. Accordingly, the prior period share and per share amounts presented in the condensed consolidated financial statements and related notes have been retroactively adjusted to give effect to the Reverse Recapitalization.
Retroactive Application of Reverse Recapitalization to the Unaudited Condensed Consolidated Statements of Operations
The weighted average shares during the twelve and twenty-four weeks ended October 15, 2023 have been recalculated to give effect to the retroactive application of the Reverse Recapitalization on the outstanding shares. Accordingly, the basic and diluted weighted-average Legacy Pinstripes Common Stock were retroactively converted to New Pinstripes Common Stock.
Retroactive Application of Reverse Recapitalization to the Unaudited Condensed Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit
The unaudited condensed consolidated statements of redeemable convertible preferred stock and stockholders’ deficit for the twelve and twenty-four weeks ended October 15, 2023 have been recast to reflect the number of New Pinstripes Common Stock issued to Legacy Pinstripes stockholders in connection with the Reverse Recapitalization at the New Pinstripes Common Stock par value of $0.0001. The number of Legacy Pinstripes’ Redeemable Convertible Preferred Stock and Legacy Pinstripes’ Common Stock have been recast after giving effect to the Exchange Ratio in connection with the Reverse Recapitalization, and the related impacts to common stock and additional paid-in-capital for the change in par value.
Note 3 – Inventory
Inventories consist of the following:

	October 13, 2024	April 28, 2024
Beverage	$606	$672
Food	254	277
Total	$860	$949

Pinstripes Holdings, Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
(Dollars in thousands, except share and per share amounts)
Twelve and Twenty-Four Weeks Ended October 13, 2024 and October 15, 2023
Note 4 – Property and Equipment
Property and equipment, net is summarized as follows:

	October 13, 2024	April 28, 2024
Leasehold improvements	84,933	84,747
Furniture, fixtures, and equipment	50,397	50,355
Building and building improvements	7,000	7,000
Finance lease	300	—
Software	97	18
Construction in progress	11,212	9,557
Total cost	153,939	151,677
Less: accumulated depreciation	(76,674)	(71,662)
Property and equipment, net	77,265	80,015
During the twelve and twenty-four weeks ended October 13, 2024, the Company capitalized interest expense of $105 and $211, respectively, into construction in progress.
Construction in progress relates to new locations under construction.
Note 5 – Debt
Long-term notes payable consists of the following:

	October 13, 2024	April 28, 2024
PPP and SBA loans	$500	$500
Term loans	35,560	34,300
Equipment loan	15,881	16,500
Senior notes	61,372	53,430
Finance obligations	5,649	6,124
Other	360	74
Less: unamortized debt issuance costs and discounts	(35,216)	(35,433)
Total	84,106	75,495
Less: current portion of long-term notes payable	(6,659)	(4,818)
Long-term notes payable	$77,447	$70,677
PPP & SBA Loans
In April 2020, the Company executed a loan pursuant to the Paycheck Protection Program (“PPP”) loans, which was administered by the Small Business Association (“SBA”) under the CARES Act and the PPP Flexibility Act of 2020, for $7,725.
During the fiscal year ended April 25, 2021, the Company executed three PPP loans totaling $3,265. Each PPP loan matures two years after issuance. The interest rate on each PPP loan is 1.0% annually.
As authorized by the provisions of the CARES Act, the Company applied for and received forgiveness of a portion of the PPP loans during the fiscal year ended April 30, 2023. As such, the Company recorded a gain on the extinguishment of debt for $8,458, which includes accrued interest during the fiscal year ended April 30, 2023. As of October 13, 2024 and April 28, 2024, the principal outstanding related to these loans was approximately $500.

Pinstripes Holdings, Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
(Dollars in thousands, except share and per share amounts)
Twelve and Twenty-Four Weeks Ended October 13, 2024 and October 15, 2023
Term Loans
On March 7, 2023, the Company entered into a term loan facility (the “Silverview Facility”), consisting of two tranches and detachable warrants (see Note 10), with Silverview Credit Partners LP (“Silverview”) for $35,000 (the “Silverview Tranche 1 Loan”) that matures on June 7, 2027. As part of the transaction, the Company repaid $5,598 of term loans with Live Oak Banking Company. The interest rate on the term loan is 15%, which is payable monthly, and is collateralized by a first lien security interest in the assets of the business. At each six-month interval beginning in March of fiscal year 2024, the Company began repaying the principal amount. In March 2024 and September 2024, the Company made principal payments of $700 and $740, respectively.
The Silverview Facility provides for a second tranche (the “Silverview Tranche 2 Loan”) that allows the Company to draw an additional $12,500 solely during the Silverview Tranche 2 Loan availability period which ends on the earlier of September 7, 2024, or the date on which obligations shall become due and payable in full per the loan agreement. Under the Silverview Tranche 2 Loan, the Company can borrow $2,500 per draw for each of five new store openings ($12,500 in aggregate).
On August 1, 2023, the Company and Silverview entered into an agreement whereby the Company agreed to grant Silverview warrants to purchase shares of the Company’s Common Stock issuable and exercisable by Silverview if the Company obtains additional funding under the Silverview Tranche 2 Loan. Simultaneously, the Company amended and restated its existing warrant agreement (see Note 10). The Company determined that the amendment was treated as a debt modification and accordingly, no gain or loss was recognized.
On July 27, 2023, September 29, 2023, October 20, 2023 and December 29, 2023 the Company received $1,000, $1,500, $5,000 and $5,000 respectively, in additional debt proceeds from Silverview under the Silverview Tranche 2 Loan to fund expansion, which bear interest at 15% and will be payable in full on June 7, 2027. Upon the issuance of each Silverview Tranche 2 Loan, the Company reduced the Silverview Tranche 2 Loan commitment asset for the proportional amount received and presents the amounts as a debt issuance costs and a reduction of the borrowing proceeds (i.e., a debt discount). As of April 28, 2024, the Company had drawn the total $12,500 available under the Silverview Tranche 2 Loan. As such, all of the remaining loan commitment asset of $1,203 has been reclassified to debt discount of $559 and debt issuance costs of $644.
On September 3, 2024, the Company and Silverview entered into the Sixth Amendment (the “Silverview Sixth Amendment”) to the Silverview Facility dated March 7, 2023. The Sixth Amendment provides for a third tranche loan (the “Silverview Tranche 3 Loan”) of $2,000, made on September 3, 2024 and matures on June 7, 2027. The Silverview Tranche 3 Loan bears an interest rate per annum equal to 15%. Additionally, the Company agreed to grant Silverview warrants to purchase 29,292 shares of the Company’s Class A Common Stock (see Note 10). The Company determined that the amendment was treated as a debt modification and accordingly, no gain or loss was recognized. The Company recorded a debt discount of $177.
As of October 13, 2024, and April 28, 2024, the principal outstanding related to the Silverview Facility was $35,560 and $34,300, respectively.
As of April 28, 2024, the Company incurred debt issuance costs and discounts, net of amortization, of $4,400, of which $1,510 was debt issuance costs, $2,890 was debt discount on the consolidated balance sheets.
As of October 13, 2024, the Company has recorded debt issuance costs and discounts, net of amortization, of $3,782, of which $1,273 was debt issuance costs and $2,509 was debt discount on the condensed consolidated balance sheets.
Equipment Loan
On April 19, 2023, the Company entered into a subordinated equipment loan (the “Granite Creek Facility”) of $11,500 and detachable warrants (see Note 10) with Granite Creek Capital Partners LLC (“Granite Creek”) that matures on April 19, 2028. The interest rate on the loan is 12% and is payable monthly. The Granite Creek Facility

Pinstripes Holdings, Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
(Dollars in thousands, except share and per share amounts)
Twelve and Twenty-Four Weeks Ended October 13, 2024 and October 15, 2023
is collateralized by the specific furniture, fixture and equipment assets of the business. The outstanding principal is repayable in quarterly installments equal to $431 on the last day of each calendar quarter commencing on September 30, 2024.
On July 27, 2023, the Company restated the term loan agreement with Granite Creek, to provide for $5,000 in additional debt financing and the issuance of additional detachable warrants (see Note 10) for development of new locations that matures on April 19, 2028, bears interest at 12%, and is repayable in quarterly installments of $188 beginning September 30, 2024. The Company determined that the amendment was treated as a debt modification and accordingly, no gain or loss was recognized.
On September 30, 2024, the Company made a principal payment of $619.
As of April 28, 2024, the Company incurred debt issuance costs and discounts, net of amortization, of $3,285, of which $60 was recorded as debt issuance costs and $3,225 was recorded as a debt discount on the consolidated balance sheets.
As of October 13, 2024, the Company has recorded debt issuance costs and discounts, net of amortization, of $2,899, of which $53 was debt issuance costs and $2,846 was debt discount on the condensed consolidated balance sheets.
Senior Notes
On December 29, 2023, in connection with the Reverse Recapitalization (see Note 2), the Company entered into a definitive loan agreement with Oaktree Fund Administration, LLC, as agent, (“Oaktree”) under which the Company issued Senior Secured Notes (“Senior Notes”) to Oaktree, which mature in five years on December 29, 2028, and detachable warrants (see Note 10). The principal payment is due at maturity. The loan agreement provides for Senior Notes of up to $90,000 in the aggregate to be funded in two tranches as follows (a) an initial loan of $50,000 (“Oaktree Tranche 1 Loan”), which closed on December 29, 2023 in connection with the closing of the Business Combination, and (b) an additional $40,000 of Senior Notes is to be funded at the sole discretion of Oaktree no earlier than nine months and no later than 12 months after the Business Combination closing date (“Oaktree Tranche 2 Loan”). The Company will use the proceeds from the Oaktree Tranche 1 Loan for general business purposes, including the settlement of Business Combination related transaction costs and to fund expansion efforts. A condition to the funding of the Oaktree Tranche 2 Term Loan is that the Company shall use the proceeds to repay all outstanding amounts under the Silverview Facility. Interest on the Oaktree Tranche 1 Loan accrues on a daily basis calculated based on a 360-day year at a rate per annum equal to (i) 12.5% payable in arrears, at Pinstripes’ option either in cash or in kind (subject to certain procedures and conditions); provided that the interest payable in respect of any period following December 31, 2024, interest under this clause (i) will be required to be paid solely in cash, plus (ii) 7.5% payable quarterly in arrears, at Pinstripes’ option, either in cash or in kind (subject to certain procedures and conditions). On each payment interest date, the Company will increase the principal amount based upon the contractual rate and assume the value of the payment in kind is equal to the amount accrued. The effective interest rate of the original debt will incorporate the paid-in-kind (PIK) interest in the computation of the effective interest rate as an assumed cash flow on each payment date. As of October 13, 2024 and April 28, 2024, the Company recorded $8,732 and $3,430, respectively, of accrued PIK interest in long-term notes payable in the condensed consolidated balance sheets.
The obligations of the Company under the Oaktree Tranche 1 Loan are unconditionally guaranteed (the “Guarantees”) by Pinstripes and certain other subsidiaries of Pinstripes (collectively, the “Guarantors”). The obligations under the Oaktree Tranche 1 Loan and the Guarantees are secured by a second lien security interest in substantially all assets of the Guarantors, subordinate to the first lien security interests of the other senior secured lenders (Silverview and Granite Creek) of Pinstripes, and including a pledge of the equity of the Company. Any prepayment of the Oaktree Tranche 1 Loan prior to its maturity date will be subject to a customary “make-whole” premium calculated using a discount rate equal to the yield on comparable Treasury securities plus 50 basis points.

Pinstripes Holdings, Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
(Dollars in thousands, except share and per share amounts)
Twelve and Twenty-Four Weeks Ended October 13, 2024 and October 15, 2023
The Oaktree Tranche 2 Loan presents a written option to Oaktree to issue an additional $40,000 of funding at Oaktree’s sole discretion. The Company determined the written option for the Oaktree Tranche 2 Loan requires recognition as a liability and to be remeasured at fair value at the end of each reporting period. On December 29, 2023, the written option was initially recognized at its issuance date fair value of $1,773. During the fiscal year ended April 28, 2024, the Company recorded a gain for the change in fair value of the written option in the amount of $761, which was presented within the change in fair value of warrant liabilities and other in the consolidated financial statements of operations. As of April 28, 2024, the fair value of the written option was $1,012. During the twelve and twenty-four weeks ended October 13, 2024, the Company recorded a loss for the change in fair value of the written option in the amount of $1,357 and $720, respectively, which is presented within the change in fair value of warrant liabilities and other on the unaudited condensed consolidated financial statements of operations. As of October 13, 2024, the fair value of the written option was $1,732.
On September 3, 2024, the Company and Oaktree entered into the First Amendment (the “Oaktree First Amendment”) to the Senior Notes. The Oaktree First Amendment provides, among things, that: (i) the Oaktree Lenders have the option, in their discretion to fund additional loans under the Oaktree Tranche 2 Loan of up to $50,000 in any number of separate drawings (rather than $40,000 in a single tranche), (ii) the Company is obligated to grant additional Oaktree Tranche 2 Warrants on any closing of a Oaktree Tranche 2 Loan (see Note 10) and (iii) the proceeds received under Tranche 2 Loan no longer have to be used to repay all outstanding amounts under the Silverview Facility. In connection with the closing of the Oaktree First Amendment, Oaktree funded an Oaktree Tranche 2 Loan in the amount of $3,000 and agreed to grant an Oaktree Tranche 2 Warrant exercisable for 174,750 shares of the Company’s Class A Common Stock (see Note 10). The principal payment of the Oaktree Tranche 2 Loan is due at maturity on December 29, 2028. Interest on the Oaktree Tranche 2 Loan accrues on a daily basis calculated based on a 360-day year at a rate per annum equal to (i) 12.5% payable quarterly in arrears, at the Company’s option either in cash or in kind (subject to certain procedures and conditions) prior to December 31, 2024, and thereafter solely in cash, plus (ii) 7.5% payable quarterly in arrears, at the Company’s option, either in cash or in kind (subject to certain procedures and conditions) at all times. The Company determined that the amendment was treated as a debt modification and accordingly, no gain or loss was recognized. As a result of the debt modification, the Company recorded debt discount of $831.
As of April 28, 2024, the Company has recorded debt issuance costs and discounts, net of amortization, of $27,747, of which $496 was debt issuance costs and $27,251 was debt discount on the consolidated balance sheets. As of October 13, 2024, the Company has recorded debt issuance costs and discounts, net of amortization, of $28,535, of which $468 was debt issuance costs and $28,067 was debt discount on the condensed consolidated balance sheets.
Convertible Notes
On June 4, 2021, the Company entered into two convertible note agreements for $5,000 in the aggregate. The convertible notes accrue interest at 1.07% annually and mature on June 4, 2025. Holders of the convertible notes had the right, at their option, to convert all of the outstanding principal and accrued interest to shares of Legacy Pinstripes Common Stock equal to the quotient of (i) the outstanding principal on the convertible note divided by (ii) the conversion price of $10 per share. In connection with the closing of the Business Combination, the convertible note holders elected to convert all of the outstanding $5,000 principal balance and the $137 of accrued unpaid interest to approximately 5,000 shares of Legacy Pinstripes Common Stock. With the election to convert all of the outstanding principal and accrued interest at 1.07%, the holder of the note forfeited additional interest of $890.
Finance Obligations
In 2011, the Company entered into a failed sale leaseback at its Northbrook, Illinois location. The Company sold the building, fixtures and certain personal property and assigned the ground lease to a new lessor. The Company received $7,000 from the transaction, which was accounted for as a financing obligation with repayment terms of 15 years. The obligation is repaid in monthly installment payments, which includes principal and interest at an 8.15%

Pinstripes Holdings, Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
(Dollars in thousands, except share and per share amounts)
Twelve and Twenty-Four Weeks Ended October 13, 2024 and October 15, 2023
annual rate. As of October 13, 2024 and April 28, 2024, the principal outstanding was $3,175 and $3,460, respectively.
During fiscal year 2024, the Company entered into agreements to pay for its bowling equipment for four locations through a long-term payment plan. The Company will pay approximately $2,805 for the equipment, which was accounted for as a financing obligation with a repayment term of five years. The obligation is repaid in monthly installment payments, which includes principal and interest at a 10% annual rate. As of October 13, 2024 and April 28, 2024, the principal outstanding was $2,473 and $2,664, respectively.
Debt Covenants
On December 29, 2023, the Silverview and Granite Creek Facilities were amended in connection with the entry into the Oaktree loan and Oaktree’s entry into intercreditor agreements with each of Silverview and Granite Creek. The Silverview Facility and Granite Creek Facility were amended to align the measurement periods for the financial covenants of all three loan agreements, inclusive of Oaktree, and to provide for the Company’s guarantee of their obligations under each of the Silverview Facility and Granite Creek Facility. The Senior Notes, along with the amended Silverview Facility and Granite Creek Facility, require the Company to maintain a minimum specified total net leverage ratio. The Company’s loan agreements contain events of default with respect to, among other things, default in the payment of principal when due or the payment of interest, fees and other amounts due thereunder after a specific grace period, material misrepresentations and failure to comply with covenants. The Guarantors are subject to negative covenants restricting the activities of the Guarantors, including, without limitation, limitations on: dispositions, mergers or acquisitions, incurring indebtedness or liens, paying dividends or redeeming stock or making other distributions, making certain investments and engaging in certain other business transactions. The first covenant measurement period is ending on January 6, 2025. As of October 13, 2024, the Guarantors do not expect to be in compliance with the debt covenants as of the first measurement date based on their current obligations and liquidity. The Company could seek a waiver if necessary.
Liquidity and Going Concern
Under ASC 205, Presentation of Financial Statements, the Company is required to consider and evaluate whether there is substantial doubt that it has the ability to meet its obligations within one year from the financial statement issuance date. This assessment also includes the Company’s consideration of any management plans to alleviate such doubts. The Company has reported negative working capital as of October 13, 2024 and April 28, 2024, and had losses from operations and cash used in operating activities for the twenty-four weeks ended October 13, 2024 and for the fiscal year ended April 28, 2024. The Company’s ability to continue as a going concern is dependent upon it generating sufficient cash from operations over the next year from the date of the issuance of these financial statements. The Company believes that its current earnings projections, which include full year results for the stores that opened during the fiscal year ended April 28, 2024 and new store openings, raise substantial doubt on the Company’s ability to continue as a going concern and the Company’s ability to meet its current obligations, including for capital expenditures, lease obligations and continued operations as they become due within one year from the financial statement issuance date. To alleviate the conditions that raise substantial doubt about the Company’s ability to continue as a going concern, management is exploring additional financing and a capital raise by the end of the fiscal third quarter. While the Company has historically been successful in raising outside capital, there can be no assurance the Company will be able to continue to obtain outside capital in the future or do so on terms that are acceptable to the Company. The Company continues to implement meaningful cost reductions, receive committed lessor tenant allowances and renegotiate leases and other agreements with favorable terms. Due to these uncertainties, management concluded that substantial doubt exists with respect to the Company’s ability to continue as a going concern within one year from the financial statement issuance date. The accompanying unaudited condensed consolidated financial statements have been prepared on the basis that the Company will continue to operate as a going concern, which contemplates that the Company will be able to realize assets and settle liabilities and commitments in the normal course of business for the foreseeable future. Accordingly, the accompanying unaudited condensed consolidated financial statements do not include any adjustments that may result from the outcome of these uncertainties.

Pinstripes Holdings, Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
(Dollars in thousands, except share and per share amounts)
Twelve and Twenty-Four Weeks Ended October 13, 2024 and October 15, 2023
Fair Value
The fair value of long-term notes payable, including current maturities, as of October 13, 2024 and April 28, 2024 is approximately $87,349 and $71,061, respectively, and estimated using Level 3 inputs.
Note 6 – Income Taxes
The Company’s full pretax loss for the twelve and twenty-four weeks ended October 13, 2024 and October 15, 2023 was from U.S. domestic operations. The Company’s effective tax rate (“ETR”) from continuing operations was (0.7)% and (0.7)% for the twelve and twenty-four weeks ended October 13, 2024, respectively, and (0.8)% and 0.0% for the twelve and twenty-four weeks ended October 15, 2023, respectively, and consists of state income taxes. There were no significant discrete items recorded for the twelve and twenty-four weeks ended October 13, 2024 and October 15, 2023, respectively.
Note 7 – Leases
The Company leases various assets, including real estate, retail buildings, restaurant equipment and office equipment. The Company has non-cancelable operating leases expiring at various times through 2036.
In June 2023, the Company entered into a lease amendment for one location that resulted in a lease modification in accordance with Accounting Standards Codification 842, Leases (ASC 842), under which the Company received an abatement of $4,673 and deferral of previously unpaid rent of $4,500. The modification of the lease increased the lease liability by $2,678, decreased accrued occupancy costs by $9,173, and decreased the right-of-use asset, which resulted in a gain of $3,281 that is included as a reduction in the Company’s store occupancy costs, excluding depreciation, on the unaudited condensed consolidated statements of operations for the twenty-four weeks ended October 15, 2023.
As of October 13, 2024, the Company has entered into additional operating leases with $57,782 in aggregate future fixed lease payments related to new locations, which have not yet commenced. As of October 13, 2024, the Company did not have control of the underlying properties.
The components of lease expense are as follows:

	Twelve Weeks Ended		Twenty-Four Weeks Ended
	October 13, 2024	October 15, 2023	October 13, 2024	October 15, 2023
Operating lease cost	$3,997	$3,545	$9,248	$3,877
Variable lease cost	1,274	1,355	2,703	2,569
Short term lease cost	219	215	415	302
Total lease cost	$5,490	$5,115	$12,366	$6,748
The operating lease costs, except pre-opening costs of $442 and $589 for the twelve and twenty-four weeks ended October 13, 2024, respectively, and $394 and $1,003 for the twelve and twenty-four weeks ended October 15, 2023, respectively, are included within store occupancy costs on the unaudited condensed consolidated statements of operations.
Note 8 – Redeemable Convertible Preferred Stock
As of October 15, 2023, Legacy Pinstripes had nine classes of preferred stock: Series A, B, C, D, E, F, G, H and I (collectively, the “Preferred Stock”) and a total of 11,054,593 issued and outstanding with a carrying value of $75,262 and a liquidation preference of $114,663. On December 29, 2023, upon the closing of the Business Combination, Series A through Series H converted into New Pinstripes shares of Class A Common Stock based on the Exchange Ratio of approximately 1.8486 and Series I converted into Class A Common Stock based on the Series I Exchange Ratio of approximately 2.5, inclusive of accrued Series I dividends (see Note 2).

Pinstripes Holdings, Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
(Dollars in thousands, except share and per share amounts)
Twelve and Twenty-Four Weeks Ended October 13, 2024 and October 15, 2023
The changes in the balance of the Preferred Stock included in the mezzanine equity for the fiscal year ended April 28, 2024 as follows:

	Balance as of April 30. 2023	Issuance of Redeemable Convertible Preferred Stock, net	Remeasurement to Redemption Amount	Accretion of Cumulative Dividends	Conversion in connection with the Reverse Recapitalization	Balance as of April 28, 2024
Series A	$1,151	$—	$—	$—	$(1,151)	$—
Series B	930	—	—	—	(930)	—
Series C	300	—	—	—	(300)	—
Series D	10,340	—	—	—	(10,340)	—
Series E	2,207	—	—	—	(2,207)	—
Series F	27,290	—	—	—	(27,290)	—
Series G	3,550	—	—	—	(3,550)	—
Series H	7,700	—	—	—	(7,700)	—
Series I	—	19,843	1,423	878	(22,144)	—
Total	$53,468	$19,843	$1,423	$878	$(75,612)	$—
Note 9 – Stock-Based Compensation
Legacy Pinstripes’s 2008 Equity Incentive Plan (the “Plan”) provided for the issuance of 2,900,000 shares of Legacy Pinstripes Common Stock in the form of an option award or restricted stock award to eligible employees and directors. On October 19, 2023, the Board of Directors of Legacy Pinstripes approved a new equity incentive plan, the 2023 Stock Option Plan (the “2023 Plan”), which provided for the issuance of 1,500,000 shares of Legacy Pinstripes Common Stock in the form of options awards to eligible employees and directors. On December 29, 2023, in connection with the closing of the Business Combination, the Board of Directors of the Company approved a 2023 Omnibus Equity Incentive Plan (the “2023 Omnibus Plan”), which provides for the issuances of up to 12,900,000 shares of Class A Common Stock in the form of option awards, stock appreciation rights, restricted stock awards (“RSAs”), restricted stock unit awards (“RSUs”) and performance awards to eligible employees and directors. The number of shares of Class A Common Stock available for issuance under the 2023 Omnibus Plan will be subject to an annual increase on the first day of each fiscal year of the Company beginning April 29, 2024, equal to the lesser of (i) 15% of the aggregate number of shares outstanding on the final day of the immediately preceding fiscal year on a fully diluted basis (inclusive of all outstanding awards granted pursuant to the 2023 Omnibus Plan as of such last day and, if applicable, all outstanding purchase rights pursuant to an employee stock purchase plan maintained by the Company as of such last day) and (ii) any such smaller number of shares as is determined by the Board. Option awards vest 20% at the end of each year over 5 years and expire 10 years from the date of grant, or generally within 90 days of employee termination. RSAs vest one third at the end of each year over three years and expire 10 years from the date of grant, or generally within 90 days of employee termination. There were no stock appreciation rights or performance awards outstanding as of October 13, 2024 and April 28, 2024.
Stock Options
We recorded compensation expense related to stock options of $275 and $592 for the twelve and twenty-four weeks ended October 13, 2024, respectively, and $220 and $361 for the twelve and twenty-four weeks ended October 15, 2023, respectively.

Pinstripes Holdings, Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
(Dollars in thousands, except share and per share amounts)
Twelve and Twenty-Four Weeks Ended October 13, 2024 and October 15, 2023
A summary of equity classified option activity for the twenty-four weeks ended October 13, 2024 is as follows:

	Number of Options	Weighted-average Exercise Price	Weighted-average Remaining Contractual Term (in years)	Aggregate Intrinsic Value (in thousands)
Outstanding at April 28, 2024	4,691,701	$6.76	6.43	$—
Granted	52,424	2.97
Exercised	—	—		$—
Cancelled or expired	(447,001)	6.10
Outstanding at October 13, 2024	4,297,124	$6.79	5.94	$—
Exercisable at October 13, 2024	2,579,939	$4.90	4.36
The unrecognized expense related to our stock option plan totaled approximately $5,042 as of October 13, 2024 and will be expensed over a weighted average period 1.85 years.
Restricted Stock Awards
We recorded compensation expense related to RSAs of $72 and $129 for the twelve and twenty-four weeks ended October 13, 2024, respectively. We did not grant RSAs prior to fiscal 2025.
A summary of equity classified RSA activity for the twenty-four weeks ended October 13, 2024 is as follows:

	Shares	Weighted-Average Grant Date Fair Value Per Share
Unvested at April 28, 2024	—	—
Granted	394,512	2.66
Forfeited	(18,000)	2.52
Vested	—	—
Unvested at October 13, 2024	376,512	2.66
The unrecognized expense related to our Restricted Stock Awards totaled approximately $864 as of October 13, 2024 and will be expensed over a weighted average period 1.65 years.
Restricted Stock Unit Awards
On January 19, 2024, non-employee directors received a restricted stock unit award, with the number of shares issued to the director determined by dividing $125,000 by the average of the high and low price of Pinstripes’ common stock on the grant date. The awards vest one year from the grant date. We recorded compensation expense related to RSUs of $172 and $344 for the twelve and twenty-four weeks ended October 13, 2024, respectively. We did not grant RSUs prior to the fourth quarter of fiscal 2024. As of October 13, 2024, 172,806 RSUs were outstanding with a weighted average grant date fair value of $4.34 per share. None were vested as of October 13, 2024.
The unrecognized expense related to our RSUs totaled approximately $199 as of October 13, 2024 and will be expensed over a weighted average period 0.27 years.
Note 10 – Warrants
In fiscal year 2023, the Company issued 267,000 warrants to Silverview (the “Silverview Warrants”), recorded at fair value in additional paid-in capital within the condensed consolidated balance sheets of $1,712, net of issuance

Pinstripes Holdings, Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
(Dollars in thousands, except share and per share amounts)
Twelve and Twenty-Four Weeks Ended October 13, 2024 and October 15, 2023
costs. Upon surrender of these warrants, the holder was entitled to purchase one share of Legacy Pinstripes Common Stock at an exercise price of $0.01. Furthermore, in fiscal year 2023, the Company issued 7,500 warrants to another service provider with an exercise price of $10 per share.
On August 1, 2023, the Company and Silverview amended and restated the Silverview warrant agreement to correct the number of shares of common stock Silverview was entitled to subscribe and purchase from 258,303 to 162,946. A separate warrant agreement for 8,697 warrants of the 267,000 issued in fiscal year 2024 was not amended and the warrants remained issued. Under the term loan agreement, the Company was contractually obligated to issue a specified number of warrants to Silverview in the event the Company elected to exercise its right to obtain additional funding from Silverview under the term loan agreement. Therefore, the remaining warrants were considered contingently issuable and the contingency was satisfied when a draw on Silverview Tranche 2 Loan occurred. For accounting purposes, all 267,000 warrants were still considered issued and outstanding.
As a result of the amended and restated warrant agreement with Silverview, the Company determined the contingently issuable warrants required recognition as a liability. The contingently issuable warrants were reclassified at their current fair value on August 1, 2023. When the contingently issuable warrants’ contingency was satisfied, the respective warrant shares were considered indexed to the Company’s common stock and qualified for equity classification under the derivative scope exception provided by Accounting Standards Codification, Derivatives and Hedging (ASC 815). Upon the satisfaction of the issuance contingency, the Company shall (i) reclassify the respective warrant shares to equity and (ii) recognize any previous gains or losses in fair value through earnings during the period the shares were classified as a liability.
On August 1, 2023, the Company issued 7,629 warrant shares to Silverview in exchange for $1,000 in funding drawn under the Silverview Tranche 2 Loan (see Note 5). As of August 1, 2023, 179,272 shares were considered issued warrants and 87,728 shares were considered contingently issuable warrants.
On September 29, 2023, the Company issued 11,443 warrants in exchange for $1,500 in funding drawn under the Silverview Tranche 2 Loan. As the contingency was satisfied for these warrants, $173 was reclassed from the warrant liability to additional paid-in-capital.
On October 20, 2023, the Company issued 38,143 warrants in exchange for $5,000 in funding drawn under the Silverview Tranche 2 Loan. As the contingency was satisfied for these warrants, $524 was reclassed from the warrant liability to additional paid-in-capital.
On December 29, 2023, the Company issued 38,142 warrants in exchange for $5,000 in funding drawn under the Silverview Tranche 2 Loan. As the contingency was satisfied for these warrants, $415 was reclassed from the warrant liability to additional paid-in-capital.
In April 2023 and July 2023, the Company also issued 111,619 and 48,530 warrants, respectively, to Granite Creek in connection with its equipment loan agreement (the “Granite Creek Warrants”). Granite Creek had the right to require Legacy Pinstripes to pay cash to repurchase all or any portion of the warrants or the shares of Common Stock issued under the warrants. The Company determined these warrants required liability classification in accordance with Accounting Standards Codification 480, Distinguishing Liabilities from Equity (ASC 480), and as a result, recorded a warrant liability. On December 4, 2023, Granite Creek exercised their warrants at a par value of $0.01. The Company de-recognized the warrant liability of $2,202.
In determining the fair value of the Granite Creek warrants and Silverview contingently issuable warrants as of the measurement date, the Company utilized the intrinsic value valuation method using level 3 inputs consisting of the fair value of common stock as of the measurement date less the exercise price of $0.01 for Silverview and less the exercise price of $0.001 for the Granite Creek warrants.
In connection with the Reverse Recapitalization, the holders of Legacy Pinstripes’ warrants elected to convert all outstanding warrants to shares of New Pinstripes Common Stock on a cashless basis (see Note 2). As of April 28, 2024, there were no outstanding Legacy Pinstripes warrants.

Pinstripes Holdings, Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
(Dollars in thousands, except share and per share amounts)
Twelve and Twenty-Four Weeks Ended October 13, 2024 and October 15, 2023
On September 3, 2024, the Company amended the Silverview Facility (see Note 5) and the Company agreed to grant Silverview warrants to purchase 29,292 shares of the Company’s Class A Common Stock (the “Silverview Tranche 3 Warrants”), at an exercise price of $0.01 per share. The Silverview Tranche 3 Warrants are indexed to the Company’s common stock and qualified for equity classification under the derivative scope exception provided by ASC 815. The Silverview Tranche 3 Warrants were recorded at fair value in additional paid-in-capital for $67.
In connection with Banyan’s initial public offering, Banyan issued (i) 12,075,000 public warrants (“Public Warrants”) and 11,910,000 private placement warrants (“Private Warrants”). On December 29, 2023, in connection with the Reverse Capitalization, the Company effectively issued an aggregate of 23,985,000 warrants to purchase an equal number of shares of Class A Common Stock, representing the 12,075,000 Public Warrants and 11,910,000 Private Warrants. The Public Warrants and Private Warrants remained unexercised and were issued and outstanding as of October 13, 2024.
The Public Warrants and Private Warrants meet the definition of a derivative instrument, requiring liability classification, and are measured at fair value on a recurring basis with the change in fair value recognized in the Company’s unaudited condensed consolidated statements of operations. The fair value of the Public Warrants is measured by the Company’s publicly traded warrant price. In determining the fair value of the Private Warrants, the Company utilizes the Cox-Rubenstein-Ross binomial lattice model using Level 3 inputs consisting of the fair value of the Public Warrants as of the measurement and implied equity volatility. On the December 29, 2023 issuance date, the Company recorded a warrant liability for the Public Warrants and Private Warrants in the fair value amounts of $4,456 and $25,368, respectively. During the twelve and twenty-four weeks ended October 13, 2024, the Company recognized a gain for the change in fair value of the Public Warrants and Private Warrants in the amounts of $966 and $1,932, respectively, and $2,132 and $3,204, respectively.
The Public Warrants are exercisable 30 days after consummation of the Reverse Recapitalization if, and only if, there is a current registration statement in effect with respect to the shares of Common Stock underlying the Public Warrants, and expire five years from the consummation of the Reverse Recapitalization, or earlier upon redemption or liquidation. The redemption of the Public Warrants is as follows:
Redemption of Public Warrants when the price per Common Stock equals or exceeds $18.00. Once the Public Warrants become exercisable, the Company may redeem the Public Warrants:
•in whole and not in part;
•at a price of $0.01 per warrant;
•upon not less than 30 days prior written notice of redemption to each warrant holder; and
•if, and only if, the closing price of the underlying Common Stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders.
If and when the Public Warrants become redeemable by the Company, it may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
Redemption of Public Warrants when the price per Common Stock equals or exceeds $10.00. Once the Public Warrants become exercisable, the Company may redeem the Public Warrants:
•in whole and not in part;
•at $0.10 per warrant;

Pinstripes Holdings, Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
(Dollars in thousands, except share and per share amounts)
Twelve and Twenty-Four Weeks Ended October 13, 2024 and October 15, 2023
•upon a minimum of 30 days prior written notice of redemption provided that holders will be able to exercise the Public Warrants on a cashless basis prior to redemption and receive that number of shares based on the redemption date and the fair market value of the underlying Common Stock;
•if, and only if, the last reported sale price of the underlying Common Stock equals or exceeds $10.00 per share (as adjusted per stock splits, stock dividends, reorganizations, reclassifications, recapitalizations and the like) for any 20 trading days within the 30-trading day period ending three trading days before the Company send the notice of redemption to the holders; and
•if the closing price of the underlying Common Stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the holders is less than $18.00 per share, the Private Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.
The Private Warrants are identical to the Public Warrants with the exception that the underlying shares of Common Stock issuable upon exercise of Private Warrants are not transferable, assignable or saleable, until 30 days after the consummation of the Reverse Recapitalization, subject to certain limited exceptions. Additionally, the holders have the right to exercise the Private Warrants on a cashless basis and are entitled certain registration rights. If the Private Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Warrants will be redeemable by the Company in all Public Warrant redemption scenarios described above, on the same basis as the Public Warrants.
In connection with the Reverse Recapitalization, the Company entered into a loan agreement with Oaktree (see Note 5). In connection with the closing of the Oaktree Tranche 1 Loan, Oaktree was granted fully detachable warrants exercisable for an aggregate 2,500,000 shares of Class A Common Stock, at an exercise price of $0.01 per share (“Oaktree Tranche 1 Warrants”). In the event that the volume-weighted average price (“VWAP”) per share of the Company’s Class A Common Stock during the period commencing on the 91st day after the closing of the Business Combination and ending 90 days thereafter is less than $8.00 per share, the Company shall grant to Oaktree a warrant to purchase Common Stock for 187,500 shares of Class A Common Stock, at an exercise price of $0.01 per share (“Additional Oaktree Tranche 1 Warrants”). If the VWAP is less than $6.00 during the same period, the Company shall instead grant to Oaktree a warrant to purchase common stock for 412,500 shares of Class A Common Stock, at an exercise price of $0.01 per share (“Additional Oaktree Tranche 1 Warrants”). Therefore, the Additional Oaktree Tranche 1 Warrants are considered contingently issuable and the contingency is satisfied when the Class A Common Stock meets the contingency requirements above. During the period commencing on the 91st day after the closing of the Business Combination and ending 90 days thereafter, the VWAP was less than $6.00 and as such, the Company legally issued the Additional Oaktree Tranche 1 Warrants for 412,500 shares of Class A Common Stock on June 27, 2024 at an exercise price of $0.01 per share. As the Additional Oaktree Tranche 1 Warrants were considered issued and outstanding for accounting purposes on December 29, 2023 when the Senior Notes were issued, there is no accounting recognition at the legal issuance date when the issuance contingency was resolved.
In the event the Oaktree Tranche 2 Loan is funded, Oaktree will be granted additional warrants exercisable for an aggregate amount of 1,650,000 shares of Class A Common Stock, at an exercise price of $0.01 per share (“Oaktree Tranche 2 Warrants” (collectively, the Oaktree Tranche 1 Warrants, Additional Oaktree Tranche 1 Warrants and Tranche 2 Warrants are referred to as the “Oaktree Warrants”). In the event that the VWAP per share of Class A Common Stock during the period commencing the 91st day after the closing of the Oaktree Tranche 2 Loan and ending 90 days thereafter is less than $6.00 per share, Oaktree will instead be granted Oaktree Tranche 2 Warrants exercisable for an aggregate of 1,900,000 shares of Class A Common Stock, at an exercise price of $0.01 per share. The Oaktree Warrants will be exercisable on a cashless basis and the Company has agreed to register for the resale of the shares of Class A Common Stock underling the Oaktree Warrants.
With the closing of the Oaktree First Amendment (see Note 5), the Company is obligated to grant Additional Oaktree Tranche 2 Warrants on any closing of a Oaktree Tranche 2 Loan equal to the product of 2,912,500

Pinstripes Holdings, Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
(Dollars in thousands, except share and per share amounts)
Twelve and Twenty-Four Weeks Ended October 13, 2024 and October 15, 2023
(1,012,500 warrants incremental to the original 1,900,000 warrants) multiplied by the quotient of (A) the total amount funded on such Tranche 2 Loan closing date by (B) $50,000 (rather than a single additional warrant exercisable for 1,900,000 shares), and the Company shall issue any Additional Oaktree Tranche 2 Warrant in a form consistent with the Oaktree Warrant Amendment described below. In connection with the Oaktree First Amendment (see Note 5), the Company and Oaktree entered into Amendment No. 1 to the Class A Common Stock Purchase Warrants (the “Oaktree Warrant Amendment”), which eliminates the one-year lock-up restriction (subject to limited exceptions) that had existed in respect of the 2,912,500 shares of the Company’s Class A Common Stock issuable upon exercise of warrants (Oaktree Tranche 1 Warrants) issued by the Company to Oaktree in connection with the funding of the original Oaktree Tranche 1 Loan under the Oaktree Loan Agreement (as well as the same restriction that had been applicable to the transfer of the warrants themselves).
The Company determined the Oaktree Tranche 1 Warrants meet the equity classification guidance. Upon surrender of these equity-classified warrants, the holder is entitled to purchase one share of Class A Common Stock at $0.01 per share. The equity classified warrants expire on the 10-year anniversary of the Reverse Recapitalization.
Under the Oaktree loan agreement, the Company is contractually obligated to issue a specified number of warrants to Oaktree based on the scenarios above. Therefore, the Oaktree Tranche 2 Warrants are considered contingently issuable and the contingency is satisfied when Oaktree exercises its written option on the Oaktree Tranche 2 Loan and the Class A Common Stock meets the contingency requirements above. When the contingently issuable warrants’ contingency is satisfied, the respective shares underlying these warrants will be considered indexed to the Class A Common Stock and qualify for equity classification under the derivative scope exception provided by ASC 815. Upon the satisfaction of the issuance contingency, the Company will (i) reclassify the respective warrant shares to equity and (ii) recognize any previous gains or losses in fair value through earnings during the period the shares were classified as a liability.
As a result of the amended warrant agreement with Oaktree, the Company determined the contingently issuable warrants required recognition as a liability. The 1,900,000 of contingently issuable warrants were reclassified from additional paid-in capital to a liability at their current fair value of $1,864 on September 3, 2024. The additional 1,012,500 warrants were liability-classified on September 3, 2024 at their fair value of $859. In connection with the closing of the Oaktree First Amendment, the Company issued 174,750 warrants in exchange for $3,000 in funding under the Oaktree Tranche 2 Loan. As the contingency was satisfied for these warrants, $401 was reclassed from warrant liabilities to additional paid-in-capital on the condensed consolidated balance sheets.
As of October 13, 2024, outstanding warrants were as follows:

	Number of Warrants	Weighted-Average Exercise Price
Outstanding at April 28, 2024	28,797,500	$9.58
Granted	1,041,792	0.01
Expired	—	—
Exercised	—	$—
Outstanding as of October 13, 2024	29,839,292	$9.25

Pinstripes Holdings, Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
(Dollars in thousands, except share and per share amounts)
Twelve and Twenty-Four Weeks Ended October 13, 2024 and October 15, 2023
The Company remeasures the liability-classified warrants to fair value at each reporting period. During the twenty-four weeks ended October 13, 2024, the change in the fair value was as follows:

Warrant liabilities as of April 28, 2024	$5,411
Change in fair value	(2,038)
Warrant liabilities as of July 21, 2024	$3,373
Reclassification of liability-classified warrants	1,864
Incremental shares granted to Oaktree	859
Issuance of contingently issuable shares	(401)
Change in fair value	(4,928)
Warrant liabilities as of October 13, 2024	$766
The change in fair value of the liability-classified warrants are reported in the gain on change in fair value of warrant liabilities and other on the unaudited condensed consolidated statements of operations. Upon surrender of the Public and Private Warrants, the holder is entitled to purchase one share of Class A Common Stock at $11.50 per share. The outstanding Public and Private Warrants expire on the five-year anniversary of the closing of the Reverse Recapitalization. Upon surrender of the Oaktree Tranche 2 Warrants, the holder is entitled to purchase one share of Class A Common Stock at $0.01 per share. The outstanding Oaktree Tranche 2 Warrants expire ten years from the issuance date of the warrant.
Note 11 – Net Loss Per Share
Basic net loss per share is calculated using the two-class method required for companies with participating securities. The two-class method is an earnings allocation formula under which the Company treats participating securities as having rights to earnings that otherwise would have been available to common shareholders. The Company considers the Redeemable Convertible Preferred Stock to be participating securities as the holders are entitled to receive dividends on an as-if converted basis equal to common stock.
Basic net loss per share is computed by dividing net loss attributable to common stockholders by the weighted average number of common stock outstanding, including issued but unexercised pre-funded warrants outstanding, during the respective periods. As the contingently issuable warrants are contingent upon additional funding under the Oaktree Tranche 2 Loan being received, they have not been included in the calculation of basic net loss per share. Diluted net loss per share is calculated using the more dilutive of either the treasury stock, and if-converted method, as applicable, or the two-class method assuming the participating security is not converted.

Pinstripes Holdings, Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
(Dollars in thousands, except share and per share amounts)
Twelve and Twenty-Four Weeks Ended October 13, 2024 and October 15, 2023
The Company did not declare any common stock dividends in the periods presented. The following tables provide the calculation of basic and diluted net loss per share of common stock for the twelve and twenty-four weeks ended October 13, 2024 and October 15, 2023:

	Twelve Weeks Ended		Twenty-Four Weeks Ended
	October 13, 2024	October 15, 2023	October 13, 2024	October 15, 2023
Numerator:
Net loss	(9,310)	(7,283)	(19,316)	(10,329)
Cumulative unpaid dividends on Series I redeemable convertible preferred stock	—	(394)	—	(528)
Change in redemption amount of redeemable convertible preferred stock	—	—	—	(1,423)
Net loss attributable to common stockholders	(9,310)	(7,677)	(19,316)	(12,280)
Earnings allocated to participating securities	—	—	—	—
Net loss available to common stockholders, basic and diluted	(9,310)	(7,677)	(19,316)	(12,280)

Denominator:
Weighted average common shares outstanding, basic	43,099,877	12,066,454	42,905,215	12,094,424
Dilutive awards outstanding	—	—	—	—
Weighted average common shares outstanding, diluted	43,099,877	12,066,454	42,905,215	12,094,424

Loss per share:
Basic	$(0.22)	$(0.64)	$(0.45)	$(1.02)
Diluted	$(0.22)	$(0.64)	(0.45)	$(1.02)
The following table conveys the number of shares that may be dilutive potential common shares in the future. The holders of these shares do not have a contractual obligation to share in the Company’s losses. The Company excluded the following potential common shares, presented based on amounts outstanding at each period end, from the computation of diluted loss per share (in thousands):

	Twelve Weeks Ended		Twenty-Four Weeks Ended
	October 13, 2024	October 15, 2023	October 13, 2024	October 15, 2023
Stock options	4,297	5,269	4,297	5,269
Restricted stock units	173	—	173	—
Restricted stock awards	377	—	377	—
Warrants	23,985	194	23,985	194
Contingently issuable warrants	2,738	141	2,738	141
Preferred Stock (as converted to common stock)	—	24,312	—	24,312
Convertible debt (as converted to common stock)	—	948	—	948
Note 12 – Commitments and Contingencies
The Company is subject to certain legal proceedings and claims that arise in the ordinary course of business, including claims alleging violations of federal and state law regarding workplace and employment matters,

Pinstripes Holdings, Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
(Dollars in thousands, except share and per share amounts)
Twelve and Twenty-Four Weeks Ended October 13, 2024 and October 15, 2023
discrimination, slip-and-fall and other customer-related incidents, and similar matters. While it is not feasible to predict the outcome of all proceedings and exposures with certainty, management believes that, except as set forth below, their ultimate disposition should not have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows.
On November 6, 2023, Riveron Consulting, LLC filed a lawsuit against the Company in the District Court of the 95th Judicial District of Dallas County, Texas for breach of contract and failure to receive compensation for services rendered. The complaint seeks monetary relief for services rendered and attorneys’ fees. As of October 13, 2024 and April 28, 2024, the Company has accrued a liability of $464 within accounts payable in the condensed consolidated balance sheets as this amount represents the probable and reasonably estimable cost to resolve this matter.
Note 13 – Related Party Transactions
For the twelve and twenty-four weeks ended October 13, 2024 and October 15, 2023, a company owned by an individual with ownership in common shares of the Company, and who is a relative of an executive officer, performed design services and supplied furniture, fixtures and equipment for existing and new locations under construction of $14 and $676, and $10 and $21, respectively. As of October 13, 2024 and April 28, 2024, $1,519 and $1,918 due to this related party is included in accounts payable within the condensed consolidated balance sheets, respectively.
Note 14 – Subsequent Events
The Company evaluated subsequent events through November 26, 2024, the date of issuance of these financial statements, and determined there were no additional items that required further disclosure or recognition.

Report of Independent Registered Public Accounting Firm
Board of Directors and Shareholders
Pinstripes Holdings, Inc.
Opinion on the financial statements
We have audited the accompanying consolidated balance sheet of Pinstripes Holdings, Inc. (a Delaware corporation) and subsidiaries (the “Company”) as of April 28, 2024, the related consolidated statement of operations, changes in redeemable convertible preferred stock and shareholders’ equity, and cash flows for the year ended April 28, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of April 28, 2024, and the results of its operations and its cash flows for the year ended April 28, 2024, in conformity with accounting principles generally accepted in the United States of America.
Basis for opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ GRANT THORNTON LLP
We have served as the Company’s auditor since 2024.
Chicago, Illinois
June 28, 2024

Report of Independent Registered Public Accounting Firm
To the Stockholders and the Board of Directors of Pinstripes, Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheet of Pinstripes, Inc. (the Company and predecessor to Pinstripes Holdings, Inc.) as of April 30, 2023, the related consolidated statements of operations, redeemable convertible preferred stock and stockholders’ deficit and cash flows for the fiscal year ended April 30, 2023, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at April 30, 2023 and the results of its operations and its cash flows for the fiscal year ended April 30, 2023, in conformity with U.S. generally accepted accounting principles.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ Ernst & Young LLP
We have served as the Company’s auditor from 2021 to 2024.
Chicago, Illinois
September 6, 2023, except for the effect of reverse recapitalization discussed in Note 3, as to which the date is April 1, 2024

Pinstripes Holdings, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	April 28, 2024	April 30, 2023
Assets
Current Assets
Cash and cash equivalents	$13,171	$8,436
Accounts receivable	1,137	1,310
Inventories	949	802
Prepaid expenses and other current assets	2,101	577
Total current assets	17,358	11,125
Property and equipment, net	80,015	62,842
Operating lease right-of-use assets	66,362	55,604
Other long-term assets	3,586	1,356
Total assets	$167,321	$130,927
Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Deficit
Current Liabilities
Accounts payable	$22,706	$19,305
Amounts due to customers	8,633	7,349
Current portion of long-term notes payable	4,818	1,044
Accrued occupancy costs	6,508	14,940
Other accrued liabilities	6,546	6,688
Current portion of operating lease liabilities	15,259	10,727
Warrant liabilities	5,411	1,925
Total current liabilities	69,881	61,978
Long-term notes payable	70,677	36,211
Long-term accrued occupancy costs	277	2,020
Operating lease liabilities	94,256	91,398
Other long-term liabilities	1,386	850
Total liabilities	236,477	192,457

Commitments and contingencies (Note 14)

Redeemable convertible preferred stock	—	53,468

Stockholders’ deficit
Common stock (par value: $0.0001; authorized: 430,000,000 shares; issued and outstanding: 40,087,785 shares at April 28, 2024 and 11,422,476 shares at April 30, 2023)	4	1
Additional paid-in capital	56,623	3,794
Accumulated deficit	(125,783)	(118,793)
Total stockholders’ deficit	(69,156)	(114,998)
Total liabilities, redeemable convertible preferred stock, and stockholders’ deficit	$167,321	$130,927
The accompanying notes are an integral part of these consolidated financial statements.

Pinstripes Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Fiscal Year Ended
	April 28, 2024	April 30, 2023
Food and beverage revenues	$92,397	$87,467
Recreation revenues	26,327	23,806
Total revenue	118,724	111,273

Cost of food and beverage	20,296	18,968
Store labor and benefits	44,044	40,415
Store occupancy costs, excluding depreciation	17,455	18,375
Other store operating expenses, excluding depreciation	21,486	18,655
General and administrative expenses	19,989	13,205
Depreciation expense	8,350	8,086
Pre-opening expenses	8,889	4,935
Impairment loss	—	2,363
Operating loss	(21,785)	(13,729)
Interest expense, net	(11,741)	(1,946)
Gain on change in fair value of warrant liabilities and other	26,633	—
Other income (expense)	140	(13)
Gain on extinguishment of debt	—	8,355
Loss before income taxes	(6,753)	(7,333)
Income tax expense	36	192
Net loss	(6,789)	(7,525)
Less: Cumulative unpaid dividends and change in redemption amount of redeemable convertible preferred stock	(2,301)	—
Net loss attributable to common stockholders	$(9,090)	$(7,525)

Basic loss per share	$(0.41)	$(0.66)
Diluted loss per share	$(0.41)	$(0.66)
Weighted average shares outstanding, basic	22,317,755	11,480,322
Weighted average shares outstanding, diluted	22,317,755	11,480,322
The accompanying notes are an integral part of these consolidated financial statements.

Pinstripes Holdings, Inc.
Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit
(in thousands, except share amounts)

	Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares(1)	Amounts	Shares(1)	Amounts
Balance as of April 24, 2022, as previously reported	10,085,612	$52,218	6,167,254	$62	$1,650	$(111,268)	$(109,556)
Retroactive application of reverse recapitalization	8,558,727	—	5,233,579	(61)	61	—	—
Balance as of April 24, 2022, after effect of the reverse recapitalization	18,644,339	$52,218	11,400,833	$1	$1,711	$(111,268)	$(109,556)
Net loss	—	—	—	—	—	(7,525)	(7,525)
Issuance of warrants	—	—	—	—	1,722	—	1,722
Issuance of Series G redeemable convertible preferred stock	194,104	1,050	—	—	—	—	—
Issuance of Series H redeemable convertible preferred stock	24,647	200	—	—	—	—	—
Exercise of stock options	—	—	21,643	—	66	—	66
Stock-based compensation	—	—	—	—	295	—	295
Balance as of April 30, 2023, after effect of the reverse recapitalization	18,863,090	$53,468	11,422,476	$1	$3,794	$(118,793)	$(114,998)
Net loss	—	—	—	—	—	(6,789)	(6,789)
Issuance of Series I redeemable convertible preferred stock	2,126,620	19,843	—	—	—	—	—
Accretion of cumulative dividends on Series I redeemable convertible preferred stock	—	878	—	—	(878)	—	(878)
Change in the redemption value of the redeemable convertible preferred stock	—	1,423	—	—	(1,423)	—	(1,423)
Stock-based compensation	—	—	—	—	1,178	—	1,178
Issuance of warrants	—	—	—	—	196	(23)	173
Reclassification of liability-classified warrants	—	—	—	—	(894)	—	(894)
Exercise of stock options	—	—	45,322	—	—	—	—
Exercise of warrants	—	—	296,053	—	2,203	—	2,203
Conversion of cumulative unpaid dividends on Series I redeemable convertible preferred stock to common stock in connection with the reverse recapitalization	—	(878)	87,755	—	878	—	878
Conversion of redeemable convertible preferred stock to common stock in connection with the reverse recapitalization	(20,989,710)	(74,734)	20,989,710	2	74,732	—	74,734
Conversion of warrants into common stock in connection with the reverse recapitalization	—	—	655,213	—	—	—	—

Pinstripes Holdings, Inc.
Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit
(in thousands, except share amounts)

Conversion of long-term notes payable and accrued interest to common stock in connection with the reverse recapitalization	—	—	924,304	—	5,000	—	5,000
Forfeiture of accrued interest in connection with the conversion of long-term notes payable	—	—	—	—	890	—	890
Issuance of common stock in the reverse recapitalization pursuant to the BCA	—	—	5,447,203	1	(1)	—	—
Transfer of warrants related to business combination	—	—	—	—	(29,824)	—	(29,824)
Transaction costs incurred in connection with the reverse recapitalization and registration statements	—	—	—	—	(23,958)	—	(23,958)
Issuance of common stock as payment for Legacy Pinstripes transaction costs incurred in connection with the reverse recapitalization	—	—	50,000	—	—	—	—
Issuance of common stock as settlement for the unpaid accrued interest on the convertible notes	—	—	13,749	—	138	—	138
Issuance of warrants in connection with the reverse recapitalization	—	—	—	—	24,592	—	24,592
Prior period adjustment	—	—	—	—	—	(178)	(178)
Issuance of common stock related to the close of the business combination	—	—	156,000	—	—	—	—
Balance as of April 28, 2024	—	$—	40,087,785	$4	$56,623	$(125,783)	$(69,156)
__________________
(1)The number of shares of Redeemable Convertible Preferred Stock and Common Stock issued and outstanding prior to the Reverse Recapitalization have been retroactively adjusted by the Exchange Ratios to give effect to the Reverse Recapitalization. See Note 3.
The accompanying notes are an integral part of these consolidated financial statements.

Pinstripes Holdings, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Fiscal Year Ended
	April 28, 2024	April 30, 2023
Cash flows from operating activities
Net loss	$(6,789)	$(7,525)
Adjustments to reconcile net loss to net cash used in operating activities
Gain on modification of operating leases	(3,281)	—
Depreciation expense	8,350	8,086
Non-cash operating lease expense	5,594	5,252
Paid-in-kind interest	3,430	—
Operating lease tenant allowances	(42)	7,727
Stock based compensation	1,178	295
Gain on change in fair value of warrant liabilities and other	(26,633)	—
Gain on extinguishment of debt	—	(8,355)
Amortization of debt issuance costs	1,951	246
Impairment loss	—	2,363
(Increase) decrease in operating assets
Accounts receivable	173	(431)
Inventories	(147)	(99)
Prepaid expenses and other current assets	(1,034)	(250)
Operating right-of-use asset	(5,548)	—
Other long-term assets	(3,586)	—
(Decrease) increase in operating liabilities
Accounts payable	4,056	(7,551)
Amounts due to customers	1,284	91
Accrued occupancy costs	(5,556)	(3,595)
Other accrued liabilities	80	(662)
Operating lease liabilities	(6,162)	(7,632)
Net cash used in operating activities	(32,682)	(12,040)
Cash flows from investing activities
Purchase of property and equipment	(22,128)	(12,987)
Net cash used in investing activities	(22,128)	(12,987)
Cash flows from financing activities
Proceeds from stock option exercises	—	66
Proceeds from warrant exercises	1	—
Proceeds from warrant issuances	24,592	3,758
Proceeds from issuance of redeemable convertible preferred stock, net	19,843	200
Payment of transaction costs related to reverse recapitalization and registration statements	(23,864)	—
Principal payments on long-term notes payable	(1,429)	(6,144)
Proceeds from the Oaktree Tranche 2 Loan	1,012	—
Debt issuance costs	(773)	(2,304)
Redemption of long-term notes payable	—	(100)
Proceeds from long-term notes payable, net	40,163	29,080
Net cash provided by financing activities	59,545	24,556
Net change in cash, cash equivalents and restricted cash	4,735	(471)

Pinstripes Holdings, Inc.
Consolidated Statements of Cash Flows
(in thousands)

Cash, cash equivalents and restricted cash - beginning of period	8,436	8,907
Cash, cash equivalents and restricted cash - end of period	$13,171	$8,436
Supplemental disclosures of cash flow information
Cash paid for interest	$10,508	$1,428
Cash paid for income taxes	$109	$96
Supplemental disclosures of non-cash operating, investing and financing activities
Conversion of long-term notes payable to redeemable convertible preferred stock	$—	$1,050
Conversion of long-term notes payable and accrued interest to common stock	$5,137	$—
Forfeiture of accrued interest in connection with the conversion of long-term notes payable	$890	$—
Reclassification of warrant liability in connection with the reverse recapitalization	$940	$—
Conversion of preferred stock to common stock in connection with the reverse recapitalization	$75,501	$—
Transaction costs incurred in connection with the reverse recapitalization and registration statements but not yet paid	$596	$—
Transfer of warrants related to business combination	$29,824	$—
Conversion of Legacy Pinstripes common stock in connection with the reverse recapitalization	$180	$—
Increase in operating lease right-of-use assets	$14,018	$7,580
Non-cash finance obligation	$2,805	$—
Non-cash capital expenditures included in accounts payable	$654	$9,924
Change in the redemption amount of the redeemable convertible preferred stock	$1,423	$—
Accretion of cumulative dividends on Series I redeemable convertible preferred stock	$878	$—
The accompanying notes are an integral part of these consolidated financial statements.

Pinstripes Holdings, Inc.
Notes to Consolidated Financial Statements
(Dollars in thousands, except share and per share amounts)
Note 1 – Nature of Business and Basis of Presentation
Pinstripes Holdings, Inc. (“Pinstripes”, “New Pinstripes”, the “Company”, “we”, “us”, or “our”) was formed for the purpose of operating and expanding a unique entertainment and dining concept. As of April 28, 2024, the Company has 17 locations in ten states and generates revenue primarily from the sale of food, beverages, bowling, bocce and hosting private events. The Company operates its business as one operating and one reportable segment.
On December 29, 2023, Pinstripes, Inc. (the “Predecessor” or “Legacy Pinstripes”) consummated the previously announced business combination pursuant to the Business Combination Agreement, dated as of June 22, 2023 (as amended and restated as of September 26, 2023 and November 22, 2023, the “BCA” or “Business Combination”), by and among Legacy Pinstripes, Banyan Acquisition Corporation, a Delaware corporation (“Banyan”), and Panther Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Banyan. The financial statements included in this report reflect (i) the historical operating results of Legacy Pinstripes prior to the Business Combination and (ii) the combined results of Legacy Pinstripes and New Pinstripes following the closing of the Business Combination (collectively, Legacy Pinstripes and New Pinstripes are referred to as the “Company”). In connection with the closing of the Business Combination, Banyan changed its name to Pinstripes Holdings, Inc. (see Note 3).
The closing of the Business Combination is accounted for as a reverse recapitalization. The prior period share and per share amounts presented in the consolidated financial statements and related notes have been retroactively adjusted to give effect to the reverse recapitalization treatment of the transactions completed by the Business Combination.
The Company’s financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) in the United States for interim financial information as prescribed by the Securities and Exchange Commission (“SEC”).
Note 2 – Summary of Significant Accounting Policies
Principles of consolidation
The accompanying consolidated financial statements include the accounts of the Company and its directly and indirectly wholly owned subsidiaries: Pinstripes, Inc., Pinstripes at Prairiefire, Inc., Pinstripes Illinois, LLC, and Pinstripes, Hillsdale, LLC. All intercompany accounts and transactions have been eliminated in consolidation.
Fiscal years
The Company’s fiscal year consists of 52/53-weeks ending on the last Sunday in April. The fiscal year ended April 30, 2023 contained 53 weeks and the fiscal year ended April 28, 2024 contained 52 weeks. In a 52-week fiscal year, the first, second and third fiscal quarters each contain twelve weeks and the fourth fiscal quarter contains sixteen weeks. In a 53-week fiscal year, the first, second and third fiscal quarters each contain twelve weeks and the fourth fiscal quarter contains seventeen weeks.
Use of estimates
The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.
Cash, cash equivalents and restricted cash
Management considers transaction settlements in process from credit card companies and all highly-liquid investments with original maturities of three months or less to be cash equivalents. Amounts due from credit card transactions with settlement terms of less than five days are included in cash and cash equivalents. Credit and debit card receivables included within cash were $1,624 and $1,381 as of April 28, 2024 and April 30, 2023, respectively.

Pinstripes Holdings, Inc.
Notes to Consolidated Financial Statements
(Dollars in thousands, except share and per share amounts)
Restricted cash includes cash held to secure a letter of credit, with legally restricted cash collateral provisions, for the benefit of a landlord in exchange for a liquor license for the Company. As of April 28, 2024 and April 30, 2023, the Company had restricted cash of $1,000 and $0, in the consolidated balance sheets, respectively.
Accounts receivable
Accounts receivable primarily includes amounts due from the service provider processing customer event deposits and amounts due from third-party gift card distributors. The Company monitors the collectability of its receivables with customers based on the length of time the receivable is past due and historical experience. Historically, the amounts of bad debt losses have been de minis.
Prepaid Expenses
Prepaid expenses and deposits consist primarily of prepaid insurance premiums.
Inventories
Inventory, which consists of food and beverages used in operations, is valued at the lower of cost or net realizable value on a first-in, first-out basis (see Note 4). The Company did not record an inventory reserve as of April 28, 2024 and April 30, 2023.
Property and equipment
Property and equipment are carried at cost less accumulated depreciation. Depreciation is computed on the straight-line method, based on assets’ useful lives or the shorter of the estimated useful lives or the terms of the underlying leases of the related leasehold improvements. Estimated depreciable lives for categories of property and equipment follow:

Depreciable Life - Years
Furniture, fixtures, and equipment	3 - 10
Leasehold improvements	10 - 20
Building and building improvements	15 - 30
Software	3 - 7
Repairs and maintenance are expensed as incurred. Upon sale or retirement, the related cost and accumulated depreciation are removed from the respective accounts, and any resulting gain or loss is included in operating income.
Impairment of long-lived assets
Long-lived assets, such as property and equipment, and operating lease right-of-use assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In determining the recoverability of the asset value, an analysis is performed at the individual store level, since this is the lowest level of identifiable cash flows, and primarily includes an assessment of historical cash flows and other relevant factors and circumstances, including the maturity of the store, changes in the economic environment and future operating plans. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to estimated undiscounted future cash flows expected to be generated by the asset group. If the carrying amount of an asset group exceeds its estimated future cash flows, an impairment loss is recognized for the amount by which the carrying amount of the asset group exceeds the fair value of the asset group. The fair value is estimated through the cost and income approach.
Projecting undiscounted future cash flows requires the use of estimates and assumptions that are largely unobservable, and classified as Level 3 inputs in the fair value hierarchy. If actual performance does not achieve

Pinstripes Holdings, Inc.
Notes to Consolidated Financial Statements
(Dollars in thousands, except share and per share amounts)
such projections, the Company may be required to recognize impairment charges in futures periods and such charges could be material.
Due to certain market and operating conditions, the Company recorded an impairment charge of $2,363 primarily related to leasehold improvements and furniture, fixtures and equipment for the fiscal year ended April 30, 2023, with no impairment charges recorded in fiscal year 2024.
Leases
Leases are recognized in accordance with ASC 842. The Company leases various assets, including real estate, retail buildings, restaurant equipment and office equipment.
The Company has made an accounting policy election applicable to all asset classes not to record leases with an initial term of twelve months or less on the balance sheet as allowed within ASC 842. For leases with an initial term greater than 12 months, a related lease liability is recorded on the balance sheet at the present value of future fixed payments discounted at the Company’s estimated fully collateralized borrowing rate corresponding with the lease term (i.e., incremental borrowing rate). In addition, a right-of-use asset is recorded as the initial amount of the lease liability, plus any initial direct costs incurred and lease prepayment, less any tenant improvement allowance incentives received. Most of the Company’s leases include one or more options to renew, with terms that can extend from 5-10 years. To determine the expected lease term, we excluded all options as it is not reasonably certain we would exercise these options.
Lease payments include fixed payments and variable payments for common area maintenance costs, real estate taxes, insurance related to leases or additional rent based upon sales volume (variable lease cost). Variable lease costs are expensed as incurred whereas fixed lease costs are recorded on a straight-line basis over the life of the lease. The Company does not separate lease and non-lease components (e.g. common area maintenance), which is a policy maintained for all asset classes. Leases do not contain any material residual value guarantee or material restrictive covenants.
The discount rate used to determine the amount of right-of-use assets and lease liabilities is the interest rate implicit in the lease, when known. If the rate is not implicit in the lease, the Company uses its incremental borrowing rate, which is derived based on available information at or near the commencement date.
Debt and equity issuance costs
Debt issuance costs and discounts are amortized into interest expense over the terms of the related loan agreements using the effective interest method or other methods which approximate the effective interest method. Debt issuance costs related to a recognized debt liability are presented on the consolidated balance sheets as a direct deduction from the carrying amount of that debt liability, consistent with discounts.
Equity issuance costs incurred in connection with the warrants granted to the lenders are recorded as a reduction of additional paid-in capital.
Revenue
Food and beverage revenues and recreation revenues are recognized when payment is tendered at the point of sale as the performance obligation has been satisfied. Food and beverage revenues include the sale of food and beverage products. Recreation revenues include bowling and bocce sales. Revenues are recognized net of discounts and taxes. Event deposits received from guests are deferred and recognized as revenue when the event is held. Event deposits received from customers in advance are included in amounts due to customers in the consolidated balance sheets in the amounts of $6,640 as of April 28, 2024 and $5,453 as of April 30, 2023.
The Company sells gift cards, which do not have expiration dates, and does not deduct non-usage fees from outstanding gift card balances. Gift card sales are initially recorded by the Company as a liability and subsequently recognized as revenue upon redemption by the customer. For unredeemed gift cards that the Company expects to be entitled to breakage and for which there is no legal obligation to remit the unredeemed gift card balances to the

Pinstripes Holdings, Inc.
Notes to Consolidated Financial Statements
(Dollars in thousands, except share and per share amounts)
relevant jurisdictions, the Company recognizes expected breakage as revenue in proportion to the pattern of redemption by the customers. The determination of the gift card breakage is based on the Company’s specific historical redemption patterns. The contract liability related to gift cards is included in amounts due to customers in the consolidated balance sheets in the amounts of $1,993 as of April 28, 2024 and $1,896 as of April 30, 2023. The components of gift card revenue were as follows:

	Fiscal Year Ended
	April 28, 2024	April 30, 2023
Redemptions, net of discounts	$2,152	$1,415
Breakage	639	755
Gift card revenue, net	$2,791	$2,170
Revenues are reported net of sales tax collected from customers. Sales tax collected is included in other accrued liabilities on the consolidated balance sheets until the taxes are remitted to the appropriate taxing authorities.
Pre-opening costs
Pre-opening costs, which are expensed as incurred, consist of expenses prior to opening a new store location and are made up primarily of manager salaries, relocation costs, recruiting expenses, payroll and training costs, marketing and travel costs. These costs also include occupancy costs recorded during the period between the date of possession and the date we begin operations at a location. Pre-opening costs were $8,889 and $4,935 for the fiscal years ended April 28, 2024 and April 30, 2023, respectively, due to preparations for new locations under construction.
Advertising Expense
Advertising costs are expensed as incurred in general and administrative expenses in the Company’s consolidated statements of operations. Marketing expenses related to new locations are recorded in preopening expenses in the consolidated statements of operations. Advertising costs incurred were as follows:

	Fiscal Year Ended
	April 28, 2024	April 30, 2023
General and administrative expenses	$4,958	$3,044
Pre-opening expenses	910	604
Advertising costs incurred	$5,868	$3,648
Store labor and benefits
Store labor and benefits consists of all restaurant-level management and hourly labor costs including salaries, wages, benefits, bonuses and payroll taxes. Corporate-level employees payroll costs are classified within general and administrative expenses on the consolidated statements of operations.
Store occupancy costs, excluding depreciation
Store occupancy costs, excluding depreciation, consists of rent expense, common area maintenance costs, real estate taxes and utilities.
Other store operating expenses, excluding depreciation
The other store operating expenses, excluding depreciation, include all other venue-level operating expenses such as kitchen supplies, repairs and maintenance, credit card and bank fees, third-party delivery service fees and event expenses, except for store labor and related benefits associated with employees.

Pinstripes Holdings, Inc.
Notes to Consolidated Financial Statements
(Dollars in thousands, except share and per share amounts)
Stock-based compensation
The Company recognizes compensation expense for stock-based payment awards by charging the fair value of each award, as determined on its grant date, to earnings on a straight-line basis over each award’s requisite vesting period. The requisite service period for the Company’s stock options awards with service is derived by considering both the awards’ vesting period of five years and requisite service period derived from the market condition, which considers achievement of certain share prices. Forfeitures are recorded as they occur. The fair value of each option award is estimated on the date of grant based on the Black-Scholes option pricing model or Hull White Binomial Lattice option valuation model. Significant inputs used in these models include the expiration date of the option term, contractual option term, a risk-free interest rate, expected volatility and management’s estimate of the fair value of the Company’s common stock. The Company granted non-employee directors a restricted stock unit award during fiscal year 2024 and compensation expense is recognized based on the grant date fair value over the one-year vesting period (see Note 11).
Fair value of financial instruments
U.S. GAAP establishes a three-tier hierarchy to prioritize the inputs used in the valuation methodologies in measuring the fair value of financial instruments. This hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The three-tier fair value hierarchy is:
Level 1 – observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.
Level 2 – include other inputs that are directly or indirectly observable in the marketplace.
Level 3 – unobservable inputs which are supported by little or no market activity.
The carrying value of the Company’s cash and cash equivalents, accounts receivable and accounts payable approximate fair market value due to the short term nature associated with these financial instruments. The fair value of our debt uses Level 3 inputs and Black-Derman-Toy (BDT) interest rate model (see Note 7). The fair value of warrant liabilities is determined using Level 3 inputs and the intrinsic value valuation method, as described in ASC 820 (see Note 12). Stock-based compensation is measured at the grant date using Level 2 inputs and Black-Scholes or Hull White Binomial Lattice option-pricing model (see Note 11).
The Company may be required, from time to time, to measure certain assets at fair value on a nonrecurring basis when events or circumstances indicate that the carrying amount of an asset may not be recoverable. These adjustments to fair value usually result from the write-downs of assets due to impairment.
Income taxes
The Company is taxed as a C corporation under which income taxes are accounted for using the asset and liability method. Under this method, deferred tax assets and liabilities are recognized with respect to future tax consequences attributable to differences between the income tax basis of assets and liabilities and their carrying amounts for financial statement purposes. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be realized or settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in the period that includes the enactment date.
Classification of instruments as liabilities or equity
The Company has applied ASC 480, Distinguishing Liabilities from Equity, to classify as a liability or equity certain redeemable and/or convertible instruments, including the Company’s preferred stock. The Company determines the liability classification if the financial instrument is mandatorily redeemable for cash or by issuing a variable number of equity shares.

Pinstripes Holdings, Inc.
Notes to Consolidated Financial Statements
(Dollars in thousands, except share and per share amounts)
If the Company determines that a financial instrument should not be classified as a liability, it then determines whether the financial instrument should be presented between the liability section and the equity section of the balance sheet as temporary equity. The Company classifies financial instruments as temporary equity if the redemption of the preferred stock or other financial instrument is outside the control of the Company. Otherwise, the Company accounts for the financial instrument as permanent equity. As of April 28, 2024, redeemable convertible preferred stock was converted into common equity in conjunction with the Reverse Recapitalization (see Note 3).
The Company records temporary equity or permanent equity upon issuance at the fair value, or cash received.
Common and preferred stock
In connection with the Reverse Recapitalization (see Note 3), the following classes of common (collectively, the Class A Common Stock, Series B-1 Common Stock, Series B-2 Common Stock and Series B-3 Common Stock, are referred to as “Common Stock”) and preferred stock were authorized:
•400,000,000 shares of Class A Common Stock at a par value of $0.0001 per share, of which 40,087,785 shares were issued and outstanding as of April 28, 2024
•10,000,000 shares of Series B-1 Common Stock at a par value of $0.0001 per share, of which no shares were issued and outstanding as of April 28, 2024
•10,000,000 shares of Series B-2 Common Stock at a par value of $0.0001 per share, of which no shares were issued and outstanding as of April 28, 2024
•10,000,000 shares of Series B-3 Common Stock at a par value of $0.0001 per share, of which no shares were issued and outstanding as of April 28, 2024
•10,000,000 shares of preferred stock at a par value of $0.0001 per share, of which no shares were issued and outstanding as of April 28, 2024
Recently adopted and issued accounting standards
In November 2023, the FASB issued Update 2023-07, "Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures". This Update applies to all public entities that are required to report segment information in accordance with Topic 280. The amendments in this Update improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. The amendments in this Update do not change how a public entity identifies its operating segments, aggregates those operating segments, or applies the quantitative thresholds to determine its reportable segments. The new standard is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The standard should be applied retrospectively to all prior periods presented in the financial statements. The Company is currently evaluating the impact of adopting this new standard.
In December 2023, the FASB issued Update 2023-09, "Income Taxes (Topic 740): Improvements to Income Tax Disclosures". This Update applies to all entities that are subject to Topic 740. The amendments in this Update improve income tax disclosures primarily related to the rate reconciliation and income taxes paid information as well as the effectiveness of certain other income tax disclosures. The new standard is effective for annual periods beginning after December 15, 2024. Early adoption is permitted. The standard should be applied on a prospective basis, but retrospective application is permitted. The Company is currently evaluating the impact of adopting this new standard.
Note 3 – Reverse Recapitalization
The consummation of the Business Combination was accounted for as a reverse recapitalization in accordance with GAAP (“Reverse Recapitalization”). Under this method of accounting, Banyan is treated as the “acquired” company. Accordingly, for accounting and financial reporting purposes, the financial statements of the combined entity, New Pinstripes, represent a continuation of the consolidated financial statements of Legacy Pinstripes, with

Pinstripes Holdings, Inc.
Notes to Consolidated Financial Statements
(Dollars in thousands, except share and per share amounts)
the transaction treated as the equivalent of Legacy Pinstripes issuing stock for the net assets of Banyan, accompanied by a recapitalization. The net assets of Banyan are stated at historical cost, which approximates fair value, with no goodwill or other intangible assets recorded. Legacy Pinstripes was determined to be the accounting acquirer due to (i) Legacy Pinstripes’ stockholders comprising the relative majority of the voting power of the combined entity and having the ability to nominate the substantial majority of the board of directors of New Pinstripes, (ii) Legacy Pinstripes’ operations prior to the Reverse Recapitalization comprising the only ongoing operations of the combined entity, and (iii) Legacy Pinstripes’ senior management comprising the senior management of the combined company.
In connection with the closing of the Business Combination:
•Immediately prior to the consummation of the Reverse Recapitalization (i) each of the issued and outstanding 11,089,695 shares of Legacy Pinstripes Redeemable Convertible Preferred Stock (including the 850,648 shares of Legacy Pinstripes Series I Redeemable Convertible Preferred Stock and the 35,102 shares payable for the settlement of the cumulative unpaid dividends thereon) were converted into 11,089,695 shares of Legacy Pinstripes Common Stock; (ii) each of the issued and outstanding 354,436 Legacy Pinstripes warrants were converted into 354,436 shares of Legacy Pinstripes Common Stock; and (iii) each of Legacy Pinstripes outstanding principal convertible note obligations were converted into 500,000 shares of Legacy Pinstripes Common Stock (collectively, the “Conversion Shares”);
•Each of the issued and outstanding 17,422,009 shares of Legacy Pinstripes Common Stock held by the Legacy Pinstripes stockholders, including the Conversion Shares, with the exception of the 885,750 shares of Legacy Pinstripes Common Stock issued upon conversion of Legacy Pinstripes Series I Redeemable Convertible Preferred Stock (the “Series I Investors”), were cancelled and converted into 32,206,458 shares of New Pinstripes Class A Common Stock, after giving effect to an exchange ratio of approximately 1.8486 shares of New Pinstripes Class A Common Stock for each share of Legacy Pinstripes as set forth in the BCA (the “Exchange Ratio”);
•Each of the issued and outstanding 885,750 shares of Legacy Pinstripes Common Stock held by the Series I Investors were cancelled and converted into 2,214,375 shares of New Pinstripes Class A Common Stock after giving effect to an exchange ratio of approximately 2.5 shares of New Pinstripes Class A Common Stock for each share of Legacy Pinstripes as set forth in the BCA (the “Series I Exchange Ratio”) (collectively, the Exchange Ratio and the Series I Exchange Ratios are referred to as the “Exchange Ratios”);
•All 32,203 of the issued and outstanding shares of Banyan Redeemable Class A Common Stock held by Banyan stockholders were re-issued as 32,203 shares of New Pinstripes Class A Common Stock;
•Banyan stockholders forfeited an aggregate of 2,768,750 shares of the issued and outstanding Banyan Class A Common Stock which were re-issued as (i) 1,242,975 shares of New Pinstripes Class A Common Stock to the Legacy Pinstripes stockholders (other than the Series I Investors), (ii) 507,025 shares of New Pinstripes Class A Common Stock to the Series I Investors and (iii) 1,018,750 shares of Class A Common Stock to the certain investors in Banyan who agreed not to redeem their respective shares of Banyan Class A Common Stock in connection with Banyan’s extension meeting held on April 21, 2023;
•Each of the remaining issued and outstanding 3,665,000 shares of Banyan Class A Common Stock held by the Banyan stockholders were re-issued as 3,665,000 shares of New Pinstripes Common Stock;
•All of the 2,722,593 issued and outstanding vested and unvested Legacy Pinstripes options held by the Legacy Pinstripes stockholders were converted into New Pinstripes options exercisable for 5,032,434 shares of New Pinstripes Common Stock, after giving effect to the Exchange Ratio, at an exercise price per share equal to the Legacy Pinstripes option exercise price divided by the Exchange Ratio; and

Pinstripes Holdings, Inc.
Notes to Consolidated Financial Statements
(Dollars in thousands, except share and per share amounts)
•50,000 shares of New Pinstripes Class A Common Stock were issued to a third party as payment for $500 of transaction costs incurred by Legacy Pinstripes in connection with the closing of the business combination.
Pursuant to the BCA, an aggregate of (i) 1,485,000 of the issued and outstanding shares of Banyan Class A Common Stock and 345,000 of the issued and outstanding shares of Banyan Class B Common Stock held by the Banyan stockholders were re-issued as 1,830,000 shares of New Pinstripes Class B Common Stock, subject to vesting based upon satisfaction of stock trading price conditions (“Sponsor Earnout Shares”), (ii) 5,000,000 shares of New Pinstripes Class B Common Stock were issued to Legacy Pinstripes stockholders, subject to vesting based upon satisfaction of stock trading price conditions (“Target Earnout Shares”), and (iii) 4,000,000 shares of New Pinstripes Class B Common Stock were issued to Legacy Pinstripes stockholders, subject to vesting based upon financial performance in calendar 2024 (“EBITDA Earnout Shares” and, together with the Sponsor Earnout Shares and the Target Earnout Shares, the “Earnout Shares”). The Earnout Shares, which will convert into New Pinstripes Class A Common Stock if the conditions described herein are met, are subject to forfeiture if the respective achievement of the specified targets are not met, are classified in stockholders’ equity as the Earnout Shares were determined to be indexed to New Pinstripes Class A Common Stock and meet the requirements for equity-classification (see Note 12).
In connection with the Reverse Recapitalization, Pinstripes entered into a loan agreement with Oaktree Fund Administration, LLC (“Oaktree”) under which Pinstripes obtained a senior secured term loan in the principal amount of $50,000 (see Note 7) and issued warrants to purchase 2,500,000 shares of New Pinstripes Class A Common Stock at an exercise price of $0.01 per share (“Oaktree Tranche 1 Warrants”). Management evaluated the warrants and concluded the meet the criteria for equity classification (see Note 12).
The number of shares of New Pinstripes Common Stock issued immediately following the consummation of the Reverse Capitalization was as follows:

Shares
Legacy Pinstripes stockholders(1)	33,449,433
Banyan stockholders(2)	3,697,203
Series I Investors	2,721,400
Other	50,000
Total shares of New Pinstripes Common Stock outstanding immediately following the Reverse Recapitalization	39,918,036
__________________
(1)Excludes the 5,000,000 Target Earnout Shares and the 4,000,000 EBITDA Earnout shares subject to forfeiture if the achievement of certain targets is not met.
(2)Includes the 1,018,750 shares of Class A Common Stock to certain investors in Banyan who agreed not to redeem their respective shares of Banyan Class A Common Stock in connection with Banyan’s extension meeting held on April 21, 2023 and excludes the 1,830,000 Sponsor Earnout Shares subject to forfeiture if the achievement of certain targets is not met.
Transaction Costs
During the fiscal year ended April 28, 2024, the Company incurred $24,317 for transaction costs incurred in connection with the Reverse Recapitalization, inclusive of Banyan incurred transaction costs, and $635 for transaction costs incurred with the S-1 and S-8 registration statements. The transaction costs primarily represent fees incurred for financial advisory, legal and other professional services. Transaction costs are reported as a reduction of additional paid-in capital on the consolidated balance sheets as of April 28, 2024, excluding $940 reported as prepaid and other current assets related to director and officer insurance for the Company and Banyan as well as $53 of taxes payable related to consummation of the business combination. Of the total transaction costs incurred as of April 28, 2024, $23,864 has been paid and reflected as a cash outflow from financing activities.

Pinstripes Holdings, Inc.
Notes to Consolidated Financial Statements
(Dollars in thousands, except share and per share amounts)
Retroactive Application of Reverse Recapitalization
The Business Combination is accounted for as a reverse recapitalization of equity. Accordingly, the prior period share and per share amounts presented in the consolidated financial statements and related notes have been retroactively adjusted to give effect to the Reverse Recapitalization.
Retroactive Application of Reverse Recapitalization to the Consolidated Balance Sheets
To conform to the retroactive application of the Reverse Recapitalization, the redeemable convertible preferred stock and the total stockholders’ deficit within the consolidated balance sheets have been retroactively converted to New Pinstripes Common Stock using the Exchange Ratios and the New Pinstripes Common Stock par value of $0.0001. Accordingly, the Company reclassified $61 of Legacy Pinstripes Common Stock par value to additional paid-in capital at April 30, 2023.
Retroactive Application of Reverse Recapitalization to the Consolidated Statements of Operations
The weighted average shares during the fiscal years ended April 28, 2024 and April 30, 2023 have been recalculated to give effect to the retroactive application of the Reverse Recapitalization on the outstanding shares. Accordingly, the basic and diluted weighted-average Legacy Pinstripes Common Stock were retroactively converted to New Pinstripes Common Stock.
Retroactive Application of Reverse Recapitalization to the Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit
The consolidated statements of redeemable convertible preferred stock and stockholders’ deficit have been recast to reflect the number of New Pinstripes Common Stock issued to Legacy Pinstripes stockholders in connection with the Reverse Recapitalization at the New Pinstripes Common Stock par value of $0.0001. The number of Legacy Pinstripes’ Redeemable Convertible Preferred Stock and Legacy Pinstripes’ Common Stock have been recast after giving effect to the Exchange Ratio in connection with the Reverse Recapitalization, and the related impacts to common stock and additional paid-in-capital for the change in par value.
Note 4 – Inventory
Inventories consist of the following:

	April 28, 2024	April 30, 2023
Beverage	$672	$545
Food	277	257
Total	$949	$802

Pinstripes Holdings, Inc.
Notes to Consolidated Financial Statements
(Dollars in thousands, except share and per share amounts)
Note 5 – Property and Equipment
Property and equipment, net is summarized as follows:

	April 28, 2024	April 30, 2023
Leasehold improvements	$84,747	$63,606
Furniture, fixtures, and equipment	50,355	34,069
Building and building improvements	7,000	7,000
Software	18	—
Construction in progress	9,557	24,569
Total cost	151,677	129,244
Less: accumulated depreciation	(71,662)	(66,402)
Property and equipment, net	80,015	62,842
During the fiscal year ended April 28, 2024, the Company capitalized interest expense of $557 into construction in progress.
Construction in progress relates to new locations under construction.
Note 6 – Other Accrued Liabilities
Other accrued liabilities consist of the following:

	April 28, 2024	April 30, 2023
Accrued payroll	$3,010	$2,241
Accrued sales & income tax	1,566	1,072
Accrued interest	206	924
Landlord advances on construction buildout	—	912
Accrued insurance	311	864
Oaktree Tranche 2 Written Option	1,012	—
Accrued other	285	387
Accrued professional fees	156	288
Total	6,546	6,688

Pinstripes Holdings, Inc.
Notes to Consolidated Financial Statements
(Dollars in thousands, except share and per share amounts)
Note 7 – Debt
Long-term notes payable consists of the following:

	April 28, 2024	April 30, 2023
PPP and SBA loans	$500	$500
Term loans	34,300	22,500
Equipment loan	16,500	11,500
Senior notes	53,430	—
Convertible notes	—	5,000
Finance obligations	6,124	3,995
Other	74	127
Less: unamortized debt issuance costs and discounts	(35,433)	(6,367)
Total	75,495	37,255
Less: current portion of long-term notes payable	(4,818)	(1,044)
Long-term notes payable	$70,677	$36,211
PPP & SBA Loans
In April 2020, the Company executed a loan pursuant to the Paycheck Protection Program (“PPP”) loans, which was administered by the Small Business Association (“SBA”) under the CARES Act and the PPP Flexibility Act of 2020, for $7,725.
During the fiscal year ended April 25, 2021, the Company executed three PPP loans totaling $3,265. Each PPP loan matures two years after issuance. The interest rate on each PPP loan was 1.0% annually.
As authorized by the provisions of the CARES Act, the Company applied for forgiveness of a portion of the PPP loans. For the fiscal year ended April 30, 2023, the Company recorded a gain on the extinguishment of debt for $8,458, which includes accrued interest.
Term Loans
On March 7, 2023, the Company entered into a term loan facility (the “Silverview Facility”), consisting of two tranches and detachable warrants (see Note 11), with Silverview Credit Partners LP (“Silverview”) for $35,000 (the “Silverview Tranche 1 Loan”) that matures on June 7, 2027. As part of the transaction, the Company repaid $5,598 of term loans with Live Oak Banking Company. The interest rate on the term loan is 15%, which is payable monthly, and is collateralized by a first lien security interest in the assets of the business. At each six-month interval beginning in March of fiscal year 2024, the Company will begin repaying the principal amount. In March 2024, the Company made a principal payment of $700. As of April 28, 2024 and April 30, 2023, the principal outstanding related to the Silverview Tranche 1 Loan is $34,300 and $22,500, respectively.
The Silverview Facility provides for a second tranche (the “Silverview Tranche 2 Loan”) that allows the Company to draw an additional $12,500 solely during the Silverview Tranche 2 Loan availability period, which ends on the earlier of September 7, 2024 or the date on which obligations shall become due and payable in full per the loan agreement. Under the Silverview Tranche 2 Loan, the Company can borrow $2,500 per draw for each of five new store openings ($12,500 in aggregate). The Company had no borrowings outstanding under the Silverview Tranche 2 Loan as of April 30, 2023.
In relation to the above term loans, the Company incurred debt issuance costs and discounts of $5,182, of which $1,354 was debt issuance costs, $2,421 was debt discount and $1,407 was a loan commitment asset within other long-term assets on the consolidated balance sheets as of April 30, 2023.

Pinstripes Holdings, Inc.
Notes to Consolidated Financial Statements
(Dollars in thousands, except share and per share amounts)
On August 1, 2023, the Company and Silverview entered into an agreement whereby the Company agreed to grant Silverview Warrants to purchase shares of the Company’s Common Stock issuable and exercisable by Silverview if the Company obtains additional funding under the Silverview Tranche 2 Loan. Simultaneously, the Company amended and restated its existing warrant agreement (see Note 12). The Company determined that the amendment was treated as a debt modification and accordingly, no gain or loss was recognized.
On July 27, 2023, September 29, 2023, October 20, 2023 and December 29, 2023 the Company received $1,000, $1,500, $5,000 and $5,000 respectively, in additional debt proceeds from Silverview under the Silverview Tranche 2 Loan to fund expansion, which bear interest at 15%, and will be payable in full on June 7, 2027. Upon the issuance of each Silverview Tranche 2 Loan , the Company reduced the Silverview Tranche 2 Loan commitment asset for the proportional amount received and presents the amounts as a debt issuance costs and a reduction of the borrowing proceeds (i.e., a debt discount). As of April 28, 2024, the Company has drawn the total $12,500 available under the Silverview Tranche 2 Loan. As such, all of the remaining loan commitment asset of $1,203 has been reclassified to debt discount of $559 and debt issuance costs of $644.
As of April 28, 2024, the Company has recorded debt issuance costs and discounts, net of amortization, of $4,400, of which $1,510 was debt issuance costs and $2,890 was debt discount on the consolidated balance sheets.
Equipment Loan
On April 19, 2023, the Company entered into a subordinated equipment loan (the “Granite Creek Facility”) of $11,500 and detachable warrants (see Note 12) with Granite Creek Capital Partners LLC (“Granite Creek”) that matures on April 19, 2028. The interest rate on the loan is 12% and is payable monthly. The Granite Creek Facility is collateralized by the specific furniture, fixture, and equipment assets of the business. The outstanding principal will be repaid in quarterly installments equal to $431 on the last day of each calendar quarter commencing on September 30, 2024.
On July 27, 2023, the Company restated the term loan agreement with Granite Creek, to provide for $5,000 in additional debt financing and the issuance of additional detachable warrants (see Note 12) for development of new locations that matures on April 19, 2028, bears interest at 12%, and is repayable in quarterly installments beginning September 30, 2024. The Company determined that the amendment was treated as a debt modification and accordingly, no gain or loss was recognized.
In relation to the equipment loan, the Company incurred debt issuance costs and discounts of $2,770, of which $76 was recorded as debt issuance costs and $2,694 was recorded as a debt discount on the consolidated balance sheets as of April 30, 2023.
As of April 28, 2024, the Company has recorded debt issuance costs and discounts, net of amortization, of $3,285, of which $60 was debt issuance costs and $3,225 was debt discount on the consolidated balance sheets.
Senior Notes
On December 29, 2023, in connection with the Reverse Recapitalization (see Note 3), the Company entered into a definitive loan agreement with Oaktree Fund Administration, LLC, as agent, (“Oaktree”) under which the Company issued Senior Secured Notes (“Senior Notes”) to Oaktree, which mature in five years on December 29, 2028, and detachable warrants (see Note 12). The principal payment is due at maturity. The loan agreement provides for Senior Notes of up to $90,000 in the aggregate to be funded in two tranches as follows (a) an initial loan of $50,000 (“Oaktree Tranche 1 Loan”), which closed on December 29, 2023 in connection with the closing of the Business Combination, and (b) an additional $40,000 of Senior Notes is to be funded at the sole discretion of Oaktree no earlier than nine months and no later than 12 months after the Business Combination closing date (“Oaktree Tranche 2 Loan”). The Company will use the proceeds from the Oaktree Tranche 1 Loan for general business purposes, including the settlement of Business Combination related transaction costs and to fund expansion efforts. A condition to the funding of the Oaktree Tranche 2 Term Loan is that the Company shall use the proceeds to repay all outstanding amounts under the Silverview Facility. Interest on the Oaktree Tranche 1 Loan accrues on a daily basis calculated based on a 360-day year at a rate per annum equal to (i) 12.5% payable in arrears, at

Pinstripes Holdings, Inc.
Notes to Consolidated Financial Statements
(Dollars in thousands, except share and per share amounts)
Pinstripes’ option either in cash or in kind (subject to certain procedures and conditions); provided that the interest payable in respect of any period following December 31, 2024, interest under this clause (i) will be required to be paid solely in cash, plus (ii) 7.5% payable quarterly in arrears, at Pinstripes’ option, either in cash or in kind (subject to certain procedures and conditions). On each payment interest date, the Company will increase the principal amount based upon the contractual rate and assume the value of the payment in kind is equal to the amount accrued. The effective interest rate of the original debt will incorporate the paid-in-kind (PIK) interest in the computation of the effective interest rate as an assumed cash flow on each payment date. As of April 28, 2024, the Company recorded $3,430 of accrued PIK interest in long-term notes payable on the consolidated balance sheet.
The obligations of the Company under the Oaktree Tranche 1 Loan are unconditionally guaranteed (the “Guarantees”) by Pinstripes and certain other subsidiaries of Pinstripes (collectively, the “Guarantors”). The obligations under the Oaktree Tranche 1 Loan and the Guarantees are secured by a second lien security interest in substantially all assets of the Guarantors, subordinate to the first lien security interests of the other senior secured lenders (Silverview and Granite Creek) of Pinstripes, and including a pledge of the equity of the Company. Any prepayment of the Oaktree Tranche 1 Loan prior to its maturity date will be subject to a customary “make-whole” premium calculated using a discount rate equal to the yield on comparable Treasury securities plus 50 basis points.
The Oaktree Tranche 2 Loan presents a written option to Oaktree to issue an additional $40,000 of funding at Oaktree’s sole discretion. The Company determined the written option for the Oaktree Tranche 2 Loan requires recognition as a liability and to be remeasured at fair value at the end of each reporting period. On December 29, 2023, the written option was initially recognized at its issuance date fair value of $1,773. During the fiscal year ended April 28, 2024, the Company recorded a gain for the change in fair value of the written option in the amount of $761, which is presented within the change in fair value of warrant liabilities and other in the consolidated financial statements of operations. As of April 28, 2024, the fair value of the written option was $1,012.
As of April 28, 2024, the Company has recorded debt issuance costs and discounts, net of amortization, of $27,747, of which $496 was debt issuance costs and $27,251 was debt discount on the consolidated balance sheets.
Convertible Notes
On June 4, 2021, the Company entered into two convertible note agreements for $5,000 in the aggregate. The convertible notes accrue interest at 1.07% annually and mature on June 4, 2025. Holders of the convertible notes had the right, at their option, to convert all of the outstanding principal and accrued interest to shares of Legacy Pinstripes Common Stock equal to the quotient of (i) the outstanding principal on the convertible note divided by (ii) the conversion price of $10 per share. In connection with the closing of the Business Combination, the convertible note holders elected to convert all of the outstanding $5,000 principal balance and the $137 of accrued unpaid interest to approximately 5,000 shares of Legacy Pinstripes Common Stock. With the election to convert all of the outstanding principal and accrued interest at 1.07%, the holder of the note forfeited additional interest of $890.
Finance Obligations
In 2011, the Company entered into a failed sale leaseback at its Northbrook, Illinois location. The Company sold the building, fixtures, and certain personal property and assigned the ground lease to a new lessor. The Company received $7,000 from the transaction, which was accounted for as a financing obligation with repayment terms of 15 years. The obligation is repaid in monthly installment payments, which includes principal and interest at an 8.15% annual rate. As of April 28, 2024 and April 30, 2023, the principal outstanding was $3,460 and $3,995, respectively.
During the second, third and fourth quarters of fiscal year 2024, the Company entered into agreements to pay for its bowling equipment for four locations through a long-term payment plan. The Company will pay approximately $2,805 for the equipment, which was accounted for as a financing obligation with a repayment term of five years. The obligation is repaid in monthly installment payments, which includes principal and interest at a 10% annual rate. As of April 28, 2024, the principal outstanding was $2,664.

Pinstripes Holdings, Inc.
Notes to Consolidated Financial Statements
(Dollars in thousands, except share and per share amounts)
Debt Covenants
On December 29, 2023, the Silverview and Granite Creek Facilities were amended in connection with the entry into the Oaktree loan and Oaktree’s entry into intercreditor agreements with each of Silverview and Granite Creek. The Silverview Facility and Granite Creek Facility were amended to align the measurement periods for the financial covenants of all three loan agreements, inclusive of Oaktree, and to provide for the Company’s guarantee of their obligations under each of the Silverview Facility and Granite Creek Facility. The Senior Notes, along with the amended Silverview Facility and Granite Creek Facility, require the Company to maintain a minimum specified total net leverage ratio. The Company’s loan agreements contain events of default with respect to, among other things, default in the payment of principal when due or the payment of interest, fees, and other amounts due thereunder after a specific grace period, material misrepresentations and failure to comply with covenants. The Guarantors are subject to negative covenants restricting the activities of the Guarantors, including, without limitation, limitations on: dispositions, mergers or acquisitions, incurring indebtedness or liens, paying dividends or redeeming stock or making other distributions, making certain investments and engaging in certain other business transactions. The Guarantors were in compliance with the debt covenants as of April 28, 2024. The first covenant measurement period is ending on January 6, 2025.
Liquidity
The Company has reported negative working capital as of April 28, 2024 and had losses from operations and cash used in operating activities for the fiscal year ended April 28, 2024. The Company’s ability to continue as a going concern is dependent upon it generating sufficient cash from operations over the next twelve months from the date of the issuance of these financial statements. The Company believes that its current earnings projections, which include full year results for the stores that opened during the fiscal year ended April 28, 2024, new store openings and strategic cost reductions, along with its existing cash and committed lessor tenant allowances, will provide the liquidity cash necessary to meet its current obligations, including for capital expenditures and lease obligations, and continued operations as they become due for at least the next twelve months.
Fair Value
The fair value of long-term notes payable (including current maturities) as of April 28, 2024 is approximately $71,061 and estimated using Level 3 inputs.
Debt Maturities
Below are the Company’s principal payment maturities as of April 28, 2024, by fiscal year, inclusive of the Oaktree PIK interest added to the principal balance:

2025	$4,818
2026	7,123
2027	10,198
2028	34,390
2029	75,889
Thereafter	500
Total	$132,918
Note 8 – Income Taxes
The components of income tax expense are as follows:

Pinstripes Holdings, Inc.
Notes to Consolidated Financial Statements
(Dollars in thousands, except share and per share amounts)

	April 28, 2024	April 30, 2023
Current:
State and local	$36	$192
Total current	$36	192
Income tax expense	$36	$192
The income tax provision attributable to net income (loss) differed from the amounts computed by applying the U.S. federal income tax rate of 21% to income (loss) before income tax for the fiscal years ended April 28, 2024 and April 30, 2023 due to the following:

	April 28, 2024	April 30, 2023
U.S. federal provision at statutory tax rate	$(1,376)	$(1,540)
State income taxes, net of federal benefit	884	(711)
Permanent differences	295	102
PPP loan forgiveness	—	(1,755)
Stock compensation	—	(12)
Change in fair value of warrant liabilities	(5,593)	—
Return-to-provision	(75)	—
Tax credits	(407)	(157)
Deferred adjustment	1,558	—
Change in valuation allowance	4,672	4,265
Other	78	—
Income tax expense	$36	$192
The effective tax rate for the years ended April 28, 2024 and April 30, 2023 was approximately (0.6)%, and (2.6)%, respectively, which was primarily due to the change in fair market value of warrant liabilities, nondeductible transaction costs, the FICA tip credit generated and fully offset by the change in valuation allowance.

Pinstripes Holdings, Inc.
Notes to Consolidated Financial Statements
(Dollars in thousands, except share and per share amounts)
Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities at April 28, 2024 and April 30, 2023 are as follows:

	April 28, 2024	April 30, 2023
Deferred tax assets:
Amount due to customers	$550	$1,474
Operating lease liabilities	29,718	28,481
Section 163(j) limitation	3,059	1,481
Net operating losses	20,890	14,961
Tax credits	4,735	4,328
Other accrued liabilities	65	97
Stock compensation	552	271
Other	3	3
Deferred tax assets	$59,572	$51,096
Valuation allowance	(47,693)	(43,021)
Net deferred tax assets	$11,879	$8,075

Deferred tax liabilities:
Property and equipment	$(2,568)	$(2,597)
Operating lease right-of-use assets	(9,311)	(5,478)
Total deferred tax liabilities	(11,879)	(8,075)
Net deferred tax liabilities	$—	$—
As of April 28, 2024, the Company had federal and state net operating loss (NOL) carryforwards of $87,949 and $145,190, respectively, resulting in an NOL deferred tax asset of $20,890.
The federal NOLs generated prior to 2018 of $15,106, expire at various times between 2029 and 2038. The federal NOLs generated post tax reform (beginning in 2018) of $72,843 can be carried forward indefinitely. Under the CARES Act, a five-year carryback was established for NOLs generated in 2018, 2019 and 2020 and the 80% limitation was suspended as well for NOLs generated in these tax years. These CARES Act provisions apply only to the Federal $9,000 of NOLs generated from fiscal years 2019 to 2021. The Company does not expect to be impacted by the provisions of the CARES Act.
As of April 28, 2024, the Company generated $145,190 in state NOLs, and this amount is subject to various carryforward periods; the state NOLs will expire at various times between 2025 and 2044.
The Company recorded a valuation allowance to reflect the estimated amount of certain U.S. and state deferred tax assets that, more likely than not, will not be realized. In making such a determination, the Company evaluates a variety of factors including the Company's operating history, accumulated deficit and the existence of taxable or deductible temporary differences and reversal periods. The net change in total valuation allowance for the fiscal years ended April 28, 2024 and April 30, 2023, was an increase of $4,672 and $4,265, respectively. The fiscal year 2024 and fiscal year 2023 valuation allowance movements were both driven primarily by U.S. and state NOL and credit carryforwards that are not expected on a more likely than not basis to be realized. The net increase in fiscal year 2024 and fiscal year 2023 fully offset U.S. and state tax benefits.
The Company recognizes the benefit of tax positions taken or expected to be taken in its tax returns in the consolidated financial statements when it is more likely than not that the position will be sustained upon examination by authorities. Recognized tax positions are measured at the largest amount of benefit that is greater

Pinstripes Holdings, Inc.
Notes to Consolidated Financial Statements
(Dollars in thousands, except share and per share amounts)
than fifty percent likely of being realized upon settlement. As of fiscal years ended April 28, 2024 and April 30, 2023, the Company recorded no accrual for unrecognized tax benefits.
The Company classifies interest expense and penalties related to the underpayment of income taxes in the consolidated financial statements as income tax expense. As of fiscal years ended April 28, 2024 and April 30, 2023, the Company recorded no accrued interest and penalties related to unrecognized tax benefits due to available income tax attribute carryforwards.
The Company files U.S. federal and various state income tax returns. In the normal course of business, the Company is subject to examination by taxing authorities. The Company is subject to tax examination in the U.S., various states and for the tax years 2020 to the present for federal, and 2020 to present for states. However, the taxing authorities may continue to examine the Company's federal and state net operating loss carryforwards until the statute of limitations closes on the tax years in which the federal and state net operating losses are utilized.
Note 9 – Leases
The Company leases various assets, including real estate, retail buildings, restaurant equipment and office equipment. The Company has non-cancelable operating leases expiring at various times through 2036.
In June 2023, the Company entered into a lease amendment for one location that resulted in a lease modification in accordance with Accounting Standards Codification 842, Leases (ASC 842), under which the Company received an abatement of $4,673 and deferral of previously unpaid rent of $4,500. The modification of the lease increased the lease liability by $2,678, decreased accrued occupancy costs by $9,173 and decreased the lease asset, which resulted in a gain of $3,281 that is included as a reduction in the Company’s store occupancy costs, excluding depreciation, line of the consolidated statements of operations for the fiscal year ended April 28, 2024.
As of April 28, 2024, the Company entered into additional operating leases with $81,226 in aggregate future fixed lease payments related to new locations, which have not yet commenced. As of April 28, 2024, the Company did not have control of the underlying properties.
The components of lease expense are as follows:

	April 28, 2024	April 30, 2023
Operating lease cost	$12,980	$14,199
Variable lease cost	5,936	3,616
Short term lease cost	172	43
Total lease cost	$19,088	$17,858
The operating lease costs, except pre-opening costs of $1,418 for the year ended April 28, 2024 and $1,547 for year ended April 30, 2023, are included within store occupancy costs on the consolidated statements of operations.
Supplemental cash flow information is as follows:

	April 28, 2024	April 30, 2023
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$28,244	$25,549

Pinstripes Holdings, Inc.
Notes to Consolidated Financial Statements
(Dollars in thousands, except share and per share amounts)
The aggregate future fixed lease payments for operating leases as of April 28, 2024 are as follows:

2025	$25,971
2026	21,858
2027	21,273
2028	20,289
2029	16,866
Thereafter	85,939
Total Lease payments	192,196
Less: imputed interest	(82,682)
Total	$109,514
Other information related to operating leases is as follows:

	2024	2023
Weighted-average remaining lease term (years)	12.0	9.8
Weighted-average discount rate	11.7%	9.5%
Note 10 – Redeemable Convertible Preferred Stock
As of October 15, 2023, Legacy Pinstripes had nine classes of preferred stock: Series A, B, C, D, E, F, G, H and I (collectively, the “Preferred Stock”) and a total of 11,054,593 issued and outstanding with a carrying value of $75,262 and a liquidation preference of $114,663. On December 29, 2023, upon the closing of the Business Combination, Series A through Series H converted into New Pinstripes shares of Class A Common Stock based on the Exchange Ratio of approximately 1.8486 and Series I converted into Class A Common Stock based on the Series I Exchange Ratio of approximately 2.5, inclusive of accrued Series I dividends (see Note 3).
The changes in the balance of the Preferred Stock included in the mezzanine equity for the fiscal year ended April 28, 2024 is as follows:

	Balance as of April 30, 2023	Issuance of Redeemable Convertible Preferred Stock, net	Remeasurement to Redemption Amount	Accretion of Cumulative Dividends	Conversion in connection with the Reverse Recapitalization	Balance as of April 28, 2024
Series A	$1,151	$—	$—	$—	$(1,151)	$—
Series B	930	—	—	—	(930)	—
Series C	300	—	—	—	(300)	—
Series D	10,340	—	—	—	(10,340)	—
Series E	2,207	—	—	—	(2,207)	—
Series F	27,290	—	—	—	(27,290)	—
Series G	3,550	—	—	—	(3,550)	—
Series H	7,700	—	—	—	(7,700)	—
Series I	—	19,843	1,423	878	(22,144)	—
Total	$53,468	$19,843	$1,423	$878	$(75,612)	$—
Note 11 – Stock-Based Compensation
Legacy Pinstripes’ 2008 Equity Incentive Plan (the “Plan”) provided for the issuance of 2,900,000 shares of Legacy Pinstripes Common Stock in the form of an option award or restricted stock award to eligible employees and directors. On October 19, 2023, the Board of Directors of Legacy Pinstripes approved a new equity incentive plan,

Pinstripes Holdings, Inc.
Notes to Consolidated Financial Statements
(Dollars in thousands, except share and per share amounts)
the 2023 Stock Option Plan (the “2023 Plan”), which provided for the issuance of 1,500,000 shares of Legacy Pinstripes Common Stock in the form of options awards to eligible employees and directors. On December 29, 2023, in connection with the closing of the Business Combination, the Board of Directors of the Company approved a 2023 Omnibus Equity Incentive Plan (the “2023 Omnibus Plan”), which provides for the issuances of up to 12,900,000 shares of Class A Common Stock in the form of option awards, stock appreciation rights, restricted stock awards, restricted stock unit awards (“RSUs”) and performance awards to eligible employees and directors. The number of shares of Class A Common Stock available for issuance under the 2023 Omnibus Plan will be subject to an annual increase on the first day of each fiscal year of the Company beginning April 29, 2024, equal to the lesser of (i) 15% of the aggregate number of shares outstanding on the final day of the immediately preceding fiscal year on a fully diluted basis (inclusive of all outstanding awards granted pursuant to the 2023 Omnibus Plan as of such last day and, if applicable, all outstanding purchase rights pursuant to an employee stock purchase plan maintained by the Company as of such last day) and (ii) any such smaller number of shares as is determined by the Board. Option awards vest 20% at the end of each year over five years and expire 10 years from the date of grant, or generally within 90 days of employee termination. There were no restricted stock awards, stock appreciation rights or performance awards outstanding as of April 28, 2024.
Stock Options
We recorded compensation expense related to stock options of $971 for fiscal year 2024 and $296 for fiscal year 2023. We use the Black-Scholes option-pricing model to measure the fair value of stock options granted to employees. Subsequent to the Reverse Recapitalization (see Note 3), granted options have exercise prices equal to the market price of the Company’s common stock on the grant date. The principal assumptions used in valuing options include: (1) risk-free interest rate - an estimate based on the yield of United States zero coupon securities with a maturity equal to the expected life of the option; (2) expected volatility - an estimate based on the historical volatility of the Company and Peer Group’s common stock for a period equal to the expected life of the option; and (3) expected option life - an estimate based on historical experience.
The assumptions used in the valuation of stock options granted during fiscal years 2024 and 2023 were as follows:

	April 28, 2024	April 30, 2023
Estimated volatility	70.0%	35 - 40%
Expected term (years)	10.0	N/A
Risk-free rate	4.6%	2.7 - 4.1%
Expected dividend yield	0.0%	0.0%
Weighted average fair value at grant date	$4.81	$1.00

Pinstripes Holdings, Inc.
Notes to Consolidated Financial Statements
(Dollars in thousands, except share and per share amounts)
A summary of equity classified option activity for the fiscal year ended April 28, 2024 is as follows:

	Number of Options (1)	Weighted-average Exercise Price	Weighted-average Remaining Contractual Term (in years)	Aggregate Intrinsic Value (in thousands)
Outstanding at April 30, 2023, as previously reported	2,284,399	$9.84	6.56	$16,628
Retroactive application of reverse recapitalization	1,938,936	(4.51)	—	$—
Outstanding at April 30, 2023, as previously reported	4,223,335	$5.33	6.56	$16,628
Granted	1,605,234	11.70
Exercised	(47,395)	3.55		$92
Cancelled or expired	(1,089,473)	8.58
Outstanding at April 28, 2024	4,691,701	$6.76	6.43	$—
Exercisable at April 28, 2024	2,495,483	$4.37	4.50
__________________
(1)Number of options and weighted average exercise price has been adjusted to reflect the exchange of Legacy Pinstripes’ stock options for New Pinstripes’ stock options at an exchange ratio of approximately 1.8486 as a result of the Reverse Recapitalization (see Note 3).
The unrecognized expense related to our stock option plan totaled approximately $6,149 as of April 28, 2024 and will be expensed over a weighted average period of 2.03 years.
Restricted Stock Unit Awards
We recorded compensation expense related to RSUs of $207 for fiscal year 2024. We did not grant RSUs prior to fiscal year 2024. On January 19, 2024, non-employee directors received a restricted stock unit award, with the number of shares issued to the director determined by dividing $125,000 by the average of the high and low price of Pinstripes’ common stock on the grant date. The awards vest one year from the grant date. There were no other restricted stock units granted during the fiscal year ended April 28, 2024.

	Shares	Weighted-Average Grant Date Fair Value Per Share
Unvested at April 30, 2023	—	$—
Granted	172,806	4.34
Cancelled or expired	—	—
Vested	—	—
Unvested at April 28, 2024	172,806	$4.34
The unrecognized expense related to our restricted stock units totaled approximately $545 as of April 28, 2024 and will be expensed over a weighted average period of 0.73 years.
Note 12 – Warrants
In fiscal year 2023, the Company issued 267,000 warrants to Silverview (the “Silverview Warrants”), recorded at fair value in additional paid-in capital within the consolidated balance sheets of $1,712, net of issuance costs. Upon surrender of these warrants, the holder was entitled to purchase one share of Legacy Pinstripes Common Stock at an exercise price of $0.01. Furthermore, in fiscal year 2023, the Company issued 7,500 warrants to another service provider with an exercise price of $10 per share.

Pinstripes Holdings, Inc.
Notes to Consolidated Financial Statements
(Dollars in thousands, except share and per share amounts)
On August 1, 2023, the Company and Silverview amended and restated the Silverview warrant agreement to correct the number of shares of common stock Silverview was entitled to subscribe and purchase from 258,303 to 162,946. A separate warrant agreement for 8,697 warrants of the 267,000 issued in fiscal year 2023 was not amended and the warrants remained issued. Under the term loan agreement, the Company was contractually obligated to issue a specified number of warrants to Silverview in the event the Company elected to exercise its right to obtain additional funding from Silverview under the term loan agreement. Therefore, the remaining warrants were considered contingently issuable and the contingency was satisfied when a draw on Silverview Tranche 2 Loan occurred. For accounting purposes, all 267,000 warrants were still considered issued and outstanding.
As a result of the amended and restated warrant agreement with Silverview, the Company determined the contingently issuable warrants require recognition as a liability. The contingently issuable warrants were reclassified at their current fair value on August 1, 2023. When the contingently issuable warrants’ contingency was satisfied, the respective warrant shares were considered indexed to the Company’s common stock and qualified for equity classification under the derivative scope exception provided by Accounting Standards Codification, Derivatives and Hedging (ASC 815). Upon the satisfaction of the issuance contingency, the Company shall (i) reclassify the respective warrant shares to equity and (ii) recognize any previous gains or losses in fair value through earnings during the period the shares were classified as a liability.
On August 1, 2023, the Company issued 7,629 warrant shares to Silverview in exchange for $1,000 in funding drawn under the Silverview Tranche 2 Loan (see Note 7). As of August 1, 2023, 179,272 shares were considered issued warrants and 87,728 shares were considered contingently issuable warrants.
On September 29, 2023, the Company issued 11,443 warrants in exchange for $1,500 in funding drawn under the Silverview Tranche 2 Loan. As the contingency was satisfied for these warrants, $173 was reclassed from the warrant liability to additional paid-in-capital.
On October 20, 2023, the Company issued 38,143 warrants in exchange for $5,000 in funding drawn under the Silverview Tranche 2 Loan. As the contingency was satisfied for these warrants, $524 was reclassed from the warrant liability to additional paid-in-capital.
On December 29, 2023, the Company issued 38,142 warrants in exchange for $5,000 in funding drawn under the Silverview Tranche 2 Loan. As the contingency was satisfied for these warrants, $415 was reclassed from the warrant liability to additional paid-in-capital.
In April 2023 and July 2023, the Company also issued 111,619 and 48,530 warrants, respectively, to Granite Creek in connection with its equipment loan agreement (the “Granite Creek Warrants”). Granite Creek had the right to require Legacy Pinstripes to pay cash to repurchase all or any portion of the warrants or the shares of Common Stock issued under the warrants. The Company determined these warrants required liability classification in accordance with Accounting Standards Codification 480, Distinguishing Liabilities from Equity (ASC 480), and as a result, recorded a warrant liability of $1,925 as of April 30, 2023. On December 4, 2023, Granite Creek exercised their warrants at a par value of $0.01. The Company de-recognized the warrant liability of $2,202.
In determining the fair value of the Granite Creek warrants and Silverview contingently issuable warrants as of the measurement date, the Company utilized the intrinsic value valuation method using level 3 inputs consisting of the fair value of common stock as of the measurement date less the exercise price of $0.01 for Silverview and less the exercise price of $0.001 for the Granite Creek warrants.
In connection with the Reverse Recapitalization, the holders of Legacy Pinstripes’ warrants elected to convert all outstanding warrants to shares of New Pinstripes Common Stock on a cashless basis (see Note 3). As of April 28, 2024, there were no outstanding Legacy Pinstripes warrants.
In connection with Banyan’s IPO Banyan issued (i) 12,075,000 public warrants (“Public Warrants”) and 11,910,000 private placement warrants (“Private Warrants”). On December 29, 2023, in connection with the Reverse Capitalization, the Company effectively issued an aggregate of 23,985,000 warrants to purchase an equal number of shares of Class A Common Stock, representing the 12,075,000 Public Warrants and 11,910,000 Private

Pinstripes Holdings, Inc.
Notes to Consolidated Financial Statements
(Dollars in thousands, except share and per share amounts)
Warrants. The Public Warrants and Private Warrants remained unexercised and were issued and outstanding as of April 28, 2024.
The Public Warrants and Private Warrants meet the definition of a derivative instrument, requiring liability classification, and are measured at fair value on a recurring basis with the change in fair value recognized in the Company’s consolidated statements of operations. The fair value of the Public Warrants is measured by the Company’s publicly traded warrant price. In determining the fair value of the Private Warrants, the Company utilizes the Cox-Rubenstein-Ross binomial lattice model using Level 3 inputs consisting of the fair value of the Public Warrants as of the measurement and implied equity volatility. On the December 29, 2023 issuance date, the Company recorded a warrant liability for the Public Warrants and Private Warrants in the fair value amounts of $4,456 and $25,368, respectively. During the year ended April 28, 2024, the Company recognized a gain for the change in fair value of the Public Warrants and Private Warrants, respectively, in the amounts of $2,403 and $22,010.
The Public Warrants are exercisable 30 days after consummation of the Reverse Recapitalization if, and only if, there is a current registration statement in effect with respect to the shares of Common Stock underlying the Public Warrants, and expire five years from the consummation of the Reverse Recapitalization, or earlier upon redemption or liquidation. The redemption of the Public Warrants is as follows:
Redemption of Public Warrants when the price per Common Stock equals or exceeds $18.00. Once the Public Warrants become exercisable, the Company may redeem the Public Warrants:
•in whole and not in part;
•at a price of $0.01 per warrant;
•upon not less than 30 days’ prior written notice of redemption to each warrant holder; and
•if, and only if, the closing price of the underlying Common Stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders.
If and when the Public Warrants become redeemable by the Company, it may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
Redemption of Public Warrants when the price per Common Stock equals or exceeds $10.00. Once the Public Warrants become exercisable, the Company may redeem the Public Warrants:
•in whole and not in part;
•at $0.10 per warrant;
•upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise the Public Warrants on a cashless basis prior to redemption and receive that number of shares based on the redemption date and the fair market value of the underlying Common Stock;
•if, and only if, the last reported sale price of the underlying Common Stock equals or exceeds $10.00 per share (as adjusted per stock splits, stock dividends, reorganizations, reclassifications, recapitalizations and the like) for any 20 trading days within the 30-trading day period ending three trading days before the Company send the notice of redemption to the holders; and
•if the closing price of the underlying Common Stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the holders is less than $18.00 per share, the Private Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

Pinstripes Holdings, Inc.
Notes to Consolidated Financial Statements
(Dollars in thousands, except share and per share amounts)
The Private Warrants are identical to the Public Warrants with the exception that the underlying shares of Common Stock issuable upon exercise of Private Warrants are not transferable, assignable or saleable, until 30 days after the consummation of the Reverse Recapitalization, subject to certain limited exceptions. Additionally, the holders have the right to exercise the Private Warrants on a cashless basis and are entitled certain registration rights. If the Private Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Warrants will be redeemable by the Company in all Public Warrant redemption scenarios described above, on the same basis as the Public Warrants.
In connection with the Reverse Recapitalization, the Company entered into a loan agreement with Oaktree (see Note 7). In connection with the closing of the Oaktree Tranche 1 Loan, Oaktree was granted fully detachable warrants exercisable for an aggregate 2,500,000 shares of Class A Common Stock, at an exercise price of $0.01 per share (“Oaktree Tranche 1 Warrants”). In the event that the volume-weighted average price (“VWAP”) per share of the Company’s Class A Common Stock during the period commencing on the 91st day after the closing of the Business Combination and ending 90 days thereafter is less than $8.00 per share, the Company shall grant to Oaktree a warrant to purchase Common Stock for 187,500 shares of Class A Common Stock, at an exercise price of $0.01 per share (“Additional Oaktree Tranche 1 Warrants”). If the VWAP is less than $6.00 during the same period, the Company shall instead grant to Oaktree a warrant to purchase common stock for 412,500 shares of Class A Common Stock, at an exercise price of $0.01 per share (“Additional Oaktree Tranche 1 Warrants”).
In the event the Oaktree Tranche 2 Loan is funded, Oaktree will be granted additional warrants exercisable for an aggregate amount of 1,650,000 shares of Class A Common Stock, at an exercise price of $0.01 per share (“Oaktree Tranche 2 Warrants” (collectively, the Oaktree Tranche 1 Warrants, Additional Oaktree Tranche 1 Warrants and Tranche 2 Warrants are referred to as the “Oaktree Warrants”). In the event that the VWAP per share of Class A Common Stock during the period commencing the 91st day after the closing of the Oaktree Tranche 2 Loan and ending 90 days thereafter is less than $6.00 per share, Oaktree will instead be granted Oaktree Tranche 2 Warrants exercisable for an aggregate of 1,900,000 shares of Class A Common Stock, at an exercise price of $0.01 per share. The Oaktree Warrants will be exercisable on a cashless basis and the Company has agreed to register for the resale of the shares of Class A Common Stock underling the Oaktree Warrants.
The Company determined the Oaktree Tranche 1 Warrants meet the equity classification guidance. Upon surrender of these equity-classified warrants, the holder is entitled to purchase one share of Class A Common Stock at $0.01 per share. The equity classified warrants expire on the 10-year anniversary of the Reverse Recapitalization.
Under the Oaktree loan agreement, the Company is contractually obligated to issue a specified number of warrants to Oaktree based on the scenarios above. Therefore, the Additional Oaktree Tranche 1 Warrants and Oaktree Tranche 2 Warrants are considered contingently issuable and the contingency is satisfied when Oaktree exercises its written option on the Oaktree Tranche 2 Loan and the Class A Common Stock meets the contingency requirements above. When the contingently issuable warrants’ contingency is satisfied, the respective shares underlying these warrants will be considered indexed to the Class A Common Stock and qualify for equity classification under the derivative scope exception provided by ASC 815.
As of April 28, 2024, outstanding warrants were as follows:

	Number of Warrants	Weighted-Average Exercise Price
Outstanding at April 30, 2023	483,649	$1.31
Granted	28,864,100	9.56
Expired	—	—
Exercised	(160,149)	$0.01
Converted in connection with the reverse recapitalization	(390,100)	$1.71
Outstanding as of April 28, 2024	28,797,500	$9.58

Pinstripes Holdings, Inc.
Notes to Consolidated Financial Statements
(Dollars in thousands, except share and per share amounts)
The Company remeasures the liability-classified warrants to fair value at each reporting period. During the fiscal year ended April 28, 2024, the change in the fair value was as follows:

Warrant liabilities as of April 30, 2023	$1,925
Granted to Granite Creek	1,015
Reclassification of liability-classified warrants	894
Issuance of contingently issuable shares	(173)
Exercised	(2,202)
Issuance of public and private warrants	29,824
Change in fair value	(25,872)
Warrant liabilities as of April 28, 2024	$5,411
The change in fair value of the liability-classified warrants is reported in gain on change in fair value of warrant liabilities and other on the consolidated statements of operations. Upon surrender of these liability-classified warrants, the holder is entitled to purchase one share of Class A Common Stock at $11.50 per share. The outstanding liability-classified warrants expire on the five-year anniversary of the closing of the Reverse Recapitalization.
Note 13 – Net Loss Per Share
Basic net loss per share is calculated using the two-class method required for companies with participating securities. The two-class method is an earnings allocation formula under which the Company treats participating securities as having rights to earnings that otherwise would have been available to common shareholders. The Company considers the Redeemable Convertible Preferred Stock to be participating securities as the holders are entitled to receive dividends on an as-if converted basis equal to common stock.
Basic net loss per share is computed by dividing net loss attributable to common stockholders by the weighted average number of common stock outstanding, including issued but unexercised pre-funded warrants outstanding, during the respective periods. As the contingently issuable warrants are contingent upon additional funding under the Oaktree Tranche 2 loan being received, they have not been included in the calculation of basic net loss per share. Diluted net loss per share is calculated using the more dilutive of either the treasury stock and if-converted method, as applicable, or the two-class method assuming the participating security is not converted.

Pinstripes Holdings, Inc.
Notes to Consolidated Financial Statements
(Dollars in thousands, except share and per share amounts)
The Company did not declare any common stock dividends in the periods presented. The following tables provide the calculation of basic and diluted net loss per share of common stock for the fiscal years ended April 28, 2024 and April 30, 2023:

	April 28, 2024	April 30, 2023
Numerator:
Net loss	(6,789)	(7,525)
Cumulative unpaid dividends on Series I redeemable convertible preferred stock	(878)	—
Change in redemption amount of redeemable convertible preferred stock	(1,423)	—
Net loss available to common stockholders	(9,090)	(7,525)

Denominator:
Weighted average common shares outstanding, basic	22,317,755	11,480,322
Dilutive awards outstanding	—	—
Weighted average common shares outstanding, diluted	22,317,755	11,480,322

Net loss per share:
Basic	$(0.41)	$(0.66)
Diluted	$(0.41)	$(0.66)
The following table conveys the number of shares that may be dilutive potential common shares in the future. The holders of these shares do not have a contractual obligation to share in the Company’s losses. The Company excluded the following potential common shares, presented based on amounts outstanding at each period end, from the computation of diluted loss per share (in thousands):

	April 28, 2024	April 30, 2023
Stock options	4,692	4,223
Warrants	26,298	194
Preferred Stock (as converted to common stock)	—	18,863
Convertible debt (as converted to common stock)	—	924
Note 14 – Commitments and Contingencies
The Company is subject to certain legal proceedings and claims that arise in the ordinary course of business, including claims alleging violations of federal and state law regarding workplace and employment matters, discrimination, slip-and-fall and other customer-related incidents, and similar matters. While it is not feasible to predict the outcome of all proceedings and exposures with certainty, management believes that, except as set forth below, their ultimate disposition should not have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows.
On November 6, 2023, Riveron Consulting, LLC filed a lawsuit against the Company in the District Court of the 95th Judicial District of Dallas County, Texas for breach of contract and failure to receive compensation for services rendered. The complaint seeks monetary relief for services rendered and attorneys’ fees. The Company has accrued a liability of $464 within accounts payable in the consolidated balance sheets as this amount represents the probable and reasonably estimable cost to resolve this matter.
Note 15 – Related Party Transactions
For the fiscal years ended April 28, 2024 and April 30, 2023, a company owned by an individual with ownership in common shares of the Company, and who is a relative of an executive officer, performed design

Pinstripes Holdings, Inc.
Notes to Consolidated Financial Statements
(Dollars in thousands, except share and per share amounts)
services and supplied furniture, fixtures and equipment for existing and new locations under construction of $2,647 and $6,553, respectively. As of April 28, 2024 and April 30, 2023, $1,918 and $1,911 due to this related party is included in accounts payable within the consolidated balance sheets, respectively.
Note 16 – Subsequent Events
The Company evaluated subsequent events through June 28, 2024, the date of issuance of these financial statements, and determined there were no additional items that required further disclosure or recognition.

Pinstripes Holdings, Inc.
Secondary Offering of
Up to 174,750 Shares of Pinstripes Holdings Class A Common Stock Issuable Upon Exercise of the Oaktree Tranche 2 Warrants
Up to 29,292 Shares of Pinstripes Holdings Class A Common Stock Issuable Upon Exercise of the Silverview Tranche 3 Warrants
PROSPECTUS
            , 2024
You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution.
The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the shares of common stock being registered hereby.

Securities and Exchange Commission registration fee	$18.75
Accounting fees and expenses	$23,000.00
Legal fees and expenses	$50,000.00
Financial printing and miscellaneous expenses	$78,500.00
Total	$151,518.75
Item 14. Indemnification of Directors and Officers.
Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.
Additionally, the registrant’s Charter limits the liability of its directors and officers to the fullest extent permitted by the DGCL, and the registrant’s Bylaws provide that it will indemnify them to the fullest extent permitted by such law. The registrant has entered into and expects to continue to enter into agreements to indemnify its directors, executive officers and other employees as determined by the registrant’s board of directors. Under the terms of such indemnification agreements, the registrant is required to indemnify each of its directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer or was serving at our request in an official capacity for another entity. The registrant must indemnify its officers and directors under the circumstances and to the extent provided for therein, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, and including appeals, in which he or she may be involved, or is threatened to be involved, as a party or otherwise, to the fullest extent permitted under the DGCL and the Bylaws. The indemnification agreements also require the registrant, if so requested, to advance all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by the registrant Any claims for indemnification by the registrant’s directors and officers may reduce our available funds to satisfy successful third-party claims against the registrant and may reduce the amount of money available to the registrant.
Item 15. Recent Sales of Unregistered Securities.
On March 16, 2021, Banyan issued an aggregate of 8,625,000 Founder Shares for an aggregate purchase price of $25,000, or approximately $0.003 per share, to the Sponsor, and an aggregate of 142,500 of such Founder Shares were subsequently transferred to Banyan’s independent directors, executive officers and special advisor and other third parties. On November 30, 2021, the Sponsor voluntarily forfeited certain Founder Shares such that Banyan’s initial stockholders, consisting of the Sponsor, independent directors, certain advisors and an additional party collectively held 6,900,000 founder shares. On January 19, 2022, Banyan effectuated a 1.05-for-1 stock split by way of a stock dividend such that Banyan’s initial stockholders, consisting of the Sponsor, independent directors, certain advisors and an additional party then collectively held 7,245,000 Founder Shares.
Simultaneously with the closing of the IPO, Banyan completed the private placement of 11,910,000 Private Placement Warrants to the Sponsor, BTIG and I-Bankers, including 1,260,000 Private Placement Warrants as a result of the Underwriters’ exercise of their over-allotment option in full, at a purchase price of $1.00 per Private Placement Warrant, generating total proceeds of $11,910,000.
In connection with the Closing, the Company issued Oaktree Tranche 1 Warrants exercisable for 2,500,000 shares of Class A Common Stock. On June 27, 2024, the Company issued Oaktree Tranche 1 Warrants exercisable for 412,500 shares of Pinstripes Holdings Common Stock. On November 27, 2024, the Company issued the Oaktree Tranche 2 Warrants and the Silverview Tranche 3 Warrants.
In connection with the Closing, the registrant issued 50,000 shares of Pinstripes Holdings Class A Common Stock in settlement of $0.5 million of transaction costs incurred by Pinstripes for financial advisor, legal and other professional services.
Each of the securities described herein were issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering.

Item 16. Exhibits and Financial Statements Schedules.

Exhibit Number	Description of Exhibit
2.1 *†
Second Amended and Restated Business Combination Agreement, dated as of November 22, 2023, by and among Banyan Acquisition Corporation, Panther Merger Sub Inc. and Pinstripes, Inc. (incorporated by reference to Exhibit 2.1 to Banyan Acquisition Corporation’s Current Report on Form 8-K, filed with the SEC on November 22, 2023).

3.2 *
Second Amended and Restated Certificate of Incorporation of Pinstripes Holdings, Inc. (incorporated by reference to Exhibit 3.2 to Pinstripes Holdings, Inc.’s Current Report on Form 8-K, filed with the SEC on January 5, 2024).

3.3 *	Amended and Restated Bylaws of Pinstripes Holdings, Inc. (incorporated by reference to Exhibit 3.3 to Pinstripes Holdings, Inc.’s Current Report on Form 8-K, filed with the SEC on January 5, 2024).

4.1 *
Warrant Agreement, dated January 19, 2022, by and between Banyan Acquisition Corporation and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to Banyan Acquisition Corporation’s Current Report on Form 8-K, filed with the SEC on January 24, 2022).

4.2 *	Form of Oaktree Warrant (incorporated by reference to Exhibit 4.2 to Pinstripes Holdings, Inc.’s Current Report on Form 8-K, filed with the SEC on January 5, 2024).
4.3 *	Amended Form of Oaktree Warrant (incorporated by reference to Exhibit 4.1 to Pinstripes Holdings, Inc.’s Quarterly Report on Form 10-Q, filed with the SEC on September 4, 2024).
4.4 *
Oaktree Warrant Amendment No. 1, dated September 3, 2024, by and between Pinstripes Holdings, Inc. and Oaktree Capital Management, L.P. as investment manager on behalf of certain funds and accounts within the Value Equities, Global Opportunities and Special Situations strategies (incorporated by reference to Exhibit 4.2 to Pinstripes Holdings, Inc.’s Quarterly Report on Form 10-Q, filed with the SEC on September 4, 2024).

4.5 *	Form of Silverview Warrant (incorporated by reference to Exhibit 4.3 to Pinstripes Holdings, Inc.’s Quarterly Report on Form 10-Q, filed with the SEC on September 4, 2024).

5.1 **	Opinion of Katten Muchin Rosenman LLP, dated as of December 17, 2024

10.1 *†
Loan Agreement, dated December 29, 2023, by and among Pinstripes, Inc., as Borrower, Pinstripes Holdings, Inc. as Holdings, Oaktree Fund Administration, LLC as Agent, and the lenders party thereto (incorporated by reference to Exhibit 10.1 to Pinstripes Holdings, Inc.’s Current Report on Form 8-K, filed with the SEC on January 5, 2024).

10.2 *†
Continuing Guaranty Agreement, dated December 29, 2023, by an among each guarantor party thereto and Oaktree Fund Administration, LLC. (incorporated by reference to Exhibit 10.2 to Pinstripes Holdings, Inc.’s Current Report on Form 8-K, filed with the SEC on January 5, 2024).

10.3 *†
Pledge and Security Agreement, dated as of December 29, 2023, among Pinstripes, Inc., as borrower, Pinstripes Holdings, Inc., as Holdings, each subsidiary of the borrower from time to time party thereto and Oaktree Fund Administration, LLC. (incorporated by reference to Exhibit 10.3 to Pinstripes Holdings, Inc.’s Current Report on Form 8-K, filed with the SEC on January 5, 2024).

10.4*
First Amendment to Loan Agreement, dated September 3, 2024 to Loan Agreement, dated as of December 29, 2023 by and among Pinstripes, Inc., Pinstripes Holdings, Inc., the other guarantors party thereto, Oaktree Fund Administration, LLC, as agent and the lender party thereto (incorporated by reference to Exhibit 10.1 to Pinstripes Holdings, Inc.’s Quarterly Report on Form 10-Q, filed with the SEC on September 9, 2024).

10.5 *†
Omnibus Joinder dated as of December 29, 2023 by and between Silverview Credit Partners, as agent and Pinstripes Holdings, Inc. (incorporated by reference to Exhibit 10.5 to Pinstripes Holdings, Inc.’s Current Report on Form 8-K, filed with the SEC on January 5, 2024).

10.6 *†
Amendment No. 2 to Term Loan and Security Agreement, dated December 29, 2023, by and among Pinstripes, the lenders party thereto and GCCP II Agent, LLC, as agent for the lenders (incorporated by reference to Exhibit 10.6 to Pinstripes Holdings, Inc.’s Current Report on Form 8-K, filed with the SEC on January 5, 2024).

10.7 *†
Continuing Guaranty Agreement, dated December 29, 2023 by each guarantor party thereto and GCCP II Agent, LLC, as agent (incorporated by reference to Exhibit 10.7 to Pinstripes Holdings, Inc.’s Current Report on Form 8-K, filed with the SEC on January 5, 2024).

10.8 *
Director Designation Agreement, dated December 29, 2023, by and among Pinstripes Holdings, Inc. and Dale Schwartz (incorporated by reference to Exhibit 10.8 to Pinstripes Holdings, Inc.’s Current Report on Form 8-K, filed with the SEC on January 5, 2024).

10.9 *†
Amended and Restated Registration Rights Agreement, dated December 29, 2023, by and among Pinstripes Holdings, Inc. and certain security holders named therein (incorporated by reference to Exhibit 10.9 to Pinstripes Holdings, Inc.’s Current Report on Form 8-K, filed with the SEC on January 5, 2024).

10.10 *
Amended and Restated Sponsor Letter Agreement, dated as of November 22, 2023, by and among Banyan Acquisition Corporation, Pinstripes, Inc., Banyan Acquisition Sponsor LLC and other parties thereto (incorporated by reference to Exhibit 10.1 to Banyan Acquisition Corporation’s Current Report on Form 8-K, filed with the SEC on November 22, 2023).

10.11 *
Security Holder Support Agreement, dated as of June 22, 2023, by and among Banyan Acquisition Corporation, Pinstripes, Inc. and certain security holders of Pinstripes, Inc. set forth therein (incorporated by reference to Exhibit 10.2 to Banyan Acquisition Corporation’s Current Report on Form 8-K, filed with the SEC on June 23, 2023).

10.12 *
Lockup Agreement, dated June 22, 2023, by and among Banyan Acquisition Corporation, Pinstripes, Inc. and certain security holders set forth therein (incorporated by reference to Exhibit 10.3 to Banyan Acquisition Corporation’s Current Report on Form 8-K, filed the SEC on June 23, 2023).

10.13 *
Pinstripes Holdings, Inc. 2028 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.13 to Pinstripes Holdings, Inc.’s Current Report on Form 8-K, filed with the SEC on January 5, 2024).

10.14 *	Pinstripes Holdings, Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.14 to Pinstripes Holdings, Inc.’s Current Report on Form 8-K, filed with the SEC on January 5, 2024).

10.15 *	Letter Agreement (incorporated by reference to Exhibit 10.1 to Banyan Acquisition Corporation’s Current Report on Form 8-K, filed with the SEC on January 24, 2022).

10.16 *
Warrant Purchase Agreement with Banyan Acquisition Sponsor LLC (incorporated by reference to Exhibit 10.4 to Banyan Acquisition Corporation’s Current Report on Form 8-K, filed with the SEC on January 24, 2022).

10.17 *
BTIG Warrants Purchase Agreement, dated January 19, 2022, by and between Banyan Acquisition Corporation and BTIG (incorporated by reference to Exhibit 10.5 to Banyan Acquisition Corporation’s Current Report on Form 8-K, filed with the SEC on January 24, 2022).

10.18 *
I-Bankers Warrants Purchase Agreement, dated January 19, 2022, by and between Banyan Acquisition Corporation and I-Bankers (incorporated by reference to Exhibit 10.6 to Banyan Acquisition Corporation’s Current Report on Form 8-K, filed with the SEC on January 24, 2022).

10.19 *
Support Services Agreement, dated January 19, 2022, by and between Banyan Acquisition Corporation and the Sponsor (incorporated by reference to Exhibit 10.7 to Banyan Acquisition Corporation’s Current Report on Form 8-K, filed with the SEC on January 24, 2022).

10.20 *	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.20 to Pinstripes Holdings, Inc.’s Current Report on Form 8-K, filed with the SEC on January 5, 2024).

10.21 *#
Master Services Agreement, dated as of January 1, 2023, by and between Sysco Chicago Inc. and its affiliates and Pinstripes Inc. (incorporated by reference to Exhibit 10.18 to Banyan Acquisition Corporation’s Registration Statement on Form S-4/A, filed with the SEC on November 28, 2023).

10.22 *#
Distribution Capabilities and Proposal for Pinstripes Inc. with Edward Don & Company (incorporated by reference to Exhibit 10.1 to Pinstripes Holdings, Inc.’s Current Report on Form 8-K, filed with the SEC on April 23, 2024).

10.23 *†
Term Loan and Security Agreement, dated as of April 19, 2023, by and between GCCP II Agent, LLC and Pinstripes Inc. (incorporated by reference to Exhibit 10.20 to Banyan Acquisition Corporation’s Registration Statement on Form S-4/A, filed with the SEC on November 28, 2023).

10.24 *†
Amendment No. 1 to the Loan and Security Agreement, dated as of July 27, 2023, by and among Pinstripes Inc., the financial institutions party thereto and GCCP II Agent, LLC (incorporated by reference to Exhibit 10.21 to Banyan Acquisition Corporation’s Registration Statement on Form S-4/A, filed with the SEC on November 28, 2023).

10.25 *†
Vendor Agreement, dated as of April 19, 2023, by and among GCCP II Agent, LLC, C. Rae Interiors, Ltd. and Pinstripes Inc. (incorporated by reference to Exhibit 10.22 to Banyan Acquisition Corporation’s Registration Statement on Form S-4/A, filed with the SEC on November 28, 2023).

10.26 *†
Loan Agreement, dated as of March 7, 2023, by and among Pinstripes, Inc., Silverview Credit Partners LP, and other institutional investors from time to time (incorporated by reference to Exhibit 10.23 to Banyan Acquisition Corporation’s Registration Statement on Form S-4/A, filed with the SEC on November 28, 2023).

10.27 *†
Pledge and Security Agreement, dated as of March 7, 2023, by and among Pinstripes Inc., Pinstripes Hillsdale LLC, Pinstripes at Prairiefire, Inc., Pinstripes Illinois, LLC, and Silverview Credit Partners LP (incorporated by reference to Exhibit 10.24 to Banyan Acquisition Corporation’s Registration Statement on Form S-4/A, filed with the SEC on November 28, 2023).

10.28 *†
Continuing Guaranty Agreement, dated as of March 7, 2023, by and among Pinstripes Inc., Pinstripes Hillsdale LLC, Pinstripes at Prairiefire, Inc., Pinstripes Illinois, LLC, and Silverview Credit Partners LP (incorporated by reference to Exhibit 10.25 to Banyan Acquisition Corporation’s Registration Statement on Form S-4/A, filed with the SEC on November 28, 2023).

10.29 *†
First Amendment to Loan Agreement and First Amendment to Pledge and Security Agreement, dated as of April 19, 2023, by and among Pinstripes, Inc., Silverview Credit Partners LP, and other institutional investors from time to time (incorporated by reference to Exhibit 10.26 to Banyan Acquisition Corporation’s Registration Statement on Form S-4/A, filed with the SEC on November 28, 2023).

10.30 *†
Second Amendment to Loan Agreement and Limited Consent, dated as of July 27, 2023, by and among Pinstripes, Inc., Silverview Credit Partners LP, and other institutional investors from time to time (incorporated by reference to Exhibit 10.27 to Banyan Acquisition Corporation’s Registration Statement on Form S-4/A, filed with the SEC on November 28, 2023).

10.31 *†
Third Amendment to Loan Agreement and Limited Consent, dated as of August 9, 2023, by and among Pinstripes, Inc., Silverview Credit Partners LP, and other institutional investors from time to time (incorporated by reference to Exhibit 10.28 to Banyan Acquisition Corporation’s Registration Statement on Form S-4/A, filed with the SEC on November 28, 2023).

10.32*†
Fifth Amendment to Loan Agreement and Second Amendment to Pledge and Security Agreement, dated December 29, 2023 to the Loan Agreement, dated as of March 7, 2023 by and among Pinstripes, Inc., Pinstripes Holdings, Inc., the other guarantors party thereto, Silverview Credit Partners, L.P., as agent and the lenders party thereto (incorporated by reference to Exhibit 10.4 to Pinstripes Holdings, Inc.’s Current Report on Form 8-K, filed with the SEC on January 5, 2024).

10.33*†
Sixth Amendment to Loan Agreement, dated as of September 3, 2024, by and among Pinstripes, Inc., Pinstripes Holdings, Inc., Silverview Credit Partners LP and the lenders party thereto (incorporated by reference to Exhibit 10.2 to Pinstripes Holdings, Inc.’s Quarterly Report on Form 10-Q, filed with the SEC on September 4, 2024).

10.34 *
Agreement of Sale and Purchase, dated as of July 2, 2014, between Pinstripes Northbrook, LLC, and 30 West Pershing, LLC, for the Sale and Purchase of Pinstripes Northbrook, 1150 Willow Road, Northbrook, Illinois (incorporated by reference to Exhibit 10.29 to Banyan Acquisition Corporation’s Registration Statement on Form S-4/A, filed with the SEC on November 28, 2023).

21.1 *	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to Pinstripes Holdings, Inc.’s Current Report on Form 8-K, filed with the SEC on January 5, 2024).

23.1 **	Consent of Grant Thornton LLP.
23.2 **	Consent of Ernst & Young LLP.

23.3 **	Consent of Katten Muchin Rosenman LLP (included as part of Exhibit 5.1).

24.1 **	Powers of Attorney (included on signature page hereto).

101.INS	XBRL Instance Document.

101.SCH	XBRL Taxonomy Extension Schema Document.

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB	XBRL Taxonomy Extension Label Linkbase Document.

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.
107 **	Filing Fee Table
__________________
 *       Previously filed.
**     Filed herewith.
††     To be filed by amendment.
†       Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.
#Certain confidential portions of this exhibit were omitted by means of marking such portions with asterisks because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.
Item 17. Undertakings.
The undersigned registrant hereby undertakes:
(1)to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
(2)that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3)to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4)that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and
(5)that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and
(iv)any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northbrook, State of Illinois on the 17th day of December, 2024.

PINSTRIPES HOLDINGS, INC.

By:	/s/ Anthony Querciagrossa
	Name:	Anthony Querciagrossa
	Title:	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
SIGNATURES AND POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints each of Dale Schwartz and Anthony Querciagrossa, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on December 17, 2024.

NAME	POSITION	DATE

/s/ Dale Schwartz	Chairperson, President, Chief Executive Officer and Director	December 17, 2024
Dale Schwartz

/s/ Jerry Hyman	Director	December 17, 2024
Jerry Hyman

/s/ Anthony Querciagrossa	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 17, 2024
Anthony Querciagrossa

/s/ Diane Aigotti	Director	December 17, 2024
Diane Aigotti

/s/ George Koutsogiorgas	Director	December 17, 2024
George Koutsogiorgas

/s/ Larry Kadis	Director	December 17, 2024
Larry Kadis

/s/ Jack Greenberg	Director	December 17, 2024
Jack Greenberg

/s/ Daniel Goldberg	Director	December 17, 2024
Daniel Goldberg